UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

☐
Soliciting Material Under Section 240.14a-12

Professional Holding Corp.

(Exact name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

PROXY STATEMENT/PROSPECTUS

PROPOSED MERGER — YOUR VOTE IS VERY IMPORTANT
To the Shareholders of Professional Holding Corp.:
On August 7, 2022, Seacoast Banking Corporation of Florida, or Seacoast, Seacoast National Bank, or SNB, Professional Holding Corp., or Professional, and Professional Bank entered into an Agreement and Plan of Merger (which we refer to as the “merger agreement”) that provides for the combination of Seacoast and Professional and their two banks. Under the merger agreement, Professional will merge with and into Seacoast, with Seacoast as the surviving corporation (which we refer to as the “merger”). Immediately following the merger, Professional Bank will merge with and into SNB, with SNB as the surviving bank (which we refer to as the “bank merger”). The proposed transaction will expand Seacoast’s footprint in the dynamic tri-county South Florida market, which includes Miami-Dade, Broward, and Palm Beach counties, the largest metropolitan statistical area (“MSA”) in Florida and the eighth largest in the nation.
In the merger, each share of Professional common stock (except for specified shares of Professional common stock held by Professional, Professional Bank, Seacoast or SNB) will be converted into the right to receive 0.8909 of a share of Seacoast common stock (the “exchange ratio”), subject to the payment of cash in lieu of fractional shares (the “merger consideration”).
In the event that, as of the close of business on the fifth business day prior to completion of the merger, Professional’s consolidated tangible shareholders’ equity is less than $224.50 million or Professional Bank’s general allowance for loan and lease losses is less than 0.75% of total loans and leases outstanding (excluding loans originated under the Paycheck Protection Program (“PPP”)), then Seacoast shall have the option to adjust the exchange ratio used to calculate the merger consideration downward or terminate the merger agreement.
The market value of the per share stock consideration will fluctuate with the market price of Seacoast common stock and other factors and will not be known at the time Professional shareholders vote on the merger agreement. Based on the closing price of Seacoast’s common stock on the NASDAQ Global Select Market on November 11, 2022, the last practicable date before the date of this document, the value of the per share merger consideration payable to holders of Professional common stock was approximately $29.15. We urge you to obtain current market quotations for Seacoast (trading symbol “SBCF”).
Based on the current number of shares of Professional common stock outstanding, Seacoast expects to issue up to 12,871,842 shares of common stock to Professional shareholders upon completion of the merger. Immediately following completion of the merger, current Professional shareholders will own approximately 15.3% of the common stock of Seacoast. However, any increase or decrease in the number of shares of Professional common stock outstanding that occurs for any reason prior to the completion of the merger will cause the actual number of shares issued upon completion of the merger to change.
Professional will hold a special meeting of its shareholders in connection with the merger. Holders of Professional common stock will be asked to vote to approve the merger agreement and related matters as described in this proxy statement/prospectus.
The special meeting of Professional shareholders will be held virtually on December 15, 2022 at 1:00 p.m., Eastern Time. The special meeting will be a “virtual meeting” of shareholders, which you can attend at meetnow.global/MFUNXZU.
Professional’s board of directors has determined and declared that the merger agreement, the merger and the transactions contemplated by the merger agreement are advisable and in the best interests of Professional and its shareholders. Professional’s board of directors has unanimously authorized, adopted and approved the merger agreement, the merger and the transactions contemplated by the merger agreement and recommends that Professional shareholders vote “FOR” the proposal to approve the merger agreement and “FOR” the proposal to adjourn the Professional special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement.
This document, which serves as a proxy statement for the special meeting of Professional shareholders and as a prospectus for the shares of Seacoast common stock to be issued in the merger to Professional shareholders, describes the special meeting of Professional, the merger, the documents related to the merger and other related matters. Please carefully read this entire proxy statement/prospectus, including “Risk Factors,” beginning on page 16, for a discussion of the risks relating to the proposed merger. You also can obtain information about Seacoast and Professional from documents that each has filed with the Securities and Exchange Commission.
Professional shareholders who have questions about the merger should contact Michael C. Sontag at the address or telephone number shown under “Where You Can Find More Information” below.
/s/ Herbert Martens

Herbert Martens
Chairman
Professional Holding Corp.
Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, nor any state securities commission or any other bank regulatory agency has approved or disapproved the merger, the issuance of the Seacoast common stock to be issued in the merger, or the other transactions described in this document or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.
The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either Seacoast or Professional, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this proxy statement/prospectus is November 14, 2022, and it is first being mailed or otherwise delivered to the shareholders of Professional on or about November 14, 2022.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 15, 2022
To the Shareholders of Professional Holding Corp.:
Professional Holding Corp. (“Professional”) will hold a special meeting of shareholders at 1:00 p.m., Eastern Time, on December 15, 2022. The special meeting will be a “virtual meeting” of shareholders, which you can attend at meetnow.global/MFUNXZU, where you will be able to participate in the meeting live and vote your shares online. We encourage you to allow ample time for online check-in, which will open at 12:45 p.m., Eastern Time. Please note that because there will not be a physical meeting location, you will not be able to attend the special meeting in person. The special meeting will be held for the following purposes:
•
for holders of Professional common stock to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 7, 2022, by and among Seacoast Banking Corporation of Florida, Seacoast National Bank, Professional Holding Corp. and Professional Bank, pursuant to which Professional will merge with and into Seacoast Banking Corporation of Florida and Professional Bank will merge with and into Seacoast National Bank, as more fully described in the attached proxy statement/prospectus; and

•
for holders of Professional common stock to consider and vote upon a proposal to adjourn the Professional special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement.

We have fixed the close of business on November 4, 2022 as the record date for the Professional special meeting. Only holders of record of Professional common stock at that time are entitled to notice of, and to vote at, the Professional special meeting, or any adjournment or postponement of the Professional special meeting. In order for the merger agreement to be approved, a majority of the holders of the outstanding shares of Professional common stock entitled to vote must vote in favor of the proposal to approve the merger agreement. The special meeting may be adjourned from time to time upon approval of holders of Professional common stock without notice other than by announcement at the meeting of the adjournment thereof, and any and all business for which notices hereby given may be transacted at such adjourned meeting.
Holders of Professional common stock are not entitled to appraisal or dissenters’ rights with respect to the merger under Section 607.1302 of the Florida Business Corporation Act.
Your vote is very important.   We cannot complete the merger unless Professional’s shareholders approve the merger agreement.
Regardless of whether you plan to virtually attend the Professional special meeting, please vote as soon as possible. If you hold stock in your name as a shareholder of record, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope as described on the proxy card, or vote online or by phone, as indicated on the proxy card. If you hold your stock in “street name” through a bank, broker, or other nominee, please follow the instructions on the voting instruction card furnished by the record holder.
The enclosed proxy statement/prospectus provides a detailed description of the special meeting, the merger, the documents related to the merger, including the merger agreement, and other related matters. We urge you to read the proxy statement/prospectus, including any documents incorporated in the proxy statement/prospectus by reference, and its appendices carefully and in their entirety. If you have any questions concerning the merger or the proxy statement/prospectus, would like additional copies of the proxy statement/

prospectus or need help voting your shares of Professional common stock, please contact Michael C. Sontag at the address or telephone number shown under “Where You Can Find More Information” below.
Professional’s board of directors has determined and declared that the merger agreement, the merger and the transactions contemplated by the merger agreement are advisable and in the best interests of Professional and its shareholders; has unanimously authorized, adopted and approved the merger agreement, the merger and the transactions contemplated by the merger agreement; and recommends that Professional shareholders vote “FOR” the proposal to approve the merger agreement and “FOR” the proposal to adjourn the Professional special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement.
By Order of the Board of Directors,
/s/ Herbert Martens

Herbert Martens
Chairman
Coral Gables, Florida
November 14, 2022

WHERE YOU CAN FIND MORE INFORMATION
Seacoast Banking Corporation of Florida
Seacoast files annual, quarterly, current and special reports, proxy statements and other business and financial information with the Securities and Exchange Commission (the “SEC”) electronically, and the SEC maintains a website located at http://www.sec.gov containing this information. You will also be able to obtain these documents, free of charge, from Seacoast by accessing Seacoast’s website at www.seacoastbanking.com. Copies can also be obtained, free of charge, by directing a written request to:
Seacoast Banking Corporation of Florida
815 Colorado Avenue
P.O. Box 9012
Stuart, Florida 34994
Attn: Investor Relations
Telephone: (772) 288-6085
Seacoast has filed a Registration Statement on Form S-4 to register with the SEC up to 12,871,842 shares of Seacoast common stock to be issued pursuant to the merger. This proxy statement/prospectus is a part of that Registration Statement on Form S-4. As permitted by SEC rules, this proxy statement/prospectus does not contain all of the information included in the Registration Statement on Form S-4 or in the exhibits or schedules to the Registration Statement on Form S-4. The Registration Statement on Form S-4, including any amendments, schedules and exhibits, is also available, free of charge, by accessing the websites of the SEC and Seacoast or upon written request to Seacoast at the address set forth above.
Statements contained in this proxy statement/prospectus as to the contents of any contract or other documents referred to in this proxy statement/prospectus are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the Registration Statement on Form S-4. This proxy statement/prospectus incorporates important business and financial information about Seacoast that is not included in or delivered with this document, including incorporating by reference documents that Seacoast has previously filed with the SEC. These documents contain important information about Seacoast and its financial condition. See “Documents Incorporated by Reference” beginning on page 110. These documents are available free of charge upon written request to Seacoast at the address listed above.
To obtain timely delivery of these documents, you must request them no later than December 8, 2022 in order to receive them before the Professional special meeting of shareholders.
Except where the context otherwise specifically indicates, Seacoast supplied all information contained in, or incorporated by reference into, this proxy statement/prospectus relating to Seacoast, and Professional supplied all information contained in this proxy statement/prospectus relating to Professional.
Professional
Professional files annual, quarterly, current and special reports, proxy statements and other business and financial information with the SEC electronically, and the SEC maintains a website located at http://www.sec.gov containing this information. You will also be able to obtain these documents, free of charge, from Professional by accessing Professional’s website at https://proholdco.com.
If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting your shares of Professional common stock, please contact Professional at:
Professional Holding Corp.
396 Alhambra Circle, Suite 255
Coral Gables, Florida 33134
Attn: Michael C. Sontag, Secretary
Telephone: (786) 483-1757

i

As permitted by SEC rules, this proxy statement/prospectus does not contain all of the information included in the Registration Statement on Form S-4 or in the exhibits or schedules to the Registration Statement on Form S-4. The Registration Statement on Form S-4, including any amendments, schedules and exhibits, is also available, free of charge, by accessing the websites of the SEC and Professional or upon written request to Professional at the address set forth above.
Statements contained in this proxy statement/prospectus as to the contents of any contract or other documents referred to in this proxy statement/prospectus are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the Registration Statement on Form S-4. This proxy statement/prospectus incorporates important business and financial information about Professional that is not included in or delivered with this document, including incorporating by reference documents that Professional has previously filed with the SEC. These documents contain important information about Professional and its financial condition. See “Documents Incorporated by Reference” beginning on page 110. These documents are available free of charge upon written request to Professional at the address listed above.
You should rely only on the information contained in, or incorporated by reference into, this proxy statement/prospectus. No one has been authorized to give any information or make any representation about the merger or Seacoast or Professional that differs from, or adds to, the information in this proxy statement/prospectus or in documents that are incorporated by reference herein and publicly filed with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than the date of this proxy statement/prospectus, and you should not assume that any information incorporated by reference into this document is accurate as of any date other than the date of such other document, and neither the mailing of this proxy statement/prospectus to Professional shareholders nor the issuance of Seacoast common stock in the merger shall create any implication to the contrary.
This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction.

APPENDICES:
We have not authorized any person to give any information or make any representation about the merger or Seacoast Banking Corporation of Florida or Professional Holding Corp. that differs from, or adds to, the information in this proxy statement/prospectus or in documents that are publicly filed with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it.

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QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING
The following are answers to certain questions that you may have regarding the special meeting and merger. The parties urge you to read carefully the remainder of this document because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the appendices to, and the documents incorporated by reference in, this document. In this proxy statement/prospectus we refer to Seacoast Banking Corporation of Florida as “Seacoast,” Seacoast National Bank as “SNB,” and Professional Holding Corp. as “Professional.”
Q:
Why am I receiving this proxy statement/prospectus?

A:
Seacoast, SNB, Professional, and Professional Bank have entered into an Agreement and Plan of Merger, dated as of August 7, 2022 (which we refer to as the “merger agreement”), pursuant to which Professional will merge with and into Seacoast, with Seacoast continuing as the surviving company. Immediately following the merger, Professional Bank, a wholly owned bank subsidiary of Professional, will merge with and into Seacoast’s wholly owned bank subsidiary, SNB, with SNB continuing as the surviving bank and using the name “Seacoast National Bank” (the “bank merger”). A copy of the merger agreement is included in this proxy statement/prospectus as Appendix A.

The merger cannot be completed unless, among other things, the holders of a majority of the outstanding shares of Professional common stock entitled to vote in favor of the proposal to approve the merger agreement.
Professional will hold a special meeting to obtain this approval. This proxy statement/prospectus contains important information about the merger and another proposal being voted on at the special meeting, and you should read it carefully. It is a proxy statement because Professional’s board of directors is soliciting proxies from its shareholders. It is a prospectus because Seacoast will issue shares of Seacoast common stock to holders of Professional common stock in connection with the merger. The enclosed materials allow you to have your shares voted by proxy without virtually attending the Professional meeting. Your vote is important. We encourage you to vote as soon as possible.
Q:
What will I receive in the merger?

A:
If the merger is completed, for each share of Professional common stock that you hold immediately prior to the effective time of the merger, you will receive 0.8909 shares of Seacoast common stock, which we refer to as the exchange ratio. In the event that, as of the close of business on the fifth business day prior to completion of the merger, Professional’s consolidated tangible shareholders’ equity is less than $224.50 million or Professional Bank’s general allowance for loan and lease losses is less than 0.75% of total loans and leases outstanding, then Seacoast shall have the option to adjust the exchange ratio used to calculate the merger consideration downward or terminate the merger agreement.

Seacoast will not issue any fractional shares of Seacoast common stock in the merger. Rather, Professional shareholders who would otherwise be entitled to a fractional share of Seacoast common stock upon the completion of the merger will instead receive cash (without interest and rounded to the nearest whole cent) in an amount equal to such fractional part of a share of Seacoast common stock, rounded to the nearest one hundredth of a share, multiplied by the average of the daily volume weighted average price of Seacoast common stock on the NASDAQ Global Select Market for the ten (10) trading days ending on the trading day immediately prior to the determination date. The determination date is defined as the later of the date on which the last required regulatory consent is obtained without regard to any requisite waiting period or the date on which the Professional shareholder approval is obtained.
Q:
Will the value of the merger consideration change between the date of this proxy statement/prospectus and the time the merger is completed?

A:
Yes, because the exchange ratio is fixed, the value of the merger consideration will fluctuate between the date of this proxy statement/prospectus and the completion of the merger based upon the market value of Seacoast common stock and certain other adjustments. Any fluctuation in the market price of

Seacoast common stock after the date of this proxy statement/prospectus will change the value of the shares of Seacoast common stock that Professional shareholders will receive.
Q:
How does Professional’s board of directors recommend that I vote at the special meeting?

A:
Professional’s board of directors unanimously recommends that you vote “FOR” the proposal to approve the merger agreement and “FOR” the adjournment proposal.

Q:
When and where is the special meeting?

A:
The Professional special meeting will be held virtually on December 15, 2022, at 1:00 p.m., Eastern Time. The special meeting will be a “virtual meeting” of shareholders, which you can attend at meetnow.global/MFUNXZU (the “special meeting website”), where you will be able to participate in the meeting live and vote your shares online. To access the special meeting website, you will need the 15-digit control number included on your proxy card or voting instruction form. If you hold shares through a bank, broker, or other nominee in “street name”, you will need the 15-digit control number found on the voting instruction form provided by your bank, broker, or other nominee in order to attend the special meeting via the special meeting website. You may not vote shares held in “street name” by voting virtually at the special meeting unless you obtain a “legal proxy” from your bank, broker, or other nominee. We encourage you to allow ample time for online check-in, which will open at 12:45 p.m., Eastern Time. Please note that because there will not be a physical meeting location, you will not be able to attend the special meeting in person.

Q:
How do I access the special meeting through the special meeting website?

A:
The special meeting website can be accessed by visiting meetnow.global/MFUNXZU. Professional shareholders of record as of the record date will need the 15-digit control number found on their proxy card in order to access the special meeting website. Professional shareholders who hold their shares through a bank, broker, or other nominee in “street name” will need the 15-digit control number found on the voting instruction form provided by their bank, broker, or other nominee in order to attend the special meeting via the special meeting website. We encourage you to allow ample time for online check-in, which will open at 12:45 p.m., Eastern Time.

Q:
Who can vote at the special meeting of shareholders?

A:
Holders of record of Professional common stock at the close of business on November 4, 2022, which is the date that the Professional board of directors has fixed as the record date for the special meeting, are entitled to vote at the special meeting.

Q:
What do I need to do now?

A:
After you have carefully read this proxy statement/prospectus and have decided how you wish to vote your shares, please vote your shares promptly so that your shares are represented and voted at the special meeting. If you hold your shares in your name as a shareholder of record, you must complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope, or vote online or by phone, as indicated on your proxy card, as soon as possible. If you hold your shares in “street name” through a bank, broker, or other nominee, you must direct your bank, broker, or other nominee how to vote in accordance with the instructions you have received from your bank, broker, or other nominee. “Street name” shareholders who wish to vote virtually at the special meeting will need to obtain a “legal proxy” from the institution that holds their shares.

Q:
What constitutes a quorum for the special meeting?

A:
The presence at the special meeting, virtually or by proxy, of holders of a majority of the outstanding shares of Professional common stock will constitute a quorum for the transaction of business. Abstentions, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum.

Q:
What is the vote required to approve each proposal?

A:
Approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Professional common stock entitled to vote on the merger agreement as of the close of business on November 4, 2022, the record date for the special meeting. If you (1) fail to submit a proxy or vote virtually at the special meeting, (2) mark “ABSTAIN” on your proxy, or (3) fail to instruct your bank, broker, or other nominee how to vote with respect to the proposal to approve the merger agreement, it will have the same effect as a vote “AGAINST” the merger proposal.
The adjournment proposal will be approved if the votes of Professional common stock cast in favor of the adjournment proposal exceed the votes cast against the adjournment proposal. If you (1) fail to submit a proxy or vote virtually at the special meeting, or (2) mark “ABSTAIN” on your proxy, it will have no effect on the adjournment proposal.
Q:
Why is my vote important?

A:
If you do not submit a proxy or vote virtually, it may be more difficult for Professional to obtain the necessary quorum to hold its special meeting. In addition, your failure to submit a proxy or vote virtually, or your abstention, will have the same effect as a vote against approval of the merger agreement. The merger agreement must be approved by the affirmative vote of a majority of the outstanding shares of Professional common stock entitled to vote on the merger agreement. Professional’s board of directors unanimously recommends that you vote “FOR” the proposal to approve the merger agreement.

Q:
How many votes do I have?

A:
You are entitled to one vote for each share of Professional common stock that you owned as of the close of business on the record date. As of the close of business on the record date, 13,814,427 shares of Professional common stock were outstanding and entitled to vote at the Professional special meeting.

Q:
Do Professional directors and executive officers have interests in the merger that are different from, or in addition to, my interests?

A:
Yes. In considering the recommendation of Professional’s board of directors with respect to the merger agreement, you should be aware that some of Professional’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Professional’s shareholders generally. Interests of certain officers and directors that may be different from or in addition to the interests of Professional’s shareholders include but are not limited to the receipt of continued indemnification and insurance coverage under the merger agreement and the payment of change in control payments or other compensation to certain executives.

Q:
If my shares are held in “street name” by my bank, broker, or other nominee, will my bank, broker, or other nominee automatically vote my shares for me?

A:
No. Your bank, broker, or other nominee cannot vote your shares without instructions from you. You should instruct your bank, broker, or other nominee how to vote your shares in accordance with the instructions provided to you. Please check the voting form used by your bank, broker, or other nominee.

Q:
What if I abstain from voting or fail to instruct my bank, broker, or other nominee?

A:
If you (1) fail to submit a proxy or vote virtually at the special meeting, (2) mark “ABSTAIN” on your proxy, or (3) fail to instruct your bank, broker, or other nominee how to vote with respect to the proposal to approve the merger agreement, it will have the same effect as a vote “AGAINST” the merger proposal. If you (1) fail to submit a proxy or vote virtually at the special meeting, (2) mark “ABSTAIN” on your proxy, or (3) fail to instruct your bank, broker, or other nominee how to vote with respect to the adjournment proposal, it will have no effect on the adjournment proposal.

Q:
Can I attend the special meeting and vote my shares in person?

A:
No. Please note that because there will not be a physical meeting location, you will not be able to attend the special meeting in person. All Professional shareholders, including shareholders of record and shareholders who hold their shares through nominees or other holders of record, are invited to virtually attend the special meeting pursuant to the instructions at meetnow.global/MFUNXZU, where you will be able to participate in the meeting live and vote your shares. Professional shareholders of record as of the record date will need the 15-digit control number found on their proxy card in order to access the special meeting website. Professional shareholders who hold their shares through a bank, broker, or other nominee in “street name” will need the 15-digit control number found on the voting instruction form provided by their bank, broker, or other nominee in order to attend and vote at the special meeting via the special meeting website. You may not vote shares held in “street name” by voting virtually at the special meeting unless you obtain a “legal proxy” from your bank, broker, or other nominee.
Q:
Can I change my vote?

A:
Yes. If you are a holder of record of Professional common stock, you may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to Professional’s Secretary, or (3) virtually attending the special meeting, notifying the Secretary, and voting virtually at the special meeting. Virtual attendance at the special meeting will not automatically revoke your proxy. A revocation or later-dated proxy received by Professional’s Secretary after the vote will not affect the vote. Professional’s Secretary’s mailing address is: Professional Holding Corp., 396 Alhambra Circle, Suite 255, Coral Gables, Florida 33134. If you hold your shares in street name with a bank, broker, or other nominee, you must follow the directions you receive from your bank, broker, or other nominee to change your vote. You may also change your vote by obtaining a legal proxy from your bank, broker, or other nominee and voting your shares virtually at the special meeting. Your last vote will be the vote that is counted.

Q:
What are the U.S. federal income tax consequences of the merger to holders of Professional common stock?

A:
The merger is expected to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.” Holders of Professional common stock are not expected to recognize any gain or loss for U.S. federal income tax purposes on the shares of Seacoast common stock they receive in the merger. However, holders of Professional common stock may recognize gain or loss on any cash received instead of a fractional share of Seacoast common stock assuming that the cash received is not treated as a dividend.

For further information, see “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 67.
The U.S. federal income tax consequences described above may not apply to all holders of Professional stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your own tax advisor to determine the particular tax consequences of the merger to you.
Q:
Are Professional shareholders entitled to appraisal rights?

A:
No. Holders of Professional common stock are not entitled to appraisal or dissenters’ rights with respect to the merger under Section 607.1302 of the Florida Business Corporation Act.

Q:
As a Professional shareholder, should I send in my stock certificates now?

A:
No. Please do not send in your Professional stock certificates with your proxy. Seacoast’s transfer agent, Continental Stock Transfer and Trust Company, will send you instructions for exchanging Professional stock certificates for the applicable merger consideration after the merger has been consummated. See “The Merger Agreement — Exchange Procedures” beginning on page 7 of this proxy statement/prospectus.

Q:
What should I do if I hold my shares of Professional stock in book-entry form?

A:
You are not required to take any specific actions if your shares of Professional stock are held in book-entry form. After the completion of the merger, shares of Professional stock held in book-entry form automatically will be exchanged for the merger consideration, including shares of Seacoast common stock in book-entry form and any cash to be paid in exchange for fractional shares in the merger.

Q:
Whom may I contact if I cannot locate my Professional stock certificate(s)?

A:
If you are unable to locate your original Professional stock certificate(s), you should contact Professional’s transfer agent, Computershare, at 150 Royall St., Suite 101, Canton MA 02021, or at 502-315-9445. Following the merger, any inquiries should be directed to Seacoast’s transfer agent, Continental Stock Transfer and Trust Company, at 1 State Street, 30th Floor, New York, New York 10004, or at (212) 509-4000.

Q:
When do you expect to complete the merger?

A:
Seacoast and Professional expect to complete the merger in the first quarter of 2023. However, neither Seacoast nor Professional can assure you when or if the merger will occur. Professional must first obtain the approval of Professional shareholders for the merger and Seacoast must receive the necessary regulatory approvals.

Q:
Whom should I call with questions?

A:
If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting your shares of Professional common stock, please contact: Michael C. Sontag at the address or telephone number shown under “Where You Can Find More Information” above.

SUMMARY
The following summary highlights selected information included elsewhere in this proxy statement/prospectus. It does not contain all of the information that is important to you. Each item in this summary refers to the page where that subject is discussed in more detail. You should carefully read the entire proxy statement/prospectus and the other documents to which we refer to understand fully the merger. See “Where You Can Find More Information” beginning on page i on how to obtain copies of those documents. In addition, the merger agreement is attached as Appendix A to this proxy statement/prospectus. Professional and Seacoast encourage you to read the merger agreement because it is the legal document that governs the merger.
Unless the context otherwise requires throughout this document, “we,” and “our” refer collectively to Seacoast and Professional. The parties refer to the proposed merger of Professional with and into Seacoast as the “merger,” the merger of Professional Bank with and into SNB as the “bank merger,” and the Agreement and Plan of Merger, dated August 7, 2022, by and among Seacoast, SNB, Professional and Professional Bank as the “merger agreement.”
Information Regarding Seacoast, SNB, Professional and Professional Bank
Seacoast Banking Corporation of Florida
Seacoast National Bank
815 Colorado Avenue
Stuart, Florida 34994
(772) 288-6085
Seacoast is a bank holding company, incorporated in Florida in 1983, and registered under the Bank Holding Company Act of 1956, as amended, or the BHC Act. Seacoast’s principal subsidiary is SNB, a national banking association. SNB commenced its operations in 1933 and operated as “First National Bank & Trust Company of the Treasure Coast” prior to 2006 when it changed its name to Seacoast National Bank.
Seacoast is one of the largest community banks headquartered in Florida, with approximately $10.3 billion in assets and $8.8 billion in deposits as of June 30, 2022. Seacoast and its subsidiaries provide integrated financial services, including commercial and consumer banking, wealth management, and mortgage services to customers at over 50 full-service branches across Florida, and through advanced mobile and online banking solutions.
Professional Holding Corp.
Professional Bank
396 Alhambra Circle, Suite 255
Coral Gables, Florida 33134
(786) 483-1757
Professional Holding Corp., a Florida corporation, is the bank holding company for Professional Bank, a Florida banking corporation. Professional is registered as a financial holding company pursuant to the Bank Holding Company Act of 1956, as amended, and is subject to supervision and regulation by the Board of Governors of the Federal Reserve System and the Florida Office of Financial Regulation. Professional was incorporated in 2014 and is headquartered in Coral Gables, Florida. Professional operates primarily through its wholly owned subsidiary, Professional Bank, a Florida state-chartered bank, which commenced operations in 2008. Professional focuses on providing creative, relationship-driven commercial banking products and services designed to meet the needs of its clients. Professional’s clients are small to medium sized businesses, the owners and operators of these businesses, and other professionals and entrepreneurs. Professional conducts its banking operations from nine branch locations in the Miami-Fort Lauderdale-Pompano Beach MSA, which encompasses three rapidly growing counties in Florida: Miami-Dade, Broward, and Palm Beach. Additionally, Professional has a Digital Innovation Center located in Cleveland, Ohio, Loan Production Offices in St. Petersburg and Jacksonville, Florida, and a Loan Production Office in Bedford, New Hampshire that specializes in search fund lending.
As of September 30, 2022, Professional had total consolidated assets of approximately $2.47 billion, total consolidated deposits of approximately $2.19 billion, total consolidated net loans of approximately $1.99 billion, and total consolidated shareholders’ equity of approximately $237.9 million.

For additional financial information about Professional and its subsidiaries, see the financial statements of Professional attached as Appendix D to this proxy statement/prospectus.
Regulatory Approvals
Completion of the merger and the bank merger are subject to various regulatory approvals, including approvals from the Federal Reserve and the Office of the Controller of the Currency, which we refer to as the OCC. Notifications and/or applications requesting approvals for the merger or for the bank merger may also be submitted to other federal and state regulatory authorities and self-regulatory organizations. The parties have obtained the necessary regulatory approvals of the Federal Reserve and the OCC. The parties obtained regulatory approval from the OCC on October 28, 2022 and the Federal Reserve on November 3, 2022. The regulatory approvals to which the completion of the merger and bank merger are subject are described in more detail under the section entitled “The Merger — Regulatory Approvals,” beginning on page of this proxy statement/prospectus.
The Merger (see page 39)
The terms and conditions of the merger are contained in the merger agreement, a copy of which is included as Appendix A to this proxy statement/prospectus and is incorporated by reference herein. You should read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.
In the merger, Professional will merge with and into Seacoast, with Seacoast as the surviving entity of such merger, and Professional Bank will merge with and into SNB, with SNB as the surviving bank of such bank merger. The merger of Professional Bank with and into SNB shall occur immediately following the merger of Professional with and into Seacoast, unless otherwise determined by Seacoast in its sole discretion.
Closing and Effective Time of the Merger (see page 76)
The closing date is currently expected to occur in the first quarter of 2023. Simultaneously with the closing of the merger, Seacoast will file articles of merger with the Secretary of State of the State of Florida. The merger will become effective at such time as the articles of merger are filed or such other time as may be specified in the articles of merger. The parties have agreed to use their reasonable best efforts to cause the effective time to occur on or before February 28, 2023 (provided that, if such date is not practicable, the parties will cause the effective time to occur on a mutually agreeable date within ten business days following the satisfaction or waiver of the closing conditions). Neither Seacoast nor Professional can predict, however, the actual date on which the merger will be completed, because it is subject to factors beyond each company’s control, including whether or when the required Professional shareholders’ approvals will be received.
Merger Consideration (see page 76)
Under the terms of the merger agreement, each share of Professional common stock (excluding certain shares held by Seacoast, Professional, Professional Bank, SNB and their wholly owned subsidiaries) will be converted into the right to receive 0.8909 shares of Seacoast common stock, which we refer to as the “exchange ratio.” Please see “The Merger Agreement — Merger Consideration” on page 76 for more information.
If, as of the close of business on the fifth business day prior to completion of the merger, Professional’s consolidated tangible shareholders’ equity is less than $224.50 million or Professional Bank’s general allowance for loan and lease losses is less than 0.75% of total loans and leases outstanding (excluding loans originated under the PPP), then Seacoast shall have the option to adjust the exchange ratio used to calculate the merger consideration downward or terminate the merger agreement.
For each fractional share that would otherwise be issued, Seacoast will pay cash (without interest and rounded to the nearest whole cent) in an amount equal to such fractional part of a share of Seacoast common stock, rounded to the nearest one hundredth of a share, multiplied by the average of the daily volume weighted average price of Seacoast common stock on the NASDAQ Global Select Market for the ten (10) trading days ending on the trading day immediately prior to the determination date, which is defined as the later of the date on which the last required regulatory consent is obtained without regard to any requisite waiting period or the date on which the Professional shareholder approval is obtained.
The value of the shares of Seacoast common stock to be issued in the merger will fluctuate between now and the closing date of the merger. Based on the closing price of Seacoast common stock on August 5, 2022, the last business day prior to the date of the signing of the merger agreement, the value of the per share stock consideration payable to holders of Professional common stock was approximately $32.74 per share. Based on the closing price of Seacoast common stock on November 11, 2022, the last practicable date before the date of this document, the value of the per share stock consideration payable to holders of Professional common stock was approximately $29.15. Professional shareholders should obtain current sale prices for Seacoast common stock, which is traded on the NASDAQ Global Select Market under the symbol “SBCF.”
Equivalent Professional Common Stock Per Share Value
Seacoast common stock trades on the NASDAQ Global Select Market under the symbol “SBCF.” The following table presents the closing price of Seacoast common stock on August 5, 2022, the last trading date prior to the public announcement of the merger agreement, and November 11, 2022, the last practicable trading day prior to the printing of this proxy statement/prospectus. The table also presents the equivalent value of the merger consideration per share of Professional common stock on those dates, calculated by multiplying the closing sale price of Seacoast common stock on those dates by the exchange ratio of 0.8909.
Date	Seacoast closing sale price	Equivalent Professional per share value
August 5, 2022	$36.75	$32.74
November 11, 2022	$32.72	$29.15
The value of the shares of Seacoast common stock to be issued in the merger will fluctuate between now and the closing date of the merger. If Seacoast shares increase in value, so will the value of the per share merger consideration to be received by Professional shareholders. Similarly, if Seacoast shares decline in value, so will the value of the per share merger consideration to be received by Professional shareholders. Professional shareholders should obtain current sale prices for the Seacoast common stock.
Exchange Procedures (see page 77)
Promptly after the effective time of the merger, Seacoast’s exchange agent, Continental Stock Transfer and Trust Company, will mail to each holder of record of Professional common stock that is converted into the right to receive the merger consideration a letter of transmittal and instructions for the surrender of the holder’s Professional stock certificate(s) for the merger consideration (including cash in lieu of any fractional Seacoast shares), and any dividends or distributions to which such holder is entitled to pursuant to the merger agreement.
Please do not send in your certificates until you receive these instructions.
Material U.S. Federal Income Tax Consequences of the Merger (see page 67)
The merger is expected to qualify as a reorganization within the meaning of Section 368(a) of the Code. Accordingly, holders of Professional common stock are not expected to recognize any gain or loss for U.S. federal income tax purposes on the shares of Seacoast common stock they receive in the merger. However, holders of Professional common stock may recognize gain or loss on any cash received instead of a fractional share of Seacoast common stock assuming that the cash received is not treated as a dividend.
For further information, see “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 67.
The U.S. federal income tax consequences described above may not apply to all holders of Professional stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your own tax advisor to determine the particular tax consequences of the merger to you.

Appraisal Rights (see page 70)
Holders of Professional common stock are not entitled to appraisal or dissenters’ rights with respect to the merger under Section 607.1302 of the Florida Business Corporation Act. For more information, see the section entitled “The Merger — Appraisal Rights for Professional Shareholders” beginning on page 70.
Opinion of Seacoast’s Financial Advisor (see page 44 and Appendix B)
Seacoast’s financial advisor, Piper Sandler & Co. (“Piper Sandler”), has delivered a written opinion, dated August 5, 2022, to the board of directors of Seacoast to the effect that, as of such date, and based upon and subject to the assumptions made, matters considered, qualifications and limitations on the review undertaken by Piper Sandler, as stated in the opinion, the merger consideration was fair, from a financial point of view, to Seacoast. The full text of Piper Sandler’s opinion is attached to this proxy statement/prospectus as Appendix B. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Piper Sandler in rendering its opinion. Holders of Seacoast common stock are urged to read the entire opinion carefully in connection with their consideration of the proposed merger. Piper Sandler’s opinion was directed to the board of directors of Seacoast in connection with its consideration of the merger and the merger agreement and does not constitute a recommendation to any shareholder of Seacoast as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the approval of the merger and the merger agreement. Piper Sandler’s opinion was directed only to the fairness, from a financial point of view, of the merger consideration to Seacoast and did not address the underlying business decision of Seacoast to engage in the merger, the form or structure of the merger or any other transactions contemplated in the merger agreement, the relative merits of the merger as compared to any other alternative transactions or business strategies that might exist for Seacoast or the effect of any other transaction in which Seacoast might engage.
For further information, please see the section entitled “The Merger — Opinion of Seacoast’s Financial Advisor” beginning on page 44.
Opinion of Professional’s Financial Advisor (see page 55 and Appendix C)
Professional’s financial advisor, Stephens Inc. (“Stephens”), has delivered a written opinion, dated August 5, 2022, to the board of directors of Professional that, as of such date, and based upon and subject to certain matters stated in the opinion, the total value to be received by the shareholders of Professional in connection with the merger is fair, from a financial point of view, to Professional shareholders. We have attached this opinion to this proxy statement/prospectus as Appendix C. The opinion of Stephens is not a recommendation to any Professional shareholder as to how to vote on the proposal to approve the merger agreement. You should read this opinion completely to understand the procedures followed, matters considered and limitations and qualifications on the reviews undertaken by Stephens in providing its opinion.
For further information, please see the section entitled “The Merger — Opinion of Professional’s Financial Advisor” beginning on page 55.
Recommendation of the Professional Board of Directors (see page 35)
After careful consideration, the Professional board of directors unanimously recommends that Professional shareholders vote “FOR” the approval of the merger agreement and “FOR” the approval of the adjournment proposal described in this document. Certain of the directors and officers of Professional who as of the date of the merger agreement held shares of Professional common stock have entered into a shareholder support agreement with Seacoast pursuant to which each has agreed to vote “FOR” the approval of the merger agreement, subject to the terms of the shareholder support agreement.
For more information regarding the shareholder support agreement, please see the section entitled “Information About the Professional Special Meeting — Shares Subject to Shareholder Support Agreement; Shares Held by Directors and Executive Officers” beginning on page 37.
For a more complete description of Professional’s reasons for the merger and the recommendations of the Professional board of directors, please see the section entitled “The Merger — Professional’s Reasons for the Merger and Recommendation of Professional’s Board of Directors” beginning on page 35.

Interests of Professional Directors and Executive Officers in the Merger (see page 70)
In considering the recommendation of Professional’s board of directors with respect to the merger agreement, you should be aware that some of Professional’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Professional’s shareholders generally. Interests of officers and directors that may be different from or in addition to the interests of Professional’s shareholders include:
•
Professional’s directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement.

•
The merger agreement provides for the issuance of substitute Seacoast options in exchange for Professional options, the accelerated vesting of all Professional restricted stock awards, and the accelerated vesting and exercise of all Professional stock appreciation rights.

•
Certain Professional executives are entitled to bonuses upon a change of control of Professional pursuant to their current employment and change in control agreements.

•
Abel Iglesias, Ryan Gorney, and Mary Usategui have each entered into an employment agreement with Seacoast, effective as of the effective date of the merger.

These interests are discussed in more detail in the section entitled “The Merger — Interests of Professional Directors and Executive Officers in the Merger” beginning on page 70. The Professional board of directors was aware of the different or additional interests set forth herein and considered such interests along with other matters in adopting and approving the merger agreement and the transactions contemplated thereby, including the merger.
Treatment of Professional Equity Awards (see page 70)
The merger agreement requires Professional to take all actions necessary to cause each Professional equity award issued and outstanding immediately prior to the effective time to become fully vested and to be terminated at the effective time of the merger. In consideration of such termination, Seacoast will grant to each holder of Professional options, as of the effective time, an option to purchase shares of Seacoast common stock pursuant to Seacoast’s Incentive Plan (which we refer to as the “substitute option”), on the same terms and conditions as applicable to each such Professional option as in effect immediately prior to the effective time, except that (A) the number of shares of Seacoast common stock subject to such substitute option shall equal the product of (x) the number of shares of Professional common stock subject to such Professional option immediately prior to the effective time, multiplied by (y) the exchange ratio, rounded down to the nearest whole share, and (B) the per share exercise price for the shares of Seacoast common stock issuable upon exercise of such substitute option shall equal the quotient determined by dividing (x) the exercise price per share of Professional common stock at which such Professional option was exercisable immediately prior to the effective time by (y) the exchange ratio, rounded up to the nearest whole cent.
At the effective time of the merger, each share of Professional common stock that is subject to a Professional restricted stock award that is outstanding immediately prior to the effective time shall, by virtue of the merger, automatically be vested and converted into the right to receive the merger consideration.
Prior to the effective time of the merger, Professional shall cause each Professional stock appreciation right that is outstanding to be vested and exercised for a number of shares of Professional common stock determined pursuant to the terms of the applicable stock appreciation right award agreement, subject to applicable withholding. At the effective time, each share of Professional common stock issuable as a result of such exercise of Professional stock appreciation rights shall, by virtue of the merger, automatically be vested and converted into the right to receive the merger consideration.
Conditions to Completion of the Merger (see page 86)
The completion of the merger depends on a number of conditions being satisfied or, where permitted, waived, including but not limited to:
•
the approval of the merger agreement by Professional shareholders;

•
all regulatory approvals from the Federal Reserve, the OCC, and any other regulatory approval required to consummate the merger shall have been obtained and remain in full force and effect and all statutory waiting periods shall have expired, and such approvals or consents shall not be subject to any conditions or consequences that would have a material adverse effect on Seacoast or any of its subsidiaries after the effective time of the merger;

•
the absence of any order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing the consummation of the merger or the other transactions contemplated by the merger agreement;

•
the effectiveness of the Registration Statement on Form S-4, of which this proxy statement/prospectus is a part, under the Securities Act of 1933, as amended (the “Securities Act”), and no order suspending such effectiveness shall have been issued;

•
the approval for listing on the NASDAQ Global Select Market of the shares of Seacoast common stock to be issued in the merger;

•
the accuracy of each party’s representations and warranties in the merger agreement on the date of the merger agreement and as of the effective time of the merger (or other date specified in the merger agreement) other than, in most cases, inaccuracies that would not reasonably be likely to have a material adverse effect on such party;

•
performance and compliance in all material respects by each party of its obligations under the merger agreement;

•
the receipt by each party of corporate authorizations and other certificates from the other parties;

•
in the case of Seacoast, Professional’s receipt of all consents required as a result of the transactions contemplated by the merger agreement pursuant to certain material contracts;

•
the absence of any event which has had or is reasonably likely to have a material adverse effect on the other party or parties;

•
receipt by Seacoast of an opinion of its counsel to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code;

•
in the case of Seacoast, the receipt of executed claims letters from certain of Professional’s and Professional Bank’s executive officers and directors and restrictive covenant agreements from Professional’s and Professional Bank’s directors;

•
in the case of Seacoast, Professional’s consolidated tangible shareholders’ equity as of the close of business on the fifth business day prior to the closing of the merger shall be an amount not less than $224.50 million and Professional Bank’s general allowance for loan and lease losses shall be an amount not less than 0.75% of total loans and leases outstanding (excluding loans made pursuant to the PPP);

•
in the case of Seacoast, the delivery of a non-foreign affidavit by Professional; and

•
Professional’s board of directors shall have taken all actions necessary to terminate any Professional stock plans.

No assurance is given as to when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.
Third Party Proposals (see page 82)
Professional has agreed to a number of limitations with respect to soliciting, negotiating and discussing acquisition proposals involving persons other than Seacoast, and to certain related matters. The merger agreement does not, however, prohibit Professional from considering an unsolicited bona fide acquisition proposal from a third party if certain specified conditions are met.
Termination (see page 87)
The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the approval of the merger agreement by Professional shareholders:

•
by mutual consent of the board of directors of Professional and the board of directors or executive committee of the board of directors of Seacoast; or

•
by the board of directors of either Seacoast or Professional, if there is a breach by the other party of any representation, warranty, covenant or other agreement set forth in the merger agreement, that would, if occurring or continuing on the closing date, result in the failure to satisfy the closing conditions of the party seeking termination and such breach cannot be or is not cured within 30 days following written notice to the breaching party or which breach cannot be cured prior to April 1, 2023; or

•
by the board of directors of either Seacoast or Professional, if a requisite regulatory consent has been denied and such denial has become final and non-appealable; or

•
by the board of directors of either Seacoast or Professional, if the Professional shareholders fail to approve the merger agreement at a duly held meeting of such shareholders or any adjournment or postponement thereof; or

•
by the board of directors of either Seacoast or Professional, if the merger has not been completed by April 1, 2023, unless the failure to complete the merger by such date is due to a breach of the merger agreement by the party seeking to terminate the merger agreement; or

•
by the board of directors of Seacoast, if (i) the Professional board of directors withdraws, qualifies or modifies, or resolves to withdraw, qualify or modify their recommendation that the Professional shareholders approve the merger agreement in a manner adverse to Seacoast, (ii) Professional fails to substantially comply with any of the provisions of the merger agreement relating to third party acquisition proposals, or (iii) Professional’s board of directors recommends, endorses, accepts or agrees to a third party acquisition proposal; or

•
by the board of directors of Professional, in order to enter into an agreement relating to a superior proposal in accordance with the provisions of the merger agreement relating to third party acquisition proposals (provided that Professional has not materially breached any such provisions); or

•
by the board of directors of Professional during the five-day period commencing on the determination date (defined in the merger agreement as the later of: (i) the date on which the last required consent is obtained without regard to any requisite waiting period; or (ii) the date on which Professional shareholder approval is obtained), if and only if (a) the buyer ratio (defined in the merger agreement to mean the number obtained by dividing the average closing price (defined in the merger agreement to mean the daily volume weighted average price of Seacoast common stock) during the ten (10) consecutive full trading days ending on the trading day prior to the determination date by $36.75) is less than 0.85 and (b) the buyer ratio is less than the number obtained by (i) dividing the average of the index price (defined in the merger agreement to mean the closing price on any given trading day) for the ten (10) consecutive trading days preceding the determination date by the average of the index price for the ten (10) consecutive trading days ending on the last trading day immediately preceding the date of the first public announcement of the entry into the merger agreement and (ii) subtracting 0.20 from the quotient.

Termination Fee (see page 88)
Professional must pay Seacoast a termination fee of $21.79 million if:
•
(i) either party terminates the merger agreement in the event that approval by the shareholders of Professional is not obtained at a meeting at which a vote was taken; or (ii) Seacoast terminates the merger agreement (a) as a result of a willful breach of a covenant or agreement in the merger agreement by Professional; (b) because Professional has withdrawn, qualified or modified its recommendation to shareholders in a manner adverse to Seacoast; or (c) because Professional has failed to substantially comply with the no-shop covenant or its obligations under the merger agreement by failing to hold a special meeting of Professional shareholders; and (1) Professional receives or there is a publicly announced third party acquisition proposal that has not been formally withdrawn or abandoned prior to the termination of the merger agreement; and (2) within 12 months of the termination of the merger agreement, Professional either consummates a third party acquisition proposal or enters into a definitive agreement with respect to a third party acquisition proposal; or

•
Seacoast terminates the merger agreement as a result of the board of directors of Professional recommending, endorsing, accepting or agreeing to a third party acquisition proposal; or

•
Professional terminates the merger agreement because the board of directors of Professional has determined in accordance with the provisions in the merger agreement relating to acquisition proposals that a superior proposal has been made and has not been withdrawn and none of Professional or its representatives has failed to comply in all material respects with the terms of merger agreement relating to third party acquisition proposals.

Except in the case of a breach of the merger agreement, the payment of the termination fee will fully discharge Professional and Professional Bank from any losses that may be suffered by Seacoast arising out of the termination of the merger agreement, and in no event will Professional be required to pay the termination fee on more than one occasion.
NASDAQ Listing (see page 81)
Seacoast will cause the shares of Seacoast common stock to be issued to the holders of Professional common stock in the merger to be authorized for listing on the NASDAQ Global Select Market, subject to official notice of issuance, prior to the effective time of the merger.
Information about the Professional Special Meeting (see page 34)
The special meeting of Professional shareholders will be held virtually on December 15, 2022, at 1:00 p.m., Eastern Time. The special meeting will be a “virtual meeting” of shareholders. You can attend the meeting at meetnow.global/MFUNXZU. At the special meeting, Professional shareholders will be asked to vote on:
•
the proposal to approve the merger agreement;

•
the adjournment proposal; and

•
any other matters as may properly be brought before the special meeting or any adjournment or postponement of the special meeting.

Holders of Professional common stock as of the close of business on November 4, 2022, the record date, will be entitled to vote at the special meeting. As of the record date, there were outstanding and entitled to notice and to vote an aggregate of 13,814,427 shares of Professional common stock held by approximately 285 shareholders of record. Each Professional shareholder can cast one vote for each share of Professional voting common stock owned on the record date.
As of the record date, directors and executive officers of Professional and their affiliates owned and were entitled to vote 790,329 shares of Professional common stock, representing approximately 5.7% of the outstanding shares of Professional common stock entitled to vote on that date. Pursuant to the shareholder support agreement, certain directors and certain executive officers of Professional and Professional Bank, who as of the date of the merger agreement held 351,686 shares of Professional common stock, have agreed at any meeting of Professional shareholders, however called, or any adjournment or postponement thereof (and subject to certain exceptions) to vote the shares owned in favor of the merger agreement. As of the record date, Seacoast did not own or have the right to vote any of the outstanding shares of Professional common stock.
Required Shareholder Vote
In order to approve the merger agreement, the holders of a majority of the outstanding shares of Professional common stock entitled to vote at the Professional special meeting must vote in favor of the merger agreement.
No Restrictions on Resale
All shares of Seacoast common stock received by Professional shareholders in the merger will be freely tradable, except that shares of Seacoast received by persons who are or become affiliates of Seacoast for purposes of Rule 144 under the Securities Act may be resold by them only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act.
Market Prices and Dividend Information
Seacoast common stock is listed and trades on The NASDAQ Global Select Market under the symbol “SBCF.” As of September 30, 2022, there were 61,476,328 shares of Seacoast common stock outstanding. Approximately 86.1% of these shares are owned by institutional investors, as reported by NASDAQ. Seacoast’s top institutional investors own approximately 28.2% of its outstanding stock. Seacoast has approximately 2,388 shareholders of record as of September 30, 2022.
To Seacoast’s knowledge, the only shareholders who owned more than 5% of the outstanding shares of Seacoast common stock on September 30, 2022 were BlackRock, Inc., 55 East 52nd Street, New York, New York 10055 (14.8%), Capital World Investors, 333 South Hope Street, 55th Floor, Los Angeles, California 90071 (6.8%) and the Vanguard Group, 100 Vanguard Boulevard, Malvern, Pennsylvania 19355 (6.7%).
The following tables show, for the indicated periods, the high and low sales prices per share for Seacoast common stock, as reported on NASDAQ.
	Seacoast Common Stock
	High	Low	Dividends
2020
First Quarter	$30.87	$13.30	$—
Second Quarter	$25.89	$16.02	$—
Third Quarter	$22.23	$17.00	$—
Fourth Quarter	$30.26	$17.62	$—
2021
First Quarter	$40.93	$28.52	$—
Second Quarter	$38.87	$33.00	$0.13
Third Quarter	$34.56	$29.28	$0.13
Fourth Quarter	$38.48	$32.38	$0.13
2022
First Quarter	$39.31	$32.40	$0.13
Second Quarter	$35.96	$30.82	$0.17
Third Quarter	$36.92	$30.12	$0.17
Fourth Quarter (through November 9, 2022)	$32.91	$29.05	$—
Dividends from SNB are Seacoast’s primary source of funds to pay dividends on its common stock. Under the National Bank Act, national banks may in any calendar year, without the approval of the OCC, pay dividends to the extent of net profits for that year, plus retained net profits for the preceding two years (less any required transfers to surplus). The need to maintain adequate capital in SNB also limits dividends that may be paid to Seacoast.
Any further dividends paid on Seacoast’s common stock would be declared and paid at the discretion of its board of directors and would be dependent upon Seacoast’s liquidity, financial condition, results of operations, capital requirements and such other factors as the board of directors may deem relevant.
Professional common stock is listed and trades on The NASDAQ Global Select Market under the symbol “PFHD.” As of September 15, 2022, there were (i) 13,811,084 shares of Professional Class A voting common stock, $0.01 par value per share, outstanding, which were held by approximately 291 holders of record and (ii) no shares of Professional Class B non-voting common stock, $0.01 par value per share, outstanding. Approximately 63% of these shares are owned by institutional investors, as reported by NASDAQ. Professional’s top institutional investors own approximately 33% of its outstanding stock.
To Professional’s knowledge, the only shareholders who owned more than 5% of the outstanding shares of Professional common stock were T. Rowe Price Investment Management, Inc., 100 E. Pratt Street,

Baltimore, Maryland 21202 (6.6% as of August 31, 2022); Endeavour Capital Advisors, Inc., 410 Greenwich Avenue, Greenwich, Connecticut 06830 (8.3% as of December 31, 2021); EJF Capital, 2107 Wilson Blvd., Suite 240, Arlington, Virginia 22201 (6.2% as of December 31, 2021); and FMR LLC, 245 Summer Street, Boston, Massachusetts 02210 (5.5% as of December 31, 2021).
The following tables show, for the indicated periods, the high and low sales prices per share for Professional common stock, as reported on NASDAQ.
	Professional Common Stock
	High	Low	Dividends
2020
First Quarter(a)	$20.00	$14.24	$—
Second Quarter	$17.75	$12.70	$—
Third Quarter	$14.35	$10.45	$—
Fourth Quarter	$18.00	$13.34	$—
2021
First Quarter	$19.22	$14.97	$—
Second Quarter	$20.46	$17.58	$—
Third Quarter	$18.64	$17.08	$—
Fourth Quarter	$19.74	$18.48	$—
2022
First Quarter	$23.70	$19.29	$—
Second Quarter	$23.92	$18.79	$—
Third Quarter	$31.25	$19.33	$—
Fourth Quarter (through November 9, 2022)	$28.33	$25.58	$—

(a)
Professional common stock began trading on February 7, 2020 upon completion of its initial public offering at a price of $18.50 per share.

Comparison of Shareholders’ Rights (see page 90)
The rights of Professional shareholders who continue as Seacoast shareholders after the merger will be governed by the articles of incorporation and bylaws of Seacoast rather than the articles of incorporation and bylaws of Professional. For more information, please see the section entitled “Comparison of Shareholders’ Rights” beginning on page 90.
Risk Factors (see page 16)
Before voting at the Professional special meeting, you should carefully consider all of the information contained or incorporated by reference into this proxy statement/prospectus, including the risk factors set forth in the section entitled “Risk Factors” beginning on page 16 or described in Seacoast’s reports filed with the SEC, which are incorporated by reference into this proxy statement/prospectus. Please see “Documents Incorporated by Reference” beginning on page 110.

RISK FACTORS
An investment by Professional’s shareholders in Seacoast common stock as a result of the exchange of shares of Professional common stock for shares of Seacoast common stock in the merger involves certain risks. Certain material risks and uncertainties connected with the merger agreement, including the merger and bank merger, and ownership of Seacoast common stock are discussed below. In addition, Seacoast and Professional discuss certain other material risks connected with the ownership of Seacoast common stock and with Seacoast’s business, and with the ownership of Professional common stock and Professional’s business, respectively, under the caption “Risk Factors” appearing in their respective Annual Reports on Form 10-K most recently filed with the SEC and may include additional or updated disclosures of such material risks in their subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been filed with the SEC or may be filed with the SEC after the date of this proxy statement/prospectus, each of which reports is or will be incorporated by reference in this proxy statement/prospectus.
Holders of Professional common stock should carefully read and consider all of these risks and all other information contained in this proxy statement/prospectus, including the discussions of risk factors included in the documents incorporated by reference in this proxy statement/prospectus, in deciding whether to vote for approval of the proposals on which they may be entitled to vote at the special meeting described herein. The risks described in this proxy statement/prospectus and in those documents incorporated by reference may adversely affect the value of Seacoast common stock that you, as an existing Professional shareholder, will hold upon the completion of the merger, and could result in a significant decline in the value of Seacoast common stock and cause the holders of Professional common stock to lose all or part of their respective investments.
Risks Associated with the Merger
The market price of Seacoast common stock after the merger may be affected by factors different from those currently affecting Professional or Seacoast.
The businesses of Seacoast and Professional differ in some respects and, accordingly, the results of operations of the combined company and the market price of Seacoast’s shares of common stock after the merger may be affected by factors different from those currently affecting the independent results of operations of each of Seacoast and Professional. For a discussion of the business of Seacoast and of certain factors to consider in connection with that business, see the documents incorporated by reference into this proxy statement/prospectus and referred to under “Documents Incorporated by Reference” beginning on page 110.
Because the sale price of Seacoast common stock will fluctuate, you cannot be sure of the value of the per share stock consideration that you will receive in the merger until the closing.
Under the terms of the merger agreement, each share of Professional common stock outstanding immediately prior to the effective time of the merger (excluding shares of Professional common stock owned by Professional, Seacoast, Professional Bank, or SNB) will be converted into the right to receive 0.8909 shares of Seacoast common stock (plus cash in lieu of fractional shares), which is subject to adjustment based on the value of Professional’s consolidated tangible shareholders’ equity. The value of the shares of Seacoast common stock to be issued to Professional shareholders in the merger will fluctuate between now and the closing date of the merger due to a variety of factors, including general market and economic conditions, changes in the parties’ respective businesses, operations and prospects and regulatory considerations, among other things. Many of these factors are beyond the control of Seacoast and Professional. We make no assurances as to whether or when the merger will be completed. Professional shareholders should obtain current sale prices for shares of Seacoast common stock before voting their shares of Professional common stock at the special meeting.
The merger will not be completed unless important conditions are satisfied or waived, including approval by Professional shareholders.
Specified conditions set forth in the merger agreement must be satisfied or waived to complete the merger. If the conditions are not satisfied or waived, to the extent permitted by law or stock exchange rules, the merger will not occur or will be delayed, and each of Seacoast and Professional may lose some or all of the intended benefits of the merger. The following conditions, in addition to other closing conditions, must be satisfied or waived, if permissible, before Seacoast and Professional are obligated to complete the merger:
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The merger agreement and the transactions contemplated thereby must have been approved by the affirmative vote of a majority of the outstanding voting shares of Professional common stock;

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All regulatory consents required to consummate the transactions contemplated by the merger agreement must have been obtained and all waiting periods required by law must have expired and such consents must not be subject to any condition or consequence that would have a material adverse effect on Seacoast or any of its subsidiaries, including SNB, after the effective time of the merger;

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No order issued by any governmental authority preventing the consummation of the merger shall be in effect and no law or order shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits, restrains or makes illegal the consummation of the merger;

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The registration statement (of which this proxy statement/prospectus is a part) registering shares of Seacoast common stock to be issued in the merger must have been declared effective, no stop order may have been issued by the SEC, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the registration statement shall have been initiated and be continuing;

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Since the date of the merger agreement, no fact, circumstance or event shall have occurred that has had or is reasonably likely to have a material adverse effect on either party;

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Certain directors and executives of Professional and Professional Bank shall have entered into claims letters and/or restrictive covenant agreements;

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Professional’s consolidated tangible shareholders’ equity as of the close of business on the fifth business day prior to the closing date shall not be less than $224.50 million, less the impact of after-tax permitted expenses, and Professional Bank’s general allowance for loan and lease losses shall not be less than 0.75% of total loans and leases outstanding (excluding loans originated under the PPP);

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Seacoast shall have received from its tax counsel a U.S. federal income tax opinion that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code; and

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The shares of Seacoast common stock to be issued pursuant to the merger shall have been approved for listing on NASDAQ, and the shares of Seacoast common stock to be issued upon the exercise of substitute Seacoast options shall have been reserved for issuance and approved for listing on NASDAQ.

For a more detailed description of the conditions set forth in the merger agreement that must be satisfied or waived to complete the merger, see “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 86.
Shares of Seacoast common stock to be received by holders of Professional common stock as a result of the merger will have rights different from the shares of Professional common stock.
Upon completion of the merger, the rights of former Professional shareholders will be governed by the articles of incorporation, as amended, and bylaws of Seacoast. The rights associated with Professional common stock are different from the rights associated with Seacoast common stock, although both companies are organized under Florida law. See “Comparison of Shareholders’ Rights” beginning on page 90 for a discussion of the different rights associated with Seacoast common stock.
Professional shareholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management.
Professional shareholders currently have the right to vote in the election of the board of directors of Professional and on other matters affecting Professional. Upon the completion of the merger, Professional’s shareholders will be shareholders of Seacoast with a percentage ownership of Seacoast that is smaller than such shareholders’ current percentage ownership of Professional. It is currently expected that the former shareholders of Professional as a group will receive shares in the merger constituting approximately 15.3%

of the outstanding shares of the combined company’s common stock immediately after the merger. Because of this, Professional shareholders will have less influence on the management and policies of the combined company than they now have on the management and policies of Professional.
Holders of Professional common stock will not have appraisal rights or dissenters’ rights in the merger.
Appraisal rights (also known as dissenters’ rights) are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction.
Under Section 607.1302 of the FBCA, the holders of Professional common stock will not be entitled to appraisal or dissenters’ rights in connection with the merger if, on the record date for the Professional special meeting, Professional’s shares are listed on a national securities exchange. Professional common stock is currently listed on the NASDAQ, a national securities exchange, and is expected to continue to be so listed on the record date for the Professional special meeting. In addition, the holders of Professional common stock will receive shares of Seacoast common stock as consideration in the merger, which shares are currently listed on the NASDAQ, and are expected to continue to be so listed at the effective time. Accordingly, the holders of Professional common stock are not entitled to any appraisal or dissenters’ rights in connection with the merger.
The unaudited pro forma combined condensed financial information included in this proxy statement/prospectus is preliminary and the actual financial condition and results of operations of the combined company after the merger may differ materially.
The unaudited pro forma combined condensed financial information in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial condition or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma combined condensed financial information reflects adjustments, which are based upon preliminary estimates, to record the Professional identifiable assets acquired and liabilities assumed by Seacoast at fair value and the resulting goodwill recognized. The fair value estimates reflected in this proxy statement/prospectus are preliminary, and final amounts will be based upon the actual consideration and the fair value of the assets and liabilities of Professional as of the date of the completion of the merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this proxy statement/prospectus. For more information, see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 24.
Seacoast and Professional will be subject to business uncertainties and contractual restrictions while the merger is pending.
Uncertainty about the effect of the merger on employees, customers, suppliers and vendors may have an adverse effect on the business, financial condition and results of operations of Professional and Seacoast. These uncertainties may impair Seacoast’s or Professional’s ability to attract, retain and motivate key personnel, depositors and borrowers pending the consummation of the merger, as such personnel, depositors and borrowers may experience uncertainty about their future roles following the consummation of the merger. Additionally, these uncertainties could cause customers (including depositors and borrowers), suppliers, vendors and others who deal with Seacoast or Professional to seek to change existing business relationships with Seacoast or Professional or fail to continue existing relationships. In addition, competitors may target each party’s existing customers by highlighting potential uncertainties and integration difficulties that may result from the merger.
Each of Seacoast and Professional has a small number of key personnel. The pursuit of the merger and the preparation for the integration of the two companies following the merger may place a burden on each company’s management and internal resources. Any significant diversion of management attention away from ongoing business concerns and any difficulties encountered in the transition and integration process could have a material adverse effect on each company’s business, financial condition and results of operations.

In addition, the merger agreement restricts Professional from taking certain actions without Seacoast’s consent while the merger is pending. These restrictions may, among other matters, prevent Professional from pursuing otherwise attractive business opportunities, selling assets, incurring indebtedness, engaging in significant capital expenditures in excess of certain limits set forth in the merger agreement, entering into other transactions or making other changes to Professional’s business prior to consummation of the merger or termination of the merger agreement. These restrictions could have a material adverse effect on Professional’s business, financial condition and results of operations. Please see the section entitled “The Merger Agreement — Conduct of Business Pending the Merger” beginning on page 77 for a description of the covenants applicable to Professional and Seacoast.
Seacoast may fail to realize the cost savings estimated for the merger.
Although Seacoast estimates that it will realize cost savings from the merger when fully integrated, it is possible that the estimates of the potential cost savings could turn out to be incorrect. For example, the combined purchasing power may not be as strong as expected, and therefore the cost savings could be reduced. In addition, unanticipated growth in Seacoast’s business may require Seacoast to continue to operate or maintain some facilities or support functions that are currently expected to be combined or reduced. The cost savings estimates also depend on Seacoast’s ability to combine the businesses of Seacoast and Professional in a manner that permits those costs savings to be realized. If the estimates turn out to be incorrect or Seacoast is not able to combine the two companies successfully, the anticipated cost savings may not be fully realized or realized at all, or may take longer to realize than expected.
The combined company expects to incur substantial expenses related to the merger.
The combined company expects to incur substantial expenses in connection with completing the merger and combining the business, operations, networks, systems, technologies, policies and procedures of Seacoast and Professional. Although Seacoast and Professional have assumed that a certain level of transaction and combination expenses would be incurred, there are a number of factors beyond their control that could affect the total amount or the timing of their combination expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. Due to these factors, the transaction and combination expenses associated with the merger could, particularly in the near term, exceed the savings that the combined company expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings related to the combination of the businesses following the completion of the merger. In addition, prior to completion of the merger, each of Professional and Seacoast will incur or have incurred substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement. If the merger is not completed, Seacoast and Professional would have to recognize these expenses without realizing the anticipated benefits of the merger.
Seacoast and Professional may waive one or more of the conditions to the merger.
Prior to or at the effective time of the merger, either party has the right to waive any default in the performance of any term of the merger agreement by the other party, to waive or extend the time for the compliance or fulfillment by the other party of any and all of such other party’s obligations under the merger agreement, and to waive any or all of the conditions to its obligations under the merger agreement.
The merger is expected to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
It is expected that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the obligation of Seacoast to complete the merger is conditioned upon the receipt of a U.S. federal income tax opinion to that effect from Seacoast’s tax counsel. This tax opinion represents the legal judgment of counsel rendering the opinion and is not binding on the Internal Revenue Service or the courts. If the merger does not qualify as a tax-free reorganization, then the holders of shares of Professional common stock will recognize any gain with respect to the entire consideration received in the merger, including any shares of Seacoast stock received as well as any cash received in lieu of fractional shares of Seacoast common stock. The consequences of the merger to any particular Professional shareholder will depend on that shareholder’s individual situation. We strongly urge you to consult your own tax advisor to determine the particular tax consequences of the merger to you.
The fairness opinion of Professional’s financial advisor and Seacoast’s financial advisor will not reflect changes in circumstances between the date of the opinion and the completion of the merger.
Professional’s board of directors received an opinion from its financial advisor to address the fairness of the merger consideration, from a financial point of view, to the holders of Professional’s common stock as of August 5, 2022, and Seacoast’s board of directors received an opinion from its financial advisor to address the fairness of the merger consideration, from a financial point of view, to the holders of Seacoast’s common stock as of August 5, 2022. Subsequent changes in the operation and prospects of Seacoast or Professional, general market and economic conditions and other factors that may be beyond the control of Seacoast or Professional, and on which Professional’s and Seacoast’s respective financial advisors’ opinions were based, may significantly alter the value of Seacoast or the price of the shares of Seacoast common stock by the time the merger is completed. Because neither Seacoast’s nor Professional’s respective advisors are expected to update their respective opinions, neither opinion will address the fairness of the merger consideration from a financial point of view at the time the merger is completed, or as of any other date other than the date of such opinion. For a description of the opinion that Professional received from its financial advisor, please refer to the section entitled “The Merger — Opinion of Professional’s Financial Advisor” beginning on page 55. For a description of the opinion that Seacoast received from its financial advisor, please refer to the section entitled “The Merger — Opinion of Seacoast’s Financial Advisor” beginning on page 44.
Professional’s executive officers and directors have financial interests in the merger that are different from, or in addition to, the interests of Professional shareholders.
The board of directors of and certain executive officers of Professional negotiated the terms of the merger agreement with Seacoast, and the Professional board of directors unanimously approved and recommended that Professional shareholders vote to approve the merger agreement. In considering these facts and the other information contained in this proxy statement/prospectus, you should be aware that certain Professional executive officers and directors have financial interests in the merger that are different from, or in addition to, the interests of Professional shareholders generally. See “The Merger — Interests of Professional Directors and Executive Officers in the Merger” on page 70 for information about these financial interests.
The termination fees and the restrictions on third party acquisition proposals set forth in the merger agreement may discourage others from trying to acquire Professional.
Until the completion of the merger, with some limited exceptions, Professional is prohibited from soliciting, initiating, encouraging or participating in any discussion concerning a proposal to acquire Professional, such as a merger or other business combination transaction, with any person other than Seacoast. In addition, Professional has agreed to pay to Seacoast in certain circumstances a termination fee equal to $21.79 million. These provisions could discourage other companies from trying to acquire Professional even though those other companies might be willing to offer greater value to Professional shareholders than the consideration to be paid in the merger. The payment of any termination fee could also have an adverse effect on Professional’s financial condition. See “The Merger Agreement — Third Party Proposals” beginning on page 82 and “The Merger Agreement — Termination Fee” beginning on page 88.
Failure of the merger to be completed, the termination of the merger agreement or a significant delay in the consummation of the merger could negatively impact Seacoast and Professional.
If the merger is not consummated, the ongoing business, financial condition and results of operations of each party may be materially adversely affected and the market price of each party’s common stock may decline significantly, particularly to the extent that the current market price reflects a market assumption that the merger will be consummated. If the consummation of the merger is delayed, the business, financial condition and results of operations of each company may be materially adversely affected. If the merger agreement is terminated and a party’s board of directors seeks another merger or business combination, such party’s shareholders cannot be certain that such party will be able to find a party willing to engage in a transaction on more attractive terms than the merger.
Some of the performing loans in the Professional loan portfolio being acquired by Seacoast may be under-collateralized, which could affect Seacoast’s ability to collect all of the loan amounts due.
In an acquisition transaction, the purchasing financial institution may be acquiring under-collateralized loans from the seller. Under-collateralized loans are risks that are inherent in any acquisition transaction and are mitigated through the loan due diligence process that the purchaser performs and the estimated fair market value adjustment that the purchaser places on the seller’s loan portfolio. When it acquires a loan portfolio, Seacoast will establish an allowance for credit losses to recognize the full amount of expected credit losses over the life of the acquired loans. With respect to the Professional loan portfolio, Seacoast has preliminarily estimated a $40.2 million allowance for credit losses, which Seacoast believes is adequate to mitigate the risk of under-collateralized, non-performing loans. There is no assurance that the allowance for credit losses that Seacoast will place on the Professional loan portfolio to mitigate against under-collateralized, non-performing loans will be adequate or that Seacoast will not incur losses that could be greater than this estimate.
Sales of substantial amounts of Seacoast common stock in the open market by former Professional shareholders could depress Seacoast’s stock price.
Shares of Seacoast common stock that are issued to Professional shareholders in the merger will be freely tradable without restrictions or further registration under the Securities Act, except that shares of Seacoast common stock received by persons who are or become affiliates of Seacoast for purposes of Rule 144 under the Securities Act may be resold by them only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act. Based on the number of shares of Professional common stock outstanding as of the Professional record date, Seacoast currently expects to issue 12,871,842 shares of Seacoast common stock in connection with the merger. If the merger is completed and if former shareholders of Professional sell substantial amounts of Seacoast common stock in the public market following completion of the merger, the market price of Seacoast common stock may decrease. These sales might also make it more difficult for Seacoast to sell equity or equity-related securities at a time and price that it otherwise would deem appropriate.
Litigation may be filed against the board of directors of Seacoast or Professional that could prevent or delay the completion of the merger or result in the payment of damages following completion of the merger.
In connection with the merger, it is possible that Seacoast shareholders or Professional shareholders may file putative class action lawsuits against the board of directors of Seacoast or Professional. Among other remedies, these shareholders could seek to enjoin the merger. The outcome of any such litigation is uncertain. If a dismissal is not granted or a settlement is not reached, such potential lawsuits could prevent or delay completion of the merger and result in substantial costs to Seacoast and Professional, including any costs associated with indemnification obligations of Seacoast or Professional. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is consummated may adversely affect the combined company’s business, financial condition, results of operations, cash flows and market price.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS
Certain statements contained in this proxy statement/prospectus, including statements included or incorporated by reference in this proxy statement/prospectus, are not statements of historical fact and constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be protected by the safe harbor provided by that Act. These statements are subject to risks and uncertainties and include information about possible or assumed future results of operations of Seacoast after the merger is completed, as well as information about the merger. Words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “would,” “continue,” “should,” “may,” or similar expressions, or the negatives thereof, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Many possible events or factors could affect the future financial results and performance of each of Seacoast and Professional before the merger or Seacoast after the merger, and could cause those results or performance to differ materially from those expressed in the forward-looking statements. These possible events or factors include, but are not limited to:
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general business and economic conditions, either globally, nationally, in the State of Florida, or in the specific markets in which Seacoast or Professional operate, including the negative impacts and disruptions resulting from rising interest rates, supply chain challenges and inflation, which have had and may likely continue to have an adverse impact on our business operations and performance, and could continue to have a negative impact on our credit portfolio, stock price, borrowers and the economy as a whole both globally and domestically;

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the impact of Hurricane Ian on Florida generally, as well as certain of the communities we serve, and which could continue to have a negative impact on our business, credit portfolio, borrowers and our stock price;

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the failure to obtain the approval of Professional shareholders in connection with the merger;

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the risk that the merger may not be completed in a timely manner or at all, which may adversely affect Seacoast’s and Professional’s respective businesses and the price of their respective common stocks;

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the risk that a condition to closing of the proposed merger may not be satisfied;

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the risk that a required regulatory approval for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated;

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the parties’ ability to achieve the synergies and value creation contemplated by the proposed merger;

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the parties’ ability to promptly and effectively integrate the businesses of Seacoast and Professional, including unexpected transaction costs, including the costs of integrating operations, severance, professional fees and other expenses;

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the diversion of management time on issues related to the merger;

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the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

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the effect of the announcement or pendency of the merger on Seacoast’s customer, employee and business relationships, operating results, and business generally;

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deposit attrition, operating costs, customer loss and business disruption following the proposed merger, including difficulties in maintaining relationships with employees, may be greater than expected;

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reputational risks and the reaction of the companies’ customers to the proposed merger;

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customer acceptance of the combined company’s products and services;

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increased competitive pressures and solicitations of customers and employees by competitors;

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the failure to consummate or delay in consummating the merger for other reasons;

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the outcome of any legal proceedings that may be instituted against Seacoast or Professional related to the merger agreement or the merger;

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changes in laws or regulations;

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the dilution caused by Seacoast’s issuance of additional shares of its common stock in the merger or related to the merger;

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the sale price of Seacoast common stock could decline before the completion of the merger, including as a result of the financial performance of Seacoast or Professional or more generally due to broader stock market movements and the performance of financial companies and peer group companies;

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changes in interest rates, deposit flows, loan demand and real estate values; and

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the ongoing impacts and disruptions resulting from COVID-19 or other variants on the economies and communities we serve, which has had and may likely continue to have an adverse impact on our business operations and performance, and could continue to have a negative impact on our credit portfolio, stock price, borrowers and the economy as a whole both globally and domestically.

For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the “Risk Factors” section of this proxy statement/prospectus, as well as the factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of Seacoast’s and Professional’s most recent Form 10-K and Form 10-Q reports, which are available online at www.sec.gov, and are incorporated by reference herein. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations or financial condition of Seacoast or Professional. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this proxy statement/prospectus or the dates of the documents incorporated by reference in this proxy statement/prospectus. As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Given these uncertainties, we caution you not to place reliance on these forward-looking statements. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. The forward-looking statements are made as of the date of this proxy statement/prospectus or the date of the applicable document incorporated by reference into this proxy statement/prospectus. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information is based on the separate historical financial statements of Seacoast and Professional after giving effect to the merger, the issuance of Seacoast common stock in connection therewith, and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined balance sheet gives effect to the merger as if it had taken place on September 30, 2022. The unaudited pro forma condensed combined statements of income give effect to the merger as if it had taken place on January 1, 2021. This unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting where Seacoast is considered the acquirer of Professional for accounting purposes.
The following unaudited pro forma condensed combined financial information and related notes are based on and should be read in conjunction with (i) the historical audited consolidated financial statements of Seacoast and the related notes included in Seacoast’s Annual Report on Form 10-K for the year ended December 31, 2021, and the historical unaudited consolidated financial statements of Seacoast and the related notes included in Seacoast’s Quarterly Report on Form 10-Q for the period ended September 30, 2022, each of which is incorporated by reference herein, and (ii) the historical audited consolidated financial statements of Professional and the related notes included in Professional’s Annual Report on Form 10-K for the year ended December 31, 2021, and the historical unaudited consolidated financial statements of Professional and the related notes included in Professional’s Quarterly Report on Form 10-Q for the period ended September 30, 2022, each of which is incorporated by reference herein. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2021 and for the nine months ended September 30, 2022 give effect to Seacoast’s acquisitions of Business Bank of Florida Corp. (“BBFC”) and Sabal Palm Bancorp, Inc. (“Sabal Palm”), each of which was consummated on January 3, 2022, and the acquisitions of Apollo Bancshares, Inc. (“Apollo”) and Drummond Banking Company (“Drummond”), each of which closed on October 7, 2022, all as if they had occurred on January 1, 2021. The Seacoast unaudited pro forma condensed combined balance sheet as of September 30, 2022 gives effect to Seacoast’s acquisitions of Apollo and Drummond, each of which closed on October 7, 2022, as if each had occurred on September 30, 2022.
The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the merger, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statement of income, expected to have a continuing effect on the combined results of Seacoast and Professional. The unaudited pro forma condensed combined financial information contained herein does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the merger.
The following unaudited pro forma condensed combined financial statements give effect to the merger and include adjustments for the following:
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Application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, to reflect estimated merger consideration of approximately $398.1 million (see note 2 herein) in exchange for all outstanding shares of Professional common stock, including adjustments for the conversion of Professional’s outstanding equity awards;

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Direct transaction costs in connection with the merger.

The statements and related notes are being provided for illustrative purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the merger been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period.
As of the date of this joint proxy statement/prospectus, Seacoast has not completed the valuation analyses and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the assets to be acquired or liabilities to be assumed from Professional, Apollo, or Drummond, other than a preliminary estimate for intangible assets and certain financial assets and financial liabilities. Accordingly, apart from the aforementioned, certain assets and liabilities of Professional, Apollo and

Drummond are presented at their respective carrying amounts and should be treated as preliminary values. A final determination of the fair value of these assets and liabilities will be based on the actual assets and liabilities as of the closing date and, therefore, cannot be made prior to the completion of the mergers. Actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial statements, and the differences may be material.
Further, Seacoast has not identified all adjustments necessary to conform the accounting policies of Professional, Apollo and Drummond to Seacoast’s accounting policies. Upon completion of the mergers, or as more information becomes available, Seacoast will perform a more detailed review of the entities’ accounting policies. As a result of that review, differences could be identified between the accounting policies of Seacoast and the other companies that, when conformed, could have a material impact on the combined company’s financial information.
As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial statements. Seacoast estimated the fair value of certain Professional, Apollo, and Drummond assets and liabilities based on a preliminary valuation analysis, due diligence information, information presented in Professional’s SEC filings and other publicly available information. Until the merger is completed, each company is limited in their ability to share certain information.
The value of the merger consideration to be paid by Seacoast in each of the mergers will be determined based on the closing price of Seacoast common stock on the closing date, and the number of issued and outstanding shares of each of the acquired entities immediately prior to closing. The value of the shares of Seacoast common stock to be issued in each merger will fluctuate until the closing date due to a variety of factors, including general market and economic conditions, among other factors.
Upon completion of each merger, a final determination of the fair value of the assets acquired and liabilities assumed will be performed. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma condensed combined financial statements may change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact the combined company’s statement of income. The final purchase consideration allocation may be materially different than the preliminary purchase consideration allocation presented in the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2022 (Amounts in thousands)	Historical Seacoast Banking Corporation of Florida	Historical Professional Holding Corp.	Professional Holding Corp. Pro Forma Adjustments	Historical Apollo Bancshares, Inc.	Apollo Bancshares, Inc. Pro Forma Adjustments	Historical Drummond Banking Company	Drummond Banking Company Pro Forma Adjustments	Cumulative Pro Forma Adjustments	Pro Forma Condensed Combined
Assets
Cash and cash equivalents	$218,615	$173,266	$—	$46,017	$—	$32,151	$—	$—	$470,049
Debt securities:
Securities available-for-sale (at fair value)	1,860,734	177,380	—	209,262	—	339,199	—	—	2,586,575
Securities held-to-maturity	774,706	194	(16)(1)	—	—	4,917	(702)(1)	(718)	779,099
Total debt securities	2,635,440	177,574	(16)	209,262	—	344,116	(702)	(718)	3,365,674
Loans	6,690,845	2,004,895	(54,632)(2)	717,989	(14,360)(10)	588,409	(11,768)(18)	(80,760)	9,921,378
Less: Allowance for credit losses	(95,329)	(16,485)	(24,107)(3)	(7,642)	(6,873)(11)	(10,426)	(2,642)(19)	(33,622)	(163,504)
Loans, net of allowance for credit losses	6,595,516	1,988,410	(78,739)	710,347	(21,233)	577,983	(14,410)	(114,382)	9,757,874
Goodwill	286,606	24,621	181,691(4)	3,309	70,053(12)	—	81,510(20)	333,254	647,790
Other intangible assets, net	18,583	958	39,942(5)	102	13,656(13)	2,694	17,396(21)	70,994	93,331
Other assets	590,475	110,048	17,287(6)	63,995	5,265(14)	66,823	3,408(22)	25,960	857,301
Total assets	$10,345,235	$2,474,877	$160,165	$1,033,032	$67,741	$1,023,767	$87,202	$315,108	$15,192,019
Liabilities
Deposits	$8,765,414	$2,188,291	$(836)(7)	$864,589	$(100)(15)	$873,843	$(400)(23)	$(1,336)	$12,690,801
Other liabilities	292,019	48,722	12,563(8)	92,143	2,061(16)	81,261	2,493(24)	17,117	531,262
Total liabilities	$9,057,433	$2,237,013	$11,727	$956,732	$1,961	$955,104	$2,093	$15,781	$13,222,063
Shareholders’ Equity
Total shareholders’ equity	1,287,802	237,864	148,438(9)	76,300	65,780(17)	68,663	85,109(25)	299,327	1,969,956
Total liabilities and shareholders’ equity	$10,345,235	$2,474,877	$160,165	$1,033,032	$67,741	$1,023,767	$87,202	$315,108	$15,192,019
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Nine Months Ended September 30, 2022 (Amounts in thousands, except per share data)	Historical Seacoast Banking Corporation of Florida	Historical Professional Holding Corp.	Professional Holding Corp. Pro Forma Adjustments	Historical Apollo Bancshares, Inc.	Apollo Bancshares, Inc. Pro Forma Adjustments	Historical Drummond Banking Company	Drummond Banking Company Pro Forma Adjustments	Cumulative Pro Forma Adjustments	Pro Forma Condensed Combined
Interest Income
Interest and fees on loans	$210,395	$66,602	$9,012(26)	$23,613	$2,692(26)	$24,165	$2,207(26)	$13,911(26)	$338,686
Interest on securities and other	42,990	5,255	—	3,654	—	6,419	—	—	58,318
Total Interest Income	253,385	71,857	9,012	27,267	2,692	30,584	2,207	13,911	397,004
Total Interest Expense	6,932	6,104	(233)(27)	2,041	(186)(27)	578	—	(419)(27)	15,236
Net interest income	246,453	65,753	9,245	25,226	2,878	30,006	2,207	14,330	381,768
Provision for credit losses	12,054	4,434	—	748	—	3,014	—	—	20,250
Noninterest Income
Other income	49,554	4,264	—	2,534	—	11,156	—	—	67,508
Securities (losses) gains, net	(1,114)	13	—	581	—	6	—	—	(514)
Total Noninterest Income	48,440	4,277	—	3,115	—	11,162	—	—	66,994
Noninterest Expense
Salaries and employee benefits	98,421	26,696	—	9,751	—	15,053	—	—	149,921
Outsourced data processing costs	17,592	875	—	—	—	1,881	—	—	20,348
Other expense	60,411	15,381	5,437(29)	7,616	1,656(29)	13,840	1,403(29)	8,496(29)	105,744
Total Noninterest Expenses	176,424	42,952	5,437	17,367	1,656	30,774	1,403	8,496	276,013
Income before income taxes	106,415	22,644	3,808	10,226	1,222	7,380	804	5,834	152,499
Provision for income taxes	23,835	4,758	876(30)	2,418	281(30)	1,309	185(30)	1,342(30)	33,662
Net Income	$82,580	$17,886	$2,932	$7,808	$941	$6,071	$619	$4,492	$118,837
Non controlling interests	—	—	—	1,257	(1,257)	—	—	(1,257)	—
Net income available to common shareholders	$82,580	$17,886	$2,932	$6,551	$2,198	$6,071	$619	$5,749	$118,837
Per share data
Net income available to common shareholders:
Diluted	$1.33	$1.27		$1.50		$61.32			$1.40
Basic	1.35	1.33		1.74		61.32			1.42
Average common shares outstanding
Diluted	61,867	14,092	(922)(32)	4,375	456(32)	99	5,045(32)	4,579	85,012
Basic	61,327	13,431	(638)(32)	3,766	753(32)	99	5,045(32)	5,160	83,783
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
For the Year Ended December 31, 2021 (Amounts in thousands, except per share data)	Historical Seacoast Banking Corporation of Florida	Historical Professional Holding Corp.	Professional Holding Corp. Pro Forma Adjustments	Historical Apollo Bancshares, Inc.	Apollo Bancshares, Inc. Pro Forma Adjustments	Historical Drummond Banking Company	Drummond Banking Company Pro Forma Adjustments	Historical Business Bank of Florida, Corp.(31)	Business Bank of Florida, Corp. Pro Forma Adjustments	Historical Sabal Palm Bancorp, Inc.(31)	Sabal Palm Bancorp, Inc. Pro Forma Adjustments	Cumulative Pro Forma Adjustments	Pro Forma Condensed Combined
Interest Income
Interest and fees on loans	$251,471	$76,912	$12,108(26)	$25,631	$4,051(26)	$27,377	$3,000(26)	$7,976	$283(26)	$14,026	$815(26)	$20,257(26)	$423,650
Interest on securities and other	32,773	2,709	—	3,788	—	6,968	—	376	—	403	—	—	47,017
Total Interest Income	284,244	79,621	12,108	29,419	4,051	34,345	3,000	8,352	283	14,429	815	20,257	470,667
Total Interest Expense	8,219	7,313	(1,511)(27)	2,939	(448)(27)	723	—(27)	401	—(27)	678	—(27)	(1,959)(27)	18,314
Net interest income	276,025	72,308	13,619	26,480	4,499	33,622	3,000	7,951	283	13,751	815	22,216	452,353
Provision for credit losses	(9,421)	4,740	33,635(28)	(100)	16,205(28)	1,406	12,000(28)	—	2,820(28)	(772)	3,640(28)	68,300(28)	64,153
Noninterest Income
Other	71,305	6,148	—	2,778	—	14,236	—	231	—	1,857	—	—	96,555
Securities (losses) gains, net	(578)	39	—	252	—	1,806	—	147	—	(35)	—	—	1,631
Total Noninterest Income	70,727	6,187	—	3,030	—	16,042	—	378	—	1,822	—	—	98,186
Noninterest Expense
Salaries and employee benefits	115,156	29,277	—	10,890	—	18,168	—	2,315	—	6,182	—	—	181,987
Outsourced data processing costs	19,919	1,182	—	1,813	—	2,303	—	572	—	723	—	—	26,512
Other expense	62,360	16,807	7,250(29)	6,682	2,363(29)	13,134	2,764(29)	1,860	315(29)	4,864	645(29)	13,337	119,044
Total Noninterest Expense	197,435	47,266	7,250	19,385	2,363	33,605	2,764	4,747	315	11,769	645	13,337	327,543
Income before income taxes	158,738	26,489	(27,266)	10,225	(14,069)	14,653	(11,764)	3,583	(2,852)	4,576	(3,470)	(59,421)	158,843
Provision for income taxes	34,335	5,125	(6,271)(30)	1,804	(3,236)(30)	2,644	(2,706)(30)	948	(656)(30)	1,366	(798)(30)	(13,667)(30)	32,555
Net Income	$124,403	$21,364	$(20,995)	$8,421	$(10,833)	$12,009	$(9,058)	$2,635	$(2,196)	$3,210	$(2,672)	$(45,754)	$126,288
Non controlling interests	—	—	—	1,325	(1,325)	—	—	—	—	—	—	(1,325)	—
Net income available to common shareholders	$124,403	$21,364	$(20,995)	$7,096	$(9,508)	$12,009	$(9,058)	$2,635	$(2,196)	$3,210	$(2,672)	$(44,429)	$126,288
Per share data
Net income available to common shareholders
Diluted	$2.18	$1.54		$1.62		$121.30		$2.37		$0.43			$1.53
Basic	2.20	1.61		1.88		121.30		2.37		0.43			1.55
Average common shares outstanding
Diluted	57,088	13,901	(731)(32)	4,375	456(32)	99	5,045(32)	1,112	(223)(32)	7,537	(5,877)(32)	(1,330)	82,782
Basic	56,586	13,308	(515)(32)	3,766	753(32)	99	5,045(32)	1,112	(223)(32)	7,537	(5,877)(32)	(817)	81,591
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1 — Basis of pro forma presentation
The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2022 and for the year ended December 31, 2021 combine the historical consolidated statements of income of Seacoast and Professional, giving effect to the merger as if it had been completed on January 1, 2021. The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2022 combines the historical consolidated balance sheets of Seacoast and Professional, giving effect to the merger as if it had been completed on September 30, 2022.
Seacoast’s and Professional’s historical financial statements were prepared in accordance with U.S. GAAP. As discussed in Note 3, certain reclassifications were made to align Seacoast’s and Professional’s financial statement presentation. Seacoast has not identified all adjustments necessary to conform Professional’s accounting policies to Seacoast’s accounting policies. Upon completion of the merger, or as more information becomes available, Seacoast will perform a more detailed review of Professional’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined company’s financial information.
The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared using the acquisition method of accounting under the provisions of ASC Topic 805, with Seacoast considered the acquirer of Professional. ASC Topic 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined balance sheet, the purchase consideration has been allocated to the assets acquired and liabilities assumed of Professional based upon management’s preliminary estimate of their fair values as of September 30, 2022. Seacoast has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the Professional assets to be acquired or liabilities assumed, other than a preliminary estimate for intangible assets and certain financial assets and financial liabilities. Accordingly, apart from the aforementioned, certain Professional assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the purchase price allocation and related adjustments reflected in these unaudited pro forma condensed combined financial statements are preliminary and subject to revision based on a final determination of fair value.
The unaudited pro forma condensed combined financial statements include adjustments for nonrecurring estimated legal, investment banking, and other professional fees directly associated with the transactions. These costs are estimates and are subject to change. No adjustments have been made to reflect the anticipated benefits of expected cost savings or revenue synergies, nor expenses required to achieve those savings and synergies.
All dollar amounts presented within these Notes to Unaudited Pro Forma Condensed Combined Financial Statements are in thousands, except per share data. Share amounts are in thousands.
Note 2 — Preliminary purchase price allocation
Under the terms of the merger agreement, holders of Professional common stock have the right to receive a fixed exchange ratio of 0.8909 shares of Seacoast common stock for each share of Professional common stock. For purposes of the unaudited pro forma condensed combined balance sheet, the estimated merger consideration is based on the total number of shares issued and outstanding as of September 30, 2022, restricted stock awards (“RSAs”) that will be issued to Professional employees prior to the close of the transaction, shares issued to replace stock appreciation rights (“SARs”) prior to the close of the acquisition and the closing price per share of Seacoast common stock of $30.23 on September 30, 2022. The preliminary purchase price also takes into consideration the estimated fair value attributable to Professional’s outstanding options as of September 30, 2022 that will convert to Seacoast options on the acquisition date.
Refer to the table below for the preliminary calculation of estimated merger consideration:
Preliminary calculation of estimated merger consideration (In thousands, except per share data)
Expected Professional shares at closing	14,360
Per share exchange ratio	0.8909
Number of shares of Seacoast common stock issued	12,793
Multiplied by Seacoast common stock price per share on September 30, 2022	$30.23
Value of Seacoast common stock issued	386,730
Fair value of Professional options converted	11,402
Estimated total merger consideration	$398,132
The estimated merger consideration as shown in the table above is allocated to the tangible and intangible assets acquired and liabilities assumed of Professional based on their estimated fair values. As mentioned above in Note 1, Seacoast has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the Professional assets to be acquired or liabilities assumed, other than a preliminary estimate for intangible assets and certain financial assets and financial liabilities. Accordingly, apart from the aforementioned, certain assets acquired and liabilities assumed are presented at their respective carrying amounts and should be treated as preliminary values. The fair value assessments are preliminary and are based upon available information and certain assumptions, which Seacoast believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial statements.
The following table sets forth a preliminary allocation of the estimated merger consideration to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of Professional using Professional’s unaudited consolidated balance sheet as of September 30, 2022:
Allocation of purchase price (In thousands)	September 30, 2022
Estimated total merger consideration	$398,132
Assets:
Cash	173,266
Securities	177,558
Loans	1,909,671
Bank premises and equipment	7,867
Core deposit intangibles	40,900
Other assets	115,934
Total assets	2,425,196
Liabilities:
Deposits	2,187,455
Other borrowings	21,667
Other liabilities	24,255
Total liabilities	2,233,377
Net assets acquired	191,820
Estimated pro forma goodwill	$206,312

Note 3 — Pro Forma Adjustments
1.
Adjustments to record held to maturity investment securities at fair value.

2.
Elimination of Professional’s existing net fair value adjustments on previously acquired loans, and recognition of an estimated $63.7 million in net fair value adjustments expected to be recorded on loans in the merger.

3.
Elimination of Professional’s existing allowance for credit losses on loans, and recognition of the allowance for credit losses Seacoast expects to record, which includes an estimated $6.6 million for purchased credit deteriorated (“PCD”) loans and an estimated $33.6 million for non-PCD loans.

4.
Adjustment reflects the goodwill expected to be generated in the Professional transaction, net of the reversal of goodwill previously recorded by Professional.

5.
Adjustment reflects the estimated value to be recorded for the core deposit intangible (“CDI”), net of the reversal of intangibles previously recorded by Professional.

6.
Adjustment reflects deferred tax assets expected to be recorded, assuming a tax rate of 23.0%.

7.
Adjustment reflects estimated fair value adjustment on acquired time deposits.

8.
Adjustment reflects the accrual of an estimated $4.5 million in additional legal, investment banking, and other professional fees directly associated with the closing of the transaction, offset by an estimated $2.8 million fair value adjustment on acquired debt. Also included is an accrual of $10.9 million reflecting the estimated expense to be incurred by Professional at the closing of the transaction with the vesting of stock appreciation rights (“SARs”). The actual expense will vary based on the number of SARs outstanding and the per-share merger consideration.

9.
Adjustment reflects the reversal of Professional’s balances, net of tax impacts associated with the transaction.

10.
Adjustment reflects the net fair value adjustments expected to be recorded on loans in the merger.

11.
Elimination of Apollo’s existing allowance for credit losses on loans, and recognition of the allowance for credit losses Seacoast expects to record, which includes an estimated $0.2 million for PCD loans and an estimated $16.2 million for non-PCD loans.

12.
Adjustment reflects the goodwill expected to be generated in the Apollo transaction, net of the reversal of goodwill previously recorded by Apollo.

13.
Adjustment reflects the estimated value of CDI on the acquired Apollo deposits, net of the reversal of intangibles previously recorded by Apollo.

14.
Adjustment reflects estimated fair value adjustments on branch properties and deferred taxes expected to be recorded, assuming a tax rate of 23.0%.

15.
Adjustment reflects estimated fair value adjustment on acquired time deposits.

16.
Adjustment reflects the accrual of an estimated $2.2 million in additional legal, investment banking, and other professional fees directly associated with the closing of the transaction, and an estimated $0.7 million fair value adjustment on acquired debt.

17.
Adjustment reflects the reversal of Apollo’s balances, net of tax impacts associated with the transaction.

18.
Adjustment reflects the net fair value adjustments expected to be recorded on loans in the merger.

19.
Elimination of Drummond’s existing allowance for credit losses on loans, and recognition of the allowance for credit losses Seacoast expects to record, which includes an estimated $1.3 million for PCD loans and an estimated $12.0 million for non-PCD loans.

20.
Adjustment reflects the goodwill expected to be generated in the Drummond transaction.

21.
Adjustment reflects the estimated value of CDI on the acquired Drummond deposits and other identified intangible assets, net of the reversal of intangibles previously recorded by Drummond.

22.
Adjustment reflects estimated fair value adjustments on branch properties and deferred taxes expected to be recorded, assuming a tax rate of 23.0%.

23.
Adjustment reflects estimated fair value adjustment on acquired time deposits.

24.
Adjustment reflects the accrual of additional estimated legal, investment banking, and other professional fees directly associated with the closing of the transaction.

25.
Adjustment reflects the reversal of Drummond’s balances, net of tax impacts associated with the transaction.

26.
Adjustment to loan interest income for purchased loans using level yield methodology over the estimated lives of the acquired loan portfolios.

27.
Adjustment reflects the accretion of fair value adjustments to deposits and other borrowings.

28.
Adjustment reflects initial provision for non-PCD loans.

29.
Adjustment reflects the amortization of intangibles on a straight line basis over six years.

30.
Adjustment reflects 23.0% tax rate on pro forma adjustments.

31.
On January 3, 2022, Seacoast completed its acquisitions of BBFC and Sabal Palm. The pro forma adjustments for Seacoast’s acquisitions of BBFC and Sabal Palm are necessary to adjust Seacoast’s historical results to assume that the transactions had been completed as of January 1, 2021.

32.
Adjustment reflects the issuance of Seacoast shares and options at the fixed exchange ratio specified in the merger agreement.

MARKET PRICES AND DIVIDEND INFORMATION
Seacoast
Seacoast common stock is listed and trades on The NASDAQ Global Select Market under the symbol “SBCF.” As of September 30, 2022, there were 61,476,328 shares of Seacoast common stock outstanding. Approximately 86.1% of these shares are owned by institutional investors, as reported by NASDAQ. Seacoast’s top institutional investors own approximately 28.2% of its outstanding stock. Seacoast has approximately 2,388 shareholders of record as of September 30, 2022.
To Seacoast’s knowledge, the only shareholders who owned more than 5% of the outstanding shares of Seacoast common stock on September 30, 2022 were BlackRock, Inc., 55 East 52nd Street, New York, New York 10055 (14.8%), Capital World Investors, 333 South Hope Street, 55th Floor, Los Angeles, California 90071 (6.8%) and the Vanguard Group, 100 Vanguard Boulevard, Malvern, Pennsylvania 19355 (6.7%).
The following tables show, for the indicated periods, the high and low sales prices per share for Seacoast common stock, as reported on NASDAQ. Cash dividends declared and paid per share on Seacoast common stock are also shown for the periods indicated below.
	Seacoast Common Stock
	High	Low	Dividends
2020
First Quarter	$30.87	$13.30	$—
Second Quarter	$25.89	$16.02	$—
Third Quarter	$22.23	$17.00	$—
Fourth Quarter	$30.26	$17.62	$—
2021
First Quarter	$40.93	$28.52	$—
Second Quarter	$38.87	$33.00	$0.13
Third Quarter	$34.56	$29.28	$0.13
Fourth Quarter	$38.48	$32.38	$0.13
2022
First Quarter	$39.31	$32.40	$0.13
Second Quarter	$35.96	$30.82	$0.17
Third Quarter	$36.92	$30.12	$0.17
Fourth Quarter (through November 9, 2022)	$32.91	$29.05	$—
Dividends from SNB are Seacoast’s primary source of funds to pay dividends on its common stock. Under the National Bank Act, national banks may in any calendar year, without the approval of the OCC, pay dividends to the extent of net profits for that year, plus retained net profits for the preceding two years (less any required transfers to surplus). The need to maintain adequate capital in SNB also limits dividends that may be paid to Seacoast.
Any further dividends paid on Seacoast’s common stock would be declared and paid at the discretion of its board of directors and would be dependent upon Seacoast’s liquidity, financial condition, results of operations, capital requirements and such other factors as the board of directors may deem relevant.
Professional
Professional common stock is listed and trades on The NASDAQ Global Select Market under the symbol “PFHD.” As of September 15, 2022, there were (i) 13,811,084 shares of Professional Class A voting common stock, $0.01 par value per share, outstanding, which were held by approximately 291 holders of record and (ii) no shares of Professional Class B non-voting common stock, $0.01 par value per share, outstanding. Approximately 63% of these shares are owned by institutional investors, as reported by NASDAQ. Professional’s top institutional investors own approximately 33% of its outstanding stock.
To Professional’s knowledge, the only shareholders who owned more than 5% of the outstanding shares of Professional common stock were T. Rowe Price Investment Management, Inc., 100 E. Pratt Street, Baltimore, Maryland 21202 (6.6% as of August 31, 2022); Endeavour Capital Advisors, Inc., 410 Greenwich Avenue, Greenwich, Connecticut 06830 (8.3% as of December 31, 2021); EJF Capital, 2107 Wilson Blvd., Suite 240, Arlington, Virginia 22201 (6.2% as of December 31, 2021); and FMR LLC, 245 Summer Street, Boston, Massachusetts 02210 (5.5% as of December 31, 2021).
The following tables show, for the indicated periods, the high and low sales prices per share for Professional common stock, as reported on NASDAQ.
	Professional Common Stock
	High	Low	Dividends
2020
First Quarter(a)	$20.00	$14.24	$—
Second Quarter	$17.75	$12.70	$—
Third Quarter	$14.35	$10.45	$—
Fourth Quarter	$18.00	$13.34	$—
2021
First Quarter	$19.22	$14.97	$—
Second Quarter	$20.46	$17.58	$—
Third Quarter	$18.64	$17.08	$—
Fourth Quarter	$19.74	$18.48	$—
2022
First Quarter	$23.70	$19.29	$—
Second Quarter	$23.92	$18.79	$—
Third Quarter	$31.25	$19.33	$—
Fourth Quarter (through November 9, 2022)	$28.33	$25.58	$—

(a)
Professional common stock began trading on February 7, 2020 upon completion of its initial public offering at a price of $18.50 per share.

INFORMATION ABOUT THE PROFESSIONAL SPECIAL MEETING
This section contains information about the special meeting that Professional has called to allow Professional shareholders to vote on the approval of the merger agreement and the adjournment proposal. The Professional board of directors is mailing this proxy statement/prospectus to you, as a Professional shareholder, on or about November 14, 2022. Together with this proxy statement/prospectus, the Professional board of directors is also sending you a notice of the special meeting of Professional shareholders and a form of proxy that the Professional board of directors is soliciting for use at the special meeting and at any adjournments or postponements of the special meeting.
Time, Date, and Place
The special meeting is scheduled to be held virtually on December 15, 2022 at 1:00 P.M., Eastern Time . The special meeting will be a “virtual meeting” of shareholders. You can attend the meeting at meetnow.global/MFUNXZU, where you will be able to participate in the meeting live and vote your shares online. To access the special meeting website, you will need the 15-digit control number included on your proxy card or voting instruction form. If you hold shares through a bank, broker, or other nominee in “street name”, you will need the 15-digit control number found on the voting instruction form provided by your bank, broker, or other nominee in order to attend the special meeting via the special meeting website. We encourage you to allow ample time for online check-in, which will open at 12:45 p.m., Eastern Time. Please note that because there will not be a physical meeting location, you will not be able to attend the special meeting in person.
Matters to be Considered at the Meeting
At the special meeting, Professional shareholders will be asked to consider and vote on:
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a proposal to approve the merger agreement, which we refer to as the merger proposal;

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a proposal of the Professional board of directors to adjourn or postpone the special meeting, if necessary or appropriate, including to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement, which we refer to as the adjournment proposal; and

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any other matters as may properly be brought before the special meeting or any adjournment or postponement of the special meeting.

At this time, the Professional board of directors is unaware of any other matters that may be presented for action at the special meeting. If any other matters are properly presented, however, and you have completed, signed and submitted your proxy, the person(s) named as proxy will have the authority to vote your shares in accordance with his or her judgment with respect to such matters. A copy of the merger agreement is included in this proxy statement/prospectus as Appendix A, and we encourage you to read it carefully in its entirety.
Recommendation of the Professional Board of Directors
The Professional board of directors recommends that Professional shareholders vote “FOR” the merger proposal and “FOR” the adjournment proposal. See “The Merger - Professional’s Reasons for the Merger and Recommendations of the Professional Board of Directors.”
Record Date and Quorum
November 4, 2022 has been fixed as the record date for the determination of Professional shareholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. At the close of business on the record date, there were 13,814,427 shares of Professional Class A common stock outstanding and entitled to vote at the special meeting, held by approximately 285 holders of record.
A quorum is necessary to transact business at the special meeting. The presence, virtually or by proxy, of the holders of a majority of the outstanding shares of Professional Class A common stock is necessary to constitute a quorum. Shares of Professional Class A common stock represented at the special meeting but not voted, including shares that a shareholder abstains from voting, will be counted for purposes of establishing a quorum. Once a share of Professional Class A common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum not only at the special meeting but also at any adjournment or postponement of the special meeting. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed.
Required Vote
The affirmative vote of a majority of the outstanding shares of Professional Class A common stock must vote in favor of the proposal to approve the merger agreement. If you vote to “ABSTAIN” with respect to the merger proposal or if you fail to vote on the merger proposal, this will have the same effect as voting “AGAINST” the merger proposal.
The adjournment proposal will be approved if the votes of Professional Class A common stock cast in favor of the adjournment proposal exceed the votes cast against the adjournment proposal. If you vote to “ABSTAIN” with respect to the adjournment proposal or if you fail to vote on the adjournment proposal, this will have no effect on the outcome of the vote on the adjournment proposal.

Each share of Professional Class A common stock you own as of the record date for the special meeting entitles you to one vote at the special meeting on all matters properly presented at the meeting.
Voting of Proxies; Incomplete Proxies
If you hold your shares of Professional Class A common stock in your own name, you are a shareholder of record and you may vote using one of the following methods:
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At the special meeting: by virtually attending the special meeting and voting your shares.

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By telephone: by calling the toll-free number indicated on your proxy card and following the recorded instructions.

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Through the Internet: by visiting the website indicated on your proxy card and following the instructions.

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Complete and return the proxy card in the enclosed envelope. The envelope requires no additional postage if mailed in the United States.

Professional requests that shareholders vote by telephone, over the Internet or by completing and signing the accompanying proxy card and returning it to Professional as soon as possible in the enclosed postage-paid envelope, or by voting online or by phone, as indicated on your proxy card. When a properly executed proxy is returned, the shares of Professional Class A common stock represented by it will be voted at the special meeting in accordance with the instructions contained on the proxy. If any proxy is returned without indication as to how to vote, the shares of Professional Class A common stock represented by the proxy will be voted “FOR” the merger proposal and “FOR” the adjournment proposal.
If your shares are held in “street name” by a bank or broker, you should check the voting form used by your bank or broker to determine whether it may vote by telephone or the Internet.
Every vote is important.   Accordingly, you should sign, date and return the enclosed proxy card, or vote via the Internet or by telephone, whether or not you plan to virtually attend the special meeting. Sending in your proxy card or voting by telephone or on the Internet will not prevent you from voting your shares personally at the meeting, since you may revoke your proxy at any time before it is voted.
As of the date hereof, the Professional board of directors has no knowledge of any business that will be presented for consideration at the special meeting and that would be required to be set forth in this proxy statement/prospectus or the related proxy card other than the matters set forth in Professional’s Notice of Special Meeting of Shareholders. If any other matter is properly presented for consideration at the special meeting, the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their discretion on such matter.
Voting Shares Held in “Street Name”
If your shares are held in “street name” through a bank, broker, or other nominee, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the bank or broker. You may not vote shares held in street name by returning a proxy card directly to Professional or by voting virtually at the special meeting unless you obtain a “legal proxy” from your bank, broker, or other nominee. Furthermore, banks or brokers who hold shares of Professional Class A common stock on behalf of their customers will not vote your shares of Professional Class A common stock or give a proxy to Professional to vote those shares with respect to any proposal without specific instructions from you, as banks or brokers do not have discretionary voting power on any proposal to be presented at the special meeting.
Revocation of Proxies
You can revoke your proxy at any time before your shares are voted. If you are a shareholder of record, then you can revoke your proxy by:
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timely delivering a new, valid proxy bearing a later date;

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virtually attending the special meeting and voting your shares virtually; or

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delivering prior to the special meeting a written notice of revocation to Professional’s Secretary at the following address: Professional Holding Corp., 396 Alhambra Circle, Suite 255, Coral Gables, Florida 33134.

If you choose to send a completed proxy bearing a later date or a notice of revocation, the new proxy or notice of revocation must be received before the beginning of the special meeting. Virtual attendance at the special meeting will not, in and of itself, constitute revocation of a proxy. If you hold your shares in street name with a bank, broker, or other nominee, you must follow the directions you receive from your bank, broker, or other nominee to change your vote. Your last vote will be the vote that is counted.
Shares Subject to Support Agreement; Shares Held by Directors and Executive Officers
As of the record date, directors and executive officers of Professional and Professional Bank owned and were entitled to vote 790,329 shares of Professional Class A common stocks, representing approximately 5.7% of the outstanding shares of Professional Class A common stock entitled to vote on that date.
A total of 351,686 shares of Professional Class A common stock, representing approximately 2.5% of the outstanding shares of Professional Class A common stock entitled to vote at the special meeting, are subject to voting agreements between Seacoast and certain directors or other affiliates of Professional and/or Professional Bank who held shares of Professional Class A common stock as of the date of the merger agreement. Pursuant to the voting agreement, these directors and other affiliates have agreed to, at any meeting of Professional shareholders, however called, or any adjournment or postponement thereof (and subject to certain exceptions):
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vote (or cause to be voted) all shares of Professional’s common stock beneficially owned by such director or other affiliate, as applicable, and which such director or other affiliate has the right to vote, in favor of the approval of the merger agreement, the merger and each of the transactions contemplated by the merger agreement;

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not vote or grant any proxies to any third party, except where such proxies are directed to vote in favor of the merger agreement, the merger and the transactions contemplated by the merger agreement; and

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vote (or cause to be voted) his or her shares against any competing transaction.

Pursuant to the voting agreement, without the prior written consent of Seacoast, each party to a voting agreement has further agreed not to sell or otherwise transfer any shares of Professional Class A common stock. The foregoing summary of the voting agreements does not purport to be complete, and is qualified in its entirety by reference to the form of voting agreement attached as Exhibit B to the merger agreement, which is attached as Appendix A to this document.
For more information about the beneficial ownership of Professional Class A common stock by each director and executive officer, directors and executive officers as a group, and holders of 5% or more of the outstanding shares of Professional Class A common stock see “Beneficial Ownership of Professional Common Stock by Management and Principal Shareholders of Professional.”
Solicitation of Proxies
The proxy for the special meeting is being solicited on behalf of the Professional board of directors. Professional will bear the entire cost of soliciting proxies from you. Professional will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Professional stock. Proxies will be solicited principally by mail, but may also be solicited by the directors, officers, and other employees of Professional in person or by telephone, facsimile or other means of electronic communication. Directors, officers and employees will receive no compensation for these activities in addition to their regular compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Professional has engaged Georgeson LLC to distribute and solicit proxies and will pay that firm a fee of $15,000, plus reasonable expenses, for these services.

Virtually Attending the Meeting
All holders of Professional Class A common stock, including shareholders of record and shareholders who hold their shares in street name through banks, brokers or other nominees, are cordially invited to virtually attend the special meeting at meetnow.global/MFUNXZU. Professional shareholders of record as of the record date will need the 15-digit control number found on their proxy card in order to access the special meeting website. Professional shareholders who hold their shares through a bank, broker, or other nominee in “street name” will need the 15-digit control number found on the voting instruction form provided by their bank, broker, or other nominee in order to attend the special meeting via the special meeting website. You may not vote shares held in “street name” by voting virtually at the special meeting unless you obtain a “legal proxy” from your bank, broker, or other nominee.
Questions and Additional Information
This proxy statement/prospectus and Professional’s 2021 Annual Report on Form 10-K are available on Professional’s website at https://proholdco.com. If you have more questions about the merger or how to submit your proxy or vote, or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card or voting instructions, please contact Professional at:
Professional Holding Corp.
396 Alhambra Circle, Suite 255
Coral Gables, Florida 33134
Telephone: (786) 483-1757
Attn: Michael C. Sontag, Secretary

PROPOSAL 1: THE MERGER
Background of the Merger
As part of its ongoing consideration and evaluation of long-term strategies and prospects, the Professional board of directors and senior management have periodically assessed strategic alternatives for maximizing shareholder value, including growth opportunities and operational efficiencies. The strategic discussions have focused on, among other things, the business environment facing financial institutions generally and Professional, in particular, as well as conditions and ongoing consolidation in the financial services industry. In contemplating its strategic objectives, the Professional board of directors has considered potential merger opportunities to maximize shareholder value while at the same time continuing to provide quality products and services to its communities and customers.
In late February 2022, Chuck Shaffer, Chairman and Chief Executive Officer of Seacoast, reached out to Herbert Martens, Chairman of the Board of Professional, to establish a relationship and understand the forward direction for Professional Bank. At that time, Mr. Martens advised that Professional had no desire to sell to another party and was committed to remaining independent. On March 17, 2022, Mr. Martens and Mr. Shaffer met and discussed a variety of topics, including the forward direction for Professional. During that discussion, Mr. Martens again emphasized that the current intention of the Professional board of directors was that Professional would remain independent.
The parties had no further contact until April 12, 2022, when Mr. Martens advised Mr. Shaffer that on April 11, 2022, Professional had received an unsolicited non-binding letter of intent from a third party seeking to purchase Professional. Prior to the receipt of the letter of intent, neither the Professional board of directors nor its management had intended to solicit a sale or merger of Professional. Mr. Martens and Mr. Shaffer informally discussed Seacoast’s interest in a potential merger/acquisition transaction with Professional. At approximately the same time, Professional’s investment bankers, Stephens, informally contacted Piper Sandler, investment bankers to Seacoast, to discuss a potential transaction. On April 13, 2022, Seacoast formally engaged Piper Sandler to act as its exclusive financial advisor in connection with a possible transaction. Following further discussions, on April 15, 2022, Professional and Seacoast entered into a confidentiality agreement in connection with a possible transaction.
During the period following receipt of the unsolicited offer, Mr. Martens conducted informal discussions with various members of the Professional board of directors to apprise them of the offer and to discuss possible responses.
On April 16, 2022, certain members of the Professional board of directors met with representatives of Stephens to discuss the unsolicited offer from the third party. On April 21, 2022, the Professional board of directors appointed those members to a special committee to evaluate the unsolicited offer, and on April 22, 2022, the Professional board of directors approved the engagement of Stephens to act as its exclusive financial advisor in connection with a possible transaction. On April 27, 2022, Mr. Martens and Mr. Shaffer met to discuss talent and retention, the integration process, and other matters; they did not discuss deal pricing or deal structure, but rather focused on the Professional team and how to bring the two companies together.
Following its engagement, Stephens contacted 11 potential parties, including Seacoast and the initial third-party offeror, with regard to a possible combination with Professional. Three of those parties entered into confidentiality agreements with Professional, following which they were given access to a virtual data room. The parties were further advised that the deadline for the submission of a bid was June 1, 2022. Three potential buyers submitted proposals to purchase Professional, including Seacoast.
On June 1, 2022, Mr. Shaffer delivered a letter of intent to the Professional board of directors, offering a fixed exchange ratio of 0.8668 shares of Seacoast common stock for each outstanding share of Professional common stock. In the following days, Mr. Shaffer discussed Seacoast’s proposed offer with Abel Iglesias, President and Chief Executive Officer of Professional and Mr. Martens. On June 3, 2022, Stephens reviewed the three letters of intent that had been submitted concerning the acquisition of Professional. On June 10, 2022, Stephens presented to the Professional board of directors its analysis of each of the three proposals received regarding the purchase of Professional. Following this presentation and related discussions, a revised draft letter of intent (which included a revised fixed exchange ratio of 0.8909) was signed on June 10, 2022, granting Seacoast exclusivity to continue its due diligence review and for the parties to consider, discuss and negotiate any definitive agreement and related agreements until the earlier of August 15, 2022 or the date on which the parties agreed to discontinue discussions.
During June and July 2022, Seacoast conducted a formal due diligence review of Professional, which included credit review and management meetings, and the parties began to discuss and negotiate the terms of a definitive agreement. Also, during this time frame, Seacoast and its outside legal counsel reviewed and analyzed diligence materials that were posted by Professional and its representative to the virtual data room.
On July 21, 2022, Stephens, together with members of Professional’s management and counsel, conducted a reverse due diligence review of Seacoast.
From late June 2022 through early August 2022, legal counsel for Professional and legal counsel for Seacoast, along with management and investment banking advisors of both companies, prepared, exchanged several drafts of, and negotiated the terms of, the merger agreement and related ancillary documents and agreements (including disclosure schedules, voting agreements for directors, noncompetition agreements for directors and officers, and employment agreements with certain executive officers of Professional).
On July 27, 2022, the special committee of the Professional board of directors met to consider the proposed transaction with Seacoast and, subject to the negotiation and completion of a definitive merger agreement and related documents, and to the delivery of the opinion of Stephens described below, determined to recommend that the Professional board of directors approve the merger agreement.
On August 5, 2022, the Professional board of directors held a special meeting, in which representatives of Stephens and the Gunster law firm, counsel to Professional, participated. During the meeting, the directors reviewed with their advisors the terms of the merger agreement, and other relevant information; a Stephens representative reviewed Stephens’ financial analysis summarized below under “The Merger — Opinion of Professional’s Financial Advisor” and delivered the written opinion of Stephens, which is attached to this proxy statement/prospectus as Appendix C. Stephens’ written opinion states that, based upon and subject to the various considerations set forth in such opinion, the value of the merger consideration to be received by shareholders of Professional in the merger pursuant to the merger agreement is fair from a financial point of view. In addition, counsel reviewed with the directors of Professional the most recent draft of the proposed merger agreement and related transaction documents, and the legal standards applicable to the Professional board’s decisions and actions with respect to the proposed transaction. Following a discussion of these matters and other factors listed under “— Recommendation of the Professional Board of Directors and Reasons for the Merger” below, the Professional board of directors concluded that the merger was fair to and in the best interest of Professional and its shareholders and unanimously approved and adopted the merger agreement and the transactions contemplated thereby and recommended that Professional’s shareholders approve the merger agreement.
On August 5, 2022, Seacoast’s board of directors met in special session to review and consider the merger agreement and the transactions and agreements contemplated by it. The management team made a presentation relating to the strategic and financial considerations and rationale of the transaction. Further to this discussion, a representative of Piper Sandler reviewed with the Seacoast board of directors the principal terms of the proposed transaction and the financial impacts of the merger on Seacoast and provided comparable transaction analysis for other Florida and national bank mergers. In addition, a Piper Sandler representative reviewed with the Seacoast board its financial analysis summarized below under “The Merger — Opinion of Seacoast’s Financial Advisor” and delivered to the Seacoast board Piper Sandler’s opinion, which is attached to this proxy statement/prospectus as Appendix B, to the effect that, based upon and subject to the various qualifications and considerations set forth in such opinion, the merger consideration, from a financial point of view, was fair to Seacoast. Also at the meeting, representatives of Alston & Bird, counsel to Seacoast, reviewed with the directors the terms and conditions of the merger agreement, the merger and the various agreements to be signed in connection with the merger agreement, and engaged in discussions with the board members on such matters. After additional discussion and deliberation, the Seacoast board of directors adopted and approved the draft merger agreement and the transactions and agreements contemplated by it and determined that the merger agreement and the transactions contemplated by it were in the best interests of Seacoast and its shareholders.
On August 7, 2022, the parties signed the merger agreement and the related agreements. A press release announcing the transaction was issued the next morning and a conference call with analysts and investors to discuss the merger was held the morning of August 8, 2022.
Professional’s Reasons for the Merger and Recommendation of the Professional Board of Directors
At a meeting held on August 5, 2022, following consideration at several meetings and other discussions among its members, including the members of the special committee, the Professional board of directors determined that the merger agreement is advisable, fair to and in the best interests of Professional and its shareholders. Accordingly, Professional’s board of directors approved and adopted the merger agreement and the merger and the other transactions contemplated by the merger agreement and recommends that Professional shareholders vote “FOR” the approval of the merger agreement.
In determining to approve and adopt the merger agreement and the merger and the other transactions contemplated by the merger agreement, and to recommend that its shareholders approve the merger agreement, the Professional board, in consultation with Professional’s management, as well as its financial and legal advisors, considered a number of factors, including the following material factors:
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the business, operations, financial condition, asset quality, earnings and prospects of Professional and Seacoast, both individually and on a combined basis, including that Seacoast’s business and operations complement those of Professional and that the merger would result in a combined company with diversified revenue sources, a well-balanced loan portfolio and an attractive funding base, as evidenced by a significant portion of core deposit funding;

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its understanding of the current and prospective environment in which Professional and Seacoast operate, including local, regional, and national economic conditions, the interest rate environment, regulatory initiatives and compliance mandates and their potential impact on operating costs, the competitive environment for financial institutions generally, and the likely effect of these factors on Professional both with and without the proposed transaction;

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the reduction in the number of financial institutions with an interest in acquiring Florida banks due to continued consolidation in the banking industry and the acquisition by other financial institutions of several of the banks that were historically active in acquiring Florida banks;

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the fact that the fixed exchange ratio provided for in the merger agreement will result in an increase in the merger consideration to be received by Professional shareholders in the merger to the extent that the market price of Seacoast common stock is higher at the time of the closing of the merger;

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the results that Professional could expect to achieve operating independently, and the likely risks and benefits to Professional shareholders of that course of action, as compared to the value of the merger consideration to be received from Seacoast;

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its view that a merger with a larger bank holding company could provide economies of scale, increase efficiencies of operations and enhance customer products and services;

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its view of the strategic alternatives available to Professional for enhancing value over the long term, the potential risks, rewards and uncertainties associated with those alternatives, and an acquisition by Seacoast compared to those alternatives;

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the complementary nature of the cultures of the two companies, which management believes should facilitate integration and implementation of the transaction;

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its belief, and that of management, that the combined company will have a strong capital position;

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its belief that the transaction is likely to provide substantial value to Professional’s shareholders;

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the financial analyses by Stephens, Professional’s financial advisor, and the opinion delivered by Stephens to Professional’s board on August 5, 2022, to the effect that, as of the date of such opinion, and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Stephens as set forth in its opinion, the merger consideration to be received by the shareholders of Professional in the merger pursuant to the merger agreement is fair from a financial point of view to the shareholders of Professional, as more fully described in the section entitled “The Merger — Opinion of Professional’s Financial Advisor”;
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the financial and other terms of the merger agreement, the expected tax treatment and deal protection provisions, including the ability of Professional’s board of directors, under certain circumstances, to withdraw or materially adversely modify its recommendation to Professional shareholders that they approve the merger agreement (subject to payment of a termination fee), each of which it reviewed with its outside financial and legal advisors;

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the fact that the merger consideration will consist of shares of Seacoast common stock, which would allow Professional shareholders to participate in a significant portion of the future performance of the combined Professional and Seacoast business and synergies resulting from the merger, and the value to Professional shareholders represented by that consideration;

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the proforma ownership by Professional shareholders in Seacoast following the closing of the merger;

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the fact that Professional’s directors and executive officers have financial interests in the merger in addition to their interests as Professional shareholders, including financial interests that are the result of compensation arrangements with Professional, and the manner in which such interests would be affected by the merger;

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the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions;

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the fact that the merger consideration will generally be tax-free to Professional shareholders based on the expected tax treatment of the merger as a “reorganization” for U.S. federal income tax purposes, as further described under “The Merger — U.S. Federal Income Tax Consequences of the Merger”;

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the greater liquidity in the trading market for Seacoast common stock relative to the market for Professional common stock due to Seacoast’s greater market capitalization and the historically greater trading volumes in its common stock; and

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the opportunity for Professional shareholders to receive Seacoast common stock which has historically paid a cash dividend, and the fact that no cash dividends have been paid on Professional shares since its organization.

The Professional board of directors also considered a number of potential risks and uncertainties associated with the merger in connection with its deliberation of the proposed transaction, including, without limitation, the following:
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the risk that the merger may not be consummated or that the closing may be unduly delayed, including as a result of factors outside either party’s control;

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the potential risk of diverting management attention and resources from the operation of Professional’s business and towards the completion of the merger and the possibility of employee attrition or adverse effects on client and business relationships as a result of the announcement and pendency of the merger;

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the requirement that Professional conduct its business in the ordinary course and the other restrictions on the conduct of Professional’s business prior to the completion of the merger, which may delay or prevent Professional from undertaking business opportunities that may arise pending completion of the merger;

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that under the merger agreement, subject to certain exceptions, Professional cannot solicit competing acquisition proposals;

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the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating Professional’s business, operations and workforce with those of Seacoast and the risk of not realizing all of the anticipated benefits of the merger or not realizing them in the expected timeframe;

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the possibility that Professional will have to pay a termination fee of approximately $21.79 million to Seacoast if the merger agreement is terminated under certain circumstances;

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that, subject to limited exceptions, the exchange ratio is fixed, so that if the market price of Seacoast common stock is lower at the time of the closing of the merger, the economic value of the merger consideration to be received by Professional shareholders in exchange for their shares of common stock will also be lower; and

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the other risks under the sections entitled “Cautionary Statement About Forward-Looking Statements” and “Risk Factors.”

In considering the recommendation of the Professional board of directors, shareholders should be aware that certain directors and officers of Professional may have interests in the merger that are different from, or in addition to, interests of Professional shareholders generally and may create potential conflicts of interest. The Professional board was aware of these interests and considered them when evaluating and negotiating the merger agreement, the merger and the other transactions contemplated by the merger agreement, and in recommending to Professional’s shareholders that they vote in favor of the proposal to approve the merger agreement. See “Interests of Professional Executive Officers and Directors in the Merger.”
The foregoing discussion is not intended to be exhaustive; rather, it includes the material factors considered by the Professional board. In reaching its decision to adopt and approve the merger agreement and the merger and the other transactions contemplated by the merger agreement, the Professional board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Professional board considered all these factors as a whole, including discussions with, and questioning of, Professional’s management and Professional’s financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.
For the reasons set forth above, the Professional board of directors has adopted and approved the merger agreement and the transactions contemplated thereby and recommends that you vote “FOR” the merger proposal and “FOR” the adjournment proposal.
Each of the directors of Professional has entered into a voting agreement with Seacoast, pursuant to which each has agreed to vote in favor of the merger proposal and the other proposal to be voted on at the Professional special meeting, subject to the terms of the voting agreement. The voting agreements are discussed in more detail in the section entitled “Information About the Professional Special Meeting — Shares Subject to Support Agreements; Shares Held by Directors and Executive Officers.”
Seacoast’s Reasons for the Merger
As a part of Seacoast’s growth strategy, Seacoast routinely evaluates opportunities to acquire financial institutions. The acquisition of Professional is consistent with Seacoast’s expansion strategy. Seacoast’s board of directors and senior management reviewed the business, financial condition, results of operations and prospects for Professional, the market condition of the market area in which Professional conducts business, the compatibility of the management and the proposed financial terms of the merger. In addition, management of Seacoast believes that the merger will expand Seacoast’s footprint in the dynamic tri-county South Florida market, which includes Miami-Dade, Broward, and Palm Beach counties, the largest MSA in Florida and the eighth largest in the nation, provide opportunities for future growth and provide the potential to realize operational efficiencies. Seacoast’s board of directors also considered the financial condition and valuations of both Professional and Seacoast as well as the financial and other effects the merger would have on Seacoast’s shareholders. In addition, the board of directors also considered the analysis and presentations from its outside financial advisor, Sandler, as well as Sandler’s fairness opinion delivered to the Seacoast board of directors.
While management of Seacoast believes that revenue opportunities will be achieved and costs savings will be obtained following the merger, Seacoast has not quantified the amount of enhancements or projected the areas of operation in which such enhancements will occur.
In view of the variety of factors considered in connection with its evaluation of the merger, the Seacoast board did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to factors it considered. Further, individual directors may have given differing weights to different factors. In addition, the Seacoast board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination. Rather, the Seacoast board conducted an overall analysis of the factors it considered material, including thorough discussions with, and questioning of, Seacoast’s management.
Opinion of Seacoast’s Financial Advisor
Seacoast retained Piper Sandler to act as financial advisor to Seacoast’s board of directors and its subsidiaries in connection with Seacoast’s consideration of a possible business combination with Professional. Seacoast selected Piper Sandler to act as its financial advisor because Piper Sandler is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Piper Sandler is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.
Piper Sandler acted as financial advisor to Seacoast’s board of directors and its subsidiaries in connection with the proposed merger and participated in certain of the negotiations leading to the execution of the merger agreement. At the meeting on August 5, 2022, during which Seacoast’s board of directors considered the merger and the merger agreement, Piper Sandler delivered to the board of directors its oral opinion, which was subsequently confirmed in writing on August 5, 2022, to the effect that, as of such date, the merger consideration was fair to Seacoast from a financial point of view. The full text of Piper Sandler’s opinion is attached as Appendix B to this proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Piper Sandler in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of Seacoast common stock are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.
Piper Sandler’s opinion was directed to the board of directors of Seacoast in connection with its consideration of the merger and the merger agreement and does not constitute a recommendation to any shareholder of Seacoast as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the approval of the merger and the merger agreement. Piper Sandler’s opinion was directed only to the fairness, from a financial point of view, of the merger consideration to Seacoast and did not address the underlying business decision of Seacoast to engage in the merger, the form or structure of the merger or any other transactions contemplated in the merger agreement, the relative merits of the merger as compared to any other alternative transactions or business strategies that might exist for Seacoast, or the effect of any other transaction in which Seacoast might engage. Piper Sandler also did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by any officer, director or employee of Seacoast or Professional, or any class of such persons, if any, relative to the compensation to be received in the merger by any other shareholder. Piper Sandler’s opinion was approved by Piper Sandler’s fairness opinion committee.
In connection with its opinion, Piper Sandler reviewed and considered, among other things:
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a draft of the Agreement and Plan of Merger, dated August 5, 2022;

•
certain publicly available financial statements and other historical financial information of Seacoast and SNB that Piper Sandler deemed relevant;

•
certain publicly available financial statements and other historical financial information of Professional and Professional Bank that Piper Sandler deemed relevant;

•
publicly available mean analyst balance sheet and earnings per share estimates for Seacoast for the years ending December 31, 2022 and December 31, 2023 with a long-term annual net income and balance sheet growth rate for the years ending December 31, 2024 through December 31, 2026, as provided by the senior management of Seacoast;

•
certain financial projection assumptions for Professional for the years ending December 31, 2022 through December 31, 2026, as provided by the senior management of Seacoast;

•
the pro forma financial impact of the merger on Seacoast based on certain assumptions relating to transaction expenses, purchase accounting adjustments and cost savings, as well as certain adjustments for current expected credit losses (CECL) accounting standards, as well as certain assumptions relating to the sale and reinvestment of Professional’s securities portfolio and the investment of Professional cash and equivalents at closing of the merger, as provided by the senior management of Seacoast;

•
the publicly reported historical price and trading activity for Seacoast common stock and Professional common stock, including a comparison of certain stock trading information for Seacoast common stock and Professional common stock and certain stock indices, as well as similar publicly available information for certain other companies, the securities of which are publicly traded;

•
a comparison of certain financial and market information for Seacoast and Professional with similar financial institutions for which information was publicly available;

•
the financial terms of certain recent business combinations in the bank and thrift industry (on a regional basis), to the extent publicly available;

•
the current market environment generally and the banking environment in particular; and

•
such other information, financial studies, analyses and investigations and financial, economic and market criteria as Piper Sandler considered relevant.

Piper Sandler also discussed with certain members of the senior management of Seacoast and its representatives the business, financial condition, results of operations and prospects of Seacoast and held similar discussions with certain members of the management of Professional and its representatives regarding the business, financial condition, results of operations and prospects of Professional.
In performing its review, Piper Sandler relied upon the accuracy and completeness of all of the financial and other information that was available to Piper Sandler from public sources, that was provided to Piper Sandler by Seacoast or Professional or their respective representatives, or that was otherwise reviewed by Piper Sandler, and Piper Sandler assumed such accuracy and completeness for purposes of rendering its opinion without any independent verification or investigation. Piper Sandler further relied on the assurances of the respective managements of Seacoast and Professional that they were not aware of any facts or circumstances that would have made any of such information inaccurate or misleading. Piper Sandler was not asked to and did not undertake an independent verification of any of such information and Piper Sandler did not assume any responsibility or liability for the accuracy or completeness thereof. Piper Sandler did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Seacoast or Professional, nor was Piper Sandler furnished with any such evaluations or appraisals. Piper Sandler rendered no opinion or evaluation on the collectability of any assets or the future performance of any loans of Seacoast or Professional. Piper Sandler did not make an independent evaluation of the adequacy of the allowance for loan losses of Seacoast or Professional, or of the combined entity after the merger, and Piper Sandler did not review any individual credit files relating to Seacoast or Professional. Piper Sandler assumed, with Seacoast’s consent, that the respective allowances for loan losses for both Seacoast and Professional were adequate to cover such losses and would be adequate on a pro forma basis for the combined entity.
In preparing its analyses, Piper Sandler used publicly available mean analyst balance sheet and earnings per share estimates for Seacoast for the years ending December 31, 2022 and December 31, 2023 with a long-term annual net income and balance sheet growth rate for the years ending December 31, 2024 through December 31, 2026, as provided by the senior management of Seacoast. In addition, Piper Sandler used certain financial projection assumptions for Professional for the years ending December 31, 2022 through December 31, 2026, as provided by the senior management of Seacoast. Piper Sandler also received and used in its pro forma analyses certain assumptions relating to transaction expenses, purchase accounting adjustments and cost savings, as well as certain adjustments for CECL accounting standards, as well as certain assumptions relating to the sale and reinvestment of Professional’s securities portfolio and the investment of Professional cash and equivalents at closing of the merger, as provided by the senior management of Seacoast. With respect to the foregoing information, the senior management of Seacoast confirmed to Piper Sandler that such information reflected (or, in the case of the publicly available analyst estimates referred to above, were consistent with) the best currently available estimates and judgments of senior management as to the future financial performance of Seacoast and Professional, respectively, and Piper Sandler assumed that the financial results reflected in such information would be achieved. Piper Sandler expressed no opinion as to such estimates or judgments, or the assumptions on which such information was based. Piper Sandler also assumed that there had been no material change in the respective assets, financial condition, results of operations, business or prospects of Seacoast or Professional since the date of the most recent financial statements made available to Piper Sandler. Piper Sandler assumed in all respects material to its analyses that Seacoast and Professional would remain as going concerns for all periods relevant to its analyses.
Piper Sandler also assumed, at Seacoast’s direction and with Seacoast’s consent, that (i) each of the parties to the merger agreement would comply in all material respects with all material terms and conditions of the merger agreement and all related agreements, that all of the representations and warranties contained in such agreements were true and correct in all material respects, that each of the parties to such agreements would perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements were not and would not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect that would be material to the analyses of the merger, or any related transactions, and (iii) the merger and any related transactions would be consummated in accordance with the terms of the merger agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. Piper Sandler expressed no opinion as to any legal, accounting or tax matters relating to the merger and the other transactions contemplated by the merger agreement.
Piper Sandler’s opinion was necessarily based on financial, regulatory, economic, market and other conditions as in effect on, and the information made available to Piper Sandler as of, the date thereof. Events occurring after the date thereof could materially affect Piper Sandler’s opinion. Piper Sandler has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date thereof. Piper Sandler expressed no opinion as to the trading value of Seacoast common stock or Professional common stock at any time or what the value of Seacoast common stock will be once it is actually received by the holders of Professional common stock.
In rendering its opinion, Piper Sandler performed a variety of financial analyses. The summary below is not a complete description of all the analyses underlying Piper Sandler’s opinion or the presentation made by Piper Sandler to Seacoast’s board of directors, but is a summary of the material analyses performed and presented by Piper Sandler. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Piper Sandler believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Piper Sandler’s comparative analyses described below is identical to Seacoast or Professional and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or transaction values, as the case may be, of Seacoast and Professional and the companies to which they were compared. In arriving at its opinion, Piper Sandler did not attribute any particular weight to any analysis or factor that it considered. Rather, Piper Sandler made qualitative judgments as to the significance and relevance of each analysis and factor. Piper Sandler did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion, rather, Piper Sandler made its determination as to the fairness of the merger consideration to Seacoast on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole.

In performing its analyses, Piper Sandler also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Seacoast, Professional, and Piper Sandler. The analyses performed by Piper Sandler are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Piper Sandler prepared its analyses solely for purposes of rendering its opinion and provided such analyses to Seacoast’s board of directors at its August 5, 2022 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Piper Sandler’s analyses do not necessarily reflect the value of Seacoast common stock or Professional common stock or the prices at which Seacoast or Professional common stock may be sold at any time. The analyses of Piper Sandler and its opinion were among a number of factors taken into consideration by Seacoast’s board of directors in making its determination to approve the merger agreement and the analyses described below should not be viewed as determinative of the decision of Seacoast’s board of directors with respect to the fairness of the merger consideration.
Summary of Proposed Merger Consideration and Implied Transaction Metrics
Piper Sandler reviewed the financial terms of the proposed merger. Pursuant to the terms of the merger agreement, at the effective time of the merger each share of Professional common stock issued and outstanding immediately prior to the effective time of the transaction, except for certain shares as set forth in the merger agreement, shall be converted into the right to receive 0.8909 of a share of Seacoast common stock (the “Merger Consideration”), subject to adjustment, as set forth in the merger agreement. Piper Sandler calculated an aggregate implied transaction value of approximately $484.4 million and an implied purchase price per share of $32.47 based on 13,954,314 shares of Professional common stock outstanding (including 211,933 restricted stock awards to be issued before closing of the merger), 713,863 options outstanding with a weighted average per share strike price of $10.96, and 904,500 stock appreciation rights (or SARs) outstanding with a weighted average strike price of $14.87. Piper Sandler calculated the following implied transaction metrics:
Transaction Price Per Share / Professional Tangible Book Value Per Share	215%
Transaction Price Per Share / LTM Earnings Per Share	23.0x
Transaction Price Per Share / Estimated 2022 Earnings Per Share(1)	20.5x
Transaction Price Per Share / Estimated 2023 Earnings Per Share(1)	15.1x
Core Deposit Premium(2)	12.6%
Core Deposit Premium(3)	12.3%
Market Premium as of August 3, 2022	44.6%

(1)
Estimated EPS provided by Seacoast management

(2)
Core deposits defined as total deposits less time deposits with balances greater than $100,000

(3)
Core deposits defined as total deposits less time deposits with balances greater than $250,000

Stock Trading History
Piper Sandler reviewed the publicly available historical reported trading prices of Seacoast common stock and Professional common stock for the one-year and three-year periods ended August 3, 2022. Piper Sandler then compared the relationship between the movements in the price of Seacoast common stock and Professional common stock, respectively, to movements in their respective peer groups (as described below) as well as certain stock indices (NASDAQ Bank and S&P 500).

Seacoast’s One-Year Stock Performance
	Beginning Value 8/3/2021	Ending Value 8/3/2022
Seacoast	100%	119.9%
Seacoast Peer Group	100%	105.6%
S&P 500 Index	100%	93.9%
NASDAQ Bank Index	100%	98.2%
Seacoast’s Three-Year Stock Performance
	Beginning Value 8/3/2019	Ending Value 8/3/2022
Seacoast	100%	141.0%
Seacoast Peer Group	100%	111.0%
S&P 500 Index	100%	141.7%
NASDAQ Bank Index	100%	119.5%
Professional’s One-Year Stock Performance
	Beginning Value 8/3/2021	Ending Value 8/3/2022
Professional	100%	113.5%
Professional Peer Group	100%	102.3%
S&P 500 Index	100%	93.9%
NASDAQ Bank Index	100%	98.2%
Professional’s Three-Year Stock Performance
	Beginning Value 8/3/2019	Ending Value 8/3/2022
Professional	100%	121.4%
Professional Peer Group	100%	114.5%
S&P 500 Index	100%	141.7%
NASDAQ Bank Index	100%	119.5%
Comparable Company Analyses.
Piper Sandler used publicly available information to compare selected financial information for Seacoast with a group of financial institutions selected by Piper Sandler. The Seacoast peer group included publicly traded banks headquartered in the southeast region of the United States with between $5 billion and $20 billion in total assets, but excluded targets of announced merger transactions (the “Seacoast Peer Group”). The Seacoast Peer Group consisted of the following companies:
Amerant Bancorp Inc.	Renasant Corp.
Atlantic Union Bankshares Corp.	ServisFirst Bancshares Inc.
City Holding Co.	The First Bancshares
FB Financial Corp.	TowneBank
First Bancorp	Trustmark Corp.
Live Oak Bancshares Inc.	WesBanco Inc.
The analysis compared publicly available financial information for Seacoast with corresponding data for the Seacoast Peer Group as of or for the period ended June 30, 2022 (unless otherwise noted) with pricing data as of August 3, 2022. The table below sets forth the data for Seacoast and the median, mean, low and high data for the Seacoast Peer Group.
Seacoast Comparable Company Analysis
	Seacoast	Seacoast Peer Group Median	Seacoast Peer Group Mean	Seacoast Peer Group Low	Seacoast Peer Group High
Total assets ($mm)	10,812	13,344	12,809	6,037	19,662
Loans / Deposits(2) (%)	71.2	74.9	76.4	58.9	92.3
Non-performing assets / Total assets(3) (%)	0.30	0.39	0.43	0.08	1.60
Tangible common equity/Tangible assets(4)(%)	9.74	7.43	7.60	6.43	8.90
Tier 1 Leverage Ratio(5) (%)	11.60	9.43	9.48	8.19	10.43
Total RBC Ratio(6) (%)	17.70	14.38	14.44	11.18	16.98
Bank CRE / Total RBC Ratio (%)	191.7	262.4	246.2	165.1	319.3
LTM Return on average assets (%)	1.09	1.15	1.25	0.64	2.32
LTM Return on average equity (%)	8.49	9.93	11.82	6.47	26.28
LTM Net interest margin (%)	3.26	3.03	3.07	2.64	3.98
LTM Efficiency ratio (%)	53.0	61.0	59.1	32.2	76.0
Price/Tangible book value (%)	219	179	201	130	392
Price/LTM Earnings per share (x)	19.4	11.9	12.9	9.0	20.9
Price/2022E Earnings per share	22.1	11.9	12.9	9.0	18.5
Price/2023E Earnings per share	14.2	10.8	11.6	8.3	17.0
Current Dividend Yield (%)	1.9	2.6	2.3	0.3	4.0
Market value ($mm)	2,224	1,932	1,917	604	4,701

(1)
Seacoast does not include pending acquisitions

(2)
Loans / Deposits for CHCO reflects bank level data

(3)
Non-Performing Assets / Total Assets for TRMK, WSBC, RNST, FBK, LOB, and FBMS reflect bank level data

(4)
Tangible common equity/Tangible assets for FBNC and LOB reflect bank level data

(5)
Tier 1 Leverage Ratio for FBMS reflects bank level data

(6)
Total RBC Ratio for LOB and FBMS reflects bank level data

Piper Sandler used publicly available information to perform a similar analysis for Professional by comparing selected financial information for Professional with a group of financial institutions selected by Piper Sandler. The Professional peer group included publicly traded banks headquartered in the southeast region of the United States with between $2.25 billion and $3.75 billion in total assets, but excluded targets of announced merger transactions (the “Professional Peer Group”). The Professional Peer Group consisted of the following companies:
American National Bankshares	FVCBankcorp Inc.
Blue Ridge Bankshares Inc.	HomeTrust Bancshares Inc.
Burke & Herbert Bank & Trust	John Marshall Bancorp Inc.
C&F Financial Corp.	MetroCity Bankshares Inc.
CapStar Financial Hldgs Inc	MVB Financial Corp
Colony Bankcorp Inc.	Primis Financial Corp.
FineMark Holdings Inc.	River Financial Corp.
First Citizens Bancshares Inc.	Southern First Bancshares Inc
First Community Bankshares Inc

The analysis compared publicly available financial information for Professional with corresponding data for the Professional Peer Group as of or for the period ended June 30, 2022 (unless otherwise noted) with pricing data as of August 3, 2022. The table below sets forth the data for Professional and the median, mean, low and high data for the Professional Peer Group.
Professional Comparable Company Analysis
	Professional	Professional Peer Group Median	Professional Peer Group Mean	Professional Peer Group Low	Professional Peer Group High
Total assets ($mm)	2,662	3,097	2,953	2,290	3,586
Loans / Deposits (%)	83.4	82.8	81.0	59.1	115.6
Non-performing assets / Total assets(1) (%)	0.09	0.22	0.37	0.02	1.07
Tangible common equity/Tangible assets (%)	7.89	8.25	8.21	4.13	10.31
Tier 1 Leverage Ratio(2) (%)	8.10	10.11	10.04	8.36	11.63
Total RBC Ratio(3) (%)	12.80	14.96	15.30	11.02	20.03
CRE / Total RBC Ratio (%)	283.8	269.5	247.6	36.6	385.1
LTM Return on average assets (%)	0.73	1.17	1.21	0.63	2.40
LTM Return on average equity (%)	8.58	11.82	12.25	5.15	24.30
LTM Net interest margin (%)	3.07	3.22	3.30	2.20	4.27
LTM Efficiency ratio (%)	60.1	59.7	60.9	34.4	89.5
Price/Tangible book value (%)	148	141	143	101	209
Price/LTM Earnings per share (x)	15.9	10.2	10.5	6.6	16.0
Price/2022E Earnings per share	11.5	11.0	12.0	7.4	22.0
Price/2023E Earnings per share	10.9	10.3	10.2	7.9	12.1
Current Dividend Yield (%)	—	2.9	2.7	1.4	4.1
Market value ($mm)	309	351	346	169	525

(1)
Non-performing assets / Total assets for BHRB, HTBI, FNBT, AMNB, MVBF, BRBS, RVRF, CFFI, FVCB, and FIZN reflect bank level data

(2)
Tier 1 Leverage Ratio for BHRB, HTBI, FCBC, MVBF, BRBS, RVRF, and JMSB reflects bank level data

(3)
Total RBC Ratio for BHRB, HTBI, FCBC, BRBS, RVRF, and JMSB reflects bank level data

Note: Financial data for RVRF and FIZN as of March 31, 2022
Analysis of Precedent Transactions.
Piper Sandler reviewed a regional group of merger and acquisition transactions. The regional group consisted of bank and thrift transactions announced between January 1, 2021 and August 3, 2022 with targets headquartered in the southeast region of the United States with total assets between $500 million and $5.0 billion and disclosed deal values, but excluded transactions with targets headquartered outside of the continental U.S. and transactions with non-bank buyers (the “Regional Precedent Transactions”).

The Regional Precedent Transactions group was composed of the following transactions:
Acquiror	Target
The First Bancshares	Heritage Southeast Bancorp.
HomeTrust Bancshares Inc.	Quantum Capital Corp.
First Bancorp	GrandSouth Bancorporation
F.N.B. Corp.	UB Bancorp
DFCU Financial	First Citrus Bancorp. Inc.
United Community Banks Inc.	Progress Financial Corp.
Seacoast Banking Corporation of Florida	Drummond Banking Co.
The First Bancshares	Beach Bancorp Inc.
Seacoast Banking Corporation of Florida	Apollo Bancshares/Apollo Bank
United Community Banks Inc.	Reliant Bancorp Inc.
Lake Michigan CU	Pilot Bancshares Inc.
Simmons First National Corp.	Triumph Bancshares Inc.
Simmons First National Corp.	Landmark Community Bank
United Bankshares Inc.	Community Bankers Trust Corp
First Bancorp	Select Bancorp Inc.
United Community Banks Inc.	Aquesta Financial Holdings
Peoples Bancorp Inc.	Premier Financial Bancorp Inc.
Seacoast Banking Corporation of FL	Legacy Bank of Florida
BancorpSouth Bank	FNS Bancshares Inc.
Using the latest publicly available information prior to the announcement of the relevant transaction, Piper Sandler reviewed the following transaction metrics: transaction price to last-twelve-months earnings per share, transaction price to estimated earnings per share, transaction price to tangible book value per share, core deposit premium, and 1-day market premium. Piper Sandler compared the indicated transaction metrics for the merger to the median, mean, low and high metrics of the Regional Precedent Transactions group.
	Seacoast/ Professional	Regional Precedent Transactions
		Median	Mean	Low	High
Transaction Price / LTM Earnings Per Share (x)	23.0	14.1	14.6	4.2	23.8
Transaction Price / Estimated Earnings Per Share (x)	15.1	12.3	12.5	10.8	14.4
Transaction Price / Tangible Book Value Per Share (%)	215	179	174	139	217
Tangible Book Value Premium to Core Deposits (%)	12.6	9.3	9.0	4.4	16.2
1-Day Market Premium (%)	44.6	28.6	30.1	9.5	66.5
Net Present Value Analyses.
Piper Sandler performed an analysis that estimated the net present value of a share of Seacoast common stock assuming Seacoast performed in accordance with publicly available mean analyst balance sheet and earnings per share estimates for Seacoast for the years ending December 31, 2022 and December 31, 2023 with a long-term annual net income and balance sheet growth rate for the years ending December 31, 2024 through December 31, 2026, as provided by the senior management of Seacoast. To approximate the terminal value of a share of Seacoast common stock at December 31, 2026, Piper Sandler applied price to 2026 earnings multiples ranging from 10.0x to 17.5x and multiples of 2026 tangible book value ranging from 150% to 225%. The terminal values were then discounted to present values using different discount rates ranging from 8.0% to 12.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Seacoast common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Seacoast common stock of $19.50 to $38.27 when applying multiples of earnings and $24.30 to $41.74 when applying multiples of tangible book value.
Earnings Per Share Multiples
Discount Rate	10.0x	11.5x	13.0x	14.5x	16.0x	17.5x
8.0%	$22.97	$26.03	$29.09	$32.15	$35.21	$38.27
9.0%	$22.04	$24.97	$27.89	$30.82	$33.75	$36.68
10.0%	$21.15	$23.95	$26.76	$29.56	$32.36	$35.17
11.0%	$20.30	$22.99	$25.67	$28.36	$31.05	$33.73
12.0%	$19.50	$22.07	$24.65	$27.22	$29.80	$32.37
Tangible Book Value Per Share Multiples
Discount Rate	150%	165%	180%	195%	210%	225%
8.0%	$28.69	$31.30	$33.91	$36.52	$39.13	$41.74
9.0%	$27.50	$30.00	$32.50	$35.00	$37.50	$40.00
10.0%	$26.38	$28.78	$31.17	$33.56	$35.95	$38.34
11.0%	$25.32	$27.61	$29.90	$32.19	$34.48	$36.78
12.0%	$24.30	$26.50	$28.70	$30.89	$33.09	$35.28
Piper Sandler also considered and discussed with Seacoast’s board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to earnings. To illustrate this impact, Piper Sandler performed a similar analysis assuming Seacoast’s earnings varied from 20% above estimates to 20% below estimates. This analysis resulted in the following range of per share values for Seacoast’s common stock, applying the price to 2026 earnings multiples range of 10.0x to 17.5x referred to above and a discount rate of 8.85%.
Earnings Per Share Multiples
Annual Estimate Variance	10.0x	11.5x	13.0x	14.5x	16.0x	17.5x
(20.0)%	$18.24	$20.60	$22.96	$25.32	$27.68	$30.04
(10.0)%	$20.21	$22.86	$25.51	$28.17	$30.82	$33.47
0.0%	$22.17	$25.12	$28.07	$31.02	$33.97	$36.91
10.0%	$24.14	$27.38	$30.62	$33.87	$37.11	$40.35
20.0%	$26.10	$29.64	$33.18	$36.72	$40.25	$43.79
Piper Sandler also performed an analysis that estimated the net present value per share of Professional common stock, assuming Professional performed in accordance with certain financial projection assumptions for Professional for the years ending December 31, 2022 through December 31, 2026, as provided by the senior management of Seacoast. To approximate the terminal value of a share of Professional common stock at December 31, 2026, Piper Sandler applied price to 2026 earnings multiples ranging from 8.0x to 13.0x and multiples of 2026 tangible book value ranging from 125% to 175%. The terminal values were then discounted to present values using different discount rates ranging from 9.0% to 13.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Professional common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Professional common stock of $11.71 to $22.58 when applying multiples of earnings and $18.31 to $30.41 when applying multiples of tangible book value.

Earnings Per Share Multiples
Discount Rate	8.0x	9.0x	10.0x	11.0x	12.0x	13.0x
9.0%	$13.89	$15.63	$17.37	$19.10	$20.84	$22.58
10.0%	$13.30	$14.97	$16.63	$18.29	$19.95	$21.62
11.0%	$12.74	$14.34	$15.93	$17.52	$19.11	$20.71
12.0%	$12.21	$13.74	$15.26	$16.79	$18.32	$19.84
13.0%	$11.71	$13.17	$14.63	$16.10	$17.56	$19.02
Tangible Book Value Per Share Multiples
Discount Rate	125%	135%	145%	155%	165%	175%
9.0%	$21.72	$23.46	$25.20	$26.94	$28.67	$30.41
10.0%	$20.80	$22.47	$24.13	$25.79	$27.46	$29.12
11.0%	$19.93	$21.52	$23.11	$24.71	$26.30	$27.90
12.0%	$19.09	$20.62	$22.15	$23.68	$25.21	$26.73
13.0%	$18.31	$19.77	$21.23	$22.70	$24.16	$25.63
Piper Sandler also considered and discussed with Seacoast’s board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to earnings. To illustrate this impact, Piper Sandler performed a similar analysis assuming Professional’s earnings varied from 20% above estimates to 20% below estimates. This analysis resulted in the following range of per share values for Professional common stock, applying the price to 2026 earnings multiples range of 8.0x to 13.0x referred to above and a discount rate of 11.86%.
Earnings Per Share Multiples
Annual Estimate Variance	8.0x	9.0x	10.0x	11.0x	12.0x	13.0x
(20.0)%	$9.83	$11.06	$12.28	$13.51	$14.74	$15.97
(10.0)%	$11.06	$12.44	$13.82	$15.20	$16.58	$17.97
0.0%	$12.28	$13.82	$15.36	$16.89	$18.43	$19.96
10.0%	$13.51	$15.20	$16.89	$18.58	$20.27	$21.96
20.0%	$14.74	$16.58	$18.43	$20.27	$22.11	$23.95
In addition, Piper Sandler performed an analysis that estimated the net present value per share of Professional common stock, assuming Professional performed in accordance with certain financial projection assumptions for Professional for the years ending December 31, 2022 through December 31, 2026 assuming certain cost savings and balance sheet repositioning assumptions, as provided by the senior management of Seacoast. Piper Sandler applied price to earnings multiples ranging from 8.0x to 13.0x and multiples of tangible book value ranging from 125% to 175%. The terminal values were then discounted to present values using different discount rates ranging from 9.0% to 13.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Professional common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Professional common stock of $22.15 to $42.71 when applying multiples of earnings and $23.35 to $38.77 when applying multiples of tangible book value.

Earnings Per Share Multiples
Discount Rate	8.0x	9.0x	10.0x	11.0x	12.0x	13.0x
9.0%	$26.28	$29.57	$32.86	$36.14	$39.43	$42.71
10.0%	$25.17	$28.31	$31.46	$34.61	$37.75	$40.90
11.0%	$24.11	$27.12	$30.14	$33.15	$36.16	$39.18
12.0%	$23.10	$25.99	$28.88	$31.77	$34.66	$37.54
13.0%	$22.15	$24.92	$27.69	$30.45	$33.22	$35.99
Tangible Book Value Per Share Multiples
Discount Rate	125%	135%	145%	155%	165%	175%
9.0%	$27.70	$29.91	$32.13	$34.34	$36.56	$38.77
10.0%	$26.52	$28.64	$30.76	$32.88	$35.01	$37.13
11.0%	$25.40	$27.44	$29.47	$31.50	$33.53	$35.57
12.0%	$24.34	$26.29	$28.24	$30.19	$32.13	$34.08
13.0%	$23.34	$25.21	$27.07	$28.94	$30.81	$32.67
Piper Sandler also considered and discussed with Seacoast’s board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to earnings. To illustrate this impact, Piper Sandler performed a similar analysis assuming Professional’s earnings varied from 20.0% above estimates to 20.0% below estimates. This analysis resulted in the following range of per share values for Professional common stock, applying the price to earnings multiples range of 8.0x to 13.0x referred to above and a discount rate of 11.86%.
Earnings Per Share Multiples
Annual Estimate Variance	8.0x	9.0x	10.0x	11.0x	12.0x	13.0x
(20.0)%	$20.78	$23.38	$25.98	$28.58	$31.18	$33.78
(10.0)%	$22.01	$24.76	$27.52	$30.27	$33.02	$35.77
0.0%	$23.24	$26.15	$29.05	$31.96	$34.86	$37.77
10.0%	$24.47	$27.53	$30.59	$33.65	$36.71	$39.76
20.0%	$25.70	$28.91	$32.12	$35.34	$38.55	$41.76
Piper Sandler noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.
Pro Forma Transaction Analysis.
Piper Sandler analyzed certain potential pro forma effects of the merger on Seacoast assuming the transaction closes on December 31, 2022. Piper Sandler also utilized the following information and assumptions: (i) publicly available mean analyst balance sheet and earnings per share estimates for Seacoast for the years ending December 31, 2022 and December 31, 2023 with a long-term annual net income and balance sheet growth rate for the years ending December 31, 2024 through December 31, 2026, as provided by the senior management of Seacoast; (ii) certain financial projection assumptions for Professional for the years ending December 31, 2022 through December 31, 2026, as provided by the senior management of Seacoast; (iii) certain assumptions relating to transaction expenses, purchase accounting adjustments and cost savings, as well as certain adjustments for CECL accounting standards, as provided by the senior management of Seacoast; and (iv) certain assumptions relating to the sale and reinvestment of Professional’s securities portfolio and the investment of Professional cash and equivalents at closing of the merger, as provided by the senior management of Seacoast. The analysis indicated that the transaction could be accretive to Seacoast’s estimated earnings per share (excluding one-time transaction costs and expenses) in the years ending December 31, 2023 through December 31, 2026 and dilutive to Seacoast’s estimated tangible book value per share at closing of the merger.
In connection with this analysis, Piper Sandler considered and discussed with Seacoast’s board of directors how the analysis would be affected by changes in the underlying assumptions, including the impact of final purchase accounting adjustments determined at the closing of the transaction, and noted that the actual results achieved by the combined company may vary from projected results and the variations may be material.
Piper Sandler’s Relationship.
Piper Sandler is acting as Seacoast’s financial advisor in connection with the merger and will receive a fee for such services in an amount equal to approximately $3.40 million, which fee is contingent upon the closing of the merger. Piper Sandler also received a $500,000 fee from Seacoast upon rendering its opinion, which opinion fee will be credited in full towards the advisory fee which will become payable to Piper Sandler upon closing of the transaction. Seacoast has also agreed to indemnify Piper Sandler against certain claims and liabilities arising out of Piper Sandler’s engagement and to reimburse Piper Sandler for certain of its out-of-pocket expenses incurred in connection with Piper Sandler’s engagement.
In the two years preceding the date of Piper Sandler’s opinion, Piper Sandler provided certain other investment banking services to Seacoast. In summary, Piper Sandler (i) acted as financial advisor to Seacoast in connection with Seacoast’s acquisition of Legacy Bank of Florida, which transaction closed in August 2021 and for which Piper Sandler received an advisory fee of approximately $925,000, (ii) acted as financial advisor to Seacoast in connection with Seacoast’s acquisition of Sabal Palm Bancorp, Inc. and Business Bank of Florida, Corp., which transactions closed in January 2022 and for which Piper Sandler received an aggregate advisory fee of approximately $1 million, (iii) acted as financial advisor to Seacoast in connection with Seacoast’s acquisition of Apollo Bancshares, Inc., which transaction closed in October 2022 and for which Piper Sandler received an aggregate advisory fee of approximately $1.85 million, and (iv) acted as financial advisor to Seacoast in connection with Seacoast’s acquisition of Drummond Banking Company, which transaction closed in October 2022 and for which Piper Sandler received an aggregate advisory fee of approximately $2 million, which fee is contingent upon the closing of the transaction. In addition, affiliates of Piper Sandler, Piper Sandler Hedging Services, LLC (“Piper Sandler Hedging”) and Piper Sandler Loan Strategies, LLC (“PSLS”), provided certain balance sheet management and risk mitigation advisory services as well as loan valuation services to Seacoast in 2022 for which Piper Sandler Hedging and PSLS received approximately $20,000 and $35,000 in compensation, respectively. In the two years preceding the date of Piper Sandler’s opinion Piper Sandler did not provide any investment banking services to Professional; provided, however, Piper Sandler Hedging provided certain balance sheet and risk mitigation advisory services to Professional in 2021 and 2022 for which PSLS received an aggregate fee of approximately $80,000. In addition, in the ordinary course of Piper Sandler’s business as a broker-dealer, it may purchase securities from and sell securities to Seacoast, Professional and their respective affiliates. Piper Sandler may also actively trade the equity and debt securities of Seacoast and Professional for Piper Sandler’s own account and for the accounts of Piper Sandler’s customers.
Opinion of Professional’s Financial Advisor
On April 22, 2022, Professional engaged Stephens to act as its exclusive financial advisor in connection with any proposed transaction involving Professional and one or more parties in which Professional and its subsidiary, Professional Bank, would be acquired by or combined with a purchaser and/or one or more of its subsidiaries. As part of its engagement, Stephens was asked to undertake a study of the fairness, from a financial point of view, of the consideration payable in connection with any proposed transaction. Professional engaged Stephens because, among other factors, Stephens is a nationally recognized investment banking firm with substantial experience in similar transactions. As part of its investment banking business, Stephens is regularly engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

As part of Stephens’ engagement, representatives of Stephens participated in a meeting of Professional’s board of directors held on August 5, 2022, at which the board of directors considered and approved the merger. At the meeting, Stephens reviewed the financial aspects of the merger and rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion letter to the board of directors dated as of August 5, 2022, that, as of such date, the consideration to be received by the common shareholders of Professional (solely in their capacity as such) in the merger was fair to such shareholders from a financial point of view, based upon and subject to the qualifications, assumptions and other matters considered by Stephens in connection with the preparation of its opinion.
The full text of Stephens’ written opinion letter (the “Opinion Letter”) is attached as Appendix C to this proxy statement/prospectus. The Opinion Letter outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Stephens in rendering its opinion. The summary of the opinion set forth in this document is qualified in its entirety by reference to the full text of such written Opinion Letter. Investors are urged to read the entire Opinion Letter carefully in connection with their consideration of the merger. Except as otherwise noted in this section, Professional did not give any instruction to or impose any limitations on Stephens as it related to the issuance of its opinion.
Stephens’ opinion speaks only as of the date of the Opinion Letter, and Stephens has undertaken no obligation to update or revise its opinion. The opinion was directed to Professional’s board of directors (solely in its capacity as such) in connection with, and for purposes of, its consideration of the merger. The opinion only addresses whether the consideration to be received by the common shareholders of Professional (solely in their capacity as such) in the merger was fair to them from a financial point of view as of the date of the opinion. The opinion does not address the underlying business decision of Professional to engage in the merger or any other term or aspect of the merger agreement or the transactions contemplated thereby. Stephens’ opinion does not constitute a recommendation to Professional’s board of directors or any of Professional’s shareholders as to how such person should vote or otherwise act with respect to the merger or any other matter. Professional and Seacoast determined the merger consideration through a negotiation process.
In connection with developing its opinion, Stephens:
(i)
reviewed certain publicly available financial statements and reports regarding Professional and Seacoast;

(ii)
reviewed certain audited financial statements regarding Professional and Seacoast;

(iii)
reviewed certain internal financial statements, management reports and other financial and operating data concerning Professional and Seacoast prepared by management of Professional and management of Seacoast, respectively;

(iv)
reviewed, on a pro forma basis, in reliance upon consensus research estimates and upon financial projections and other information and assumptions concerning Professional and Seacoast provided by management of Professional and management of Seacoast, respectively, the effect of the merger on the balance sheet, capitalization ratios, earnings and tangible book value both in the aggregate and, where applicable, on a per share basis of Seacoast;

(v)
reviewed the reported prices and trading activity for the common stock of Professional and Seacoast;

(vi)
compared the financial performance of Professional and Seacoast with that of certain other publicly traded companies and their securities that Stephens deemed relevant to its analysis of the merger;

(vii)
reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that Stephens deemed relevant to its analysis of the merger;

(viii)
reviewed the then most recent draft of the merger agreement and related documents provided to Stephens by Professional;

(ix)
discussed with the management of Professional and the management of Seacoast the operations of and future business prospects for Professional and Seacoast, respectively, and the anticipated financial consequences of the merger to Professional and Seacoast, respectively;
(x)
assisted in Professional’s deliberations regarding the material terms of the merger and Professional’s negotiations with Seacoast; and

(xi)
performed such other analyses and provided such other services as Stephens deemed appropriate.

Stephens relied on the accuracy and completeness of the information, financial data and financial forecasts provided to Stephens by Professional and Seacoast and of the other information reviewed by Stephens in connection with the preparation of its opinion, and its opinion was based upon such information. Stephens did not independently verify or undertake any responsibility to independently verify the accuracy or completeness of any such information, data or forecasts. Management of Professional assured Stephens that they were not aware of any relevant information that had been omitted or remained undisclosed to Stephens. Stephens did not assume any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of Professional or of Seacoast, and Stephens was not furnished with any such evaluations or appraisals; nor did Stephens evaluate the solvency or fair value of Professional or of Seacoast under any laws relating to bankruptcy, insolvency or similar matters. Stephens did not assume any obligation to conduct any physical inspection of the properties, facilities, assets or liabilities (contingent or otherwise) of Professional or Seacoast. Stephens did not receive or review any individual loan or credit files nor did Stephens make an independent evaluation of the adequacy of the allowance for loan and lease losses of Professional or Seacoast. Stephens did not make an independent analysis of the effects of the COVID-19 pandemic, the invasion of Ukraine, potential future changes in the inflation rate or other related market developments or disruptions, or of any other disaster or adversity, on the business or prospects of Professional or Seacoast. With respect to the financial forecasts prepared by management of Professional and management of Seacoast, including the forecasts of potential cost savings and potential synergies, Stephens assumed that such financial forecasts had been reasonably prepared by management of Professional and management of Seacoast, respectively, and reflected the best then currently available estimates and judgments of management of Professional and management of Seacoast, respectively, as to the future financial performance of Professional and Seacoast, respectively, and provided a reasonable basis for Stephens’ analysis. Stephens recognized that such financial forecasts were based on numerous variables, assumptions and judgments that were inherently uncertain (including, without limitation, factors related to general economic and competitive conditions) and that actual results could vary significantly from such forecasts, and Stephens expressed no opinion as to the reliability of such financial projections and estimates or the assumptions upon which they were based.
Stephens does not provide legal, accounting, regulatory, or tax advice or expertise, and Stephens relied solely, and without independent verification, on the assessments of Professional and its other advisors with respect to such matters. Stephens assumed, with Professional’s consent, that the merger will not result in any materially adverse legal, regulatory, accounting or tax consequences for Professional or its shareholders and that any reviews of legal, accounting, regulatory or tax issues conducted as a result of the merger will be resolved favorably to Professional and its shareholders. Stephens did not express any opinion as to any tax or other consequences that might result from the merger.
Stephens’ opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on the date of the opinion, and on the information made available to Stephens as of the date of the opinion. Market price data used by Stephens in connection with its opinion was based on reported market closing prices as of August 3, 2022. It should be understood that subsequent developments may affect the opinion and that Stephens did not undertake any obligation to update, revise or reaffirm the opinion or otherwise comment on events occurring after the date of the opinion. Stephens further noted that the current volatility and disruption in the credit and financial markets relating to, among other things, the COVID-19 pandemic, the invasion of Ukraine or potential future changes in inflation rates may or may not have an effect on Professional or Seacoast, and Stephens did not express an opinion as to the effects of such volatility or such disruption on the merger or any party to the merger. Stephens further expressed no opinion as to the prices at which shares of Professional’s or Seacoast’s common stock may trade at any time subsequent to the announcement of the merger.

In connection with developing its opinion, Stephens assumed that, in all respects material to its analyses:
(i)
the merger and any related transactions will be consummated on the terms of the latest draft of the merger agreement provided to Stephens, without material waiver or modification;

(ii)
the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

(iii)
each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

(iv)
all conditions to the completion of the merger will be satisfied within the time frames contemplated by the merger agreement without any waivers;

(v)
that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the merger and any related transactions, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the merger to the common shareholders of Professional;

(vi)
there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of Professional or Seacoast since the date of the most recent financial statements made available to Stephens, and that no legal, political, economic, regulatory or other development has occurred that will adversely impact Professional or Seacoast; and

(vii)
the merger will be consummated in a manner that complies with applicable law and regulations.

Stephens’ opinion was limited to whether the consideration to be received by the common shareholders of Professional (solely in their capacity as such) in the merger was fair to them from a financial point of view as of the date of the opinion. Stephens was not asked to include in its Opinion Letter, and it did not include in its Opinion Letter, any opinion as to the terms of the merger agreement or the form of the merger or any aspect of the merger, other than the fairness, from a financial point of view, of the consideration to be received in the merger by the common shareholders of Professional (solely in their capacity as such). The opinion did not address the merits of the underlying decision by Professional to engage in the merger, the merits of the merger as compared to other alternatives potentially available to Professional or the relative effects of any alternative transaction in which Professional might engage, nor is it intended to be a recommendation to any person or entity as to any specific action that should be taken in connection with the merger, including with respect to how to vote or act with respect to the merger. Moreover, Stephens’ Opinion Letter did not express any opinion as to the fairness of the amount or nature of the compensation to any of Professional’s officers, directors or employees, or to any group of such officers, directors or employees, whether relative to the compensation to other shareholders of Professional or otherwise.
The following is a summary of the material financial analyses performed and material factors considered by Stephens in connection with developing its opinion. Stephens performed certain procedures, including each of the financial analyses described below, and reviewed with Professional’s executive management and board of directors the assumptions upon which the analyses were based, as well as other factors. Although this summary does not purport to describe all of the analyses performed or factors considered by Stephens, it does set forth those analyses considered by Stephens to be material in arriving at its opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. The order of the summaries of analyses described does not represent the relative importance or weight given to those analyses by Stephens. It should be noted that in arriving at its opinion, Stephens did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Stephens believes that its analysis must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses summarized below. Accordingly, Stephens’ analyses and the summary of its analyses must be considered as a whole, and selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying Stephens’ analyses and opinion.
Summary of Merger:
Pursuant to the merger agreement, and subject to the terms, conditions and limitations set forth therein, and for purposes of its opinion, Stephens understood that, subject to potential adjustments as described in the merger agreement, each outstanding share of Professional common stock will be converted into the right to receive 0.8909 shares of Seacoast common stock, which, based on Seacoast’s closing stock price of $36.45 on August 3, 2022, had an implied value as of that date of approximately $32.47 per share, resulting in the expected consideration to be exchanged by Seacoast for all of the outstanding common stock, restricted stock, appreciation rights and options in Professional having an aggregate value, as of that date, of approximately $484.4 million. Based upon the unaudited financial information of Professional as of and for the twelve months ended June 30th, 2022, and market data as of August 3rd, 2022, Stephens calculated the following implied transaction multiples:
Transaction Value / Reported Tangible Book Value (Aggregate):	233%
Transaction Value / Last Twelve Months (“LTM”) Earnings(1):	21.5x
Core Deposit Premium(2):	12.3%

Note: The last twelve months earnings of Professional are based on the most recent available financial statements prior to announcement.
(1)
LTM earnings excludes the impact of one-time charges related to former CEO’s departure.

(2)
The excess of the transaction value over tangible common equity expressed as a percentage of core deposits, which consist of total deposits less time deposit accounts with balances greater than $250,000.

Contribution Analysis — Professional:
Stephens considered market capitalization information and certain historical and projected financial information for Professional and Seacoast, and the exchange ratios implied thereby. Based on its analysis, Stephens calculated Professional’s range of contributions to the merger, across the metrics indicated below, of 12.2% to 20.2% for an implied exchange ratio range of 0.6792x to 1.2061x. This compares to the exchange ratio in the merger of 0.8909x, which results in a pro forma ownership of approximately 15.6% for Professional shareholders. The analysis is illustrated below.
	Contribution ($M)			Contribution (%)		Implied Exchange Ratio
	Seacoast	Professional	Pro Forma	Seacoast	Professional
Balance Sheet
Total Assets	12,888.8	2,661.5	15,550.4	82.9	17.1	0.9923x
Gross Loans	7,862.7	1,987.2	9,849.9	79.8	20.2	1.2061x
Deposits	11,043.6	2,381.7	13,425.4	82.3	17.7	1.0347x
Tangible Common Equity	1,142.5	208.0	1,350.5	84.6	15.4	0.8791x
Average				82.4	17.6	1.0280x
Profitability
YTD 2022 Core PTPP	88.1	18.6	106.7	82.6	17.4	1.0111x
YTD 2022 Core Net Income	63.4	12.3	75.7	83.7	16.3	0.9368x
FY 2022E Net Income (Internal)(1)	137.4	26.4	163.8	83.9	16.1	0.9262x
FY 2023E Net Income (Internal)(1)	182.8	40.5	223.3	81.9	18.1	1.0624x

	Contribution ($M)			Contribution (%)		Implied Exchange Ratio
	Seacoast	Professional	Pro Forma	Seacoast	Professional
FY 2022E Net Income (Consensus)(2)	137.4	26.6	164.0	83.8	16.2	0.9309x
FY 2023E Net Income (Consensus)(2)	182.8	29.1	211.9	86.3	13.7	0.7735x
Average				83.7	16.3	0.9402x
Market Cap.	2,223.9	308.7	2,532.5	87.8	12.2	0.6792x
High				79.8	20.2	1.2061x
Low				87.8	12.2	0.6792x
Seacoast/ Professional				84.4	15.6	0.8909x

Note: Professional and Seacoast financial data as of June 30, 2022. Market data as of August 3, 2022. Seacoast balance sheet data estimated pro forma for pending acquisitions. Seacoast net income based on consensus analyst estimates excludes one-time charges.
(1)
Professional net income based on management forecast.

(2)
Professional net income based on consensus analyst estimates excluding one-time charges related to CEO’s departure.

Relevant Public Companies Analysis — Professional:
Stephens compared the financial condition, operating statistics and market valuation of Professional to certain public companies selected by Stephens and their respective public trading values. Stephens selected the companies outlined below because their relative asset size and financial performance, among other factors, were reasonably similar to those of Professional; however, no selected company below was identical or directly comparable to Professional. A complete analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading values of the relevant public companies. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using relevant public company data.
Stephens selected the following public companies based on the criteria set forth below:
Nationwide major exchange-traded banks and thrifts with 2022 Q1 total assets between $2 billion and $4 billion and last twelve months loan growth, excluding PPP, between 10% and 25%. Excludes merger targets, mutuals and ethnic focused banks (total assets as of June 30, 2022, noted parenthetically below).
•
South Plains Financial Inc. ($3.975 billion)

•
Summit Financial Group Inc. ($3.763 billion)

•
West Bancorp. ($3.475 billion)

•
Peoples Financial Services ($3.422 billion)

•
Home Bancorp Inc. ($3.362 billion)

•
Southern First Bancshares Inc. ($3.288 billion)

•
Guaranty Bancshares Inc. ($3.281 billion)

•
Primis Financial Corp. ($3.237 billion)

•
American National Bankshares ($3.234 billion)

•
Red River Bancshares Inc. ($3.121 billion)

•
CapStar Financial Holdings Inc. ($3.097 billion)

•
Civista Bancshares Inc. ($3.039 billion)

•
MVB Financial Corp. ($2.984 billion)

•
Bank First Corporation ($2.961 billion)

•
First Guaranty Bancshares Inc. ($2.959 billion)

•
Orrstown Financial Services ($2.824 billion)

•
First Business Financial Services, Inc. ($2.777 billion)

•
The First Bancorp ($2.630 billion)

•
First Bank ($2.568 billion)

•
Chemung Financial Corp. ($2.450 billion)

•
Bankwell Financial Group Inc. ($2.436 billion)

•
Orange County Bancorp Inc. ($2.392 billion)

•
ChoiceOne Financial Services ($2.360 billion)

•
Central Valley Community Bancorp ($2.346 billion)

•
PCB Bancorp ($2.345 billion)

•
FVCBankcorp Inc. ($2.306 billion)

•
Capital Bancorp Inc. ($2.155 billion)

•
Unity Bancorp Inc. ($2.117 billion)

To perform this analysis, Stephens reviewed publicly available financial information as of and for the last twelve-month period ended June 30, 2022, or the most recently reported period available, and the market trading multiples of the selected public companies based on August 3, 2022 closing prices. The financial data included in the table presented below may not correspond precisely to the data reported in historical financial statements as a result of the assumptions and methods used by Stephens to compute the financial data presented. The table below contains information reviewed and utilized by Stephens in its analysis:
	Professional Holding Corp.	25th Percentile	Median	75th Percentile
Total Assets ($mm)	$2,662	$2,425	$2,960	$3,248
LTM Loan Growth (ex. PPP)	17.8%	12.5%	15.8%	19.2%
Securities / Assets	22.0%	24.3%	19.7%	10.2%
TCE / TA	7.9%	7.2%	7.9%	9.2%
Loans / Deposits	83.4%	76.0%	85.5%	93.3%
CRE/TRBC	284%	242%	278%	328%
Tier 1 Leverage Ratio	8.5%	9.1%	9.9%	10.7%
TRBC Ratio	12.1%	12.7%	13.6%	14.3%
NIB Deposits / Deposits	32.6%	25.3%	29.6%	36.2%
TBV + Dividends (1-Yr CAGR)	3.4%	(6.1)%	0.5%	10.7%
TBV + Dividends (3-Yr CAGR)	3.6%	6.0%	8.8%	11.3%
TBV + Dividends (5-Yr CAGR)	NM	6.8%	9.7%	11.8%
NPA / Assets(1)	0.06%	0.43%	0.19%	0.09%
ALLL / Loans (ex. PPP)	0.77%	1.18%	1.11%	0.95%
Cost of Total Deposits	0.24%	0.29%	0.23%	0.15%
Net Interest Margin	3.41%	3.13%	3.47%	3.75%
Fee Income / Revenue	7.5%	9.7%	16.1%	19.3%
Efficiency Ratio	53.0%	61.7%	57.3%	47.3%
LTM Core ROAA	0.82%	1.12%	1.32%	1.47%
LTM Core ROATCE	10.9%	13.5%	15.5%	17.3%
Core ROAA	1.03%	1.12%	1.30%	1.51%

	Professional Holding Corp.	25th Percentile	Median	75th Percentile
Core ROATCE	13.7%	13.6%	16.4%	20.1%
Estimated 2022 ROA	1.00%	1.10%	1.22%	1.41%
Estimated 2023 ROA	1.11%	1.10%	1.17%	1.33%
Estimated 2022 ROTE	11.8%	13.5%	14.6%	16.2%
Institutional Ownership	61%	30%	39%	45%
Insider Ownership	8%	11%	16%	27%
Retail Ownership	31%	37%	45%	48%
Market Cap ($mm)	$309	$275	$335	$380
LTM ADTV(2) ($mm)	$1.0	$0.5	$0.6	$0.8
Price / Tangible Book Value	1.48x	1.32x	1.46x	1.58x
Price / LTM EPS	15.9x	8.0x	8.6x	9.9x
Price / NTM EPS	10.3x	7.9x	8.6x	10.6x
Price / 2022 Estimated EPS	11.5x	8.0x	9.0x	10.8x
Price / 2023 Estimated EPS	10.4x	7.6x	8.7x	10.4x
Dividend Yield	0.0%	1.7%	2.4%	2.9%
LTM Dividend Payout	0.0%	13.2%	20.4%	25.9%

Source: S&P Global Market Intelligence, FactSet.
Note: Dollars in millions. LTM=Last Twelve Months.
(1)
NPAs/Assets excludes restructured loans from nonperforming assets.

(2)
LTM ADTV = Last twelve months average daily trading volume.

Stephens then applied multiples of (x) 8.0x to 10.8x to estimates of Professional’s 2022E EPS and (y) 7.6x to 10.4x to estimates of Professional’s 2023E EPS, in each case based on consensus estimates of equity research analysts and internal estimates of Professional’s management. Stephens also applied multiples of 1.32x to 1.58x to Professional’s tangible book value per share as of June 30, 2022, and 8.0x to 9.9x to Professional’s LTM EPS as of June 30, 2022. This analysis indicated the following ranges per share of Professional common stock.
Methodology	Illustrative Value Range
Tangible Book Value Per Share	$20.03 – $23.96
Core LTM Non-GAAP EPS	$12.57 – $15.61
2022E Consensus EPS	$15.69 – $21.07
2023E Consensus EPS	$16.37 – $22.54
2022E Management EPS	$15.48 – $20.78
2023E Management EPS	$22.16 – $30.51
Discounted Cash Flow Analysis (Management Base Case) — Professional:
Stephens performed a discounted cash flow analysis for Professional using projections developed by Professional’s executive management through the end of 2024 and extrapolations for the period from January 2025 through December 2026 based upon assumptions provided by Professional management of a 7.0% asset growth rate and a maintenance in return on average assets of 1.40%. Stephens calculated a range of implied per share equity values for Professional based upon the discounted net present value of the projected after-tax free cash flows for the projected period (July 2022 through December 2026) and a terminal value at year-end 2026 based on a multiple of then next twelve months’ net income. To calculate an implied per share equity value range, Stephens considered discount rates ranging from 10.44% to 11.69% and terminal earnings multiples ranging from 9.0x to 13.0x. Based on this analysis, Stephens derived a range for the implied equity value of Professional from $23.50 per share to $35.70 per share.

Discounted Cash Flow Analysis (Consensus) — Professional:
Stephens performed a discounted cash flow analysis for Professional based upon consensus analyst estimates through the end of 2023 for the period from July 2022 through December 2023 and extrapolations for the period from January 2024 through December 2026 based upon consensus analyst estimates and assumptions provided by Professional management of a 7.0% asset growth rate and a maintenance in return on average assets of 1.00%. Stephens calculated a range of implied per share equity values for Professional based upon the discounted net present value of the projected after-tax free cash flows for the projected period (July 2022 through December 2026) and a terminal value at year-end 2026 based on a multiple of the next twelve months’ net income. To calculate an implied per share equity value range, Stephens considered discount rates from 10.44% to 11.69% and terminal earnings multiple range of 9.0x to 13.0x. Based on this analysis, Stephens derived a range for the implied equity value of Professional from $18.43 per share to $27.38 per share.
The discounted cash flow analysis is a widely used valuation methodology, but the results of this methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, capital levels, and discount rates. The foregoing discounted cash flow analyses do not purport to be indicative of the actual values or expected values of Professional. The actual results may vary from the projected results, any of these assumptions might not be realized in future operations and the variations may be material.
Relevant Nationwide Transactions Analysis — Professional Holding Corp:
Stephens reviewed certain publicly available transaction multiples and related financial data for transactions involving nationwide banks and thrifts announced since January 1, 2021 where (i) the deal value was publicly disclosed and (ii) the target’s assets were between $1.5 billion and $5 billion (excluding Merger of Equals, as defined by S&P Global Market Intelligence, transactions involving credit union acquirers and transactions where a private buyer issued stock). The following transactions were selected by Stephens because each target’s relative asset size, financial performance and operations, among other factors, was reasonably similar to Professional; however, no selected company or transaction below was identical or directly comparable to Professional or the merger (in each transaction, the acquirer is listed first, the target is listed second, and the transaction announcement date is noted parenthetically):
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The First Bancshares | Heritage Southeast Bancorp. (7/27/2022)

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Brookline Bancorp Inc. | PCSB Financial Corp. (5/24/2022)

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United Community Banks Inc. | Progress Financial Corp. (5/4/2022)

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National Bank Holdings Corp. | Bancshares of Jackson Hole Inc (4/1/2022)

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Origin Bancorp Inc. | BT Holdings Inc. (2/24/2022)

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Simmons First National Corp. | Spirit of Texas Bancshares Inc (11/19/2021)

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OceanFirst Financial Corp. | Partners Bancorp (11/4/2021)

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First Merchants Corp. | Level One Bancorp Inc. (11/4/2021)

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Old Second Bancorp Inc. | West Suburban Bancorp Inc. (7/26/2021)

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South State Corporation | Atlantic Capital Bancshares, Inc. (7/23/2021)

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United Community Banks Inc. | Reliant Bancorp Inc. (7/14/2021)

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F.N.B. Corp. | Howard Bancorp Inc. (7/13/2021)

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Lakeland Bancorp | 1st Constitution Bancorp (7/12/2021)

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Columbia Banking System Inc. | Bank of Commerce Holdings (6/23/2021)

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United Bankshares Inc. | Community Bankers Trust Corp (6/3/2021)

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First Foundation Inc. | TGR Financial Inc. (6/3/2021)

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First Bancorp | Select Bancorp Inc. (6/1/2021)

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Glacier Bancorp Inc. | Altabancorp (5/18/2021)

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Enterprise Financial Services | First Choice Bancorp (4/26/2021)

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Nicolet Bankshares Inc. | Mackinac Financial Corp (4/12/2021)

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Peoples Bancorp Inc. | Premier Financial Bancorp Inc. (3/29/2021)

Stephens considered these selected transactions to be reasonably similar, but not identical or directly comparable, to the merger. A complete analysis involves complex considerations and qualitative judgments concerning differences in the selected transactions and other factors that could affect the transaction values in those selected transactions as compared with the merger. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using selected transaction data. Stephens compared certain transaction multiples implied by the merger to the 25th percentile, median and 75th percentile transaction multiples of the selected transactions for which data was available:
	Professional Holding Corp.	25th Percentile	Median	75th Percentile
Deal Value ($mm)	$484	$268	$305	$404
Stock Consideration	100%	81%	99%	100%
Cost Saves	44%	30%	30%	35%
Target Price / Tangible Book Value	2.33x	1.52x	1.68x	1.83x
Buyer Price / Tangible Book Value	2.13x	1.50x	1.71x	1.87x
Pay-to-Trade(1)	1.10x	0.88x	1.01x	1.06x
Transaction Value / LTM EPS	21.5x	12.5x	14.5x	18.3x
Core Deposit Premium	12.3%	6.9%	8.2%	10.9%
EPS Accretion / (Dilution)	10.4%	5.8%	10.0%	13.0%
Tangible Book Value Accretion/(Dilution)	(6.2)%	(4.2)%	(3.3)%	(2.0)%
Tangible Book Value Earnback (Years)	2.5	2.0	2.6	3.0
Target Total Assets ($mm)	$2,662	$1,789	$1,985	$2,600
Target NPAs / Assets	0.1%	0.3%	0.5%	0.8%
Target LTM ROAA	0.7%	0.9%	1.2%	1.3%

Source: S&P Global Market Intelligence, Professional management.
Note: Dollars in Millions.
(1)
Pay-to-Trade multiple defined as transaction P/TBV divided by Buyer P/TBV.

Stephens then applied multiples of (x) 1.52x to 1.83x to Professional’s tangible book value per share as of June 30, 2022, and (y) 12.5x to 18.3x to Professional’s LTM EPS as of June 30, 2022. Stephens also applied percentages of core deposit premiums of 6.9% to 10.9% to Professional’s core deposits as of June 30, 2022. This analysis indicated the following ranges per share of Professional common stock.
Methodology	Illustrative Value Range
Tangible Book Value	$23.03 – $27.71
Core LTM Non-GAAP EPS	$19.80 – $28.87
Core Deposit Premium	$23.33 – $30.89
Relevant Regional Transactions Analysis — Professional:
Stephens reviewed certain publicly available transaction multiples and related financial data for transactions involving banks and thrifts with a target headquartered in Florida and Texas announced since January 1, 2019, where (i) the deal value was publicly disclosed and (ii) the target’s assets were greater than $500 million (excluding any Merger of Equals, as defined by S&P Global Market Intelligence, transactions involving credit union acquirers and transactions where a private buyer issued stock). The following transactions were selected by Stephens because each target’s relative asset size, financial performance and markets of operation, among other factors, was reasonably similar to Professional; however, no selected company or transaction below was identical or directly comparable to Professional or the merger (in each transaction, the acquirer is listed first, the target is listed second, and the transaction announcement date is noted parenthetically):
•
Seacoast Banking Corp. of FL | Drummond Banking Co. (5/4/2022)

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The First Bancshares | Beach Bancorp Inc. (4/26/2022)

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Seacoast Banking Corp. of FL | Apollo Bancshares/Apollo Bank (3/29/2022)

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Origin Bancorp Inc. | BT Holdings Inc. (2/24/2022)

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Simmons First National Corp. | Spirit of Texas Bancshares Inc (11/19/2021)

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Bus. First Bancshares Inc. | Texas Citizens Bancorp Inc. (10/21/2021)

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Home Bancshares, Inc. | Happy Bancshares Inc. (9/15/2021)

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Seacoast Banking Corp. of FL | Legacy Bank of Florida (3/23/2021)

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BancorpSouth Bank | National United Bancshares Inc. (12/2/2020)

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PNC Financial Services Group | BBVA USA Bancshares, Inc. (11/16/2020)

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United Community Banks Inc. | Three Shores Bancorp. Inc. (3/9/2020)

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Heartland Financial USA Inc. | AIM Bancshares Inc. (2/11/2020)

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Banco de Credito e Inversiones | Executive Banking Corp. (9/25/2019)

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First Financial Bankshares | TB&T Bancshares Inc. (9/19/2019)

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Professional Holding Corp. | Marquis Bancorp Inc. (8/12/2019)

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Prosperity Bancshares Inc. | LegacyTexas Financial Group Inc. (6/17/2019)

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Banco Bradesco SA | BAC Florida Bank (5/6/2019)

•
BancFirst Corp. | Pegasus Bank (4/24/2019)

Stephens considered these selected transactions to be reasonably similar, but not identical or directly comparable, to the merger. A complete analysis involves complex considerations and qualitative judgments concerning differences in the selected transactions and other factors that could affect the transaction values in those selected transactions as compared with the merger. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using selected transaction data. Stephens compared certain transaction multiples implied by the merger to the 25th percentile, median and 75th percentile transaction multiples of the selected transactions for which data was available:
	Professional Holding Corp.	25th Percentile	Median	75th Percentile
Deal Value ($mm)	$484	$115	$190	$460
Stock Consideration	100%	36%	90%	99%
Cost Saves	44%	30%	35%	40%
Target Price / Tangible Book Value	2.33x	1.53x	1.71x	2.06x
Buyer Price / Tangible Book Value	2.13x	1.48x	1.72x	2.09x
Pay-to-Trade(1)	1.1x	0.9x	1.0x	1.1x
Transaction Value / LTM EPS	21.5x	13.2x	16.2x	18.4x
Core Deposit Premium	12.3%	7.0%	9.7%	13.9%
EPS Accretion / (Dilution)	10.4%	8.3%	9.8%	11.5%
Tangible Book Value Accretion/(Dilution)	(6.2)%	(5.1)%	(2.6)%	(1.4)%
Tangible Book Value Earnback (Years)	2.5	3.0	2.3	1.7
Target Total Assets ($mm)	$2,662	$624	$1,035	$2,203
Target NPAs / Assets	0.1%	1.1%	0.4%	0.2%
Target LTM ROAA	0.7%	0.9%	1.2%	1.4%

Source: S&P Global Market Intelligence, Company documents.
Note: Dollars in Millions.
(1)
Pay-to-Trade multiple defined as transaction P/TBV divided by Buyer P/TBV.

Stephens then applied multiples of (x) 1.53x to 2.06x to Professional’s tangible book value as of June 30, 2022, and (y) 13.2x to 18.4x to Professional’s LTM EPS as of June 30, 2022. Stephens also applied percentages of core deposit premiums of 7.0% to 13.9% to Professional’s core deposits as of June 30, 2022. This analysis indicated the following ranges per share of Professional common stock.
Methodology	Illustrative Value Range
Tangible Book Value Per Share	$23.16 – $31.15
Core LTM Non-GAAP EPS	$20.93 – $29.06
Core Deposit Premium	$23.39 – $35.11
Miscellaneous:
The preparation of a fairness opinion is a complex process and is not susceptible to a partial analysis or summary description. Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, Stephens considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the results from any particular analysis described above should not be taken to be the view of Stephens.
In performing its analyses, Stephens made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Professional. The analyses performed by Stephens are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty.
Stephens is serving as financial adviser to Professional in connection with the merger and is entitled to receive a fee for such services (currently estimated at approximately $4.8 million), a significant portion of which is contingent upon the consummation of the proposed merger. Stephens also received a fee of $400,000 from Professional upon rendering its fairness opinion, which opinion fee will be credited in full against the fee which will become payable to Stephens upon the closing of the proposed merger. Professional has also agreed to indemnify Stephens against certain claims and liabilities that could arise out of Stephens’ engagement, including certain liabilities that could arise out of Stephens’ providing its opinion, and to reimburse Stephens for certain of its out-of-pocket expenses incurred in connection with the engagement.
Affiliates and employees of Stephens (including, among others, employees involved in preparing its fairness opinion), owned, in the aggregate, approximately two percent of the outstanding common stock of Professional. Stephens issued periodic research reports regarding the business and prospects of Professional prior to the recent departure of its research analyst who was covering Professional and Seacoast. Stephens makes a market in the stock of Professional. While Stephens has not received fees for providing investment banking or other services to Professional or Seacoast within the past two years, Stephens served as the lead left bookrunner in connection with the initial public offering of Professional’s common stock, which priced on February 6, 2020, and as financial advisor to Professional in connection with its acquisition of Marquis Bancorp, Inc., which closed on March 26, 2020, and Stephens received customary fees in connection with such assignments. Stephens expects to pursue future investment banking services assignments with participants in the merger.
In the ordinary course of its business, Stephens and its affiliates and employees at any time may hold long or short positions and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt, equity or derivative securities of participants in the merger.

Material U.S. Federal Income Tax Consequences of the Merger
The following discussion describes the anticipated material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of Professional common stock that exchange their shares of Professional common stock for shares of Seacoast common stock in the merger. This summary is based upon the Code, Treasury regulations promulgated thereunder, judicial authorities, published positions of the Internal Revenue Service and other applicable authorities, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion.
For purposes of this discussion, a “U.S. holder” means a beneficial owner of Professional common stock that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the U.S., (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the U.S. or any state or political subdivision thereof or the District of Columbia, (iii) a trust if  (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes, or (iv) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. This discussion addresses only U.S. holders of Professional common stock.
This discussion addresses only those Professional common shareholders that hold their shares of Professional common stock as a capital asset within the meaning of Section 1221 of the Code (generally, stock held for investment). Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or if you are subject to special treatment under the U.S. federal income tax laws, including if you are:
•
a financial institution;

•
a tax-exempt organization;

•
an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

•
retirement plans, individual retirement accounts or other tax-deferred accounts;

•
an insurance company;

•
a regulated investment company;

•
a real estate investment trust;

•
a dealer or broker in stocks and securities, commodities or currencies;

•
a trader in securities that elects the mark-to-market method of accounting;

•
a holder of Professional stock that received such stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•
a person that is not a U.S. holder (as defined above);

•
a person that has a functional currency other than the U.S. dollar;

•
a holder of Professional stock that holds such stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction; or

•
a U.S. expatriate.

In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the merger and does not address any other U.S. federal tax consequences (such as gift or estate taxes or the unearned income Medicare contribution tax). The actual tax consequences of the merger to you may be complex. These consequences will depend on your individual situation. Holders of Professional common stock are urged to consult with their own tax advisors as to the tax consequences of the merger in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of any changes in those laws.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Professional common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding Professional common stock should consult their own tax advisors.
Tax Consequences of the Merger Generally
The parties intend for the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. It is a condition to Seacoast’s obligation to complete the merger that it receive an opinion from Alston & Bird LLP, dated the closing date of the merger, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The opinion of Alston & Bird LLP provided on behalf of Seacoast will be based on representation letters provided by Seacoast and Professional and on customary factual assumptions. The opinion described above will not be binding on the Internal Revenue Service or any court. Professional and Seacoast have not sought and will not seek any ruling from the Internal Revenue Service regarding any matters relating to the merger. There can be no assurance that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth in this discussion. In addition, if any of the representations or assumptions upon which the opinion is based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected.
Provided the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, each of Seacoast and Professional will be a party to such reorganization within the meaning of Section 368(b) of the Code, and neither Seacoast nor Professional will recognize any gain or loss as a result of the merger.
Provided the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, as a U.S. holder of Professional common stock that exchanges all of your Professional common stock for Seacoast common stock, you will not recognize income, gain or loss for U.S. federal income tax purposes, except as discussed below with respect to cash received in lieu of fractional shares of Seacoast common stock.
The aggregate tax basis of the Seacoast common stock you receive in the merger (including any fractional shares deemed received and redeemed for cash as described below) will be the same as the aggregate tax basis of the Professional common stock surrendered in exchange therefor, reduced by any basis allocable to a fractional share of Seacoast common stock for which cash is received. The holding period of the Seacoast common stock received (including any fractional shares deemed received and sold for cash as described below) will include the holding period of the Professional shares surrendered.
If a U.S. holder acquired different blocks of Professional common stock at different times or at different prices, the Seacoast common stock such holder receives will be allocated pro rata to each block of Professional common stock, and the basis and holding period of each block of Seacoast common stock such holder receives will be determined on a block-for-block basis depending on the basis and holding period of the blocks of Professional common stock exchanged for such block of Seacoast common stock.
Cash In Lieu of Fractional Shares
If you receive cash in lieu of a fractional share of Seacoast common stock, you will be treated as having received the fractional share of Seacoast common stock pursuant to the merger and then as having sold that fractional share of Seacoast common stock for cash in a redemption by Seacoast. As a result, assuming that the cash received is not treated as a dividend (as described below), you generally will recognize gain or loss equal to the difference between the amount of cash received and the tax basis allocated to such fractional share. This gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if, as of the effective date of the merger, your holding period for the shares (including the holding period of the Professional common stock deemed surrendered in exchange for a fractional share of Seacoast common stock) is greater than one year. The deductibility of capital losses is subject to limitations.
Potential Dividend Treatment
In some cases, if a holder of Professional common stock actually or constructively owns shares of Seacoast common stock (other than the shares of Seacoast common stock received as consideration in connection with the merger), the holder’s recognized gain could be treated as having the effect of the distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such gain would be treated as dividend income to the extent of the holder’s ratable share of Seacoast’s accumulated earnings and profits (as calculated for U.S. federal income tax purposes). The determination of whether a U.S. holder will recognize a capital gain or dividend income as a result of its exchange of Professional common stock in the merger is complex and must be determined on a shareholder-by-shareholder basis. Accordingly, each holder should consult his, her or its own independent tax advisor as to the tax consequences of the merger, including such determination, in its particular circumstances.
Information Reporting and Backup Withholding
In certain instances, you may be subject to information reporting and backup withholding (currently at a rate of 24%) on any cash payments you receive. You generally will not be subject to backup withholding, however, if you:
•
furnish a correct taxpayer identification number, certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal you will receive and otherwise comply with all the applicable requirements of the backup withholding rules; or

•
provide proof that you are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not additional tax and will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided you timely furnish the required information to the Internal Revenue Service.
A Professional shareholder who receives Seacoast common stock as a result of the merger will be required to retain records pertaining to the merger. Each Professional shareholder who is required to file a U.S. federal income tax return and who is a “significant holder” that receives Seacoast common stock in the merger will be required to file a statement with such U.S. federal income tax return in accordance with Treasury regulations Section 1.368-3 setting forth information regarding the parties to the merger, the date of the merger, such Professional shareholder’s basis in the Professional common stock surrendered and the fair market value of the Seacoast common stock received in the merger. A “significant holder” is a holder of Professional common stock who, immediately before the merger, owned at least 1% (by vote or value) of the outstanding stock of Professional or securities of Professional with a basis for U.S. federal income tax purposes of at least $1 million.
This discussion of certain material U.S. federal income tax consequences is for general information purposes only and is not tax advice. Holders of Professional common stock are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty. Holders of Professional common stock are also urged to consult their tax advisors with respect to the effect of possible changes in any of those laws after the date of this proxy statement/prospectus.
Accounting Treatment
The merger will be accounted for using the acquisition method of accounting with Seacoast treated as the acquiror. Under this method of accounting, Professional’s assets and liabilities will be recorded by Seacoast at their respective fair values as of the date of completion of the merger. Financial statements of Seacoast issued after the merger will reflect these values and will not be restated retroactively to reflect the historical financial position or results of operations of Seacoast.
Regulatory Approvals
Under federal law, the merger must be approved by the Federal Reserve and the bank merger must be approved by the OCC. Once the Federal Reserve approves the merger (unless such requirement for approval has been waived), the parties must wait for up to 30 days before completing the merger. With the concurrence of the U.S. Department of Justice and permission from the Federal Reserve, however, the merger may be completed on or after the fifteenth (15th) day after approval from the Federal Reserve (unless such requirement for approval has been waived). Similarly, after receipt of approval of the bank merger from the OCC, the parties must wait for up to 30 days before completing the bank merger. If, however, there are no adverse comments from the U.S. Department of Justice and Seacoast receives permission from the OCC to do so, the bank merger may be completed on or after the fifteenth (15th) day after approval from the OCC.
The parties have obtained the necessary regulatory approvals of the Federal Reserve and the OCC. Approval from the OCC was received on October 28, 2022 and the Federal Reserve on November 3, 2022. See “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 86.
No Appraisal Rights for Professional Shareholders
Under Section 607.1302 of the FBCA, the holders of Professional common stock will not be entitled to appraisal or dissenters’ rights in connection with the merger if, on the record date for the Professional special meeting, Professional common stock is listed on a national securities exchange. Professional common stock is currently listed on the NASDAQ, a national securities exchange, and is expected to continue to be so listed on the record date for the Professional special meeting. In addition, the holders of Professional common stock will receive shares of Seacoast common stock as consideration in the merger, which shares are currently listed on the NASDAQ, and are expected to continue to be so listed at the effective time. Accordingly, the holders of Professional common stock are not entitled to any appraisal or dissenters’ rights in connection with the merger.
Board of Directors and Management of Seacoast and SNB Following the Merger
The members of the boards of directors and officers of Seacoast and SNB immediately prior to the effective time of the merger will be the directors and officers of the surviving corporation and surviving bank and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.
Information regarding the executive officers and directors of Seacoast and SNB is contained in documents filed by Seacoast with the SEC and incorporated by reference into this proxy statement/prospectus, including Seacoast’s Annual Report on Form 10-K for the year ended December 31, 2021 and its definitive proxy statement on Schedule 14A for its 2022 annual meeting, filed with the SEC on April 12, 2022. See “Where You Can Find More Information” and “Documents Incorporated by Reference” beginning on pages i and 110, respectively.
Interests of Professional Directors and Executive Officers in the Merger
In the merger, the directors and executive officers of Professional will receive the same merger consideration for their Professional shares as the other Professional shareholders. In considering the recommendation of the Professional board of directors that you vote to approve the merger agreement, you should be aware that some of the executive officers and directors of Professional may have interests in the merger and may have arrangements, as described below, that may be considered to be different from, or in addition to, those of Professional shareholders generally. The Professional board of directors was aware of these interests and considered them, among other matters, in reaching its decision to adopt and approve the merger agreement and to recommend that Professional shareholders vote in favor of approving the merger agreement. See “The Merger — Background of the Merger” and “The Merger — Professional’s Reasons for the Merger and Recommendations of the Professional Board of Directors” beginning on pages 39 and 41, respectively. Professional’s shareholders should take these interests into account in deciding whether to vote “FOR” the proposal to adopt the merger agreement. These interests are described in more detail below, and certain of them are quantified in the narrative below.
Treatment of Professional Equity Awards
The merger agreement provides that all stock options issued by Professional will cease to be outstanding at the effective time. In consideration of such termination, Seacoast will grant to each holder of Professional options, as of the effective time, an option to purchase shares of Seacoast common stock pursuant to

Seacoast’s Incentive Plan (which we refer to as the “substitute option”), on the same terms and conditions as applicable to each such Professional option as in effect immediately prior to the effective time, except that (A) the number of shares of Seacoast common stock subject to such substitute option shall equal the product of (x) the number of shares of Professional common stock subject to such Professional option immediately prior to the effective time, multiplied by (y) the exchange ratio, rounded down to the nearest whole share, and (B) the per share exercise price for the shares of Seacoast common stock issuable upon exercise of such substitute option shall equal the quotient determined by dividing (x) the exercise price per share of Professional common stock at which such Professional option was exercisable immediately prior to the effective time by (y) the exchange ratio, rounded up to the nearest whole cent.
At the effective time of the merger, each share of Professional common stock that is subject to a Professional restricted stock award that is outstanding immediately prior to the effective time shall, by virtue of the merger, automatically be vested and converted into the right to receive the merger consideration.
Prior to the effective time of the merger, Professional shall cause each Professional stock appreciation right that is outstanding to be vested and exercised for a number of shares of Professional common stock determined pursuant to the terms of the applicable stock appreciation right award agreement, subject to applicable withholding. At the effective time, each share of Professional common stock issuable as a result of such exercise of Professional stock appreciation rights shall, by virtue of the merger, automatically be vested and converted into the right to receive the merger consideration.
The number of unvested Professional stock options, Professional restricted stock awards, and Professional stock appreciation rights held by the executive officers of Professional is as follows, as of the date of this proxy statement/prospectus:
Name	Options	Restricted Stock Awards	Stock Appreciation Rights
Abel L. Iglesias	0	27,500	104,500
Mary Usategui	0	22,500	52,500
Michael C. Sontag	0	5,333	0
Ryan L. Gorney	0	17,767	20,000
Total	0	73,100	177,000
Change in Control Payments under Employment Agreements
Professional Bank is currently a party to an employment agreement with Ryan Gorney and a change in control agreement with Michael Sontag. Each of these agreements provides for the payment of a cash change in control bonus in connection with the closing of the merger. The change in control bonuses are equal to two times the executive’s then-current salary and his bonus earned for the calendar year ended immediately prior to the year in which the closing occurs. The total change in control bonus payments for these executives are estimated to be $1,200,000 for Mr. Gorney and $1,000,000 for Mr. Sontag. Mr. Iglesias, and Ms. Usategui are also parties to similar employment agreements with Professional Bank, but their rights to receive change in control bonuses are being terminated in connection with their new employment agreements with Seacoast Bank, as described below.
New Employment Agreements
Each of Mr. Iglesias, Mr. Gorney, and Ms. Usategui has entered into an employment agreement with Seacoast Bank, effective as of the effective date of the merger. Upon their effectiveness, these new employment agreements will supersede and replace the current employment agreements these executives have with Professional Bank, including any severance and change in control payments contemplated thereunder, except that Mr. Gorney’s right to receive a change in control bonus upon the closing of the merger, as described above, shall remain in effect.
Pursuant to these new employment agreements, each of Mr. Iglesias, Mr. Gorney and Ms. Usategui will serve as officers of Seacoast Bank. Each employment agreement has a term that starts on the effective date of the merger and continues until the third anniversary of the effective date (for Mr. Iglesias) or the second anniversary of the effective date (for Mr. Gorney, and Ms. Usategui).
The new employment agreements set the initial base salaries for Mr. Iglesias, Mr. Gorney and Ms. Usategui at $400,000, $400,000 and $300,000, respectively, and provide that these three officers will be eligible to receive such bonuses and stock awards as may be authorized by the Seacoast board of directors from time to time, provided that Mr. Iglesias’ annual bonus for fiscal year 2023 will not be less than $225,000, his annual bonus for each of fiscal years 2024 and 2025 will not be less than $75,000, and each of Mr. Gorney’s and Ms. Usategui’s annual bonuses for fiscal year 2023 will not be less than $175,000. Pursuant to the new employment agreements, the annual long-term incentive opportunities for Mr. Iglesias, Mr. Gorney and Ms. Usategui will be equal to $200,000, $194,000 and $150,000, respectively, and following the closing, Ms. Usategui will receive an award of restricted shares of Seacoast common stock having a value equal to $200,000 on the grant date.
Pursuant to the new employment agreements, each of Mr. Iglesias and Ms. Usategui will be eligible to receive a maximum retention bonus equal to $1,350,000 and $1,100,000, respectively, a portion of which ($600,000 and $800,000, respectively) will be paid on the first payroll date following the effective date of the merger, and the remainder of which shall be paid in equal installments on the first payroll date following each of the first four six-month anniversaries of the effective date. Any unpaid retention bonus amounts will be forfeited if Mr. Iglesias or Ms. Usategui is terminated for “cause” or resigns without “good reason,” as such terms are defined in each of their respective new employment agreements, or if he or she breaches any of the restrictive covenants contained in each of their respective new employment agreements.
In the event Mr. Iglesias’, Mr. Gorney’s or Ms. Usategui’s employment is terminated by Seacoast Bank other than for cause, death or disability, or any of them resigns for good reason, he or she will be entitled to receive (i) each of the minimum bonus amounts provided in the employment agreement, to the extent not yet paid, which bonuses will be paid at the same time that the annual bonuses are paid to officers of Seacoast Bank for such respective years, (ii) severance equal to the amount of base salary that he or she would have earned over the remainder of the term of the agreement, payable in monthly installments, and (iii) for Mr. Iglesias and Ms. Usategui, any remaining retention bonus amounts, paid on their normal payment dates, conditioned upon his or her continuing compliance with the restrictive covenants through such dates. The restrictive covenants in the new employment agreements include non-competition, non-recruitment of certain employees, and non-solicitation of certain customers, each for a number of years following the effective date (three years for Mr. Iglesias and two years for Mr. Gorney and Ms. Usategui), and covenants prohibiting the disclosure of confidential information.
Director Restrictive Covenant Agreement; Claims Letters
Each director of Professional and Professional Bank has entered into a restrictive covenant agreement, covering a three-year period commencing with the effective time of the merger, with Seacoast in the form attached as Exhibit D to the merger agreement attached as Appendix A to this proxy statement/prospectus. In addition, certain officers and directors of Professional have entered into a claims letter in the form attached as Exhibit C to the merger agreement attached as Appendix A to this proxy statement/prospectus, by which they have agreed to release certain claims against Professional, effective as of the effective time of the merger.
Indemnification and Insurance
As described under “The Merger Agreement — Indemnification and Directors’ and Officers’ Insurance,” after the effective time of the merger, Seacoast will indemnify and defend the present and former directors, officers and employees of Professional and its subsidiaries against claims pertaining to matters occurring at or prior to the closing of the merger as permitted by Professional’s articles of incorporation, bylaws and the FBCA. Seacoast also has agreed, for a period of no less than six years after the effective time of the merger, to provide coverage to present and former directors and officers of Professional pursuant to Professional’s existing directors’ and officers’ liability insurance. This insurance policy may be substituted, but must contain at least the same coverage and amounts, and contain terms no less advantageous than the coverage currently provided by Professional.
Severance Benefits
In connection with the merger, employees of Professional, including officers (except for any officers of Professional who receive change in control benefits in connection with an existing employment or retention agreement or the new employment agreements (as described under “Interests of Professional Directors and Executive Officers in the Merger — New Employment Agreements”)), whose employment terminates during the six-month period following the closing of the merger, other than for cause or as a result of death, disability, or unsatisfactory job performance, will be entitled to receive a severance payment equal to two (2) weeks’ pay for each year of employment with Professional as of such date of termination, with a four (4) week minimum and a twenty (20) week maximum, if such employee is classified an exempt employee within the meaning of the Code. Employees classified as non-exempt employees will be entitled to receive a severance payment equal to one (1) week’s pay for each year of employment with Professional as of the date of such termination, with a two (2) week minimum and a ten (10) week maximum.

PROPOSAL 2: ADJOURNMENT OF THE PROFESSIONAL SPECIAL MEETING
Professional shareholders are being asked to approve the adjournment proposal.
If this adjournment proposal is approved, the Professional special meeting could be adjourned to any date. If the Professional special meeting is adjourned, Professional shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you sign and return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares of Professional common stock will be voted in favor of the adjournment proposal.
The adjournment proposal will be approved if the votes of Professional common stock cast in favor of the adjournment proposal, virtually or by proxy at the special meeting, exceed the votes cast against the adjournment proposal.
THE PROFESSIONAL BOARD OF DIRECTORS RECOMMENDS THAT PROFESSIONAL SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

THE MERGER AGREEMENT
This section of the proxy statement/prospectus describes the material terms of the merger agreement. The description in this section and elsewhere in this proxy statement/prospectus is subject to, and qualified in its entirety by reference to, the complete text of the merger agreement, which is attached as Appendix A to this document and incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We urge you to read the full text of the merger agreement, as it is the legal document governing the mergers. This section is not intended to provide you with any factual information about Professional or Seacoast. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings that each of Professional and Seacoast makes with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page i of this proxy statement / prospectus.
Explanatory Note Regarding the Merger Agreement
The merger agreement and this summary of terms are included to provide you with information regarding the terms of the merger agreement. Factual disclosures about each of Professional and Seacoast contained in this proxy statement/prospectus or in the public reports of each of Professional and Seacoast filed with the SEC may supplement, update or modify the factual disclosures about Professional and Seacoast contained in the merger agreement. The merger agreement contains representations and warranties by Professional, on the one hand, and representations and warranties by Seacoast, on the other hand, made solely for the benefit of the other. The representations, warranties and covenants made in the merger agreement by Professional and Seacoast were qualified and subject to important limitations agreed to by Professional and Seacoast in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to shareholders and reports and documents filed with the SEC or other regulatory bodies, and some were qualified by the matters contained in the confidential disclosure schedules that Professional and Seacoast each delivered in connection with the merger agreement and certain documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the merger agreement. Accordingly, the representations and warranties in the merger agreement should not be relied on by any person as characterizations of the actual state of facts about Professional or Seacoast at the time they were made or otherwise and should be read only in conjunction with the other information provided elsewhere in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information.”
The Merger and the Bank Merger
The boards of directors of Seacoast and Professional have each unanimously approved and adopted the merger agreement, which provides for the merger of Professional with and into Seacoast, with Seacoast as the surviving company in the merger.
The merger agreement also provides that immediately after the effective time of the merger, Professional Bank, a wholly owned subsidiary of Professional, will merge with and into SNB, with SNB surviving the merger as the surviving bank in the merger. Each share of Professional common stock outstanding immediately prior to the effective time of the merger (excluding shares held by Professional, SNB, Professional Bank, Seacoast and their wholly owned subsidiaries) shall be converted into the right to receive the merger consideration as described further below. Each share of Seacoast common stock outstanding immediately prior to the effective time of the merger will remain outstanding as one share of Seacoast common stock and will not be affected by the merger.

All shares of Seacoast common stock received by Professional shareholders in the merger will be freely tradable, except for shares of Seacoast common stock received by persons who become affiliates of Seacoast for purposes of Rule 144 under the Securities Act may be resold by them only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act.
Closing and Effective Time of the Merger
Seacoast and Professional will use their reasonable best efforts to cause the closing to occur on or before February 28, 2023, provided that if such date is not practicable, a mutually agreeable date, which will be no later than ten business days following the date on which satisfaction or waiver of all closing conditions has occurred (other than those conditions that by their nature can only be satisfied at the closing, but subject to the satisfaction and waiver thereof), which is the date when the effective time is to occur, unless otherwise agreed to by the parties. Simultaneously with the closing of the merger, Seacoast will file articles of merger with the Secretary of State of the State of Florida. The merger will become effective at such time as the articles of merger are filed or such other time as may be specified in the articles of merger.
We currently expect that the merger will be completed in the first quarter of 2023, subject to the approval of the merger agreement by Professional shareholders, the approval of the bank merger agreement by certain bank regulators and subject to other conditions as described further in this proxy statement/prospectus. However, completion of the merger could be delayed if there is a delay in satisfying any other conditions to the merger. No assurance is made as to whether, or when, Seacoast and Professional will complete the merger. See “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 86.
Merger Consideration
Under the terms of the merger agreement, each share of Professional common stock outstanding immediately prior to the effective time of the merger (excluding certain shares held by Professional, Seacoast and their wholly owned subsidiaries) will be converted into the right to receive 0.8909 shares of Seacoast common stock (which we refer to as the “merger consideration,”). Please see “The Merger Agreement — Merger Consideration” beginning on page 76 for more information. If, as of the close of business on the fifth business day prior to the closing date, Professional’s consolidated tangible shareholders’ equity is less than $224.50 million (less the after-tax impact of permitted expenses) or Professional Bank’s general allowance for loan and lease losses is less than 0.75% of total loans and leases outstanding (excluding loan originated under the PPP), Seacoast shall have the option to adjust the merger consideration downward, including a corresponding downward adjustment to the exchange ratio, or terminate the merger agreement.
For each fractional share that would otherwise be issued, Seacoast will pay cash (without interest) in an amount equal to such fractional part of a share of Seacoast common stock multiplied by the average daily volume weighted average price of Seacoast common stock on the NASDAQ Global Select Market for the ten (10) trading days ending on the trading day immediately prior to the determination date, less any applicable withholding taxes. The “determination date” is defined in the merger agreement as the later of the date on which the last required consent obtained without regard to any requisite waiting period or the date on which Professional shareholder approval is obtained. No holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share.
If Seacoast or Professional change the number of shares of Seacoast common stock or Professional common stock outstanding prior to the effective time of the merger as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar recapitalization with respect to the Seacoast common stock or Professional common stock, then the merger consideration shall be appropriately and proportionately adjusted.
Based upon the closing sale price of the Seacoast common stock on the NASDAQ Global Select Market of $32.72 on November 11, 2022, the last practicable trading date prior to the printing of this proxy statement/prospectus, each share of Professional common stock will be entitled to be exchanged for total merger consideration with a value equal to approximately $29.15 per share.

The value of the shares of Seacoast common stock to be issued to Professional shareholders in the merger will fluctuate between now and the closing date of the merger. We make no assurances as to whether or when the merger will be completed, and you are advised to obtain current sale prices for the Seacoast common stock. See “Risk Factors — Because the sale price of the Seacoast common stock will fluctuate, you cannot be sure of the value of the stock consideration that you will receive in the merger until the closing.”
Exchange Procedures
Seacoast has appointed as the exchange agent under the merger agreement its exchange agent, Continental Stock Transfer and Trust Company. The merger agreement requires Seacoast to cause the exchange agent as promptly as practicable after the effective time and within five business days, to send to each former holder of shares of Professional common stock, including holders of the Professional equity awards who received Professional common stock in accordance with the exercise of such Professional equity awards prior to the effective time, transmittal materials for use in exchanging such holder’s Professional certificates or electronic book-entry shares for the merger consideration. Upon surrender to the transfer agent of its certificates, a holder will be entitled to receive the merger consideration and any cash in lieu of a fractional share of Seacoast common stock to be issued.
Subject to applicable law, following the surrender of any certificate or book-entry shares, there shall be issued and/or paid to the holder of the certificates representing whole shares of Seacoast common stock issued in exchange for Professional common stock, without interest: (i) at the time of such surrender, the dividends or other distributions with a record date after the effective time of the merger payable with respect to the whole shares of Seacoast common stock and not paid; and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to shares of Seacoast common stock with a record date after the effective time of the merger and with a payment date subsequent to surrender.
On or before the closing date, the stock transfer books of Professional will be closed and there will be no further transfers on the stock transfer books of Professional.
Organizational Documents of Surviving Holding Company and Surviving Bank; Directors and Officers
The organizational documents of Seacoast in effect immediately prior to the effective time of the merger shall be the organizational documents of the surviving company after the effective time of the merger, and the directors and officers of Seacoast immediately prior to the effective time of the merger shall continue as the directors and officers of Seacoast following the effective time of the merger.
In addition, the organizational documents of SNB in effect immediately prior to the effective time of the bank merger shall be the organizational documents of the surviving bank after the effective time of the bank merger. The directors and officers of SNB immediately prior to the effective time of the bank merger shall continue as the directors and officers of the surviving bank following the effective time of the bank merger.
Conduct of Business Pending the Merger
Pursuant to the merger agreement, Professional has agreed to certain restrictions on its activities until the effective time of the merger. In general, Professional has agreed that, except as otherwise contemplated or permitted by the merger agreement, it will:
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conduct its business in the ordinary course consistent with past practice;

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use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships;

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maintain its books, accounts and records in the usual manner on a basis consistent with that previously employed; and

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provide Seacoast with Professional’s consolidated balance sheets (including related notes and schedules, if any), and related statements of operations and shareholders’ equity and comprehensive income (loss) (including related notes and schedules, if any) prepared for any periods subsequent to the date of the merger agreement.

Both Seacoast and Professional have agreed to take no action that would adversely affect or delay (i) the receipt of Professional shareholder approval of the merger agreement, (ii) the receipt of regulatory or governmental approvals required for the transactions contemplated by the merger agreement, (iii) the performance of their respective covenants and agreements in the merger agreement or (iv) the consummation of the transactions contemplated by the merger agreement.
Professional has also agreed that except as otherwise permitted by the merger agreement, as required by applicable laws or a governmental entity, or with the prior written consent of Seacoast (not to be unreasonably withheld or delayed) it will not, and will not permit any of its subsidiaries, to do any of the following:
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amend its organizational documents or any resolution or agreement concerning indemnification of its directors or officers;

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adjust, split, combine, subdivide or reclassify any capital stock;

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make, declare, set aside or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock;

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grant any securities or obligations convertible into or exercisable for or giving any person any right to subscribe for or acquire, or any options, calls, restricted stock, deferred stock awards, stock units, phantom awards, dividend equivalents, or commitments relating to, or any stock appreciation right or other instrument;

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except for the issuance of any shares of Professional common stock due to the exercise of Professional equity awards prior to the effective time, issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of its capital stock;

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make any change in any instrument or contract governing the terms of any of its securities;

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make any investment in any other person, other than in the ordinary course of business or consistent with past practice or permitted by the merger agreement;

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charge off or sell (except in the ordinary course of business consistent with past practices or as required by GAAP or applicable law or regulatory authority) any of its portfolio of loans, discounts or financing leases or sell any asset held as other real estate owned (“OREO”) or other foreclosed assets for an amount less than its book value;

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terminate or allow to be terminated any of the policies of insurance maintained on its business or property, cancel any material indebtedness owing to it or any claim that it may possess or waive any right of substantial value or discharge or satisfy any material noncurrent liability;

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enter into any new line of business or materially change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies other than as required by law or any policies imposed on it by any governmental authority;

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lend any money or pledge any of its credit in connection with any aspect of its business (except in the ordinary course of business consistent with past practices);

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mortgage or otherwise subject to any lien, encumbrance or other liability any of its assets (except in the ordinary course of business consistent with past practices);

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sell, assign or transfer any of its assets in excess of $100,000 in the aggregate (except in the ordinary course of business consistent with past practices and except for property held as OREO);

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incur any material liability, commitment, indebtedness or obligation or cancel, release or assign any indebtedness of any person or any claims against any person (except (i) in the ordinary course of business consistent with past practice or (ii) pursuant to contracts in force as of the date of the merger agreement and disclosed in the disclosure schedules attached thereto);

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transfer, agree to transfer or grant, or agree to grant a license to, any of its material intellectual property (other than in the ordinary course of business consistent with past practice);

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except in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short term indebtedness) or assume, guarantee, endorse or otherwise become responsible for the obligations of any other person;

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other than purchases of investment securities in the ordinary course of business or in consultation with Seacoast, restructure or change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

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terminate or waive any material provision of any contract other than normal renewals of contracts without materially adverse changes of terms or otherwise amend or modify any material contract;

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other than in the ordinary course of business and consistent with past practice or as required by benefit plans and contracts in effect as of the date of the merger agreement or as agreed to by the parties, (i) increase in any manner the compensation or fringe benefits of, or grant any bonuses to, any director, officer or employee, whether under a benefit plan or otherwise, (ii) pay any pension or retirement allowance not required by any existing benefit plan or contract to any director, officer or employee, (iii) become a party to, amend or commit itself to any benefit plan or contract (or any individual contracts evidencing grants or awards) or employment agreement, retention agreement or severance arrangement with or for the benefit of any director, officer or employee, (iv) accelerate the vesting of, or the lapsing of restrictions with respect to rights pursuant to any Professional stock plan, except as permitted in the merger agreement, (v) make any changes to a benefit plan that are not required by law, or (vi) hire or terminate the employment of a chief executive officer, president, chief financial officer, chief risk officer, chief credit officer, internal auditor, general counsel or other officer holding the position of senior vice president or above or any employee with annual base salary and incentive compensation that is reasonably anticipated to exceed $100,000;

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settle any litigation, except in the ordinary course of business;

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revalue any of its or its subsidiaries’ assets or change any method of accounting or accounting practice used by it or its subsidiaries, other than changes required by GAAP or the Federal Reserve Board or any regulatory authority;

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make, change or revoke any tax election;

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adopt or change any tax accounting method;

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file any amended tax return;

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settle or compromise any tax liability;

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enter into any closing agreement as described in Section 7121 of the Internal Revenue Code (or any similar provision of applicable law) or surrender any right to claim a refund of taxes or consent to any extension or waiver of the limitations period applicable to any claim or assessment with respect to taxes;

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knowingly take, or knowingly omit to take, any action that is reasonably likely to result in any of the conditions to the merger not being satisfied, except as may be required by applicable law;

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merge or consolidate with any other person;

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acquire assets outside of the ordinary course of business consistent with past practices from any other person with a value or purchase price in the aggregate in excess of $250,000, other than purchase obligations pursuant to contracts in effect prior to the execution of the merger agreement and set forth in the disclosure schedules attached to the merger agreement;

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enter into any contract that is material and would have been material had it been entered into prior the execution of the merger agreement;

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make any adverse changes in the mix, rates, terms or maturities of its deposits or other liabilities, other than in the ordinary course of business and consistent with past practices;

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close or relocate any existing branch or facility;

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make any extension of credit that, when added to all other extensions of credit to a borrower and its affiliates, would exceed its applicable regulatory lending limits;

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take any action or fail to take any action that will cause Professional’s consolidated tangible shareholders’ equity to be less than $224.50 million (based on loan loss reserve of no less than 0.75%) at the effective time of the merger;

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make any loans, or enter into any commitments to make loans, which vary other than in immaterial respects from its written loan policies (subject to certain exceptions and thresholds, provided that Professional Bank may extend or renew credit or loans in the ordinary course of business consistent with past lending practices or in connection with the workout or renegotiation of current loans);

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take any action that at the time of taking such action is reasonably likely to prevent, or would materially interfere with, the consummation of the merger;

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knowingly take any action that would prevent or impede the merger and the bank merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or

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agree or commit to take any of the actions set forth above.

Professional Shareholder Approval
Professional has agreed to call a meeting of its shareholders as soon as reasonably practicable after the Registration Statement on Form S-4 is declared effective by the SEC for the purpose of obtaining the approval of the merger agreement by the holders of at least a majority of the outstanding shares of Professional common stock and such other matters as the Professional board of directors may direct. Professional has further agreed to use its reasonable best efforts to cause such shareholder meeting to occur as soon as reasonably practicable.
Regulatory Matters
This proxy statement/prospectus forms part of a Registration Statement on Form S-4 which Seacoast has filed with the SEC. Seacoast has agreed to use all reasonable efforts to cause the Registration Statement to be declared effective.
Each of Seacoast and Professional has agreed to use all reasonable best efforts to obtain all permits required by the securities laws, including state securities law or “blue sky” permits, necessary to carry out the transactions contemplated by the merger agreement and each of Seacoast and Professional has agreed to furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action.
Seacoast and Professional have agreed to use all respective reasonable best efforts to take, or cause to be taken, in good faith, all actions and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, to permit the consummation of the merger as promptly as practicable.
Seacoast and Professional will consult with each other with respect to the obtaining of all regulatory consents and other material consents advisable to consummate the transactions contemplated by the merger agreement, and each party will keep the other apprised of the status of material matters relating to the completion of the transactions contemplated by the merger agreement.
Seacoast and Professional have agreed to promptly furnish to each other copies of applications filed with all governmental authorities and copies of written communications received by such party from any governmental authorities with respect to the transactions contemplated by the merger agreement. Additionally, each of Seacoast and Professional has agreed to cooperate fully with and furnish information to the other party, and obtain all consents of, and give all notices to and making all filings with, all governmental authorities and other third parties that may be or become necessary for the performance of its obligations under the merger agreement and the consummation of the other transactions contemplated by the merger agreement.
In connection with seeking regulatory approval for the merger, Seacoast is not required to agree to any condition or consequence that would, after the effective time of the merger, have a material adverse effect on Seacoast or any its subsidiaries, including Professional.

NASDAQ Listing
Seacoast has agreed to cause the shares of Seacoast common stock to be issued to the holders of Professional common stock in the merger to be authorized for listing on the NASDAQ Global Select Market, subject to official notice of issuance, prior to the effective time of the merger. Seacoast has also agreed to cause the shares of Seacoast common stock that will be issued upon the exercise of substitute Seacoast options to be reserved for issuance and registered with the SEC and approved for listing on the NASDAQ Global Select Market, subject to official notice of issuance, no later than five business days after the effective time.
Employee Matters
Following the effective time of the merger, Seacoast has agreed to maintain employee benefit plans and compensation opportunities for full-time active employees of Professional on the closing date of the merger (referred to below as “covered employees”) that provide employee benefits and compensation opportunities which, in the aggregate, are substantially comparable to the employee benefits and compensation opportunities that are available on a uniform and non-discriminatory basis to similarly situated employees of Seacoast or its subsidiaries (provided that in no event are covered employees eligible to participate in any closed or frozen plan of Seacoast or its subsidiaries and provided further that in no event is Seacoast required to take into account any retention arrangements or equity compensation when determining whether employee benefits are substantially comparable). Seacoast will give the covered employees full credit for their prior service with Professional for purposes of eligibility (including initial participation and eligibility for current benefits) and vesting under any qualified or non-qualified employee benefit plan maintained by Seacoast in which covered employees may be eligible to participate and for all purposes under any welfare benefit plans, vacation plans, and similar arrangements maintained by Seacoast.
With respect to any Seacoast health, dental, vision or other welfare plan in which any covered employee is eligible to participate following the closing date of the merger, Seacoast or its applicable subsidiary must use its commercially reasonable best efforts to (i) cause any pre-existing condition limitations or eligibility waiting periods under such plan to be waived with respect to the covered employee to the extent the condition was, or would have been, covered under the Professional benefit plan in which the covered employee participated immediately prior to the effective time of the merger; and (ii) recognize any health, dental, vision or other welfare expenses incurred by the covered employee in the year that includes the closing date of the merger for purposes of any applicable deductible and annual out-of-pocket expense requirements.
If, within six months after the effective time of the merger, any covered employee (other than those who receive certain payments or retention benefits pursuant to agreements with Professional) is terminated by Seacoast or its subsidiaries other than “for cause” or as a result of a death, disability or unsatisfactory job performance, then Seacoast will pay severance to the covered employee in an amount equal to its severance policies.
Indemnification and Directors’ and Officers’ Insurance
From and after the effective time of the merger, Seacoast has agreed to indemnify, defend and hold harmless the present and former directors and officers of Professional against any liability, judgments, fines and amounts paid in settlement in connection with any threatened or actual claim, action, suit, proceeding or investigation arising in whole or in part out of, or pertaining to the fact that such person is or was a director, officer or employee of Professional or its subsidiaries, or the merger agreement or any of the transactions contemplated by the merger agreement, to the same extent as such persons are indemnified or have the right to advancement of expenses pursuant to the organizational documents of Professional and the FBCA. All existing rights to indemnification and all existing limitations on liability existing in favor of the directors, officers and employees of Professional as provided in its organizational documents shall survive the merger and continue in full force and effect and shall be honored by Seacoast.
For a period of no less than six years after the effective time of the merger, Seacoast will provide directors’ and officers’ liability insurance that serves to reimburse the officers and directors of Professional at or prior to the effective time of the merger with respect to claims against them arising from facts or events occurring at or before the effective time of the merger (including the transactions contemplated by the merger agreement). The directors’ and officers’ liability insurance will contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the indemnified person as the coverage currently provided by Professional provided, however, that Seacoast may substitute policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous than such Professional policy; provided further that in no event will the aggregate premiums applicable to such coverage exceed 150% of the current annual premium paid by Professional for such insurance.
Third Party Proposals
Professional has agreed that it will not, and will cause its directors, officers, employees and representatives and affiliates not to: initiate, solicit, knowingly encourage or facilitate inquiries or proposals with respect to, or engage or participate in any negotiations concerning, or provide to any person any confidential or nonpublic information or data or have or participate in any discussions with any person relating to, any (i) merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Professional or its subsidiaries, (ii) tender or exchange offer, that if consummated, would result in any third-party owning 25% or more of any class of equity or voting securities of Professional or Professional Bank, (iii) acquisition or purchase, direct or indirect, of 25% or more of the consolidated assets of Professional and its subsidiaries or 25% or more of any class of equity or voting securities of Professional or Professional Bank, or (iv) other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the merger or that could reasonably be expected to dilute materially the benefits to Seacoast of the transactions contemplated by the merger agreement (items (i)-(iv) collectively referred to as an “acquisition proposal”).
However, the merger agreement provides that at any time prior to the approval of the merger agreement by the Professional shareholders, if Professional receives an unsolicited acquisition proposal that does not violate the “no shop” provisions in the merger agreement and Professional board of directors concludes in good faith that there is a reasonable likelihood that such proposal constitutes or is reasonably likely to result in a superior proposal (as defined below), then Professional may furnish non-public information or data to the third party making the acquisition proposal and participate in such negotiations or discussions with the third party making the acquisition proposal regarding such proposal, if the Professional board of directors determines in good faith (and based upon the written advice of its outside counsel) that failure to take such actions would reasonably be expected to result in a breach of its fiduciary obligations to the Professional shareholders under applicable law and if Professional enters into a confidentiality agreement with such third party. Professional must promptly advise Seacoast in writing within twenty-four hours following receipt of any acquisition proposal of the substance of such proposal and must keep Seacoast apprised of any related developments, discussions and negotiations (including the terms and conditions of the acquisition proposal) on a current basis.
A “superior proposal” means any bona fide, unsolicited, written acquisition proposal for at least a majority of the outstanding shares of Professional common stock on terms that the Professional board of directors concludes in good faith to be more favorable to the shareholders from a financial point of view than the merger and the other transactions contemplated by the merger agreement (including taking into account the terms, if any, proposed by Seacoast to amend or modify the terms of the transactions contemplated by the merger agreement in response to such proposal), (i) after receiving the written advice of its financial advisor, (ii) after taking into account the likelihood of consummation of such transaction on the terms set forth therein (as compared to, and with due regard for, the terms set forth in the merger agreement) and (iii) after taking into account all legal (with the written advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of the proposal and any other relevant factors permitted under applicable law.
The merger agreement generally prohibits Professional’s board of directors from making a change in recommendation (i.e., from withdrawing or modifying in a manner adverse to Seacoast the recommendation of the Professional board of directors set forth in this proxy statement/prospectus that the Professional shareholders vote to approve the merger agreement, or from making or causing to be made any third party or public communication proposing or announcing an intention to withdraw or modify in a manner adverse to Seacoast such recommendation). At any time prior to the approval of the merger agreement by the

Professional shareholders, however, the Professional board of directors may effect a change in recommendation in response to a bona fide, unsolicited, written acquisition proposal that the Professional board of directors (i) concludes in good faith has a reasonable likelihood of constituting or resulting in a superior proposal and (ii) concludes in good faith (and based upon the written advice of its outside legal counsel) that the failure to accept such superior proposal would reasonably be expected to result in a breach of its fiduciary obligations to Professional shareholders under applicable law, the Professional board of directors may terminate the merger agreement and enter into a definitive agreement with respect to such superior proposal.
The Professional board of directors may not make a change in recommendation, or terminate the merger agreement to pursue a superior proposal, unless: (i) Professional has not breached any of the provisions of the merger agreement relating to third party acquisition proposals in any respect; (ii) the Professional board of directors determines in good faith (after consultation with outside legal counsel and its financial advisors) that such superior proposal continues to be or is reasonably expected to continue to be a superior proposal (after taking into account all adjustments to the terms of the merger agreement offered by Seacoast); (iii) Professional has given Seacoast at least four business days’ prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any superior proposal including the identity of the person making such superior proposal) and has contemporaneously provided an unredacted copy of the relevant proposed transaction agreements with the person making such superior proposal; and (iv) before effecting such change in recommendation, Professional has negotiated and has caused its representatives to negotiate in good faith with Seacoast during the notice period (to the extent Seacoast wishes to negotiate) to enable Seacoast to revise the terms of the merger agreement so that such superior proposal no longer constitutes a superior proposal. In the event of any material change to the terms of a superior proposal, Professional shall be required to deliver a new written notice to Seacoast and the four business day negotiation period with Seacoast shall have recommenced.
If the Professional board of directors makes a change in recommendation, if Professional terminates the merger agreement to enter into an agreement with respect to a superior proposal, or if Professional’s shareholders do not approve the merger agreement and Professional enters into an agreement with respect to an acquisition proposal within twelve months from the date the merger agreement is terminated, Professional could be required to pay Seacoast a termination fee of $21.79 million in cash. See “The Merger Agreement — Termination,” and “The Merger Agreement — Termination Fee.”
Approval of 280G Payments
To the extent any payments or benefits made with respect to, or which could arise as a result of, the merger agreement or the transactions contemplated thereby, could be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code, Professional shall, prior to the closing date, cooperate in good faith with Seacoast to effect reasonable measures to minimize any such payments or benefits from being characterized as “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code.
Systems Integration; Operating Functions
From and after the date of the merger agreement, Professional shall and shall cause Professional Bank and its directors, officers and employees to and shall make all commercially reasonable best efforts (without undue disruption to their business) to cause Professional Bank’s data processing consultants and software providers to, cooperate and assist Professional and Seacoast in connection with an electronic and systems conversion of all applicable data of Professional and Professional Bank to the Seacoast systems, including the training of Professional and Professional Bank employees during normal banking hours. Additionally, Professional shall provide Seacoast access to its data files to facilitate the conversion process, including but not limited to (i) sample data files with data dictionary no later than 30 days following the date of the merger agreement, (ii) a full set of data files, including electronic banking and online bill payment data, for mapping and mock conversion no later than 180 days prior to the targeted conversion date as determined by Seacoast, (iii) a second full set of data files from which to establish CIS records, deposit shells, electronic banking accounts, bill payment, payees and order debit cards no later than 45 days prior to the targeted conversion date, and (iv) a final set of data files no later than the date of the targeted conversion date.

Professional shall coordinate and participate in regular meetings between data processing vendors and Seacoast representatives, to begin within 30 days following the date of the merger agreement, to facilitate system integration. Prior to the effective time, Professional shall take any action that Seacoast may reasonably request to facilitate the combination of the operations of the respective banks and Professional shall allocate and apply resources with appropriate expertise and authority to effectuate such requests. Professional shall cooperate with Seacoast in connection with the planning for the efficient and orderly combination of the parties and the operation of SNB after the merger, and in preparing for the consolidation of appropriate operating functions to be effective at the effective time of the merger, or such later time as may be decided by Seacoast. Professional shall provide office space and support services in connection with the foregoing, and senior officers of Professional and Seacoast shall meet from time to time as Professional or Seacoast may reasonably request, to review the financial and operational affairs of Professional and its subsidiaries, and Professional shall give due consideration to Seacoast’s input on such matters, with the understanding that, neither Seacoast nor SNB will be permitted to exercise control of Professional or Professional Bank prior to the effective time of the merger and Professional and Professional Bank shall not be under any obligation to act in a manner that could reasonably be deemed to constitute anti-competitive behavior under federal or state antitrust laws. Professional will be responsible for all conversion and deconversion fees and expenses, regardless of whether the merger becomes effective.
Seacoast Advisory Board
Seacoast has agreed to form an advisory board in Professional Bank’s current market area and has agreed to extend an invitation to each member of the Professional board of directors immediately prior to the effective time to serve on such advisory board provided that such directors have entered into a claims letter and restrictive covenant agreement.
Representations and Warranties
The merger agreement contains generally customary representations and warranties of Seacoast and Professional relating to their respective businesses. The representations and warranties of each of Seacoast and Professional have been made solely for the benefit of the other party, and these representations and warranties should not be relied on by any other person. In addition, these representations and warranties:
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have been qualified by information set forth in confidential disclosure schedules in connection with signing the merger agreement — the information contained in these schedules modifies, qualifies and creates exceptions to the representations and warranties in the merger agreement;

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will not survive consummation of the merger;

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may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties to the merger agreement if those statements turn out to be inaccurate;

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are in some cases subject to a materiality standard described in the merger agreement which may differ from what may be viewed as material by you; and

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were made only as of the date of the merger agreement or such other date as is specified in the merger agreement.

The representations and warranties made by Seacoast and Professional to each other primarily relate to:
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corporate organization, existence, power and standing;

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corporate authorization to enter into the merger agreement and to consummate the merger;

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absence of any breach of organizational documents, violation of law or breach of agreements as a result of the merger;

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regulatory approvals required in connection with the merger;

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capitalization;

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ownership of subsidiaries;

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financial statements;

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legal proceedings;

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compliance with laws and the absence of regulatory agreements;

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reports filed with governmental entities, including, the SEC;

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Community Reinvestment Act compliance;

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absence of any actions or any fact or circumstance that would prevent the merger from qualifying as a “reorganization” within the meaning of the Code or materially impede or delay the receipt of any required regulatory consent;

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accuracy of the information supplied by each party for inclusion or incorporation by reference in this proxy statement/prospectus; and

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fees paid to financial advisors.

Professional has also made representations and warranties to Seacoast with respect to:
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absence of a material adverse effect on Professional since January 1, 2019 and absence of certain other changes or events;

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tax matters;

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environmental matters;

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employee benefit plans and labor matters;

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material contracts;

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intellectual property;

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loan and investment portfolios;

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adequacy of allowances for losses;

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loans to executive officers and directors;

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privacy of customer information;

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technology systems;

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maintenance of insurance policies;

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corporate documents;

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the inapplicability to the merger of state takeover laws;

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real and personal property;

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investment advisory, insurance and broker-dealer matters;

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investment securities and commodities;

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Volcker Rule;

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opinion of financial advisor; and

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transactions with affiliates.

Additionally, Seacoast has also made a representation and warranty to Professional with respect to the legality of Seacoast common stock to be issued in connection with the merger.
Certain of the representations and warranties of Professional and Seacoast are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, the term “material adverse effect” means, with respect to Professional and Seacoast, any change, event, development, violation, inaccuracy or circumstance the effect, individually or in the aggregate, of which is or is reasonably likely to (i) have a material adverse impact on the condition (financial or otherwise), property, business, assets (tangible or intangible) or results of operations or prospects of such party taken as a whole, or (ii) prevent or materially impair, or would be reasonably likely to prevent or materially impair, the ability of such party to perform its obligations under the merger agreement or to timely consummate the merger, the bank merger or the other transactions contemplated by the merger agreement. The definition of “material adverse effect” excludes: (A) the impact of actions and omissions of a party (or its subsidiaries) taken with the prior written consent of the other party in contemplation of the transactions contemplated by the merger agreement; (B) changes after the date of the merger agreement in GAAP or regulatory accounting requirements generally applicable to banks and their holding companies; (C) changes after the date of the merger agreement in laws, rules or regulations or interpretations of laws, rules or regulations by governmental authorities of general applicability to banks and their holding companies; and (D) changes after the date of the merger agreement in general economic or market conditions in the United States or any state or territory, in each case generally affecting banks and their holding companies, except, with respect to (B), (C) and (D), if the effects of such changes are disproportionately adverse to the condition (financial or otherwise), property, business, assets (tangible or intangible), liabilities or results of operations of such party and its subsidiaries, taken as a whole, as compared to other banks and their holding companies.
Conditions to Completion of the Merger
Mutual Closing Conditions.   The obligations of Seacoast and Professional to complete the merger are subject to the satisfaction of the following conditions:
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the approval of the merger agreement by Professional shareholders;

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all regulatory approvals from the Federal Reserve, the OCC, and any other regulatory approval required to consummate the merger and the bank merger shall have been obtained and remain in full force and effect and all statutory waiting periods shall have expired, and such approvals or consents shall not be subject to any conditions or consequences that would have a material adverse effect on Seacoast or any of its subsidiaries after the effective time of the merger and the bank merger, including Professional and Professional Bank;

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the absence of any order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the merger or the other transactions contemplated by the merger agreement;

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the effectiveness of the Registration Statement on Form S-4, of which this proxy statement/prospectus is a part, under the Securities Act of 1933, as amended, and no order suspending such effectiveness having been issued;

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the authorization for listing on the NASDAQ Global Select Market of the shares of Seacoast common stock to be issued in the merger;

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the accuracy of the other party’s representations and warranties in the merger agreement on the date of the merger agreement and as of the effective time of the merger (or such other date specified in the merger agreement) other than, in most cases, inaccuracies that would not reasonably be likely to have a material adverse effect on such party;

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the performance and compliance in all material respects by the other party of its respective obligations under the merger agreement;

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the receipt by each party of corporate authorizations and other certificates from the other party; and

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the absence of any event which has had or is reasonably likely to have a material adverse effect on the other party.

Additional Closing Conditions to the Obligations of Seacoast.   In addition to the mutual closing conditions, Seacoast’s obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:
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Professional’s receipt of all consents required as a result of the transactions contemplated by the merger agreement pursuant to Professional’s material contracts;

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as of the close of business on the fifth business day prior to the closing of the merger, Professional’s consolidated tangible shareholders’ equity shall be an amount not less than $224.50 million and Professional Bank’s general allowance for loan and lease losses shall be an amount not less than 0.75% of total loans and leases outstanding (excluding loans made pursuant to the PPP);

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all outstanding Professional options shall have been terminated and exchanged for the option to purchase shares of Seacoast common stock pursuant to Seacoast’s Incentive Plan and Professional’s board of directors shall have terminated the Professional stock plans;

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the completion of certain items set forth on the Seacoast disclosure schedule;

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receipt by Seacoast of an opinion of its counsel to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code;

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the receipt of executed claims letters and restrictive covenant agreements from certain executive officers and/or directors of Professional and Professional Bank; and

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the delivery of a non-foreign affidavit by Professional.

Termination
The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the approval of the merger agreement by Professional shareholders, as follows:
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by mutual consent of the board of directors of Professional and the board of directors or executive committee of the board of directors of Seacoast; or

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by the board of directors of either Seacoast or Professional, if there is a breach by the other party of any representation, warranty, covenant or other agreement set forth in the merger agreement, that would, if occurring or continuing on the closing date, result in the failure to satisfy the closing conditions of the party seeking termination and such breach cannot be or is not cured within 30 days following written notice to the breaching party or which breach cannot be cured prior to April 1, 2023; or

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by the board of directors of either Seacoast or Professional, if a requisite regulatory consent has been denied and such denial has become final and non-appealable; or

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by the board of directors of either Seacoast or Professional, if the Professional shareholders fail to approve the merger agreement at a duly held meeting of such shareholders or any adjournment or postponement thereof; or

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by the board of directors of either Seacoast or Professional, if the merger has not been completed by April 1, 2023, unless the failure to complete the merger by such date is due to a breach of the merger agreement by the party seeking to terminate the merger agreement; or

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by the board of directors of Seacoast, if (i) the Professional board of directors withdraws, qualifies or modifies their recommendation that the Professional shareholders approve the merger agreement in a manner adverse to Seacoast, or resolves to do any of the foregoing, (ii) Professional fails to substantially comply with any of the provisions of the merger agreement relating to third party acquisition proposals, or (iii) Professional’s board of directors recommends, endorses, accepts or agrees to a third party acquisition proposal; or

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by the board of directors of Professional, in order to enter into an agreement relating to a superior proposal in accordance with the provisions of the merger agreement relating to third party acquisition proposals (provided that Professional has not materially breached any such provisions); or

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by the board of directors of Professional during the five-day period commencing on the determination date (as defined in the merger agreement as the later of: (i) the date on which the last required regulatory approval is obtained without regard to any requisite waiting period; or (ii) the date on which the Professional shareholder approval is obtained), if and only if the (a) buyer ratio (defined in the merger agreement to mean the number obtained by dividing the average closing price (defined in the merger agreement to mean the daily volume weighted average price of Seacoast common stock during the ten (10) consecutive full trading days ending on the trading day prior to the determination date) by $36.75) is less than 0.85 and (b) the buyer ratio is less than the number obtained by (i) dividing the average of the index price (defined in the merger agreement to mean the closing price on any given trading day) for the ten (10) consecutive trading days preceding the determination date by the average of the index price for the ten (10) consecutive trading days ending on the last trading day immediately preceding the date of the first public announcement of the entry into the merger agreement and (ii) subtracting 0.20 from the quotient.
Termination Fee
Professional will owe Seacoast a $21.79 million termination fee if:
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(i) either party terminates the merger agreement in the event that approval by the shareholders of Professional is not obtained at a meeting at which a vote was taken; or (ii) Seacoast terminates the merger agreement (a) as a result of a willful breach of a covenant or agreement by Professional or Professional Bank; (b) because Professional has withdrawn, qualified or modified its recommendation to shareholders in a manner adverse to Seacoast; or (c) because Professional has failed to substantially comply with the no-shop covenant or its obligations under the merger agreement by failing to hold a special meeting of Professional shareholders; and

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(1) Professional receives or there is a publicly announced third party acquisition proposal that has not been formally withdrawn or abandoned prior to the termination of the merger agreement; and (2) within 12 months of the termination of the merger agreement, Professional either consummates a third party acquisition proposal or enters into a definitive agreement or letter of intent with respect to a third party acquisition proposal; or

•
Seacoast terminates the merger agreement as a result of the board of directors of Professional recommending, endorsing, accepting or agreeing to a third party acquisition proposal; or

•
Professional terminates the merger agreement because the board of directors of Professional has determined in accordance with the provisions in the merger agreement relating to acquisition proposals that a superior proposal has been made and has not been withdrawn and none of Professional or its representatives has failed to comply in all material respects with the terms of merger agreement relating to third party acquisition proposals.

Except in the case of a willful breach of the merger agreement, the payment of the termination fee will fully discharge Professional from any losses that may be suffered by Seacoast arising out of the termination of the merger agreement.
Waiver; Amendment
The merger agreement, including the disclosure letters and exhibits, may be amended at any time before the effective time of the merger, by subsequent writing signed by each of the parties, whether before or after the Professional shareholders have approved the transactions contemplated by the merger agreement, except to the extent that any such amendment would require the approval of the shareholders, unless such required approval is obtained.
At any time prior to the effective time of the merger, the parties may, to the extent legally allowed: (i) waive any default in the performance of any term of the merger agreement by the other party; (ii) waive or extend the time for the compliance or fulfillment of any of the obligations or other acts of the other party; and (iii) waive any or all of the conditions precedent to the obligations contained in the merger agreement on the part of the other party. Any agreement on the part of a party to any extension or waiver must be in writing signed on behalf of such party by a duly authorized officer of such party. Any such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition will not operate as a waiver of any subsequent or other failure.
Expenses
Regardless of whether the merger is completed, all expenses incurred in connection with the merger, the merger agreement and other transactions contemplated thereby will be paid by the party incurring the expenses, except that Seacoast has paid the filing fee for the Registration Statement on Form S-4 of which this proxy statement/prospectus is a part and will pay any other filings fees with the SEC in connection with the merger and Seacoast will pay one half of the costs and expenses of printing and mailing this proxy statement/prospectus.
Governing Law
The merger agreement is governed by and will be construed in accordance with the laws of the State of Florida, without regard to any applicable principles of conflicts of laws that would result in the application of the law of another jurisdiction, except that the laws of the United States shall govern the consummation of the bank merger.

COMPARISON OF SHAREHOLDERS’ RIGHTS
Seacoast and Professional are each incorporated under the laws of the State of Florida and, accordingly, the rights of their shareholders are governed by Florida law and their respective articles of incorporation and bylaws. After the merger, each share of Professional Class A common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive the merger consideration, which will consist of Seacoast common stock. As a result, the rights of former shareholders of Professional who receive shares of Seacoast common stock in the merger will be determined by reference to Seacoast’s articles of incorporation and bylaws and Florida law. Set forth below is a description of the material differences between the rights of the shareholders of each of Professional and Seacoast. The following summary does not include a complete description of all differences between the rights of the shareholders of Professional and Seacoast, nor does it include a complete discussion of the respective rights of the shareholders of Professional and Seacoast.
The following summary is qualified in its entirety by reference to the Florida Business Corporation Act, or the FBCA, Seacoast’s articles of incorporation and bylaws and Professional’s articles of incorporation and bylaws. Seacoast and Professional urge you to carefully read this entire proxy statement/prospectus, the relevant provisions of the FBCA, Seacoast’s articles of incorporation and bylaws and Professional’s articles of incorporation and bylaws and each other document referred to in this proxy statement/prospectus for a more complete understanding of the differences between the rights of Seacoast shareholders and the rights of Professional shareholders. Professional will send copies of its articles of incorporation and bylaws to you, without charge, upon your request. Seacoast’s articles and bylaws are filed as exhibits to its Form 10-K, filed on February 28, 2022, and are incorporated by reference herein. Professional’s articles and bylaws are filed as exhibits to its Form 10-K, filed on March 31, 2022, and are incorporated by reference herein. See the section entitled “Where You Can Find More Information” beginning on page i of this proxy statement/prospectus.
	PROFESSIONAL	SEACOAST
Capital Stock	Holders of Professional capital stock are entitled to all the rights and obligations provided to capital shareholders under the FBCA and Professional’s articles of incorporation and bylaws.	Holders of Seacoast capital stock are entitled to all the rights and obligations provided to capital shareholders under the FBCA and Seacoast’s articles of incorporation and bylaws.
Authorized	Professional’s authorized capital stock consists of 50,000,000 shares of Class A voting common stock with a par value of $0.01 per share, 10,000,000 shares of Class B non-voting common stock with a par value of $0.01 per share, and 10,000,000 shares of preferred stock (which constitutes a separate and single class of shares that may be issued in one or more series).	Seacoast’s authorized capital stock consists of 120,000,000 shares of common stock, par value $0.10 per share, and 4,000,000 shares of preferred stock, stated value $0.10 per share (2,000 of which are designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A and 50,000 of which are designated as Mandatorily Convertible Noncumulative Nonvoting Preferred Stock, Series B).
Outstanding	As of September 15, 2022, there were 13,811,084 shares of Professional Class A voting common stock outstanding and no shares of Class B non-voting common stock or preferred stock outstanding.	As of September 30, 2022, there were 61,476,328 shares of Seacoast common stock outstanding and no shares of Seacoast preferred stock outstanding.
Voting Rights	Holders of Professional Class A common stock are entitled to one vote per share in the election of directors and on all matters submitted to a vote	Holders of Seacoast common stock generally are entitled to one vote per share in the election of directors and on all matters submitted to a vote at a

	PROFESSIONAL	SEACOAST
	at a meeting of shareholders.	meeting of shareholders.
Cumulative Voting	No shareholder has the right of cumulative voting in the election of directors.	No shareholder has the right of cumulative voting in the election of directors.
Dividends
Under the FBCA, a corporation may not make a distribution to its shareholders if, after giving effect to the distribution:
•
The corporation would not be able to pay its debts as they come due in the usual course of business; or

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The corporation’s assets would be less than the sum of its total liabilities plus (unless the articles of incorporation provide otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

In addition, under Federal Reserve policy, a bank holding company should consult with the Federal Reserve and eliminate, defer or significantly reduce its dividends if:
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its net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends;

•
its prospective rate of earnings retention is not consistent with its capital needs and overall current and prospective financial condition; or

•
it will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios.

Holders of Seacoast common stock are subject to the same provisions of the FBCA and the Federal Reserve Policy adopted in 2009.
Number of Directors	Professional’s bylaws provide that the Professional board of directors shall consist of not less than one (1) person, the specific number of which shall be set from time to time by resolution of the Professional board of directors. The number of directors may at any time and from time to time be increased or decreased by action of the board of directors, but no decrease in	Seacoast’s bylaws provide that the number of directors serving on the Seacoast board of directors shall be such number as determined from time to time by a vote of 66 2∕3% of the whole board of directors and a majority of the Continuing Directors (director who either (i) was first elected as a director of the company prior to March 1, 2002 or (ii) was designated as

	PROFESSIONAL	SEACOAST

the number of directors shall have the effect of shortening the term of any incumbent director.
There are currently 10 directors serving on the Professional board of directors.
The Professional board of directors is divided into three classes, with the members of each class of directors serving staggered three-year terms and with approximately one-third of the directors being elected annually. As a result, it would take a dissident shareholder or shareholder group at least two annual meeting of shareholders to replace a majority of the directors of Professional. Each director holds office for the term for which he or she is elected and until his or her successor is elected and qualified, subject to such directors’ death, resignation or removal.

a Continuing Directors by a majority vote of the Continuing Directors), but in no event shall be fewer than three directors nor greater than fourteen directors (exclusive of the directors to be elected by the holders of one or more series of preferred stock voting separately as a class).
There are currently 11 directors serving on the Seacoast board of directors.
The Seacoast board of directors is divided into three classes, with the members of each class of directors serving staggered three-year terms and with approximately one-third of the directors being elected annually. As a result, it would take a dissident shareholder or shareholder group at least two annual meeting of shareholders to replace a majority of the directors of Seacoast. Each director holds office for the term for which he or she is elected and until his or her successor is elected and qualified, subject to such directors’ death, resignation or removal.

Election of Directors	Under the FBCA, unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote in an election of directors at the annual meeting at which a quorum is present. Professional’s articles of incorporation do not otherwise provide for the vote required to elect directors.
Seacoast directors are similarly elected in accordance with FBCA and its articles of incorporation do not otherwise provide for the vote required to elect directors.
However, notwithstanding the plurality standard, in an uncontested election for directors, our Corporate Governance Guidelines provide that if any director nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, then the director will promptly tender his or her resignation to the board of directors following certification of the shareholder vote, with such resignation to be effective upon acceptance by the board of directors. The Compensation and Governance Committee would then review and make a recommendation to the board of directors as to whether the board should accept the resignation, and the board of directors would ultimately decide whether to accept the resignation.

	PROFESSIONAL	SEACOAST
Removal of Directors	Professional’s articles of incorporation provide that a director may only be removed for cause, which shall be defined for these purposes as a conviction of a felony, declaration of unsound mind by a court order, adjudication of bankruptcy, or such director having been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to Professional in a matter of substantial importance to the corporation and such adjudication is no longer subject to direct appeal. Removal for cause must be approved by a vote of at least 66 2∕3% of the shares of Professional then entitled to vote at an election for that director. Any action for the removal of a director must be brought within one (1) year of the date of such conviction, declaration or adjudication.	Seacoast’s bylaws provide that directors may be removed only for cause upon the affirmative vote of (1) 66 2∕3% of all shares of common stock entitled to vote and (2) holders of a majority of the outstanding common stock that are not beneficially owned or controlled, directly or indirectly, by any person (1) who is the beneficial owner of 5% or more of the common stock or (2) who is an affiliate of Seacoast and at any time within the past five years was the beneficial owner of 5% or more of Seacoast’s then outstanding common stock (“Independent Majority of Shareholders”) at a shareholders’ meeting duly called and held for that purpose upon not less than 30 days’ prior written notice.
Vacancies on the Board of Directors	Professional’s articles of incorporation provide that in the event of any vacancy on the board of directors, the board of directors may fill such vacancy by an affirmative vote of the majority of the directors then in office, even if such majority constitutes less than a quorum of the entire board of directors. Directors so chosen to fill any vacancy shall hold office for a term expiring at Professional’s next annual meeting of shareholders.	Seacoast’s bylaws provide that vacancies in the Seacoast’s board of directors may be filled by the affirmative vote of (1) 66 2∕3% of all directors and (2) majority of the Continuing Directors, even if less than a quorum exists, or if no directors remain, by the affirmative vote of not less than 66 2∕3% of all shares of common stock entitled to vote and an Independent Majority of Shareholders.
Action by Written Consent
Professional’s bylaws provide that action required or permitted to be taken by the holders of Professional’s common stock must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.
Professional’s bylaws provide that any action of the board of directors or any committee thereof may be taken without a meeting if a written consent setting forth the action taken is signed by all members of the board of directors, and is filed in the minutes of the proceedings of the board of directors or such committee.

Seacoast’s articles of incorporation provide that no action may be taken by written consent except as may be provided in the designation of the preferences, limitations and relative rights of any series of Seacoast’s preferred stock. Any action required or permitted to be taken by the holders of Seacoast’s common stock must be effected at a duly called annual or special meeting of such holders, and may not be effected by any consent in writing by such holders.
Seacoast’s bylaws provide that any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a

	PROFESSIONAL	SEACOAST
written consent setting forth the action taken is signed by all members of the Board of Directors or committee, and such written consent or consents are filed with the minutes of the proceedings of the Board of Directors or of such committee.
Advance Notice Requirements for Shareholder Nominations and Other Proposals
Any Professional shareholder entitled to vote generally on the election of directors may recommend a candidate for nomination as a director. A shareholder may recommend a director nominee by submitting the name and qualifications of the candidate the shareholder wishes to recommend to Professional’s Corporate Secretary, c/o Professional Holding Corp., 396 Alhambra Circle, Suite 255, Coral Gables, Florida 33134.
To be considered, recommendations with respect to an election of directors must be received not less than 120 days and not more than 180 days prior to the anniversary of Professional’s last annual meeting of shareholders (or, if the date of the annual meeting is changed to be more than 30 calendar days earlier than such anniversary date, within 10 business days following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs).

Any Seacoast shareholder entitled to vote generally on the election of directors may recommend a candidate for nomination as a director. A shareholder may recommend a director nominee by submitting the name and qualifications of the candidate the shareholder wishes to recommend to Seacoast’s Compensation and Governance Committee, c/o Seacoast Banking Corporation of Florida, 815 Colorado Avenue, P. O. Box 9012, Stuart, Florida 34995.
To be considered, recommendations with respect to an election of directors to be held at an annual meeting must be received not less than 60 days nor more than 90 days prior to the anniversary of Seacoast’s last annual meeting of shareholders (or, if the date of the annual meeting is changed by more than 20 days from such anniversary date, within 10 days after the date that Seacoast mails or otherwise gives notice of the date of the annual meeting to shareholders), and recommendations with respect to an election of directors to be held at a special meeting called for that purpose must be received by the 10th day following the date on which notice of the special meeting was first mailed to shareholders.

Notice of Shareholder Meeting	Notice of each shareholder meeting must be given to each shareholder entitled to vote not less than 10 nor more than 60 days before the date of the meeting.	Notice of each shareholder meeting must be given to each shareholder entitled to vote not less than 10 nor more than 60 days before the date of the meeting.
Amendments to Charter	Subject to certain requirements set forth in Section 607.1003 of the FBCA, amendments to Professional’s articles of incorporation generally must be approved by its board of directors and holders of a majority of Professional’s outstanding stock that is entitled to	Seacoast’s articles of incorporation have similar amendment provisions, except that the affirmative vote of (1) 66 2∕3% of all of shares outstanding and entitled to vote, voting as classes, if applicable, and (2) an Independent Majority of Shareholders will be

	PROFESSIONAL	SEACOAST

vote thereon, provided that Professional’s articles of incorporation require the affirmative vote of 66 2∕3% of all of shares outstanding and entitled to vote to approve any change to Article IV(B) (“Preferred Stock”), V (“Action by Shareholders Without a Meeting”), VI (“Special Meeting of Shareholders”), VIII(B) (“Director Vacancies”), VIII(C) (“Removal of Directors”), IX (“Bylaws”) or X (“Amendment of Articles of Incorporation”), or any change that is inconsistent with Professional’s bylaws. The board of directors must recommend the amendment to the shareholders, unless the board of directors determines that, because of a conflict of interest or other special circumstances, it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment.
The FBCA also allows the board of directors to amend the articles of incorporation without shareholder approval in certain discrete circumstances (for example, to change the par value for a class or series of shares).
required to approve any change of Articles VI (“Board of Directors”), VII (“Provisions Relating to Business Combinations”), IX (“Shareholder Proposals”) and X (“Amendment of articles of incorporation”) of the articles of incorporation.
Amendments to Bylaws	In accordance with the FBCA, Professional’s bylaws may be amended by the board of directors at any meeting by a majority vote of the directors present and voting, provided that (1) the amendment is consistent with any bylaws adopted by Professional’s shareholders, or (2) any part of the bylaws that has not been adopted by the shareholders may be repealed by the board of directors. Professional’s shareholders have not adopted any bylaws and the bylaws provide further that the board of directors shall have the exclusive authority to adopt or amend the bylaws.	Seacoast’s bylaws may be amended by a vote of (1) 66 2∕3% of all directors and (2) majority of the Continuing Directors. In addition, the shareholders may also amend the Bylaws by the affirmative vote of (1) 66 2∕3% of all shares of common stock entitled to vote and (2) an Independent Majority of Shareholders.
Special meeting of Shareholders	Professional’s bylaws provide that special meetings of the shareholders shall be held when directed by the Chairman of the Board, the President or the Board of Directors, or when	Seacoast’s bylaws provide that special meetings of the shareholders, for any purpose or purposes unless prescribed by statute, may be called by the Chairman of the Board or the

	PROFESSIONAL	SEACOAST
	requested in writing by one or more shareholders in accordance with the articles of incorporation. Professional’s articles of incorporation provide that the shareholders may not call a special meeting of shareholders unless the holders of at least 50% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to Professional’s secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. The written request shall state the purpose or purposes of the meeting and shall be delivered at the main office of the Company addressed to the Chairman of the Board or the President.	Executive Chairman of the Board, the Chief Executive Officer, the President or by the board of directors. The notice of such meeting must state the purpose of such meeting and no business may be transacted at the meeting except as stated in such notice. A special meeting of shareholders may be called by the Chief Executive Officer at the written request of the holders of shares representing not less than 50% of the voting.
Quorum	Professional’s bylaws provide that a majority of the shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders for action on that matter.	A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at any shareholder meeting.
Proxy	Professional’s bylaws provide that any shareholder, other person entitled to vote on behalf of a shareholder pursuant to the FBCA, or attorney-in-fact for such persons, may vote the shareholder’s shares in person or by proxy. Any Professional shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by an attorney-in-fact. A photographic, photostatic, or equivalent reproduction of an appointment form shall be deemed a sufficient appointment form. An appointment of a proxy is effective when received by the Secretary of Professional or such other officer or agent which is authorized to tabulate votes, and shall be valid for up to 11 months, unless a longer period is expressly provided in the appointment form. The death or incapacity of the shareholder appointing a proxy does not affect the right of Professional to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other	Seacoast’s bylaws provide that a shareholder, a person entitled to vote on behalf of a shareholder pursuant to law, or an attorney in fact, may vote the shareholder’s shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him/her by signing an appointment form, either personally or by his/her attorney in fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photo static, telecopy, electronic transmission (including a .PDF file) or equivalents reproduction of an appointment form is a sufficient appointment form. An appointment of a proxy is effective when received by the Secretary or other officer authorized to tabulate votes and is valid for up 11 months, unless a longer period is expressly provided in the appointment form. The death or incapacity of a shareholder appointing a proxy does not affect the right of Seacoast to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary

	PROFESSIONAL	SEACOAST
	officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.	or other officer authorized to tabulate votes before the proxy exercises his authority under the appointment. A proxy shall be irrevocable if it conspicuously states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.
Preemptive Rights	Professional’s shareholders do not have preemptive rights.	Seacoast’s shareholders do not have preemptive rights.
Shareholder Rights Plan/Shareholders’ Agreement
Professional does not have a rights plan.
Professional’s bylaws provide that two or more shareholders may provide for the manner in which they will vote their shares by signing an agreement for that purpose. When a shareholder’s agreement is signed, the shareholders parties thereto shall deliver copies of the agreement to Professional’s principal office. Neither Professional nor Professional shareholders are parties to a shareholders’ agreement with respect to Professional’s capital stock.
Seacoast does not have a rights plan. Neither Seacoast nor Seacoast shareholders are parties to a shareholders’ agreement with respect to Seacoast’s capital stock.
Indemnification of Directors and Officers	Subject to certain limitations, Professional’s bylaws generally provide that Professional shall indemnify its current and former directors, officers, and employees, and may indemnify, in its sole discretion, any agent (i) for actions against such party due to their position with Professional, and (ii) for actions by or in the right of Professional. In addition, Professional’s officers, directors, employees, and agents are entitled to indemnification rights as authorized by the FBCA.	Seacoast’s bylaws provide that Seacoast may indemnify its current and former directors, officers, employees and agents in accordance with that provided under the FBCA.
Certain Business Combination Restrictions	Professional’s articles of incorporation do not contain any provision regarding business combinations between Professional and significant shareholders.	Seacoast’s articles of incorporation do not contain any provision regarding business combinations between Seacoast and significant shareholders.
Fundamental Business Transactions	Professional’s articles of incorporation do not contain any provision regarding fundamental business transactions.	Seacoast’s articles of incorporation provide that Seacoast needs the affirmative vote of 66 2∕3% of all shares of common stock entitled to vote for the approval of any merger, consolidation, share exchange or sale, exchange, lease, transfer, purchase and

	PROFESSIONAL	SEACOAST
assumption of assets and liabilities, or assumption of liabilities of Seacoast or any subsidiary of all or substantially all of the corporation’s consolidated assets or liabilities or both, unless the transaction is approved and recommended to the shareholders by the affirmative vote of 66 2∕3% of all directors and a majority of the Continuing Directors.
Non-Shareholder Constituency Provision	Professional’s articles of incorporation do not contain a provision that expressly permits the board of directors to consider constituencies other than the shareholders when evaluating certain offers.	Seacoast’s articles of incorporation provide that in connection with the exercise of its judgment in determining what is in the best interest of the corporation and its shareholders when evaluating certain offers, in addition to considering the adequacy and form of the consideration, the board shall also consider the social and economic effects of the transaction on Seacoast and its subsidiaries, its and their employees, depositors, loan and other customers, creditors, and the communities in which Seacoast and its subsidiaries operate or are located; the business and financial condition, and the earnings and business prospects of the acquiring person or persons, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person or persons, and the possible effect of such conditions upon the corporation and its subsidiaries and the other elements of the communities in which the corporation and its subsidiaries operate or are located; the competence, experience, and integrity of the person and their management proposing or making such actions; the prospects for a successful conclusion of the business combination prospects; and Seacoast’s prospects as an independent entity.
Dissenters’ Rights	Under the FBCA, dissenters’ rights are not available to holders of shares of any class or series of shares which is designated as a national market system security or listed on an interdealer quotation system by the National Association of Securities Dealers, Inc.	Under the FBCA, dissenters’ rights are not available to holders of shares of any class or series of shares which is designated as a national market system security or listed on an interdealer quotation system by the National Association of Securities Dealers, Inc.

PROFESSIONAL	SEACOAST
Accordingly, holders of Professional Class A common stock are not entitled to exercise dissenters’ rights under the FBCA.	Accordingly, holders of Seacoast common stock are not entitled to exercise dissenters’ rights under the FBCA.

BUSINESS OF PROFESSIONAL HOLDING CORP.
General
Professional Holding Corp., a Florida corporation, is the bank holding company for Professional Bank, a Florida banking corporation. Professional is registered as a financial holding company pursuant to the Bank Holding Company Act of 1956, as amended, and is subject to supervision and regulation by the Board of Governors of the Federal Reserve System and the Florida Office of Financial Regulation. Professional was incorporated in 2014 and is headquartered in Coral Gables, Florida. Professional operates primarily through its wholly owned subsidiary, Professional Bank, a Florida state-chartered bank, which commenced operations in 2008. Professional focuses on providing creative, relationship-driven commercial banking products and services designed to meet the needs of its clients. Professional’s clients are small to medium sized businesses, the owners and operators of these businesses, and other professionals and entrepreneurs. Professional conducts its banking operations from 9 branch locations in the Miami-Fort Lauderdale-Pompano Beach MSA, which encompasses three rapidly growing counties in Florida: Miami-Dade, Broward, and Palm Beach. Additionally, Professional has a Digital Innovation Center located in Cleveland, Ohio, Loan Production Offices in St. Petersburg and Jacksonville, Florida, and a Loan Production Office in Bedford, New Hampshire that specializes in search fund lending.
As of September 30, 2022, Professional had total consolidated assets of approximately $2.47 billion, total consolidated deposits of approximately $2.19 billion, total consolidated net loans of approximately $1.99 billion, and total consolidated shareholders’ equity of approximately $237.9 million.
For additional financial information regarding Professional, see the financial statements of Professional attached as Appendix D to this proxy statement/prospectus.
Professional’s website is https://proholdco.com. The information on Professional Bank’s website is not part of this proxy statement/prospectus, and the reference to the Professional Bank website address does not constitute incorporation by reference of any information on that website into this proxy statement/prospectus.
Business
Professional Bank provides a range of consumer and commercial banking services to individuals, businesses, and industries. The basic services offered by Professional Bank include: demand deposit interest bearing and noninterest bearing accounts, money market deposit accounts, savings accounts, time deposits, self-service safe deposit boxes, direct deposit, notary services, cashier’s checks, domestic and international collections, savings bond redemptions, membership in the Star and Presto ATM networks, (MasterCard) debit cards, drive-through tellers, night depository, banking by mail, online banking and online bill payment services. Professional Bank offers consumer loans, both collateralized and uncollateralized, and Home Equity Lines of Credit (HELOC). In addition, Professional Bank makes secured and unsecured commercial and real estate loans, Small Business Administration (SBA) government guaranteed loans, and issues financial and stand-by letters of credit.
Professional Bank’s target market is consumers, professionals, small businesses, and commercial real estate investors. The small business customer (typically a commercial entity with sales of $20 million or less) has the opportunity to generate significant revenue for Professional Bank yet is generally underserved by large bank competitors. These customers generally can afford Professional Bank more profitability opportunities than the average retail customer.
The revenues of Professional Bank are primarily derived from interest on, and fees received in connection with, real estate and other loans, from interest and dividends from investment securities, service charge income generated from demand accounts, gain on sale of government guaranteed loans, and ATM fees. The principal sources of funds for Professional Bank’s lending activities are its deposits (primarily commercial deposits), loan repayments, and proceeds from investment securities. The principal expenses of Professional Bank are the interest paid on deposits and operating and general administrative expenses.
As is the case with banking institutions generally, Professional Bank’s operations are materially and significantly influenced by general economic conditions and by related monetary and fiscal policies of financial institution regulatory agencies, including the Federal Reserve and the Federal Deposit Insurance Corporation, or the “FDIC.” Deposit flows and costs of funds are influenced by interest rates on competing investments and general market rates of interest. Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn is affected by the interest rates at which such financing may be offered and other factors affecting local demand and availability of funds. Professional Bank faces strong competition in the attraction of deposits (the primary source of lendable funds) and in the origination of loans. See “Competition” below.
Banking Services
Commercial Banking.   Professional Bank focuses its commercial loan originations on small and mid-sized business (generally up to $20 million in annual sales) and such loans are usually accompanied by significant related deposits. Commercial underwriting is driven by cash flow analysis supported by collateral analysis and review. Commercial loan products include commercial real estate construction and term loans; working capital loans and lines of credit; demand, term and time loans; and equipment, inventory and accounts receivable financing. Professional Bank offers a range of cash management services and deposit products to commercial customers. Online banking is currently available to commercial and consumer customers.
Retail Banking.   Professional Bank’s retail banking activities emphasize consumer deposit and checking accounts. An extensive range of these services is offered by Professional Bank to meet the varied needs of its customers from young persons to senior citizens. In addition to traditional products and services, Professional Bank offers contemporary products and services such as debit cards, mutual funds and annuities, internet banking and electronic bill payment services. Consumer loan products offered by Professional Bank include home equity lines of credit, second mortgages, new and used auto loans, new and used boat loans, overdraft protection, and unsecured personal credit lines.
Government Guaranteed Lending.   Professional Bank makes SBA loans underwritten and structured to provide a source of fee income largely from the process of originating product for sale of the guaranteed portion on the secondary market.
Employees
As of September 30, 2022, Professional Bank employed 207 full-time employees and two part-time employees. The employees are not represented by a collective bargaining unit. Professional Bank considers relations with employees to be good.
Properties
The main office of Professional Bank is located at 396 Alhambra Circle, Coral Gables, Florida 33134. Professional Bank also has banking offices located at:
980 North Federal Highway, Boca Raton, Florida 33432
1518 San Ignacio, Coral Gables, Florida 33146
19058 NE 29th Avenue, Aventura, Florida 33180
9150 South Dadeland Boulevard, Miami, Florida 33156
5100 PGA Boulevard, Palm Beach Gardens, Florida 33418
201 SE 12th Street, Ft. Lauderdale, Florida 33316
9690 NW 41st Street, Doral, Florida 33178
Professional Bank has an application pending to open an office located at 10720 Caribbean Boulevard, Cutler Bay, Florida 33189.
In addition, Professional Bank has loan production offices located at:
136 4th Street North, Suite 222, St. Petersburg, FL 33701
12724 Gran Bay Parkway W, Suite 410, Jacksonville, FL 32258

Legal Proceedings
Professional Bank is periodically a party to or otherwise involved in legal proceedings arising in the normal course of business such as claims to enforce liens, claims involving the making and servicing of real property loans, and other issues incident to its business. Management does not believe that there is any pending or threatened proceeding against Professional Bank which, if determined adversely, would have a material adverse effect on Professional Bank’s financial position, liquidity, or results of operations.
Competition
Professional Bank encounters strong competition both in making loans and in attracting deposits. The deregulation of the banking industry and the widespread enactment of state laws which permit multi-bank holding companies as well as an increasing level of interstate banking have created a highly competitive environment for commercial banking. In one or more aspects of its business, Professional Bank competes with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking companies, and other financial intermediaries. Most of these competitors, some of which are affiliated with bank holding companies, have substantially greater resources and lending limits, and may offer certain services that Professional Bank does not currently provide. In addition, many of Professional Bank’s non-bank competitors are not subject to the same extensive federal regulations that govern bank holding companies and federally insured banks. Recent federal and state legislation has heightened the competitive environment in which financial institutions must conduct their business, and the potential for competition among financial institutions of all types has increased significantly. There is no assurance that increased competition from other financial institutions will not have an adverse effect on Professional Bank’s operations.
Management
Directors.   The Professional board of directors is comprised of 10 individuals and the Professional Bank board of directors is comprised of 10 individuals. The Professional and Professional Bank boards are each divided into three classes, with the members of each class of directors serving staggered three-year terms and with approximately one-third of the directors being elected annually. The following sets forth certain information regarding the directors of Professional and Professional Bank.
Directors of Professional and Professional Bank:
Name	Principal Occupation
Herbert Martens	Chairman of Professional and Professional Bank; Managing Partner, Advent Associates LLC (private investments)
Margaret Blakey	Executive Vice President Triple Five (real estate development)
Norman C. Edelcup	Director, Marquis Bancorp, Inc. (until its 2020 merger with Professional; director, Board of Social Citizens of South Florida (including its predecessors)
Carlos M. Garcia	Chief Executive Officer, BayBoston Managers LLC (investments)
Jon L. Gorney	Chairman, First Commonwealth Bank of Indiana (since 2021); previously, various executive positions with National City Corporation (financial services)
Abel L. Iglesias	President and Chief Executive Officer of Professional and Professional Bank
Ava L. Parker	President, Palm Beach State College
Lawrence Schimmel, M.D.	Chief Medical Officer, Nutex Health and Clinigence

Name	Principal Occupation
Health
Hillel Shohet	Vice Chairman, National Bank of New York City
Joseph Willett	Director, Marsico Investment Fund
Executive Officers.   The following sets forth information regarding the executive officers of Professional and Professional Bank. The officers of Professional and Professional Bank serve at the pleasure of their respective Board of Directors.
Name	Position
Abel L. Iglesias	Chief Executive Officer of Professional and Chief Executive Officer and President of Professional Bank
Mary Usategui	Chief Financial Officer of Professional and Executive Vice President and Chief Financial Officer of Professional Bank
Michael C. Sontag	Executive Vice President, Secretary and General Counsel of Professional and Professional Bank
Ryan L. Gorney	Chief Information Officer of Professional Bank

BENEFICIAL OWNERSHIP OF PROFESSIONAL COMMON STOCK BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS OF PROFESSIONAL
The following table sets forth information as of November 4, 2022, regarding the beneficial ownership of Professional common stock by:
•
each person or group known by Professional to beneficially own more than 5% of Professional outstanding shares of common stock;

•
each of Professional’s named executive officers;

•
each of Professional’s directors; and

•
all of Professional’s current executive officers and directors as a group.

Professional has determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to stock options that are currently exercisable or will become exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, Professional believes that each person identified in the table has sole voting and investment power over all of the shares shown opposite such person’s name.
The percentage of beneficial ownership is based on 13,814,427 shares of Professional Class A Common Stock outstanding as of November 4, 2022.
Unless otherwise indicated in the table below, the address for each beneficial owner is c/o Professional Holding Corp., 396 Alhambra Circle, Suite 255, Coral Gables, Florida 33134.
Name of Beneficial Owner Directors and Executive Officers	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares
Margaret Blakey	4,874(1)	*
Norman Edelcup	164,447(2)	1.1%
Carlos M. Garcia	428,643(3)	3.1%
Jon L. Gorney	19,287(4)	*
Ryan L. Gorney	29,144(5)	*
Abel L. Iglesias	36,805(6)	*
Herbert Martens	76,933(7)	*
Ava Parker	4,874(8)	*
Dr. Lawrence Schimmel, M.D.	69,947(9)	*
Hillel Shohet	106,580(10)	*
Mary Usategui	25,890(11)	*
Joseph Willett	—(12)	*
All directors and executive officers as a group (12 persons)12	967,424	7.0%

Name of Beneficial Owner Certain Beneficial Owners	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares
T. Rowe Price Investment Management, Inc. 100 E. Pratt Street Baltimore, MD 21202	907,264(13)	6.6%
Endeavour Capital Advisors, Inc. 410 Greenwich Avenue Greenwich, CT 06830	1,061,608(14)	8.3%
EJF Capital 2107 Wilson Blvd., Suite 240 Arlington, VA 22201	888,224(15)	6.2%
FMR LLC 245 Summer Street Boston, MA 02210	733,912.00 (16)	5.5%

*
Less than 1%

(1)
Includes 4,532 shares of restricted Class A Common Stock.

(2)
Includes 72,904 exercisable stock options and 5,900 shares of restricted Class A Common Stock.

(3)
Includes 417,111 shares of Class A Common Stock beneficially owned by BayBoston Capital, L.P. for which Mr. Garcia shares voting and investment power. Shares beneficially owned by Mr. Garcia are also reported as beneficially owned by BayBoston Capital, L.P. Also includes 7,954 shares of restricted Class A Common Stock.

(4)
Includes 7,954 shares of restricted Class A Common Stock.

(5)
Includes 17,767 shares of restricted Class A Common Stock.

(6)
Includes 27,500 shares of restricted Class A Common Stock.

(7)
Includes 3,500 exercisable options and 18,976 shares of restricted Class A Common Stock.

(8)
Includes 4,532 shares of restricted Class A Common Stock.

(9)
Includes 30,000 shares of Class A Common Stock owned by the Larry Schimmel IRA, and 12,363 shares of restricted Class A Common Stock.

(10)
Includes 100,680 exercisable stock options and 5,900 shares of restricted Class A Common Stock.

(11)
Includes 22,500 shares of restricted Class A Common Stock.

(12)
Mr. Willett was appointed to the Board in April 2022.

*
The table does not include Stock Appreciation Rights (“SARs) held by certain officers and directors, as        follows:

Name	No. of Shares Subject to SARs
Carlos M. Garcia	27,500
Jon L. Gorney	25,000
Ryan L. Gorney	20,000
Abel L. Iglesias	104,500
Herbert Martens	27,500
Dr. Lawrence Schimmel	27,500
Mary Usategui	52,500

(13)
Based solely upon a Schedule 13G/A filed by T. Rowe Price Investment Management, Inc. (“T. Rowe”) with the SEC on September 12, 2022, T. Rowe is the beneficial owner of 907,264 shares of Class A Common Stock and has sole power to vote 593,359 shares of Class A Common Stock, and sole dispositive power over 907,264 shares of Class A Common Stock.

(14)
Based solely upon a Schedule 13G/A filed by Endeavour Capital Advisors Inc. (“Endeavour”) with the SEC on February 14, 2022, Endeavour is the beneficial owner of 1,115,623 shares of Class A Common Stock and has shared voting power over 1,115,623 shares of Class A Common Stock, and shared dispositive power over 1,115,623 shares of Class A Common Stock.

(15)
Based solely upon a Schedule 13G/A filed by EJF Capital LLC (“EJF”) with the SEC on February 11, 2022, EJF is the beneficial owner of 888,224 shares of Class A Common Stock and has shared voting power over 888,224 shares of Class A Common Stock, and shared dispositive power over 888,224 shares of Class A Common Stock.

(16)
Based solely upon a Schedule 13G filed by FMR LLC (“FMR”) with the SEC on February 9, 2022, FMR is the beneficial owner of 733,913 shares of Class A Common Stock with shared dispositive power over 733,912 shares of Class A Common Stock.

DESCRIPTION OF SEACOAST CAPITAL STOCK
Common Stock
General
The following description of shares of Seacoast’s common stock, par value $0.10 per share, is a summary only and is subject to applicable provisions of the FBCA and to Seacoast’s amended and restated articles of incorporation, as amended, and its amended and restated bylaws. Seacoast’s articles of incorporation provide that it may issue up to 120 million shares of common stock, par value of $0.10 per share. Seacoast common stock is listed on the NASDAQ Global Select Market under the symbol “SBCF.”
Voting Rights
Each outstanding share of Seacoast’s common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors. The holders of Seacoast common stock possess exclusive voting power, except as otherwise provided by law or by articles of amendment establishing any series of Seacoast preferred stock.
There is no cumulative voting in the election of directors, which means that the holders of a plurality of Seacoast’s outstanding shares of common stock can elect all of the directors then standing for election. When a quorum is present at any meeting, questions brought before the meeting will be decided by the vote of the holders of a majority of the shares present and voting on such matter, whether in person or by proxy, except when the meeting concerns matters requiring the vote of the holders of a majority of all outstanding shares under applicable Florida law. Seacoast’s articles of incorporation provide certain anti-takeover provisions that require super-majority votes, which may limit shareholders’ rights to effect a change in control as described under the section below entitled “Anti-Takeover Effects of Certain articles of incorporation Provisions.”
Dividends, Liquidation and Other Rights
Holders of shares of common stock are entitled to receive dividends only when, as and if approved by Seacoast’s board of directors from funds legally available for the payment of dividends. Seacoast’s shareholders are entitled to share ratably in its assets legally available for distribution to its shareholders in the event of Seacoast’s liquidation, dissolution or winding up, voluntarily or involuntarily, after payment of, or adequate provision for, all of our known debts and liabilities and of any preferences of any series of our preferred stock that may be outstanding in the future. These rights are subject to the preferential rights of any series of Seacoast’s preferred stock that may then be outstanding.
Holders of shares of Seacoast common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Seacoast’s board of directors, under its articles of incorporation, may issue additional shares of its common stock or rights to purchase shares of its common stock without shareholder approval.
Restrictions on Ownership
The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve prior to the acquisition of 5% or more of our common shares. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our common shares under the Change in Bank Control Act. Any holder of 25% or more of our common shares, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.
Certain provisions included in our amended and restated articles of incorporation and bylaws, as described further below, as well as certain provisions of the Florida Business Corporation Act and federal law, may discourage, delay or prevent potential acquisitions of control of us, particularly when attempted in a transaction that is not negotiated directly with, and approved by, our board of directors, despite possible benefits to our shareholders. These provisions are more fully described in the documents and reports filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this prospectus.
Preferred Stock
General
Seacoast is authorized to issue 4 million shares of preferred stock, 2,000 shares of which have been designated as Series A Preferred Stock, and 50,000 of which have been designated as Series B Preferred Stock. On December 31, 2013, Seacoast redeemed in full all 2,000 shares of Series A Preferred Stock then issued and outstanding. Such Series A Preferred Stock was originally issued to the U.S. Treasury Department under the Capital Purchase Program and subsequently auctioned to private investors. No shares of Series B Preferred Stock are issued and outstanding as of the date of this proxy statement/prospectus.
Under Seacoast’s amended and restated articles of incorporation, its board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 4 million shares of preferred stock, par value $0.10 per share, in one or more series. Seacoast’s board of directors may fix the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of each series of preferred stock. A series of preferred stock upon issuance will have preference over Seacoast common stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation or dissolution of Seacoast. The relative rights, preferences and limitations that Seacoast’s board of directors has the authority to determine as to any such series of such stock include, among other things, dividend rights, voting rights, conversion rights, redemption rights, and liquidation preferences. Because Seacoast’s board of directors has the power to establish the relative rights, preferences and limitations of each series of such stock, it may afford to the holders of any such series, preferences and rights senior to the rights of the holders of the shares of common stock, as well as the shares of preferred stock to be issued in the reclassification transaction. Although Seacoast’s board of directors has no intention at the present time of doing so, it could cause the issuance of any additional shares of preferred stock that could discourage an acquisition attempt or other transactions that some, or a majority of, the shareholders might believe to be in their best interests or in which the shareholders might receive a premium for their shares of common stock over the market price of such shares.
Transfer Agent and Registrar
The transfer agent and registrar for Seacoast common stock is Continental Stock Transfer and Trust Company.
Anti-Takeover Effects of Certain Articles of Incorporation Provisions
Seacoast’s articles of incorporation contain certain provisions that make it more difficult to acquire control of it by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of Seacoast to negotiate with its directors. Seacoast believes that, as a general rule, the interests of its shareholders would be best served if any change in control results from negotiations with its directors.
Seacoast’s articles of incorporation provide for a classified board to which approximately one-third of its board of directors is elected each year at its annual meeting of shareholders. Accordingly, Seacoast’s directors serve three-year terms rather than one-year terms. The classification of Seacoast’s board of directors has the effect of making it more difficult for shareholders to change the composition of its board of directors. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of Seacoast’s board of directors. Such a delay may help ensure that its directors, if confronted by a shareholder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interests of Seacoast’s shareholders. The classification provisions apply to every election of directors, however, regardless of whether a change in the composition of Seacoast’s board of directors would be beneficial to Seacoast and its shareholders and whether or not a majority of its shareholders believe that such a change would be desirable.

The classification of Seacoast’s board of directors could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of Seacoast, even though such an attempt might be beneficial to Seacoast and its shareholders. The classification of Seacoast’s board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification of Seacoast’s board of directors may discourage accumulations of large blocks of its stock by purchasers whose objective is to take control of Seacoast and remove a majority of its board of directors, the classification of its board of directors could tend to reduce the likelihood of fluctuations in the market price of its common stock that might result from accumulations of large blocks of its common stock for such a purpose. Accordingly, Seacoast’s shareholders could be deprived of certain opportunities to sell their shares at a higher market price than might otherwise be the case.
Seacoast’s articles of incorporation require the affirmative vote of the holders of not less than two-thirds of all the shares of its stock outstanding and entitled to vote generally in the election of directors in addition to the votes required by law or elsewhere in the articles of incorporation, the bylaws or otherwise, to approve: (a) any sale, lease, transfer, purchase and assumption of all or substantially all of its consolidated assets and/or liabilities, (b) any merger, consolidation, share exchange or similar transaction, or any merger of any significant subsidiary, into or with another person, or (c) any reclassification of securities, recapitalization or similar transaction that has the effect of increasing other than pro rata with the other shareholders, the proportionate amount of shares that is beneficially owned by an Affiliate (as defined in Seacoast’s articles of incorporation). Any business combination described above may instead be approved by the affirmative vote of a majority of all the votes entitled to be cast on the plan of merger if such business combination is approved and recommended to the shareholders by (x) the affirmative vote of two-thirds of Seacoast’s board of directors, and (y) a majority of the Continuing Directors (as defined in Seacoast’s articles of incorporation).
Seacoast’s articles of incorporation also contain additional provisions that may make takeover attempts and other acquisitions of interests in it more difficult where the takeover attempt or other acquisition has not been approved by its board of directors. These provisions include:
•
A requirement that any change to Seacoast’s articles of incorporation relating to the structure of its board of directors, certain anti-takeover provisions and shareholder proposals must be approved by the affirmative vote of holders of two-thirds of the shares outstanding and entitled to vote;

•
A requirement that any change to Seacoast’s bylaws, including any change relating to the number of directors, must be approved by the affirmative vote of either (a) (i) two-thirds of its board of directors, and (ii) a majority of the continuing directors (as defined in Seacoast’s articles of incorporation) or (b) (i) two-thirds of the shares entitled to vote generally in the election of directors and (ii) an Independent Majority of Shareholders. An “Independent Majority of Shareholders” means the majority of the outstanding voting shares that are not beneficially owned or controlled, directly or indirectly by a related party. For these purposes, a “related party” means a beneficial owner of 5% or more of the voting shares, or any person who is an affiliate of Seacoast and at any time within five years was the beneficial owner of 5% or more of Seacoast’s then outstanding shares; provided, however, that this provision shall not include (i) any person who is the beneficial owner of more than 5% of Seacoast’s shares on February 28, 2003, (ii) any plan or trust established for the benefit of Seacoast’s employees generally, or (iii) any subsidiary of Seacoast that holds shares in a fiduciary capacity, whether or not it has the authority to vote or dispose of such securities;

•
A requirement that shareholders may call a meeting of shareholders on a proposed issue or issues only upon the receipt by Seacoast from the holders of 50% of all shares entitled to vote on the proposed issue or issues of signed and dated written demands for the meeting describing the purpose for which it is to be held; and

•
A requirement that a shareholder wishing to submit proposals for a shareholder vote or nominate directors for election comply with certain procedures, including advanced notice requirements.

Seacoast’s articles of incorporation provide that, subject to the rights of any holders of its preferred stock to act by written consent instead of a meeting, shareholder action may be taken only at an annual meeting or special meeting of the shareholders and may not be taken by written consent. The articles of incorporation also include provisions that make it difficult to replace directors. Specifically, directors may be removed only for cause and only upon the affirmative vote at a meeting duly called and held for that purpose upon not less than thirty days prior written notice of (i) two-thirds of the shares entitled to vote generally in the election of directors and (ii) an Independent Majority of Shareholders. In addition, any vacancies on the board of directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the board of directors (except if no directors remain on the board, in which case the shareholders may act to fill the vacant board).
Seacoast believes that the power of its board of directors to issue additional authorized but unissued shares of its common stock or preferred stock without further action by its shareholders, unless required by applicable law or the rules of any stock exchange or automated quotation system on which its securities may be listed or traded, will provide Seacoast with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. Seacoast’s board of directors could authorize and issue a class or series of stock that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control that might involve a premium price for holders of Seacoast’s common stock or that its shareholders otherwise consider to be in their best interest.
EXPERTS
The consolidated financial statements of Seacoast Banking Corporation of Florida and subsidiaries as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 and the effectiveness of Seacoast Banking Corporation of Florida’s internal control over financial reporting as of December 31, 2021 have been audited by Crowe LLP, independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2021 and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Professional Holding Corp. and subsidiaries as of December 31, 2021 and for the year then ended have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report, which has been included and incorporated by reference in this proxy statement/prospectus. Such consolidated financial statements have been included in this proxy statement/prospectus and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Professional Holding Corp. and subsidiaries as of December 31, 2020 and for the year then ended have been audited by Crowe LLP, an independent registered public accounting firm, as set forth in their report, which has been included in this proxy statement/prospectus. Such consolidated financial statements have been included in this proxy statement/prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
LEGAL MATTERS
The validity of the shares of Seacoast common stock to be issued by Seacoast in connection with the merger will be passed upon by Alston & Bird LLP, Atlanta, Georgia.
OTHER MATTERS
No matters other than the matters described in this proxy statement/prospectus are anticipated to be presented for action at the special meeting, or at any adjournment or postponement of such meetings. If any procedural matters relating to the conduct of the meeting are presented, the persons named as proxies will vote the shares represented by properly executed proxies in accordance with their judgment with respect to those matters.
SEACOAST DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows Seacoast to “incorporate by reference” information in this proxy statement/prospectus. This means that Seacoast can disclose important business and financial information to you by referring you to another document filed separately with the SEC. The information that Seacoast incorporates by reference is considered to be part of this proxy statement/prospectus, and later information that Seacoast files with the SEC will automatically update and supersede the information Seacoast included in this proxy statement/prospectus. This document incorporates by reference the documents that are listed below that Seacoast has previously filed with the SEC, except to the extent that any information contained in such filings is deemed “furnished” in connection with SEC rules.
•
Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 28, 2022;

•
The information incorporated by reference into Part III of our Annual Report from our Proxy Statement for the 2022 Annual Meeting of Shareholders, filed on April 12, 2022;

•
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, filed on May 6, 2022, June 30, 2022, filed on August 4, 2022, and September 30, 2022, filed on November 4, 2022;

•
Current Reports on Form 8-K, filed on January 3, 2022, February 3, 2022, March 30, 2022, April 1, 2022, May 5, 2022, May 10, 2022, May 24, 2022, August 8, 2022, August 11, 2022, and October 7, 2022; and

•
The description of our common stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for purposes of updating such description.

Seacoast also incorporates by reference any future filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the Professional shareholder meeting. Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference in this proxy statement/prospectus is deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modified or superseded such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.
Documents incorporated by reference are available from Seacoast without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in the document by reference) by accessing Seacoast’s website at www.seacoastbanking.com or by directing a written request to the address immediately following this paragraph. You may obtain more information on how to obtain documents incorporated by reference by following the instructions set forth under “Where You Can Find More Information” beginning on page i.
Seacoast Banking Corporation of Florida
815 Colorado Avenue
P.O. Box 9012
Stuart, Florida 34994
Attn: Investor Relations
Telephone: (772) 287-4000
To obtain timely delivery, you must make a written or oral request for a copy of such information by December 8, 2022.
PROFESSIONAL DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows Professional to “incorporate by reference” information in this proxy statement/prospectus. This means that Professional can disclose important business and financial information to you by referring you to another document filed separately with the SEC. The information that Professional incorporates by reference is considered to be part of this proxy statement/prospectus, and later information that Professional files with the SEC will automatically update and supersede the information Professional included in this proxy statement/prospectus. This document incorporates by reference the documents that are listed below that Professional has previously filed with the SEC, except to the extent that any information contained in such filings is deemed “furnished” in connection with SEC rules.
•
Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 31, 2022;

•
The information incorporated by reference into Part III of our Annual Report on Form 10-K from our Proxy Statement for the 2022 Annual Meeting of Shareholders, filed on April 26, 2022;

•
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, filed on May 13, 2022 and June 30, 2022, filed on August 12, 2022, and September 30, 2022, filed on November 9, 2022;

•
Current Reports on Form 8-K, filed on April 7, 2022, April 21, 2022, April 29, 2022, May 26, 2022, July 28, 2022, August 11, 2022, and October 28, 2022; and

•
The description of our common stock contained in our Registration Statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for purposes of updating such description.

Professional also incorporates by reference any future filings it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the Professional shareholder meeting. Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference in this proxy statement/prospectus is deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modified or superseded such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.
Documents incorporated by reference are available from Professional without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in the document by reference) by accessing Professional’s website at https://proholdco.com or by contacting Professional at the address or phone number immediately following this paragraph. You may obtain more information on how to obtain documents incorporated by reference by following the instructions set forth under “Where You Can Find More Information” beginning on page i.
Professional Holding Corp.
396 Alhambra Circle, Suite 255
Coral Gables, Florida 33134
Attn: Michael C. Sontag, Secretary
Telephone: (786) 483-1757
To obtain timely delivery, you must make a written or oral request for a copy of such information by December 8, 2022.

Appendix A
Execution
AGREEMENT AND PLAN OF MERGER
BY AND AMONG
SEACOAST BANKING CORPORATION OF FLORIDA
SEACOAST NATIONAL BANK
PROFESSIONAL HOLDING CORP.
AND
PROFESSIONAL BANK
Dated as of August 7, 2022

A-i

A-ii

LIST OF EXHIBITS
Exhibit	Description
A	Bank Merger Agreement
B	Form of Shareholder Support Agreement
C	Form of Claims Letter
D	Form of Restrictive Covenant Agreement

A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of August 7, 2022 by and among Seacoast Banking Corporation of Florida, a Florida corporation (“SBC”), Seacoast National Bank, a national banking association and wholly-owned subsidiary of SBC (“SNB” and collectively with SBC, “Seacoast”), Professional Holding Corp., a Florida corporation (“Professional”), and Professional Bank, a Florida state-chartered bank and wholly-owned subsidiary of Professional (the “Bank” and collectively with Professional, the “Company”).
Preamble
WHEREAS, the Boards of Directors of SBC and Professional have approved this Agreement and the transactions described herein and have declared the same advisable and in the best interests of each of SBC and Professional and each of SBC and Professional’s shareholders;
WHEREAS, this Agreement provides for the acquisition of Professional by SBC pursuant to the merger of Professional with and into SBC (the “Merger”) and the merger of the Bank with and into SNB (the “Bank Merger”) pursuant to the terms of the Plan of Merger and Merger Agreement between SNB and the Bank attached hereto as Exhibit A (the “Bank Merger Agreement”); and
WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to Seacoast’s willingness to enter into this Agreement, certain of (i) the Company’s directors, and (ii) the Company’s executive officers, have executed and delivered to SBC, an agreement in substantially the form of Exhibit B (the “Shareholder Support Agreement”), pursuant to which they have agreed, among other things, subject to the terms of such Shareholder Support Agreement, to vote the shares of Professional Common Stock held of record by such Persons or as to which they otherwise have sole voting power to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger. Furthermore, the Company agrees to request and pursue with reasonable efforts, at SBC’s request, the execution and delivery of a Shareholder Support Agreement by any beneficial holders of five percent (5%) or more of the outstanding shares of Professional Common Stock.
Certain terms used and not otherwise defined in this Agreement are defined in Section 7.1.
NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:
ARTICLE 1
TRANSACTIONS AND TERMS OF MERGER
1.1   Merger.   Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.4 herein), Professional shall be merged with and into SBC in accordance with the provisions of the FBCA. SBC shall be the surviving corporation (the “Surviving Corporation”) resulting from the Merger and the separate corporate existence of Professional shall thereupon cease. SBC shall continue to be governed by the Laws of the State of Florida, and the separate corporate existence of SBC with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.
1.2   Bank Merger.   Prior to the Effective Time, the Boards of Directors of SNB and the Bank will execute the Bank Merger Agreement. Subject to the terms and conditions of this Agreement and the Bank Merger Agreement, immediately following the Merger, the Bank shall be merged with and into SNB in accordance with the provisions of 12 U.S.C. Section 215a and with the effect provided in 12 U.S.C. Section 215a. SNB shall be the surviving bank (the “Surviving Bank”) resulting from the Bank Merger and the separate existence of the Bank shall thereupon cease. SNB shall continue to be governed by the Laws of the United States, and the separate existence of SNB with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Bank Merger. Subject to the satisfaction of the conditions to closing set forth in the Bank Merger Agreement, the Bank Merger shall occur immediately following the Merger unless otherwise determined by Seacoast in its discretion.

1.3   Time and Place of Closing.   Unless otherwise mutually agreed to by Seacoast and the Company, the closing of the Merger (the “Closing”) shall take place in the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309 at 10:00 a.m., Atlanta time, on the date when the Effective Time is to occur (the “Closing Date”).
1.4   Effective Time.   Subject to the terms and conditions of this Agreement, on the Closing Date, the Parties will cause articles of merger to be filed with the Secretary of State of the State of Florida as provided in the FBCA (the “Articles of Merger”). The Merger shall take effect when the Articles of Merger become effective (the “Effective Time”). Subject to the terms and conditions hereof, the Parties shall use their reasonable best efforts to cause the Effective Time to occur on or before February 28, 2023; provided that, if such date is not practicable, the parties shall cause the Effective Time to occur on a mutually agreeable date within ten (10) Business Days following the date on which satisfaction or waiver of the conditions set forth in Article 5 has occurred (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions).
1.5   Conversion of Professional Common Stock.
(a)   At the Effective Time, in each case subject to Section 1.5(d) and excluding Dissenting Shares and subject to certain adjustments set forth in this Agreement, by virtue of the Merger and without any action on the part of the Parties or the holder thereof, each share of Professional Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, subject to the terms herein, the number of shares of SBC Common Stock equal to the Exchange Ratio (the “Merger Consideration”); provided, however, that in the event the conditions set forth in Section 5.2(j) of this Agreement are not satisfied, Seacoast shall have the option to adjust the Merger Consideration downward by an amount (the “Merger Consideration Adjustment”) calculated in accordance with Schedule 1.5(a) of the Seacoast Disclosure Letter, and waive the satisfaction of such condition set forth in Section 5.2(j). If instead of adjusting the Merger Consideration, Seacoast elects not to close the Merger transaction and terminate this Agreement in accordance with Article 6 hereof, Seacoast agrees that it will also waive any breach of Section 4.2(v). At least ten (10) days prior to the Closing Date, the Company and Seacoast shall agree on a schedule setting forth the expected Professional Consolidated Tangible Shareholders’ Equity amount as of the Closing Date. The consideration which all of the Company shareholders are entitled to receive pursuant to this Article 1 is collectively referred to herein as the “Aggregate Merger Consideration.”
(b)   At the Effective Time, all shares of Professional Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist as of the Effective Time, and each certificate or electronic book-entry previously representing any such shares of Professional Common Stock (the “Professional Certificates”) shall thereafter represent only the right to receive the Merger Consideration and any cash in lieu of fractional shares pursuant to Section 1.5(c); provided, however, that any Dissenting Shares shall thereafter represent only the right to receive applicable payments as set forth in Section 2.3.
(c)   Notwithstanding any other provision of this Agreement, each holder of shares of Professional Common Stock or Professional Restricted Stock Awards exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of SBC Common Stock (after taking into account all Professional Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of SBC Common Stock multiplied by the Average Closing Price less any applicable withholding Taxes. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.
(d)   If, prior to the Effective Time, the issued and outstanding shares of SBC Common Stock or Professional Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Merger Consideration.
(e)   Each share of Professional Common Stock issued and outstanding immediately prior to the Effective Time and owned by any of the Parties or their respective Subsidiaries (in each case other than shares of Professional Common Stock held on behalf of third parties) shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist (together with the Dissenting Shares, the “Excluded Shares”).
1.6   SBC Common Stock.   At and after the Effective Time, each share of SBC Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of SBC Common Stock and shall not be affected by the Merger.
1.7   Professional Equity Awards.
(a)   Treatment of Professional Options.   At the Effective Time, each Professional Option shall, by virtue of the Merger, automatically cease to be outstanding, and, in consideration therefor, SBC shall grant to each holder of Professional Options, as of the Effective Time, an option to purchase shares of SBC Common Stock pursuant to the SBC Incentive Plan (each, a “Substitute SBC Option”), on the same terms and conditions (including applicable exercise periods, payment methods, and expiration provisions, but excluding general administrative terms and conditions which shall be governed in accordance with the SBC Incentive Plan) as applicable to each such Professional Option as in effect immediately prior to the Effective Time, except that (A) the number of shares of SBC Common Stock subject to such Substitute SBC Option shall equal the product of (x) the number of shares of Professional Common Stock subject to such Professional Option immediately prior to the Effective Time, multiplied by (y) the Exchange Ratio, rounded down to the nearest whole share, and (B) the per share exercise price for the shares of SBC Common Stock issuable upon exercise of such Substitute SBC Option shall equal the quotient determined by dividing (x) the exercise price per share of Professional Common Stock under such Professional Option immediately prior to the Effective Time by (y) the Exchange Ratio, rounded up to the nearest whole cent; provided, however, that the exercise price and the number of shares of SBC Common Stock issuable upon exercise of such Substitute SBC Option shall be determined in a manner consistent with the requirements for a substitution of stock rights in accordance with Section 409A of the Code.
(b)   Treatment of Professional Restricted Stock Awards.   At the Effective Time, each share of Professional Common Stock that is subject to a Professional Restricted Stock Award that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger, automatically be vested and converted into the right to receive, subject to the terms herein, the Merger Consideration pursuant to Section 1.5, subject to withholding pursuant to Section 2.1(c).
(c)   Treatment of Professional Stock Appreciation Rights.   Immediately prior to the Effective Time, Professional shall cause each Professional Stock Appreciation Right that is outstanding immediately prior to the Effective Time to be vested and exercised for a number of shares of Professional Common Stock determined pursuant to the terms of the applicable Stock Appreciation Right award agreement, subject to applicable withholding. At the Effective Time, each share of Professional Common Stock issuable as a result of such exercise of Professional Stock Appreciation Rights shall, by virtue of the Merger, automatically be vested and converted into the right to receive, subject to the terms herein, the Merger Consideration pursuant to Section 1.5.
(d)   No Professional Equity Award shall be outstanding as of the Effective Time, and no obligations to issue Professional Equity Awards shall exist following the Effective Time. Prior to the Effective Time, the Company shall take all actions necessary (including delivering all required notices and obtaining all necessary approvals and consents) to effect the treatment of the Professional Equity Awards as provided in this Section 1.7, to terminate the Professional Stock Plans as of the Effective Time, and to cause the provisions of any other Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company to terminate and be of no further force and effect as of the Effective Time, and the Company shall ensure that following the Effective Time no person who was, immediately prior to the Effective Time, a holder of any Professional Equity Award, a person for whom a future grant of a Professional Equity Award had been approved, or a participant in any Professional Stock Plan or other Benefit Plan, shall have any right thereunder to acquire any capital stock of SBC, SNB, or the Company, except with respect to Substitute SBC Options, or as provided in Section 1.5 of this Agreement with respect to the Professional Common Stock which such person received or became entitled to receive in accordance with the exercise of such Professional Equity Award prior to the Effective Time.

1.8   Organizational Documents of Surviving Corporation; Directors and Officers.
(a)   The Organizational Documents of SBC in effect immediately prior to the Effective Time shall be the Organizational Documents of the Surviving Corporation after the Effective Time until otherwise amended or repealed.
(b)   The directors of SBC immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time. The officers of SBC immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be.
1.9   Tax Consequences.   It is the intention of the Parties to this Agreement that the Merger and the Bank Merger, for federal income tax purposes, shall each qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code. The business purpose of the Merger and the Bank Merger is to combine two financial institutions to create a strong commercial banking franchise. SBC shall have the right to revise the structure of the Merger and/or the Bank Merger contemplated by this Agreement to ensure that the Merger and the Bank Merger each qualify as a “reorganization” within the meaning of Section 368(a) of the Code or to substitute an interim corporation that is wholly owned by SBC, which interim corporation may merge with and into Professional; provided, that no such revision to the structure of the Merger or the Bank Merger shall (a) result in any changes in the amount or type of the consideration that the holders of shares of Professional Common Stock are entitled to receive under this Agreement, (b) adversely affect the tax treatment of the Merger and/or the Bank Merger with respect to Professional shareholders as a result of the transactions contemplated by this Agreement, (c) reasonably be expected to materially impede or delay consummation of the Merger, or (d) require submission to or approval of Professional’s shareholders after this Agreement has been approved by Professional’s shareholders. SBC may exercise this right of revision by giving written notice to Professional in the manner provided in Section 7.9, which notice shall be in the form of an amendment to this Agreement.
ARTICLE 2
DELIVERY OF MERGER CONSIDERATION
2.1   Exchange Procedures.
(a)   Delivery of Transmittal Materials.   Prior to the Effective Time, SBC shall appoint an exchange agent (the “Exchange Agent”) to act as exchange agent hereunder. At or immediately prior to the Effective Time, SBC shall deposit, or cause to be deposited, with the Exchange Agent (i) SBC Common Stock issuable pursuant to Section 1.5(a) in book-entry form equal to the Aggregate Merger Consideration (excluding any fractional share consideration), and (ii) cash in immediately available funds in an amount sufficient to pay any fractional share consideration and any dividends under Section 2.1(d). As promptly as practicable after the Effective Time (and within five Business Days), the Exchange Agent shall send to each former holder of record of shares of Professional Common Stock, including holders of the Professional Equity Awards who received Professional Common Stock in accordance with the exercise of such Professional Equity Awards prior to the Effective Time, but excluding the holders, if any, of Dissenting Shares, immediately prior to the Effective Time transmittal materials for use in exchanging such holder’s Professional Certificates for the Merger Consideration (which shall specify that delivery shall be effected, and risk of loss and title to the Professional Certificates shall pass, only upon proper delivery of such Professional Certificates (or effective affidavit of loss in lieu thereof as provided in Section 2.1(e)) to the Exchange Agent).
(b)   Delivery of Merger Consideration.   After the Effective Time, following the surrender of a Professional Certificate to the Exchange Agent (or effective affidavit of loss in lieu thereof as provided in Section 2.1(e)) in accordance with the terms of the letter of transmittal, duly executed, the holder of such Professional Certificate shall be entitled to receive in exchange therefor the Merger Consideration in respect of the shares of Professional Common Stock represented by its Professional Certificate or Certificates. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name a Professional Certificate so surrendered is registered, it shall be a condition to such payment that such Professional Certificate shall be properly endorsed or otherwise be in proper form for transfer, and the

Person requesting such payment shall pay to the Exchange Agent any transfer or other similar Taxes required as a result of such payment to a Person other than the registered holder of such Professional Certificate, or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable. Payments to holders of Dissenting Shares shall be made as required by the FBCA.
(c)   Payment of Taxes.   The Exchange Agent (or, after the agreement with the Exchange Agent is terminated, SBC) shall be entitled to deduct and withhold from the Merger Consideration (including cash in lieu of fractional shares of SBC Common Stock) otherwise payable pursuant to this Agreement to any holder of Professional Common Stock such amounts as the Exchange Agent or SBC, as the case may be, is required to deduct and withhold under the Code or any other provision of applicable Law, with respect to the making of such payment. To the extent the amounts are so withheld by the Exchange Agent or SBC, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Professional Common Stock in respect of whom such deduction and withholding was made by the Exchange Agent or SBC, as the case may be.
(d)   Return of Merger Consideration to SBC.   At any time upon request by SBC, SBC shall be entitled to require the Exchange Agent to deliver to it any remaining portion of the Merger Consideration not distributed within six months following the Effective Time to holders of Professional Certificates that was deposited with the Exchange Agent (the “Exchange Fund”) (including any interest received with respect thereto and other income resulting from investments by the Exchange Agent, as directed by SBC), and holders shall be entitled to look only to SBC (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration, any cash in lieu of fractional shares of SBC Common Stock and any dividends or other distributions with respect to SBC Common Stock payable upon due surrender of their Professional Certificates, without any interest thereon. Notwithstanding the foregoing, neither SBC nor the Exchange Agent shall be liable to any holder of a Professional Certificate for Merger Consideration (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
(e)   Lost Professional Certificates.   In the event any Professional Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Professional Certificate(s) to be lost, stolen or destroyed and, if required by SBC or the Exchange Agent, the posting by such Person of a bond in such sum as SBC may reasonably direct as indemnity against any claim that may be made against the Company or SBC with respect to such Professional Certificate(s), the Exchange Agent will issue the Merger Consideration deliverable in respect of the shares of Professional Common Stock represented by such lost, stolen or destroyed Professional Certificates.
2.2   Rights of Former Professional Shareholders.   On or before the Closing Date, the stock transfer books of Professional shall be closed as to holders of Professional Common Stock and no transfer of Professional Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 2.1, each Professional Certificate (other than the Professional Certificates representing Excluded Shares) shall from and after the Effective Time represent for all purposes only the right to receive the Merger Consideration in exchange therefor and any cash in lieu of fractional shares of SBC Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 1.5(c), and any dividends or distributions to which such holder is entitled pursuant to this Article 2. No dividends or other distributions with respect to SBC Common Stock with a record date after the Effective Time shall be paid to the holder of any un-surrendered Professional Certificate with respect to the shares of SBC Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.5(c), and all such dividends, other distributions and cash in lieu of fractional shares of SBC Common Stock shall be paid by SBC to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Professional Certificate in accordance with this Article 2. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Professional Certificate there shall be delivered to such holder (i) whole shares of SBC Common Stock, in book-entry form, in an amount equal to the Merger Consideration to which such holder is entitled pursuant to Section 1.5(a), (ii) at the time of such surrender, the amount of dividends or other distributions, if applicable, with a record date after the Effective Time theretofore paid with respect to such whole shares of SBC Common Stock, (iii) the amount of any cash payable in lieu of a fractional share of SBC Common Stock to which such holder is entitled pursuant to Section 1.5(c), and (iv) at the appropriate payment date, the amount of dividends or other distributions, if applicable, with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of SBC Common Stock. SBC shall make available to the Exchange Agent cash for these purposes, if necessary.
2.3   Dissenters’ Rights.   Any Person who otherwise would be deemed a holder of Dissenting Shares (a “Dissenting Shareholder”) shall not be entitled to receive the applicable Merger Consideration (or cash in lieu of fractional shares) with respect to the Dissenting Shares unless and until such Person shall have failed to perfect or shall have effectively withdrawn or lost such holder’s right to dissent from the Merger under the provisions of Section 607.1301 through 607.1340 of the FBCA (the “Dissenter Provisions”). Each Dissenting Shareholder shall be entitled to receive only the payment provided by the Dissenter Provisions with respect to shares of Professional Common Stock owned by such Dissenting Shareholder. The Company shall give SBC (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law received by the Company relating to shareholders’ rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the Dissenter Provisions. The Company shall not, except with the prior written consent of SBC, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
3.1   Company Disclosure Letter.   Prior to the execution and delivery of this Agreement, the Company has delivered to Seacoast a letter (the “Company Disclosure Letter”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of the Company’s representations or warranties contained in this Article 3 or to one or more of its covenants contained in Article 4; provided, that (a) no such item is required to be set forth in the Company Disclosure Letter as an exception to any representation or warranty of the Company if its absence would not result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 3.2, and (b) the mere inclusion of an item in the Company Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission by the Company that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect with respect to the Company. Any disclosures made with respect to a subsection of Section 3.3 shall be deemed to qualify any subsections of Section 3.3 that contains sufficient detail to enable a reasonable Person to recognize the relevance of such disclosure to such other subsections. All representations and warranties of SBC and Professional shall be qualified by reference to their respective SEC Reports and such disclosures in any such SEC Reports or other publicly available documents filed with or furnished by them to the SEC or any other Governmental Authority prior to the date hereof (but excluding any risk factor disclosures contained under the heading “Risk Factors”, any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly forward-looking in nature).
3.2   Standards.
(a)   No representation or warranty of any Party hereto contained in this Article 3 (other than the representations and warranties in (i) Section 3.3(c) and 3.4(c), which shall be true and correct in all respects (except for inaccuracies that are de minimis in amount), and (ii) Sections 3.3(b)(i), 3.3(b)(ii), 3.3(d) and 3.4(b)(i), which shall be true and correct in all material respects) shall be deemed untrue or incorrect, and no Party shall be deemed to have breached any of its representations or warranties, as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together in the aggregate with all other facts, circumstances or events inconsistent with such Party’s representations or warranties contained in this Article 3, has had or is reasonably likely to have a Material Adverse Effect on such Party; provided, that, for purposes of Sections 5.2(a) and 5.3(a) only, the representations and warranties which are qualified by references to “material,” “Material Adverse Effect” or to the “Knowledge” of any Party shall be deemed not to include such qualifications.
(b)   Unless the context indicates specifically to the contrary, a “Material Adverse Effect” on a Party shall mean any change, event, development, violation, inaccuracy or circumstance the effect, individually or in the aggregate, of which is or is reasonably likely to have, (i) a material adverse impact on the condition (financial or otherwise), property, business, assets (tangible or intangible) or results of operations or prospects of such Party taken as a whole or (ii) prevents or materially impairs, or would be reasonably likely to prevent or materially impair, the ability of such Party to perform its obligations under this Agreement or to timely consummate the Merger, the Bank Merger or the other transactions contemplated by this Agreement; provided, however, that “Material Adverse Effect” shall not be deemed to include (A) the impact of actions and omissions of a Party (or any of its Subsidiaries) taken with the prior written consent of the other Party in contemplation of the transactions contemplated hereby, (B) changes after the date of this Agreement in GAAP or regulatory accounting requirements generally applicable to banks and their holding companies, (C) changes after the date of this Agreement in laws, rules or regulations or interpretations of laws, rules or regulations by Governmental Authorities of general applicability to banks and their holding companies and (D) changes after the date of this Agreement in general economic or market conditions in the United States or any state or territory thereof, in each case generally affecting banks and their holding companies, except to the extent with respect to clauses (B), (C) or (D) that the effect of such changes are disproportionately adverse to the condition (financial or otherwise), property, business, assets (tangible or intangible), liabilities or results of operations of such Party and its Subsidiaries taken as a whole, as compared to other banks and their holding companies. Similarly, unless the context indicates specifically to the contrary, a “Material Adverse Change” is an event, change or occurrence resulting in a Material Adverse Effect on such Party and its Subsidiaries, taken as a whole.
3.3   Representations and Warranties of the Company.   Subject to and giving effect to Sections 3.1 and 3.2 and except as set forth in the Company Disclosure Letter, Professional and the Bank, jointly and severally, hereby represent and warrant to Seacoast as follows:
(a)   Organization, Standing, and Power.   Each Subsidiary of Professional and Bank is listed on Section 3.3(a) of the Company Disclosure Letter. Professional and each of its Subsidiaries are duly organized, validly existing, and are in good standing under the Laws of the jurisdiction of its formation. Professional and each of its Subsidiaries have the requisite corporate power and authority to own, lease, and operate their properties and assets and to carry on their businesses as now conducted. Professional and each of its Subsidiaries are duly qualified or licensed to do business and in good standing in the States of the United States and foreign jurisdictions where the character of their assets or the nature or conduct of their business requires them to be so qualified or licensed. Professional is a bank holding company within the meaning of the BHC Act and has elected to be a treated as a financial holding company under the BHC Act. The Bank is a Florida state-chartered bank and member of the Federal Reserve System. The Bank is an “insured depository institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, its deposits are insured by the Deposit Insurance Fund and all premiums and assessments required to be paid in connection therewith have been paid when due. No action for the revocation or termination of such deposit insurance is pending, or to the Knowledge of Professional, threatened.
(b)   Authority; No Breach of Agreement.
(i)   Professional and the Bank each has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action (including valid authorization and adoption of this Agreement by its duly constituted Board of Directors and, in the case of the Bank, its sole shareholder), subject only to the Professional Shareholder Approval and such regulatory approvals as are required by law. Neither Professional or the Bank currently has or previously has established an advisory board of directors. Subject to the Professional Shareholder Approval and assuming due authorization, execution, and delivery of this Agreement by each of SBC and SNB, this Agreement represents a legal, valid, and binding obligation of each of Professional and the Bank enforceable against Professional and the Bank in accordance with its terms (except in all cases as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other Laws affecting the enforcement of creditors’ rights generally or the rights of creditors of insured depository institutions, and (B) except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(ii)   As of the date hereof, Professional’s Board of Directors has (A) by the affirmative vote of at least a majority of the entire Board of Directors of Professional duly approved and declared advisable this Agreement and the Merger and the other transactions contemplated hereby, including the Bank Merger Agreement and the Bank Merger; (B) determined that this Agreement and the transactions contemplated hereby, including the Bank Merger, are advisable and in the best interests of Professional and the holders of Professional Common Stock; (C) subject to Sections 4.5(a) and 4.12, resolved to recommend adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby, including the Bank Merger, to the holders of shares of Professional Common Stock (such recommendations being the “Professional Directors’ Recommendation”); (D) subject to Sections 4.5(a) and 4.12, directed that this Agreement be submitted to the holders of shares of Professional Common Stock for their adoption; and (E) no Knowledge (including with respect to Professional’s officers as defined in the term “Knowledge”) that any beneficial holder of five percent (5%) or more of the outstanding shares of Professional Common Stock intends to vote against the adoption of this Agreement or withhold its vote for the adoption of this Agreement, the Merger and the other transactions contemplated hereby, including the Bank Merger.
(iii)   The Bank’s Board of Directors has, by the affirmative vote of all directors voting, which constitutes at least a majority of the entire Board of Directors of the Bank, duly approved and declared advisable this Agreement, the Bank Merger Agreement, the Bank Merger and the other transactions contemplated thereby.
(iv)   Neither the execution and delivery of this Agreement or the Bank Merger Agreement by it nor the consummation by it of the transactions contemplated hereby or thereby, nor compliance by it with any of the provisions hereof or thereof, will (A) violate, conflict with or result in a breach of any provision of its Organizational Documents, (B) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any material assets of Professional or any of its Subsidiaries under any Contract or Permit, or (C) subject to receipt of the Regulatory Consent and the expiration of any waiting period required by Law, violate any Law or Order applicable to Professional or its Subsidiaries or any of their respective material assets.
(v)   Other than in connection or compliance with the provisions of the Securities Laws, and other than (A) the Regulatory Consents, (B) notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or both with respect to any Benefit Plans, (C) filing of the Articles of Merger with the Secretary of State of the State of Florida as required by the FBCA and (D) as set forth in Section 3.3(b)(v)(D) of the Company Disclosure Letter, no order of, notice to, filing with, or Consent of, any Governmental Authority or other third party is necessary in connection with the execution, delivery or performance of this Agreement and the consummation by Professional and the Bank of the Merger, the Bank Merger and the other transactions contemplated by this Agreement.
(c)   Capital Stock.   Professional’s authorized capital stock consists of 70,000,000 shares consisting of (i) 50,000,000 shares of Class A Voting Common Stock with a par value of $0.01 per share, of which, as of June 30, 2022, 14,623,395 are validly issued and 13,742,381 shares are outstanding (such amount inclusive of 277,210 shares of restricted stock awards), (ii) 10,000,000 shares of Class B Non-Voting Common Stock, par value $0.01 per share, of which, as of June 30, 2022, no shares are issued or outstanding and (iii) 10,000,000 shares of preferred stock, of which, as of June 30, 2022, no shares are issued or outstanding. Set forth in Section 3.3(c) of the Company Disclosure Letter is a true and complete schedule of all outstanding Rights to acquire shares of Professional Common Stock, including grant date, vesting schedule, exercise price, expiration date and the name of the holder of such Rights. As of June 30, 2022, there were 713,863 options, 277,210 restricted stock awards, 904,500 stock appreciation rights and no warrants outstanding for shares of Professional Common Stock granted and vested in accordance with the Professional Stock Plans. Except as set forth in this Section 3.3(c) or as set forth in Section 3.3(c) of the Company Disclosure Letter, there are no other equity securities of Professional outstanding and no outstanding Rights relating to Professional Common Stock, and no Person has any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract or Right for the purchase, subscription or issuance of any securities of Professional. All of the outstanding shares of Professional Common Stock are duly and validly issued and outstanding and are fully paid and, except as expressly provided otherwise under applicable Law, nonassessable under the FBCA. None of the outstanding shares of Professional

Common Stock have been issued in violation of any preemptive rights of the current or past shareholders of the Company. Except as set forth in Section 3.3(c) of the Company Disclosure Letter, there are no Contracts among Professional and its shareholders or by which Professional is bound with respect to the voting or transfer of Professional Common Stock or the granting of registration rights to any holder thereof. All of the outstanding shares of Professional Common Stock and all Rights to acquire shares of Professional Common Stock have been issued in compliance with all applicable federal and state Securities Laws. All issued and outstanding shares of capital stock of its Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable and have been issued in compliance with all legal requirements and are not subject to any preemptive or similar rights. Except as set forth in Section 3.3(c) of the Company Disclosure Letter, all of the outstanding shares of capital stock of its Subsidiaries are owned by Professional or a wholly-owned Subsidiary thereof, free and clear of all Liens. Except as set forth on Section 3.3(c) of the Company Disclosure Letter, neither Professional nor any of its Subsidiaries has any direct or indirect ownership interest in any firm, corporation, bank, joint venture, association, partnership or other entity (other than the Bank and the Subsidiaries), nor are they under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person other than lending transactions which occur in the ordinary course of business consistent with past practice. Except as set forth in Section 3.3(c) of the Company Disclosure Letter, Professional does not have any outstanding bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the shareholders of Professional on any matter.
(d)   Financial Statements; Regulatory Reports.
(i)   Professional has delivered or made available (which shall include access to the following by electronic data room, located at https://services.intralinks.com/web/?clientID=1#workspace/12843675/documents) to Seacoast true and complete copies of (A) all monthly reports and financial statements of Professional and its Subsidiaries that were prepared for Professional’s or the Bank’s Board of Directors since December 31, 2018, including Professional Financial Statements; (B) the Annual Report of Bank Holding Companies to the Federal Reserve Board for the years ended December 31, 2021 and 2020 of Professional and its Subsidiaries required to file such reports; (C) all call reports and consolidated and parent company only financial statements, including all amendments thereto, made to the Federal Reserve Board since December 31, 2017 of Professional and its Subsidiaries required to file such reports; and (D) Professional’s Annual Report to Shareholders for the years ended 2019, 2020 and 2021 and all subsequent Quarterly Reports to Shareholders. Professional has filed or furnished all Professional SEC Reports, and has paid all fees and assessments due and payable in connection therewith. As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the Professional SEC Reports complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Professional SEC Reports, and none of the Professional SEC Reports when filed with the SEC, or if amended prior to the date hereof, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, no executive officer of Professional has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Professional SEC Reports.
(ii)   The Professional Financial Statements, true and correct copies of which have been made available to Seacoast, have been (and all financial statements to be delivered to Seacoast as required by this Agreement will be) prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, except, in each case, as indicated in such statements or in the notes thereto or, in the case of any interim financial statements, the absence of notes or customary year-end adjustments thereto. The Professional Financial Statements fairly present (and all financial statements to be delivered to Seacoast as required by this Agreement will fairly present) the financial position, results of operations, changes in shareholders’ equity and cash flows of Professional and its Subsidiaries as of the dates thereof and for the periods covered thereby (subject to, in the case of unaudited statements, recurring audit adjustments normal in nature and amount). All call and other regulatory reports referred to above have been filed on the appropriate form and prepared in all material respects in accordance with such forms’ instructions and the applicable rules and regulations of the regulating federal and/or state agency. Except as set forth in Section 3.3(d)(ii) of the Company Disclosure Letter, as of the date of the latest balance sheet forming part of the Professional Financial Statements (the “Professional’s Latest Balance Sheet”), none of Professional or its Subsidiaries has had, nor are any of such entities’ assets subject to, any material liability, commitment, indebtedness or obligation (of any kind whatsoever, whether absolute, accrued, contingent, known or unknown, matured or unmatured) that is not reflected and adequately provided for in accordance with GAAP. No report, including any report filed with the SEC, FDIC, the Federal Reserve Board, the Florida Office of Financial Regulation or other banking regulatory agency or other federal or state regulatory agency, and no report, proxy statement, registration statement or offering materials made or given to shareholders of Professional or the Bank since January 1, 2019, as of the respective dates thereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No report, including any report filed with the SEC, FDIC, the Federal Reserve Board, or other banking regulatory agency, and no report, proxy statement, registration statement or offering materials made or given to shareholders of the Company to be filed or disseminated after the date of this Agreement will contain any untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. The Professional Financial Statements are supported by and consistent with the general ledger and detailed trial balances of investment securities, loans and commitments, depositors’ accounts and cash balances on deposit with other institutions, true and complete copies of which have been made available to Seacoast. Professional and the Bank have timely filed all reports and other documents required to be filed by them with the SEC, FDIC and the Federal Reserve Board, as applicable. The call reports of the Bank and the accompanying schedules as filed with the Federal Reserve Board, for each calendar quarter beginning with the quarter ended March 31, 2019, through the Closing Date have been, and will be, prepared in accordance with applicable regulatory requirements, including applicable regulatory accounting principles and practices through periods covered by such reports.
(iii)   Each of Professional and its Subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls, which provide assurance that (A) transactions are executed with management’s authorization; (B) transactions are recorded as necessary to permit preparation of the consolidated financial statements of Professional in accordance with GAAP and to maintain accountability for Professional’s consolidated assets; (C) access to Professional’s assets is permitted only in accordance with management’s authorization; (D) the reporting of Professional’s assets is compared with existing assets at regular intervals; and (E) accounts, notes and other receivables and assets are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Such records, systems, controls, data and information of Professional and its Subsidiaries is recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Professional or its Subsidiaries (including all means of access thereto and therefrom). The corporate record books of Professional and its Subsidiaries are complete and accurate in all material respects and reflect all meetings, consents and other actions of the Boards of Directors and shareholders of Professional and its Subsidiaries.
(iv)   Except as set forth on Section 3.3(d)(iv) of the Company Disclosure Letter, since January 1, 2019 (including with respect to any ongoing audit of any Professional financial statements), neither Professional nor any Subsidiary nor any current director, officer, nor to Professional’s Knowledge, any former officer or director or current employee, auditor, accountant or representative of Professional or any Subsidiary has received or otherwise had or obtained Knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding a material weakness, significant deficiency or other defect or failure in the accounting or auditing practices, procedures, methodologies or methods of Professional or any Subsidiary or their respective internal accounting controls. No attorney representing Professional or any Subsidiary, whether or not employed by Professional or any Subsidiary, has reported evidence of a material violation (as such term is interpreted under Section 307 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”)) of securities laws, breach of fiduciary duty or similar violations by Professional or any Subsidiary or any officers, directors, employees or agents of Professional or any of its Subsidiaries or any committee thereof or to any director or officer of Professional.
(v)   Professional’s independent public accountants, which have expressed their opinion with respect to the Professional Financial Statements (including the related notes), are and have been throughout the periods covered by such Financial Statements (A) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) (to the extent applicable during such period), (B) “independent” with respect to Professional within the meaning of Regulation S-X and (C) with respect to Professional, in compliance with subsections (g) through (l) of Section 10A of the 1934 Act and related Securities Laws. Professional’s independent public accountants have not resigned (or informed Professional that it intends to resign) or been dismissed as independent public accountants of Professional as a result of or in connection with any disagreements with Professional on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Section 3.3(d) of the Company Disclosure Letter lists all non-audit services performed by Professional’s independent public accountants for the Company since January 1, 2019.
(vi)   There is no transaction, arrangement or other relationship between Professional or any of its Subsidiaries and any unconsolidated or other affiliated entity that is not reflected in the Professional Financial Statements. Professional has no Knowledge of (A) any significant deficiency in the design or operation of internal controls which could adversely affect Professional’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Professional’s internal controls. Other than as set forth in the Professional SEC Reports, since December 31, 2019, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls of Professional. There is no reason to believe that Professional’s outside auditors and its Chief Executive Officer and Chief Financial Officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.
(vii)   Except as set forth in Section 3.3(d)(vii) of the Company Disclosure Letter, none of Professional or its Subsidiaries has any material Liabilities, except Liabilities which are accrued or reserved against in the Professional Latest Balance Sheet included in Professional’s Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. Except as set forth in Section 3.3(d)(vii) of the Company Disclosure Letter, the Company has not incurred or paid any Liability since the date of the Professional Latest Balance Sheet, except for such Liabilities incurred or paid (A) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or (B) in connection with the transactions contemplated by this Agreement. Professional is not directly or indirectly liable, by guarantee or otherwise, to assume any Liability or to any Person for any amount in excess of $25,000. Except (x) as reflected in Professional’s Latest Balance Sheet or liabilities described in any notes thereto (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP) or (y) for liabilities incurred in the ordinary course of business since January 1, 2019 consistent with past practice or in connection with this Agreement or the transactions contemplated hereby, Professional does not have any Liabilities or obligations of any nature. Professional has delivered to SBC true and complete Professional Financial Statements as of December 31, 2021 and the Company shall deliver promptly, when available, all subsequent Quarterly Reports.
(viii)   Prior to the Effective Time, Professional shall deliver to Seacoast true and complete copies of (A) all monthly reports and financial statements of Professional and its Subsidiaries that were prepared for Professional or the Bank since December 31, 2019, including the Professional 2020 Financial Statements and the 2021 Financial Statements; (B) the Annual Report of Bank Holding Companies to the Federal Reserve Board for the years ended December 31, 2019, 2020 and 2021, of Professional and its Subsidiaries required to file such reports; and (C) Professional’s Annual Report to Shareholders for the years ended 2019, 2020 and 2021 and all subsequent Quarterly Reports to Shareholders, if any.

(e)   Absence of Certain Changes or Events.   Since January 1, 2019, (A) Professional and each of its Subsidiaries has conducted its business only in the ordinary course and consistent with past practice, (B) neither Professional nor any Subsidiary has taken any action which, if taken after the date of this Agreement, would constitute a breach of Section 4.1 or 4.2, (C) there have been no facts, events, changes, occurrences, circumstances or effects that have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Professional and its Subsidiaries, taken as a whole, and (D) Professional has not made any new election or change in any existing election made by Professional for federal or state tax purposes.
(f)   Tax Matters.
(i)   All Taxes of Professional and each of its Subsidiaries that are or were due or payable (whether or not shown or required to be shown on any Tax Return) have been fully and timely paid. Professional and each of its Subsidiaries has timely filed all Tax Returns in all jurisdictions in which Tax Returns are required to have been filed by it or on its behalf, and each such Tax Return is true, complete, and accurate in all material respects and has been prepared in compliance with all applicable Laws. Neither Professional nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. There have been no examinations or audits of any Tax Return by any Taxing Authority. Professional and each of its Subsidiaries has made available to Seacoast true and correct copies of all income Tax Returns filed for each of the five most recent fiscal years ended on or before December 31, 2021. No claim has ever been made by a Taxing Authority in a jurisdiction where Professional or any of its Subsidiaries does not file a Tax Return that Professional or any of its Subsidiaries is or may be subject to Taxes by that jurisdiction, and to the Knowledge of Professional and each of its Subsidiaries, no basis for such a claim exists.
(ii)   Neither Professional nor any of its Subsidiaries has received any notice of assessment or proposed assessment in connection with any amount of Tax, and there is no threatened or pending dispute, action, suit, proceeding, claim, investigation, audit, examination, or other Litigation regarding any Tax of Professional and any of its Subsidiaries or the assets of Professional and its Subsidiaries. No officer or employee responsible for tax matters of Professional or any of its Subsidiaries expects any Taxing Authority to assess any additional Tax for any period for which a Tax Return has been filed by Professional or any of its Subsidiaries. Neither Professional nor any of its Subsidiaries has received from any Taxing Authority any notice of deficiency or proposed adjustment for any amount of Tax or any demand for information, formal or informal, for any taxable year. There are no agreements, waivers, or other arrangements providing for an extension of time with respect to the assessment of any Tax or deficiency against Professional or any of its Subsidiaries, and neither Professional nor any of its Subsidiaries has waived or extended the applicable statute of limitations for the assessment or collection of any Tax or agreed to a tax assessment or deficiency. The relevant statute of limitations is closed with respect to all Tax Returns of Professional and each of its Subsidiaries for all taxable periods through December 31, 2018.
(iii)   Except as set forth in Section 3.3(f)(iii) of the Company Disclosure Letter, neither Professional nor any of its Subsidiaries is a party to any allocation, sharing, indemnification, or similar agreement or arrangement relating to Taxes pursuant to which it will have any obligation to make any payments after the Closing (other than commercial agreements the primary purpose of which does not relate to Taxes). Neither Professional nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal, state, or local income Tax Return or any combined, affiliated or unitary group for any tax purpose (other than a group the common parent of which was Professional), or (b) has any Liability for Taxes of any Person (other than Professional or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of Law, or as a transferee or successor, by contract, or otherwise.
(iv)   Professional and each of its Subsidiaries has withheld and paid over to the appropriate Taxing Authority all Taxes required to have been withheld and paid over by it and has complied in all respects with all information reporting and backup withholding requirements under all applicable Laws in connection with amounts paid or owing to any Person, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor, or other third party and Taxes required to be withheld and paid pursuant to Sections 1441, 1442, and 3406 of the Code or similar provisions under applicable Law.
(v)   Neither Professional nor any of its Subsidiaries has been a party to any distribution occurring during the five-year period ending on the date hereof in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied. No Liens for Taxes exist with respect to any assets of Professional or any of its Subsidiaries, except for statutory Liens for Taxes not yet due and payable. All transactions between or among Professional and any related party have been on arm’s-length terms, and Professional and its Subsidiaries have been at all times in compliance with Section 482 of the Code and its corresponding Treasury Regulations (and any similar provision of applicable Law), including the maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of Professional and its Subsidiaries, as applicable.
(vi)   Neither Professional nor any of its Subsidiaries has been or will be required to include any item in income or exclude any item of deduction from taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting pursuant to Section 481 of the Code or any comparable provision under applicable Laws; (B) “closing agreement” as described in Section 7121 of the Code or any comparable provision under applicable Law, executed on or prior to the Closing Date; (C) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code or any comparable provision of applicable Law; (D) installment sale or open transaction disposition made on or prior to the Closing Date; (E) prepaid amount received on or prior to the Closing Date; (F) election under Section 108(i) of the Code (or any corresponding or similar provision of applicable Law); (G) debt instrument held on or before the Closing Date that was acquired with “original issue discount” as defined in Section 1273(a) of the Code or is subject to the rules set forth in Section 1276 of the Code; (H) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date; or (I) similar election, action or agreement deferring the Liability for Taxes from any taxable period (or portion thereof) ending on or before the Closing Date to any taxable period (or portion thereof) beginning after the Closing Date.
(vii)   Neither Professional nor any of its Subsidiaries has taken a reporting position on a Tax Return that, if not sustained, could be reasonably likely to give rise to a penalty for substantial understatement of federal income Tax under Section 6662 of the Code (or any similar provision of applicable Law), participated in any “reportable transaction” or “listed transaction,” as those terms are defined in Treasury Regulations Section 1.6011-4(b) or any comparable provision of applicable Law, or participated in any transaction substantially similar to a reportable transaction. Neither Professional nor any of its Subsidiaries is a party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal income tax purposes.
(viii)   The unpaid Taxes of Professional and each of its Subsidiaries (A) did not, as of the date of the Professional’s Latest Balance Sheet, exceed the reserve for tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth on the face of the Professional’s Latest Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Professional in filing its Tax Returns. Since the date of the Professional Latest Balance Sheet, neither Professional nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past practice.
(ix)   Neither Professional nor any of its Subsidiaries has requested or received any private letter ruling of the Internal Revenue Service or comparable written rulings or guidance issued by any other Taxing Authority. There is no power of attorney given by or binding upon Professional or any of its Subsidiaries with respect to Taxes for any period for which the statute of limitations (including any waivers or extensions) has not yet expired.
(x)   Neither Professional nor any of its Subsidiaries has been a “United States real property holding corporation” within the meaning of Section 897 of the Code within the period described in Section 897(c)(1)(A)(ii) thereof.

(g)   Environmental Matters.
(i)   Professional and the Bank have delivered, or caused to be delivered to Seacoast, or provided Seacoast access to, true and complete copies of all environmental site assessments, test results, analytical data, boring logs and other environmental reports and studies held by Professional and each of its Subsidiaries relating to its Properties and Facilities (collectively, the “Professional Environmental Reports”).
(ii)   Professional and each of its Subsidiaries and their respective Facilities and Properties are, and have been, in compliance with all Environmental Laws, except as set forth in the Professional Environmental Reports and except for violations that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, there are no past or present events, conditions, circumstances, activities or plans related to the Properties or Facilities that did or would violate or prevent compliance or continued compliance with any of the Environmental Laws.
(iii)   There is no Litigation pending or to the Knowledge of Professional threatened before any Governmental Authority or other forum in which Professional or any of its Subsidiaries or any of their respective Properties or Facilities (including but not limited to Properties and Facilities that secure or secured loans made by Professional or its Subsidiaries and Properties and Facilities now or formerly held, directly or indirectly, in a fiduciary capacity by Professional or its Subsidiaries) has been or, with respect to threatened Litigation, may be named as a defendant (A) for alleged noncompliance (including by any predecessor) with or Liability under any Environmental Law or (B) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) any such Properties or Facilities.
(iv)   To the Knowledge of Professional, during or prior to the period of (A) Professional’s or any of its Subsidiaries’ ownership or operation (including but not limited to ownership or operation, directly or indirectly, in a fiduciary capacity) of, or (B) Professional’s or any of its Subsidiaries’ participation in the management (including but not limited to such participation, directly or indirectly, in a fiduciary capacity) of their respective Properties and Facilities, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such Properties or Facilities.
(h)   Compliance with Permits, Laws and Orders.
(i)   Professional and each of its Subsidiaries has in effect all Permits and has made all filings, applications and registrations with Governmental Authorities that are required for it to own, lease or operate its properties and assets and to carry on its business as now conducted (and has paid all fees and assessments due and payable in connection therewith) and there has occurred no Default under any Permit applicable to their respective business or employees conducting their respective businesses.
(ii)   Neither Professional nor any of its Subsidiaries is and has not since December 31, 2016, been in Default under any Laws or Orders applicable to its business or employees conducting its business. As of the date of this Agreement, none of Professional or any of its Subsidiaries knows of any reason why all Regulatory Consents required for the consummation of the transactions contemplated by this Agreement, including the Merger and the Bank Merger, should not be obtained on a timely basis.
(iii)   Neither Professional nor any of its Subsidiaries has received any notification or communication from any Governmental Authority, (A) asserting that Professional or any of its Subsidiaries is in Default under any of the Permits, Laws or Orders which such Governmental Authority enforces, (B) threatening or contemplating revocation or limitation of, or which could have the effect of revoking or limiting, any Permits, or (C) requiring or advising that it may require Professional or any of its Subsidiaries (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any resolution of its Board of Directors or similar undertaking that restricts materially the conduct of its business or in any material manner relates to its management.

(iv)   Professional and each of its Subsidiaries are and, at all times since December 31, 2018, have been, in material compliance with all Laws applicable to their business, operations, properties or assets, including Sections 23A and 23B of the Federal Reserve Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, the Bank Secrecy Act, the Truth in Lending Act, the Sarbanes-Oxley Act of 2002, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Fair Credit Reporting Act and all other applicable fair lending Laws and other Laws relating to discriminatory business practices.
(v)   Neither Professional nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since December 31, 2018, a recipient of any supervisory letter from, or since December 31, 2018, have adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Authority or other Governmental Authority that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, ability to pay dividends, credit or risk management policies, management or business (each, whether or not set forth in the Company Disclosure Letter, a “Company Regulatory Agreement”), nor has Professional or any of its Subsidiaries been advised in writing or, to the Knowledge of Professional, orally, since December 31, 2018, by any Regulatory Authority or other Governmental Authority that it is considering issuing, initiating, ordering or requesting any such Company Regulatory Agreement.
(vi)   There (A) is no written, or to the Knowledge of Professional, oral unresolved violation, criticism or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of Professional or any of its Subsidiaries, (B) have been no written, or to the Knowledge of Professional, oral formal or informal inquiries by, or disagreements or disputes with, any Governmental Authority with respect to its or its Subsidiaries’ business, operations, policies or procedures since December 31, 2018, and (C) is not any pending or, to the Knowledge of Professional, threatened, nor has any Governmental Authority indicated an intention to conduct any, investigation or review of Professional or any of its Subsidiaries.
(vii)   Neither Professional nor the Bank (nor, to the Knowledge of Professional, any of their respective directors, executives, officers, employees or Representatives) (A) has used or is using any corporate funds for any illegal contribution, gift, entertainment or other unlawful expense relating to political activity, (B) has used or is using any corporate funds for any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (C) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (D) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.
(viii)   Except as required by the Bank Secrecy Act, to the Knowledge of Professional, no employee of Professional or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law by Professional or any of its Subsidiaries or any employee thereof acting in its capacity as such. Neither Professional nor any of its Subsidiaries nor any officer, employee, contractor, subcontractor or agent of Professional or any of its Subsidiaries has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against any employee of Professional or any of its Subsidiaries in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. Section 1514A(a).
(ix)   Since December 31, 2018, Professional and each of its Subsidiaries have filed all reports and statements, together with any amendments required to be made with respect thereto, that Professional and each of its Subsidiaries was required to file with any Governmental Authority and all other reports and statements required to be filed by Professional and each of its Subsidiaries since December 31, 2018, including any report or statement required to be filed pursuant to the Laws of the United States, any state or political subdivision, any foreign jurisdiction, or any other Governmental Authority, have been so filed, and Professional and each of its Subsidiaries have paid all fees and assessments due and payable in connection therewith.
(x)   The Bank is not authorized to act in any capacity as a corporate fiduciary.
(xi)   Professional is, in all material respects, in compliance with any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester or any other law, order, directive, guidelines or recommendations by any Governmental Authority in connection with or in response to COVID-19, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) enacted in response to the COVID-19 pandemic, and have used commercially reasonable efforts to implement health and safety protocols at all worksites under the control of Professional, consistent with guidance issued by applicable federal, state and local health authorities (such laws, orders, directives, guidelines, recommendations and health and safety protocols, collectively, “COVID-19 Measures”).
(xii)   To the extent that Professional has originated or otherwise participated in any program or benefit created or modified by the CARES Act, including but not limited to the Paycheck Protection Program (“PPP”), it has done such in good faith and in compliance in all material respects with all Laws governing such program, including but not limited to all regulations and guidance issued by the SBA with the respect to loans originated pursuant to or in association with the PPP. Professional has not originated any loan under the PPP to any Insider, as the term is defined under Regulation O (12 C.F.R. Part 215).
(xiii)   Professional maintains a written information privacy and security program and organizational, physical, administrative and technical measures regarding privacy, cyber security and data security (collectively, “Privacy and Security Policies”) that are commercially reasonable and that comply in all material respects with (i) all requirements of all applicable laws relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (both technical and physical), encryption, disposal, destruction, disclosure or transfer (collectively, “Processing”) of Personal Data (as defined below), (ii) all of Professional’s and each of its Subsidiaries’ policies and notices regarding Personal Data, and (iii) all of Professional’s and each of its Subsidiaries’ contractual obligations with respect to the Processing of Personal Data (collectively, “Data Protection Requirements”). Professional maintains reasonable measures to protect the privacy, confidentiality and security of all information that identifies, could be used to identify or is otherwise associated with an individual person or device or is otherwise covered by any “personal information” or similar definition under applicable law (e.g., “personal data,” “personally identifiable information” or “IIPI) (collectively “Personal Data”) against any (i) unauthorized access, loss or misuse of Personal Data, (ii) unauthorized or unlawful operations performed upon Personal Data or (iii) other act or omission that compromises the privacy, security or confidentiality of Personal Data (clauses (i) through (iii), a “Security Breach”). Professional has not experienced any Security Breach that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Professional or require a report to a Regulatory Agency. Within the three (3) year period prior to the date hereof, Professional and each of its Subsidiaries has (i) complied in all material respects with all of their respective Privacy and Security Policies and applicable Data Protection Requirements, and (ii) used commercially reasonable measures consistent with reasonable practices in the industry to ensure the confidentiality, privacy and security of Personal Data. To the Knowledge of Professional, there are no data security or other technological vulnerabilities with respect to its information technology systems or networks that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Professional.
(i)   Labor Relations.
(i)   Neither Professional nor any of its Subsidiaries is the subject of any Litigation asserting that Professional or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel Professional or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is Professional or any of its Subsidiaries a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving it pending or, to its Knowledge, threatened, nor, to its Knowledge, is there any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organization activity.
(ii)   (A) Each individual that renders services to Professional or any of its Subsidiaries who is classified as (1) an independent contractor or other non-employee status or (2) an exempt or non-exempt employee, is properly so classified for all purposes, and (B) Professional and each of its Subsidiaries have paid or properly accrued in the ordinary course of business all wages and compensation due to employees of Professional and its Subsidiaries, including all overtime pay, vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses.
(iii)   To the Knowledge of Professional, neither Professional nor any of its Subsidiaries is in conflict with, or in default or in violation of, any applicable Federal, state or local Law, or any collective bargaining agreement or arrangement with respect to employment, employment practices, terms and conditions of employment, withholding of Taxes, prohibited discrimination, equal employment, fair employment practices, immigration status, employee safety and health, facility closings and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988), or wages and hours.
(iv)   No executive officer of Professional or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment Contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject Professional or any of its Subsidiaries to any liability with respect to any of the foregoing matters.
(v)   (i) To the Knowledge of Professional, no written allegations of sexual harassment or sexual misconduct have been made since December 31, 2019 against any officer or director of Professional subject to the reporting requirements of Section 16(a) of the 1934 Act (a “Professional Insider”), (ii) since December 31, 2019, neither Professional nor any of its Subsidiaries has entered into any settlement agreement related to allegations of sexual harassment or sexual misconduct by any Professional Insider, and (iii) there are no proceedings currently pending or, to the Knowledge of Professional, threatened related to any allegations of sexual harassment or sexual misconduct by any Professional Insider. In the past five (5) years, neither Professional nor any of its Subsidiaries has entered into a settlement agreement with a current or former officer, an employee or independent contractor of Professional or its Subsidiaries that substantially involves allegations relating to sexual harassment by either (i) an executive officer of the Professional or its Subsidiaries or (ii) a senior employee of Professional or its Subsidiaries. In the past five (5) years, to the Knowledge of Professional, no allegations of sexual harassment have been made against (x) an executive officer of Professional or its Subsidiaries or (y) an employee at the level of Senior Vice President (or any similar-level employee) or above of Professional or its Subsidiaries.
(j)   Employee Benefit Plans.
(i)   Section 3.3(j)(i) of the Company Disclosure Letter sets forth each Benefit Plan whether or not such Benefit Plan is or is intended to be (A) arrived at through collective bargaining or otherwise, (B) funded or unfunded, (C) covered or qualified under the Code, ERISA, or other applicable law, (D) set forth in an employment agreement, consulting agreement, individual award agreement, or (E) written or oral.
(ii)   Except as provided in Section 3.3(j)(ii) of the Company Disclosure Letter, Professional has made available to Seacoast prior to the date of this Agreement correct and complete copies of the following documents: (A) all Benefit Plan documents (and all amendments thereto), (B) all trust agreements or other funding arrangements for its Benefit Plans (including insurance or group annuity Contracts), and all amendments thereto, (C) with respect to any Benefit Plans or amendments, the most recent determination letters, as well as a correct and complete copy of each pending application for a determination letter (if any), and all rulings, opinion letters, information letters, or advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1994, (D) for the past three (3) years, annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Benefit Plans, including but not limited to the annual report on Form 5500

(if such report was required), (E) the most recent summary plan description for each Benefit Plan for which a summary plan description is required by Law, including any summary of material modifications thereto, (F) in the case of Benefit Plans that are Rights or individual award agreements under any Professional Stock Plan, a representative form of award agreement together with a list of persons covered by such representative form and the number of shares of Professional Common Stock covered thereby, (G) all documents evidencing any agreements or arrangements with service providers relating to Benefit Plans, (H) all material correspondence and/or notifications from any Governmental Authority or administrative service with regard to any Benefit Plan, and (I) nondiscrimination testing data and results for the two most recently completed plan years (if applicable) with regard to any Benefit Plan.
(iii)   All of the Benefit Plans have been administered in compliance with their terms and with the applicable provisions of ERISA and the Code and (if applicable) in a manner that complies with and is exempt from tax or other penalty under the Patient Protection and Affordable Care Act, in combination with the Health Care and Reconciliation Act of 2010 (together, the “Affordable Care Act”); and any other applicable Laws. All Benefit Plans that are employee pension benefit plans, as defined in Section 3(2) of ERISA, that are intended to be tax qualified under Section 401(a) of the Code, have received a current, favorable determination letter from the Internal Revenue Service or have filed a timely application therefor, and there are no circumstances that will or could reasonably result in revocation of any such favorable determination letter or negative consequences to an application therefor. Each trust created under any of its ERISA Plans has been determined to be exempt from Tax under Section 501(a) of the Code and neither Professional nor any of its Subsidiaries is aware of any circumstance that will or could reasonably result in revocation of such exemption. With respect to each of its Benefit Plans, to the Knowledge of Professional, no event has occurred that will or could reasonably give rise to a loss of any intended Tax consequences under the Code or to any Tax under Section 511 of the Code. There are no pending or, to the Knowledge of Professional, threatened Litigation, governmental audits or investigations or other proceedings, or participant claims (other than claims for benefits in the normal course of business) with respect to any Benefit Plan.
(iv)   Neither Professional nor any of its Subsidiaries has engaged in a transaction with respect to any of their Benefit Plans that would subject Professional or any of its Subsidiaries to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. Neither Professional nor any of its Subsidiaries nor any administrator or fiduciary of any of their Benefit Plans (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner with respect to any of their Benefit Plans that could subject it to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA. No oral or written representation or communication with respect to any aspect of the Benefit Plans of Professional or any of its Subsidiaries have been made to employees of Professional or any such Subsidiary that is not in conformity with the written or otherwise preexisting terms and provisions of such plans.
(v)   None of Professional, any Subsidiary or any ERISA Affiliates thereof have and have never sponsored, maintained, contributed to, or been obligated under ERISA or otherwise to contribute to (A) a “defined benefit plan” (as defined in ERISA Section 3(35) or Section 414(j) of the Code; (B) a “multi-employer plan” (as defined in ERISA Sections 3(37) and 4001(a)(3); (C) a “multiple employer plan” (meaning a plan sponsored by more than one employer within the meaning of ERISA Sections 4063 or 4064 or Section 413(c) of the Code; or (D) a “multiple employer welfare arrangement” as defined in ERISA Section 3(40). Neither Professional nor any of its Subsidiaries nor any of their ERISA Affiliates have incurred and there are no circumstances under which any could reasonably incur any Liability under Title IV of ERISA or Section 412 of the Code.
(vi)   Except as set forth in Section 3.3(j)(vi) of the Company Disclosure Letter, neither Professional nor any of its Subsidiaries nor any of their respective ERISA Affiliates has any incurred current or projected obligations or Liability for post-employment or post-retirement health, medical, surgical, hospitalization, death or life insurance benefits under any of its Benefit Plans, other than with respect to benefit coverage mandated by Section 4980B of the Code or other applicable Law.
(vii)   Except as set forth in Section 3.3(j)(vii) of the Company Disclosure Letter, no Benefit Plan exists and there are no other Contracts, plans, or arrangements (written or otherwise) covering any Company employee that, individually or collectively, as a result of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement (whether alone or in connection with any other event(s)), would reasonably be expected to, (A) result in any material severance pay upon any termination of employment, or (B) accelerate the time of payment or vesting or result in any material payment or material funding (through a grantor trust or otherwise) of compensation or benefits under, materially increase the amount payable, require the security of material benefits under or result in any other material obligation pursuant to, any such Professional Plans, contracts, plans, or arrangements. Except as set forth in Section 3.3(j)(vii) of the Company Disclosure Letter, no amounts paid or payable (whether in cash, property or the vesting of property) individually or collectively, as a result of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement (whether alone or in connection with any other event(s)), will result in the payment of any amount that would, individually or in combination with any other such payment, result in the loss of a deduction under Section 280G of the Code or be subject to an excise tax under Section 4999 of the Code. Professional has made available to Seacoast true and complete copies of calculations under Section 280G of the Code (whether or not final) with respect to any disqualified individual, if applicable, in connection with the transactions contemplated by this Agreement.
(viii)   Each Benefit Plan that is a “non-qualified deferred compensation plan” (as defined for purposes of Section 409A of the Code) is in documentary compliance with, and has been operated and administered in compliance with, Section 409A of the Code and the applicable guidance issued thereunder, and no Benefit Plan provides any compensation or benefits which could subject, or have subjected, a covered service provider to gross income inclusion or tax pursuant to Section 409A of the Code. Neither Professional nor any of its Subsidiaries has any indemnification obligation pursuant to any Benefit Plan or any Contract to which Professional or any of its Subsidiaries is a party for any Taxes imposed under Section 4999 or 409A of the Code.
(ix)   Except as set forth in Section 3.3(j)(ix) of the Company Disclosure Letter, Professional does not maintain and has never maintained a supplemental executive retirement plan or any similar plan for directors, officers or employees.
(x)   All of the Benefit Plans that constitute compensation arrangements involving officers of Professional or the Bank have been approved and administered by Professional’s Board of Directors in accordance with all applicable corporate and regulatory requirements.
(xi)   Since January 1, 2020, Professional has not implemented, in response to COVID-19, any material workforce reductions, terminations, furloughs, reductions in or changes to compensation, benefits or working schedules, or changes to any Benefit Plans.
(k)   Material Contracts.
(i)   Except as listed in Section 3.3(k) of the Company Disclosure Letter, as of the date of this Agreement, neither Professional nor any of its Subsidiaries nor any of their respective assets, businesses, or operations is a party to, or is bound or affected by, or receives benefits under, (A) any employment, severance, termination, consulting, retention, or retirement Contract, (B) any Contract relating to the borrowing of money by Professional or any of its Subsidiaries or the guarantee by Professional or any of its Subsidiaries of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of the Bank or Contracts pertaining to trade payables incurred in the ordinary course of business consistent with past practice), (C) any Contract containing covenants that limit the ability of Professional or any of its Subsidiaries or any of their Affiliates (including, after the Effective Time, Seacoast or any of its Affiliates) to engage in any line of business or to compete in any line of business or with any Person, or that involve any restriction of the geographic area in which, or method by which, Professional or any of its Subsidiaries Affiliates (including, after the Effective Time, Seacoast or any of its Affiliates) may carry on its business, (D) any Contract or series of related Contracts for the purchase of materials, supplies, goods, services, equipment or other assets that (x) provides for or is reasonably likely to require annual payments by Professional or any of its Subsidiaries of $25,000 or more or (y) have a term exceeding 12 months in duration (except those entered into in the ordinary course of business with respect to loans, lines of credit, letters of credit, depositor agreements, certificates of deposit and similar routine banking activities and equipment maintenance agreements that are not material), (E) any Contract involving Intellectual Property (excluding generally commercially available “off the shelf” software programs licensed pursuant to “shrink wrap” or “click and accept” licenses), (F) any Contract relating to the provision of data processing, network communications or other material technical services to or by Professional or any of its Subsidiaries, (G) any Contract to which any Affiliate, officer, director, employee or consultant of Professional or any of its Subsidiaries is a party or beneficiary (except with respect to loans to, or deposits from, directors, officers and employees entered into in the ordinary course of business consistent with past practice and in accordance with all applicable regulatory requirements with respect to it), (H) any Contract with respect to the formation, creation, operation, management or control of a joint venture, partnership, limited liability company or other similar arrangement or agreement, (I) any Contract that provides any rights to investors in Professional or any of its Subsidiaries, including registration, preemptive or anti-dilution rights or rights to designate members of or observers to the Professional Board of Directors, (J) any Contract that provides for potential material indemnification payments by Professional or any of its Subsidiaries, or (K) any other Contract or amendment thereto that is required to be filed as an exhibit to any SEC Report (as described in Items 601(b)(4) and 601(b)(10) of Regulation S-K). With respect to each of its Contracts that is described above: (w) the Contract is valid and binding on Professional or any of its Subsidiaries thereto and, to the Knowledge of Professional, each other party thereto and is in full force and effect, enforceable in accordance with its terms (except in all cases as such enforceability may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship and other Laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally or the rights of creditors of insured depository institutions and (2) general equitable principles and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought); (x) neither Professional nor any of its Subsidiaries is in Default thereunder; (y) neither Professional nor any of its Subsidiaries has repudiated or waived any material provision of any such Contract; and (z) no other party to any such Contract is, to the Knowledge of Professional, in Default in any material respect or has repudiated or waived any material provision of any such Contract. No Consent is required by any such Contract for the execution, delivery or performance of this Agreement or the consummation of the Merger, the Bank Merger or the other transactions contemplated hereby or thereby. Except as set forth in Section 3.3(k)(i)(B) of the Company Disclosure Letter, all indebtedness for money borrowed of Professional or any of its Subsidiaries is prepayable without penalty or premium.
(ii)   All interest rate swaps, caps, floors, collars, option agreements, futures, and forward contracts, and other similar risk management arrangements, contracts or agreements, whether entered into for its own account or its customers, were entered into (A) in the ordinary course of business consistent with past practice and in accordance with prudent business practices and all applicable Laws and (B) with counterparties believed to be financially responsible, and each of them is enforceable in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought), and is in full force and effect. Neither Professional nor any of its Subsidiaries, nor to the Knowledge of Professional, any other party thereto, is in Default of any of its obligations under any such agreement or arrangement. The Professional Financial Statements disclose the value of such agreements and arrangements on a mark-to-market basis in accordance with GAAP and, since January 1, 2017, there has not been a change in such value that, individually or in the aggregate, has resulted in a Material Adverse Effect on Professional.
(l)   Legal Proceedings.   Except as set forth in Section 3.3(l) of the Company Disclosure Letter, there is no Litigation pending or, to the Knowledge of Professional, threatened against Professional or any of its Subsidiaries or any of their assets, interests, or rights, nor are there any Orders of any Governmental Authority or arbitrators outstanding against Professional or any of its Subsidiaries, nor do any facts or circumstances exist that would be likely to form the basis for any material claim against the Company that, if adversely determined, individually or in the aggregate, would have a Material Adverse Effect on Professional or any of its Subsidiaries or would materially impede or delay Professional or any of its Subsidiaries’ ability to perform their covenants and agreements under this Agreement or to consummate the transactions hereby, including the Merger and the Bank Merger. There is no Litigation, pending or, to the Knowledge of

Professional, threatened, against any officer, director, or employee of Professional or any of its Subsidiaries, in each case by reason of any person being or having been an officer, director, or employee of Professional or any of its Subsidiaries.
(m)   Intellectual Property.
(i)   Professional owns, or is licensed or otherwise possesses legally enforceable and unencumbered rights to use all Intellectual Property (including the Technology Systems) that is used by Professional or any of its Subsidiaries in their businesses. Professional has not (A) licensed to any Person in source code form any Intellectual Property owned by Professional or (B) entered into any exclusive agreements relating to Intellectual Property owned by Professional.
(ii)   Section 3.3(m)(ii) of the Company Disclosure Letter lists all patents and patent applications, all registered and unregistered trademarks and applications therefor, trade names and service marks, registered copyrights and applications therefor, domain names, web sites, and mask works owned by or exclusively licensed to Professional or any of its Subsidiaries included in its Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed. No royalties or other continuing payment obligations are due in respect of any third-party patents, trademarks or copyrights, including software.
(iii)   All patents, registered trademarks, service marks and copyrights held by the Company are valid and subsisting. Since January 1, 2019, neither Professional nor any of its Subsidiaries (A) have been sued in any Litigation which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party or (B) has not brought any Litigation for infringement of its Intellectual Property or breach of any license or other Contract involving its Intellectual Property against any third party.
(n)   Loan and Investment Portfolios.
(i)   All loans, loan agreements, notes or borrowing arrangements (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which Professional or any of its Subsidiaries is the creditor (A) were at the time and under the circumstances in which made, made for good, valuable and adequate consideration in the ordinary course of business of Professional or any of its Subsidiaries and are the legal, valid and binding obligations of the obligors thereof, enforceable in accordance with their terms, (B) are evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be and (C) to the extent secured, have been secured by valid Liens that have been perfected. True and complete lists of all Loans as of March 31, 2022 and on a monthly basis thereafter, and of the investment portfolios of Professional as of such date, are disclosed on Section 3.3(n)(i) of the Company Disclosure Letter.
(ii)   Except as specifically set forth on Section 3.3(n)(ii) of the Company Disclosure Letter, neither Professional nor any of its Subsidiaries are a party to any Loan that was, as of the most recent month-end prior to the date of this Agreement, (A) delinquent by more than thirty (30) days in the payment of principal or interest, (B) to the Knowledge of Professional, otherwise in material default for more than thirty (30) days, (C) classified as “substandard,” “doubtful,” “loss,” “other assets especially mentioned” or any comparable classification by the Bank or any Regulatory Authority having jurisdiction over Professional or any of its Subsidiaries, (D) an obligation of any director, executive officer or 10% shareholder of Professional or the Bank who is subject to Regulation O of the Federal Reserve Board (12 C.F.R. Part 215), or any Person controlling, controlled by or under common control with any of the foregoing, or (E) in violation of any Law.
(iii)   Each outstanding Loan (including Loans held for resale to investors) in which Professional or any of its Subsidiaries is the creditor was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant loan or other similar files are being maintained, in all material respects, in accordance with the relevant notes or other credit or security documents, the written underwriting standards of Professional and the Bank (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local Laws.

(iv)   None of the agreements pursuant to which Professional or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contain any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.
(v)   Neither Professional nor any of its Subsidiaries are now nor have they ever been since January 1, 2016, subject to any material fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Authority or Regulatory Authority relating to the origination, sale or servicing of mortgage or consumer Loans.
(o)   Adequacy of Allowances for Losses.   Each of the allowances for losses on loans, financing leases and other real estate included on the Professional Latest Balance Sheet (along with any subsequent balance sheet required to be delivered hereunder) is, and with respect to the consolidated balance sheets delivered as of the dates subsequent to the execution of this Agreement will be as of the dates thereof, adequate in accordance with applicable regulatory guidelines and GAAP in all material respects, and, to the Knowledge of Professional, there are no facts or circumstances that are likely to require in accordance with applicable regulatory guidelines or GAAP a future material increase in any such provisions for losses or a material decrease in any of the allowances therefor. Each of the allowances for losses on loans, financing leases and other real estate reflected on the books of Professional at all times from and after the date of the Professional Latest Balance Sheet is, and will be, adequate in accordance with applicable regulatory guidelines and GAAP in all material respects, and, to the Knowledge of Professional, there are no facts or circumstances that are likely to require, in accordance with applicable regulatory guidelines or GAAP, a future material increase in any of such provisions for losses or a material decrease in any of the allowances therefor.
(p)   Loans to Executive Officers and Directors.   Except as set forth in Section 3.3(p) of the Company Disclosure Letter, neither Professional nor any of its Subsidiaries have extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of Professional or the Bank, except as permitted by Section 13(k) of the 1934 Act, as applicable, and as permitted by Federal Reserve Regulation O and that have been made in accordance with the provisions of Regulation O. Section 3.3(p) of the Company Disclosure Letter identifies any loan or extension of credit maintained by Professional or any of its Subsidiaries to which the second sentence of Section 13(k)(1) of the 1934 Act applies.
(q)   Community Reinvestment Act.   The Bank has complied in all material respects with the provisions of the Community Reinvestment Act of 1977 (“CRA”) and the rules and regulations thereunder, the Bank has a CRA rating of not less than “satisfactory” in its most recently completed exam, has received no material criticism from regulators with respect to discriminatory lending practices, and to the Knowledge of Professional, there are no conditions, facts or circumstances that could result in a CRA rating of less than “satisfactory” or material criticism from regulators or consumers with respect to discriminatory lending practices.
(r)   Privacy of Customer Information.
(i)   Professional and its Subsidiaries, as applicable, are the sole owners of all IIPI relating to customers, former customers and prospective customers that will be transferred to SBC or its Subsidiaries pursuant to this Agreement and the other transactions contemplated hereby. For purposes of this Section 3.2(r), “IIPI” means any information relating to an identified or identifiable natural person, including, but not limited to “personally identifiable financial information” as that term is defined in 12 CFR Part 1016.
(ii)   Professional and its Subsidiaries’ collection and use of such IIPI, the transfer of such IIPI to SBC or any of its Subsidiaries, and the use of such IIPI by SBC or any of its Subsidiaries complies with all applicable privacy policies, the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act and all other applicable state, federal and foreign privacy Laws, and any contract or industry standard relating to privacy.

(s)   Technology Systems.
(i)   No material action will be necessary as a result of the transactions contemplated by this Agreement to enable use of the Technology Systems to continue by the Surviving Corporation and its Subsidiaries to the same extent and in the same manner that it has been used by Professional and its Subsidiaries prior to the Effective Time.
(ii)   The Technology Systems (for a period of 18 months prior to the Effective Time) have not suffered unplanned disruption causing a Material Adverse Effect on the Company. Except for ongoing payments due under Contracts with third parties, the Technology Systems are free from any Liens (other than Permitted Liens). Access to business-critical parts of the Technology Systems is not shared with any third party.
(iii)   Professional has furnished to Seacoast a true and correct copy of its disaster recovery and business continuity arrangements.
(iv)   Neither Professional nor any of its Subsidiaries has received notice of or is aware of any material circumstances, including the execution of this Agreement, that would enable any third party to terminate any of its or any of its Subsidiaries’ agreements or arrangements relating to the Technology Systems (including maintenance and support).
(t)   Insurance Policies.   Professional and each of its Subsidiaries maintain in full force and effect insurance policies and bonds in such amounts and against such liabilities and hazards of the types and amounts as (i) it reasonably believes to be adequate for its business and operations and the value of its properties, and (ii) it reasonably believes are comparable to those maintained by other banking organizations of similar size and complexity. A true and complete list of all such insurance policies is attached as Section 3.3(t) of the Company Disclosure Letter. Neither Professional nor any of its Subsidiaries is now liable for, nor has Professional nor any such Subsidiary received notice of, any material retroactive premium adjustment. Professional and each of its Subsidiaries are in compliance in all material respects with their respective insurance policies and are not in Default under any of the terms thereof and each such policy is valid and enforceable and in full force and effect, and neither Professional nor any of its Subsidiaries has received any notice of a material premium increase or cancellation with respect to any of its insurance policies or bonds and, except for policies insuring against potential liabilities of officers, directors and employees of Professional and its Subsidiaries, Professional or its Subsidiaries are the sole beneficiary of any such policy, and all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion. Within the last three (3) years, none of Professional or any of its Subsidiaries have been refused any basic insurance coverage sought or applied for (other than certain exclusions for coverage of certain events or circumstances as stated in such policies), and neither Professional nor the Bank has any reason to believe that its existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions standard in the market at the time renewal is sought as favorable as those presently in effect.
(u)   Corporate Documents.   Professional has delivered to SBC, with respect to Professional and each of its Subsidiaries, true and correct copies of its Organizational Documents and the charters of each of the committees of its board of directors, all as amended and currently in effect. All of the foregoing, and all of the corporate minutes and stock transfer records of Professional and each of its Subsidiaries that will be made available to SBC after the date hereof, are current, complete and correct in all material respects.
(v)   State Takeover Laws.    Professional has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “anti-greenmail,” “business combination” or other anti-takeover Laws of any jurisdiction (collectively, “Takeover Laws”). Professional has taken all action required to be taken by it in order to make this Agreement and the transactions contemplated hereby comply with, and this Agreement and the transactions contemplated hereby do comply with, the requirements of any provision of its Organizational Documents concerning “business combination,” “fair price,” “voting requirement,” “constituency requirement” or other related provisions.

(w)   Certain Actions.   Neither Professional nor any of its Subsidiaries or Affiliates has taken or agreed to take any action, and to the Knowledge of Professional, there are no facts or circumstances that are reasonably likely to (i) prevent either the Merger or the Bank Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any required Regulatory Consents. To the Knowledge of Professional, there exists no fact, circumstance, or reason that would cause any required Consent not to be received in a timely manner.
(x)   Real and Personal Property.   Professional and its Subsidiaries have good, valid and marketable title to all material real property owned by it free and clear of all Liens, except Permitted Liens and other standard exceptions commonly found in title policies in the jurisdiction where such real property is located, and such encumbrances and imperfections of title, if any, as do not materially detract from the value of the properties and do not materially interfere with the present or proposed use of such properties or otherwise materially impair such operations. Professional and its Subsidiaries have paid, and will pay, any and all applicable tangible personal property Taxes owed or due by Professional or its Subsidiaries. Professional and its Subsidiaries have good, valid and marketable title to, or in the case of leased property and leased tangible assets, a valid leasehold interest in, all material tangible personal property owned by them, free and clear of all Liens (other than Permitted Liens). Each of Professional and its Subsidiaries has complied with the terms of all leases to which it is a party in all material respects, and all such leases are valid and binding in accordance with their respective terms and in full force and effect, and there is not under any such lease any material existing Default by Professional or such Subsidiary or, to the Knowledge of Professional, any other party thereto, or any event which with notice or lapse of time or both would constitute such a Default.
(y)   Investment Advisory, Insurance and Broker-Dealer Matters.
(i)   No Subsidiary of Professional is required to register with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”).
(ii)   No Subsidiary of Professional or Bank conducts insurance operations that require it to be registered with any state insurance regulatory authorities.
(iii)   No Subsidiary of Professional is a broker-dealer or is required to register as a “broker” or “dealer” in accordance with the provisions of the 1934 Act or, directly or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the Financial Industry Regulatory Authority (“FINRA”)) any member firm of FINRA.
(z)   Information Security.   Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Professional, to the Knowledge of Professional, since January 1, 2020, no third party has gained unauthorized access to any information technology networks controlled by and material to the operation of the business of Professional and its Subsidiaries.
(aa)   Investment Securities and Commodities.
(i)   Each of Professional and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements) that are material to Professional’s business on a consolidated basis, free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business consistent with past practice to secure obligations of Professional or its Subsidiaries. Such securities and commodities are valued on the books of Professional in accordance with GAAP in all material respects.
(ii)   Professional and its Subsidiaries and their respective businesses employ investment, securities, commodities, risk management and other policies, practices and procedures that Professional believes are prudent and reasonable in the context of such businesses. Prior to the date of this Agreement, Professional has made available to SBC the material terms of such policies, practices and procedures.
(bb)   Brokers and Finders.   Except for Stephens Inc., neither Professional nor any of its Subsidiaries nor any of their respective directors, officers, employees or Representatives, has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby.

(cc)   Volcker Rule.   Professional and its Subsidiaries do not engage in “proprietary trading” (as defined in 12 U.S.C. § 1851 and the regulations promulgated by the Federal Reserve Board in connection therewith (the “Volcker Rule”)) or hold any ownership interest in or sponsor any “covered fund” (as defined in the Volcker Rule).
(bb)   Fairness Opinion.   Prior to the execution of this Agreement, Professional has received an executed opinion of Stephens Inc. to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration is fair, from a financial point of view, to the shareholders of Professional and a copy of such executed opinion has been or will be promptly delivered by Professional to SBC immediately following the execution of this Agreement. Such opinion has not been amended or rescinded as of the date of this Agreement.
(cc)   Transactions with Affiliates.   Except as set forth in Section 3.3(cc) of the Company Disclosure Letter, there are no agreements, contracts, plans, arrangements or other transactions between Professional and any of its Subsidiaries, on the one hand, and any (i) officer or director of Professional or any of its Subsidiaries, (ii) record or beneficial owner of five percent (5%) or more of the voting securities of Professional, (iii) affiliate or family member of any such officer, director or record or beneficial owner or (iv) any other affiliate of Professional, on the other hand, except those of a type available to non-affiliates of Professional generally.
(dd)   Representations Not Misleading.   No representation or warranty by Professional and the Bank in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.
3.4   Representations and Warranties of Seacoast.   Subject to and giving effect to Sections 3.1 and 3.2, and except as set forth in the Seacoast Disclosure Letter, SBC and SNB, jointly and severally, hereby represent and warrant to the Company as follows:
(a)   Organization, Standing, and Power.   Each of SBC and SNB (i) is duly organized, validly existing, and (as to SBC) in good standing under the Laws of the jurisdiction in which it is incorporated, (ii) has the requisite corporate power and authority to own, lease, and operate its properties and assets and to carry on its business as now conducted and (iii) is duly qualified or licensed to do business and in good standing in the States of the United States and foreign jurisdictions where the character of their assets or conduct of their business requires them to be so qualified or licensed, except in the cause of clause (iii) where the failure to be so qualified or licensed, individually or in the aggregate, has not had or would not reasonably be excepted to have a Material Adverse Effect on SBC or SNB. SBC is a financial holding company within the meaning of the BHC Act and meets the applicable requirements for qualification as such. SNB is a national banking association domiciled in the State of Florida. SNB is an “insured institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and its deposits are insured by the Deposit Insurance Fund and all premiums and assessments required to be paid in connection therewith have been paid when due. No action for the revocation or termination of such deposit insurance is pending or, to the knowledge of SBC, threatened.
(b)   Authority; No Breach of Agreement.
(i)   SBC and SNB each have the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, subject to the SBC Shareholder Approval (including valid authorization and adoption of this Agreement by its duly constituted Board of Directors and in the case of SNB, its sole shareholder). Assuming due authorization, execution and delivery of this Agreement by Professional and the Bank, this Agreement represents a legal, valid and binding obligation of each of SBC and SNB, enforceable against each of SBC and SNB, in accordance with its terms (except in all cases as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and (B) except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(ii)   SBC’s and SNB’s Boards of Directors have (A) duly approved and declared advisable this Agreement and the Merger and the other transactions contemplated hereby, including the Bank Merger Agreement and the Bank Merger; (B) subject to Section 4.5, resolved to recommend approval of the issuance of the Merger Consideration by the holders of SBC Common Stock (such recommendation being the “SBC Directors’ Recommendation”); and (C) subject to Section 4.5, directed that the issuance of the Merger Consideration be submitted to the holders of shares of SBC Common Stock for their approval.
(iii)   Neither the execution and delivery of this Agreement by SBC or SNB, nor the consummation by either of them of the transactions contemplated hereby, nor compliance by them with any of the provisions hereof, will (A) violate conflict with or result in a breach of any provision of their respective Organizational Documents, or (B) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any material asset under, any Contract or Permit, or (C) subject to receipt of the Required Consents and the expiration of any waiting period required by Law, violate any Law or Order applicable to SBC or SNB or any of their respective material assets.
(c)   Capital Stock.   SBC’s authorized capital stock consists of (i) 120 million shares of SBC Common Stock, of which, as of June 30, 2022, 61,846,470 shares are issued, 61,410,300 shares are outstanding, and 436,170 shares were held in its treasury and (ii) 4 million shares of preferred stock, 2,000 shares of which have been designated as Series A Preferred Stock and 50,000 of which has been designated as Series B Preferred Stock (collectively, “SBC Preferred Stock”), of which, as of the date of this Agreement, no shares are issued or outstanding. As of the date of this Agreement, there were 468,559 restricted shares of SBC Common Stock validly issued and outstanding and the restricted shares were each issued in accordance with the SBC Stock Plans and such restricted shares represent all of the Rights issued under the SBC Stock Plans. Except as set forth in this Section 3.4(c), Section 3.4(c) of the Seacoast Disclosure Letter and as set forth in SBC’s SEC Reports, as of the date of this Agreement there were no equity securities of SBC outstanding (other than the SBC Common Stock) and no outstanding Rights relating to SBC Common Stock, and no Person has any Contract or any right or privilege (whether preemptive or contractual) capable of becoming a Contract or Right for the purchase, subscription or issuance of any securities of SBC. All of the outstanding shares of SBC Common Stock are duly and validly issued and outstanding and are fully paid and, except as expressly provided otherwise under applicable Law, non-assessable under the FBCA. None of the outstanding shares of SBC Common Stock have been issued in violation of any preemptive rights of the current or past shareholders of SBC. All of the outstanding shares of SBC Common Stock and all Rights to acquire shares of SBC Common Stock have been issued in compliance in all material respects with all applicable federal and state Securities Laws. All issued and outstanding shares of capital stock of its Subsidiaries have been duly authorized and are validly issued, fully paid and (except as provided in 12 U.S.C. Section 55) nonassessable. The outstanding capital stock of each of its Subsidiaries has been issued in compliance with all legal requirements and is not subject to any preemptive or similar rights. SBC owns all of the issued and outstanding shares of capital stock of SNB free and clear of all Liens, charges, security interests, mortgages, pledges and other encumbrances. At the Effective Time, the amount of issued and outstanding capital stock of SNB, as the Surviving Bank shall be the same amount of capital stock of SNB issued and outstanding immediately prior to the Effective Time. Preferred stock shall not be issued by the Surviving Bank. The authorized capital stock of SNB consists of 10,000,000 shares of common stock, par value $10.00 per share, 5,679,285 of which are issued and outstanding.
(d)   Financial Statements.   The financial statements of SBC and its Subsidiaries included (or incorporated by reference) in the SBC SEC Reports (including the related notes, where applicable) (A) have been prepared from, and are in accordance with, the books and records of SBC and its Subsidiaries; (B) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of SBC and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring audit adjustments normal in nature and amount); (C) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and (D) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. As of the date hereof, the books and records of SBC and its Subsidiaries have been maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.
(e)   Legal Proceedings.   There is no Litigation that would be required to be disclosed in a Form 10-K or Form 10-Q pursuant to Item 103 of Regulation S-K of SEC Rules and Regulations that are not so disclosed, pending or, to its Knowledge, threatened against Seacoast, or against any asset, interest, or right of any of them, nor are there any Orders of any Governmental Authority or arbitrators outstanding against Seacoast.
(f)   Compliance with Laws.
(i)   SBC and each of its Subsidiaries are, and at all times since December 31, 2018, have been, in compliance in all material respects with all laws applicable to their businesses, operations, properties, assets, and employees. SBC and each of its Subsidiaries have in effect, and at all relevant times since December 31, 2018, held all material Permits necessary for them to own, lease or operate their properties and assets and to carry on their businesses and operations as now conducted and, to SBC’s Knowledge, no suspension or cancellation of any such Permits is threatened and there has occurred no violation of, default under (with or without notice or lapse of time or both) or event giving to others any right of revocation, non-renewal, adverse modification or cancellation of, with or without notice or lapse of time or both, any such Permit. The deposit accounts of SNB are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. No action for the revocation or termination of such deposit insurance is pending or, to the Knowledge of SBC, threatened.
(ii)   Since December 31, 2018, neither SBC nor any of its Subsidiaries has received any written notification or communication from any Governmental Authority (A) requiring SBC or any of its Subsidiaries to enter into or consent to the issuance of a cease and desist order, formal or written agreement, directive, commitment, memorandum of understanding, board resolution, extraordinary supervisory letter or other formal or informal enforcement action of any kind that imposes any restrictions on its conduct of business or that relates to its capital adequacy, its credit or risk management policies, its dividend policy, its management, its business or its operations (any of the foregoing, a “SBC Regulatory Agreement”), or (B) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, FDIC insurance coverage, and, to the Knowledge of SBC, neither SBC nor any of its Subsidiaries has been advised by any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such judgment, order, injunction, rule, agreement, memorandum of understanding, commitment letter, supervisory letter, decree or similar submission. Neither SBC nor any of its Subsidiaries is currently a party to or subject to any SBC Regulatory Agreement.
(iii)   Neither SBC nor any of its Subsidiaries (nor, to the Knowledge of SBC, any of their respective directors, executives, representatives, agents or employees) (A) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (B) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees, (C) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, (D) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties or (E) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.
(g)   Reports.   Except as set forth on Section 3.4(g) of the Seacoast Disclosure Letter, SBC has and each of its Subsidiaries have timely filed all reports, statements, and certifications, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2018 and prior to the date hereof with Governmental Authorities, and have paid all fees and assessments due and payable in connection therewith. There is no unresolved violation or exception of which SBC has been given notice by any Governmental Authority with respect to any such report, statement or certification. No report, including any report filed with the SEC, the FDIC, the OCC, the Federal Reserve Board or other banking regulatory agency, and no report, proxy statement, statement or offering materials made or given to shareholders of SBC or SNB since December 31, 2018, as of the respective dates thereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, all of the foregoing reports complied as to form in all material respects with the published rules and regulations of the Governmental Authority with jurisdiction thereof and with respect thereto. There are no outstanding comments from or unresolved issues raised by the Governmental Authorities with respect to any of the foregoing reports filed by SBC or its Subsidiaries.
(h)   Community Reinvestment Act.   SNB has complied in all material respects with the provisions of the CRA and the rules and regulations thereunder, has a CRA rating of not less than “satisfactory” in its most recently completed exam, has received no material criticism from regulators with respect to discriminatory lending practices, and has no knowledge of any conditions, facts or circumstances that could result in a CRA rating of less than “satisfactory” or material criticism from regulators or consumers with respect to discriminatory lending practices.
(i)   Legality of Seacoast Securities.   All shares of SBC Common Stock to be issued pursuant to the Merger have been duly authorized and, when issued pursuant to this Agreement, will be validly and legally issued, fully paid and nonassessable, and will be, at the time of their delivery, free and clear of all Liens and any preemptive or similar rights.
(j)   Certain Actions.   Neither SBC nor any of its Subsidiaries or Affiliates has taken or agreed to take any action and it has no Knowledge of any fact or circumstance, that is reasonably likely to (i) prevent the Merger and the Bank Merger from qualifying as a reorganization with the meaning of Section 368(e) of the Code, or (ii) materially impede or delay receipt of any required Regulatory Consents. To SBC’s Knowledge, there exists no fact, circumstance, or reason that would cause any required Regulatory Consent not to be received in a timely manner.
(k)   Brokers and Finders.   Except for Piper Sandler & Co., neither SBC nor any of its Subsidiaries, nor any of their respective directors, officers, employees or Representatives, has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby.
(l)   Representations Not Misleading.   No representation or warranty by Seacoast in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.
ARTICLE 4
COVENANTS AND ADDITIONAL AGREEMENTS OF THE PARTIES
4.1   Conduct of Business Prior to Effective Time.   During the period from the date of this Agreement until the earlier of the termination of this Agreement pursuant to Article 6 or the Effective Time, except as expressly contemplated or permitted by this Agreement, Professional and the Bank shall (a) conduct their business in the ordinary course consistent with past practice, (b) use reasonable best efforts to maintain and preserve intact their business organization, employees and advantageous business relationships, (c) maintain their books, accounts and records in the usual manner on a basis consistent with that heretofore employed and (d) provide Seacoast with Professional’s consolidated balance sheets (including related notes and schedules, if any), and related statements of operations and shareholders’ equity and comprehensive income (loss) (including related notes and schedules, if any) prepared for any periods subsequent to the date of this Agreement. Neither Party shall take any action that would adversely affect or delay the satisfaction of the conditions set forth in Section 5.1(a) or 5.1(b) or the ability of either Party to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby.
4.2   Forbearances.   During the period from the date of this Agreement until the earlier of the termination of this Agreement pursuant to Article 6 or the Effective Time, except as expressly contemplated or permitted by this Agreement or as otherwise indicated in this Section 4.2 or required by law, neither Professional nor the Bank shall, without the prior written consent of the chief executive officer or chief financial officer of SBC (or, with respect to Section 4.2(u) or 4.2(w), the chief credit officer or chief lending officer of SBC), which consent shall not be unreasonably withheld or delayed:

(a)   amend its Organizational Documents or any resolution or agreement concerning indemnification of its directors or officers;
(b)   (i) adjust, split, combine, subdivide or reclassify any capital stock, (ii) make, declare, set aside or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, (iii) except as consistent with past practice, grant any Rights, (iv) except for the issuance of any shares of Professional Common Stock due to the exercise of Professional Equity Awards prior to the Effective Time or as set forth in Section 4.2(b) of the Company Disclosure Letter, issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of its capital stock, or (v) make any change in any instrument or Contract governing the terms of any of its securities;
(c)   other than in the ordinary course of business or consistent with past practice or permitted by this Agreement, make any investment (either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets) in any other Person;
(d)   (i) charge off (except as may otherwise be required by law or by regulatory authorities or by GAAP) or sell (except in the ordinary course of business consistent with past practices) any of its portfolio of loans, discounts or financing leases, or (ii) sell any asset held as other real estate or other foreclosed assets for an amount less than its book value;
(e)   terminate or allow to be terminated any of the policies of insurance it maintains on its business or property, cancel any material indebtedness owing to it or any claims that it may have possessed, or waive any right of substantial value or discharge or satisfy any material noncurrent liability;
(f)   enter into any new line of business, or materially change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable Laws or any policies imposed on it by any Governmental Authority;
(g)   except in the ordinary course of business consistent with past practices: (i) lend any money or pledge any of its credit in connection with any aspect of its business whether as a guarantor, surety, issuer of a letter of credit or otherwise, (ii) mortgage or otherwise subject to any Lien, encumbrance or other liability any of its assets, (iii) except for property held as other real estate owned, sell, assign or transfer any of its assets in excess of $100,000 in the aggregate or (iv) incur any material liability, commitment, indebtedness or obligation (of any kind whatsoever, whether absolute or contingent), or cancel, release or assign any indebtedness of any Person or any claims against any Person, except pursuant to Contracts in force as of the date of this Agreement and disclosed in Section 4.2(g) of the Company Disclosure Letter or transfer, agree to transfer or grant, or agree to grant a license to, any of its material Intellectual Property;
(h)   other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness (it being understood that for purposes of this Section 4.2(h), “short-term” shall mean maturities of six months or less)); assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any Person;
(i)   other than purchases of investment securities in the ordinary course of business consistent with past practice or in consultation with SBC, restructure or change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;
(j)   terminate or waive any material provision of any Contract other than normal renewals of Contracts without materially adverse changes of terms or otherwise amend or modify any material Contract;
(k)   other than in the ordinary course of business and consistent with past practice or as required by Benefit Plans and Contracts as in effect at the date of this Agreement, (i) increase in any manner the compensation or fringe benefits of, or grant any bonuses to, any of its officers, employees or directors, whether under a Benefit Plan or otherwise, (ii) pay any pension or retirement allowance not required by any existing Benefit Plan or Contract to any such officers, employees or directors, (iii) become a party to, amend or commit itself to any Benefit Plan or Contract (or any individual Contracts evidencing grants or awards thereunder) or employment agreement, retention agreement or severance arrangement with or for the benefit of any officer, employee or director, or (iv) accelerate the vesting of, or the lapsing of restrictions with respect to, Rights pursuant to any Professional Stock Plan, (v) make any changes to a Benefit Plan that are not required by Law or (vi) hire or terminate the employment of a chief executive officer, president, chief financial officer, chief risk officer, chief credit officer, internal auditor, general counsel or other officer holding the position of senior vice president or above or any employee with annual base salary and annual incentive compensation that is reasonably anticipated to exceed $100,000;
(l)   settle any Litigation, except in the ordinary course of business;
(m)   revalue any of its or its Subsidiaries’ assets or change any method of accounting or accounting practice used by it or its Subsidiaries, other than changes required by GAAP or the Federal Reserve Board or any Regulatory Authority;
(n)   make, change or revoke any tax election; adopt or change any tax accounting method; file any amended Tax Return; settle or compromise any Liability for Taxes; enter into any “closing agreement” as described in Section 7121 of the Code (or any similar provision of applicable Law); surrender any right to claim a refund of Taxes; or consent to any extension or waiver of the limitations period applicable to any claim or assessment with respect of Taxes;
(o)   knowingly take, or knowingly omit to take, any action that is reasonably likely to result in any of the conditions to the Merger set forth in Article 5 not being satisfied, except as may be required by applicable Law; provided, that nothing in this Section 4.2(o) shall preclude Professional from exercising its rights under Sections 4.5(a) or 4.12;
(p)   merge or consolidate with any other Person;
(q)   acquire assets outside of the ordinary course of business consistent with past practices from any other Person with a value or purchase price in the aggregate in excess of $250,000, other than purchase obligations pursuant to Contracts to the extent in effect immediately prior to the execution of this Agreement and described in Section 4.2(q) of the Company Disclosure Letter;
(r)   enter into any Contract that is material and would have been material had it been entered into prior to the execution of this Agreement;
(s)   other than in the ordinary course of business and consistent with past practices, the Bank shall not make any adverse changes in the mix, rates, terms or maturities of its deposits or other Liabilities;
(t)   close or relocate any existing branch or facility;
(u)   make any extension of credit that, when added to all other extensions of credit to a borrower and its affiliates, would exceed its applicable regulatory lending limits;
(v)   take any action or fail to take any action that will cause Professional’s Consolidated Tangible Shareholders’ Equity at the Effective Time to be less than $224.50 million (based on loan loss reserve of no less than 0.75%) at the Effective Time;
(w)   make any loans, or enter into any commitments to make loans, which vary other than in immaterial respects from its written loan policies, a true and correct copy of such policies has been provided to Seacoast; provided, that this covenant shall not prohibit the Bank from extending or renewing credit or loans in the ordinary course of business consistent with past lending practices or in connection with the workout or renegotiation of loans currently in its loan portfolio; provided further, that from the date hereof, any new individual loan or new extension of credit in excess of $2.5 million that is unsecured, or $5.0 million that is secured, shall require the written approval of the chief executive officer, chief lending officer or chief credit officer of SNB, which approval shall not be unreasonably withheld or delayed, and the approval or rejection shall be given in writing within two (2) Business Days after the loan package is delivered to SNB;

(x)   take any action that at the time of taking such action is reasonably likely to prevent, or would materially interfere with, the consummation of the Merger;
(y)   take any action, or refrain from taking any action, where such act or failure to act could reasonably be expected to prevent either the Merger or the Bank Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or
(z)   agree or commit to take any of the actions prohibited by this Section 4.2.
4.3   Litigation.   Each of SBC and Professional shall promptly notify each other in writing of any Litigation issued, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority pending or, to the Knowledge of SBC or Professional, as applicable, threatened against SBC, Professional or any of their respective Subsidiaries or directors that (a) questions or would reasonably be expected to question the validity of this Agreement or the other agreements contemplated hereby or any actions taken or to be taken by SBC, Professional or their respective Subsidiaries with respect hereto or thereto, or (b) seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby. Professional shall give Seacoast the opportunity to participate in the defense or settlement of any shareholder or derivative Litigation against Professional or any of its Subsidiaries and/or its directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without Seacoast’s prior written consent, which shall not be unreasonably withheld or delayed.
4.4   State Filings.   Upon the terms and subject to the conditions of this Agreement and prior to or in connection with the Closing, SBC and Professional shall execute and the Parties shall cause to be filed the Articles of Merger with the Office of the Comptroller of the Currency.
4.5   Shareholder Approvals; Registration Statement and Proxy Statement/ Prospectus.
(a)   Professional shall call a meeting of the holders of the Professional Common Stock (the “Professional Shareholders Meeting”) to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC for the purpose of obtaining the Professional Shareholder Approval and such other matters as the Board of Directors of Professional or SBC may direct. After the Parties have agreed on the meeting date, Professional shall use its reasonable best efforts to cause such meeting to occur as soon as reasonably practicable. The Board of Directors of Professional shall make the Professional Directors’ Recommendation to the Professional shareholders and the Professional Directors’ Recommendation shall be included in the Proxy Statement/Prospectus; provided, that the Professional Board of Directors may withdraw, modify, or change in an adverse manner to Seacoast the Professional Directors’ Recommendation if the Board of Directors of Professional concludes in good faith (and based upon the written advice of its outside legal counsel) that the failure to so withdraw, modify, or change its recommendations would constitute, or would be reasonably likely to result in, a breach of its fiduciary duties to the Professional shareholders under applicable Law. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, the Professional Shareholders Meeting shall be convened and this Agreement shall be submitted to the shareholders of Professional at the Professional Shareholders Meeting for the purpose of voting on the approval of this Agreement and the other matters contemplated hereby and nothing contained herein shall be deemed to relieve Professional of such obligation.
(b)   In the event that the NASDAQ Confirmation has not been obtained by prior to the effectiveness of the Registration Statement, SBC shall call a meeting of the holders of the SBC Common Stock (the “SBC Shareholders Meeting”) to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC for the purpose of obtaining the SBC Shareholder Approval and such other matters as the Board of Directors of SBC may direct. The Board of Directors of SBC shall make the SBC Directors’ Recommendation to the SBC shareholders and the SBC Directors’ Recommendation shall be included in the Proxy Statement/Prospectus; provided, that the SBC Board of Directors may withdraw, modify, or change in an adverse manner to Professional the SBC Directors’ Recommendation if the Board of Directors of SBC concludes in good faith (and based upon the written advice of its outside legal counsel) that the failure to so withdraw, modify, or change its recommendations would constitute, or would be reasonably likely to result in, a breach of its fiduciary duties to the SBC shareholders under applicable Law. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms or the NASDAQ Confirmation has been obtained, the SBC Shareholders Meeting shall be convened and this Agreement shall be submitted to the shareholders of SBC at the SBC Shareholders Meeting for the purpose of voting on the approval of the issuance of the Merger Consideration and nothing contained herein shall be deemed to relieve SBC of such obligation.
(c)   Each Party shall be entitled to have a representative attend such other Party’s meeting of shareholders.
(d)   As soon as reasonably practicable after the execution of this Agreement (but in no event later than sixty (60) days following the date of this Agreement), SBC shall file the Registration Statement with the SEC and shall use all reasonable efforts to cause the Registration Statement to be declared effective under the 1933 Act as promptly as practicable after filing thereof. Each Party agrees to cooperate with the other Party, and its Representatives, in the preparation of the Registration Statement and the Proxy Statement/Prospectus. The Parties agree to use all reasonable best efforts to obtain all Permits required by the Securities Laws to carry out the transactions contemplated by this Agreement, and each Party agrees to furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action.
(e)   Each Party agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment and supplement thereto, if any, become effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto, at the date of mailing to the SBC Shareholders, if required, and the Professional Shareholders and at the times of the meetings of the SBC Shareholders, if required, and the Professional Shareholders, will contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading, or necessary to correct any statement in any earlier statement in the Proxy Statement/Prospectus or any amendment or supplement thereto. Each Party further agrees that if it shall become aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Proxy Statement/Prospectus or the Registration Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other Party thereof and to take the necessary steps to correct the Proxy Statement/Prospectus or the Registration Statement.
4.6   Listing of SBC Common Stock.
(a)   As soon as practicable after the date hereof, SBC shall cause its representatives to consult with NASDAQ to obtain confirmation from NASDAQ in form and substance reasonably acceptable to SBC and Professional that the SBC Shareholder Approval is not required under NASDAQ Listing Rule 5635 (the “NASDAQ Confirmation”).
(b)   Prior to the Effective Time, SBC shall cause the shares of SBC Common Stock that will be issued in the Merger to be approved for listing on NASDAQ (subject to official notice of issuance). SBC shall cause the Shares of SBC Common Stock that will be issued upon the exercise of Substitute SBC Options to be reserved for issuance and registered with the SEC and approved for listing on NASDAQ (subject to official notice of issuance) no later than five (5) business days after the Effective Time.
4.7   Reasonable Best Efforts.
(a)   Subject to the terms and conditions of this Agreement, the Parties will use all reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable Laws, including using its reasonable best efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated hereby and to cause to be satisfied the conditions in Article 5, to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby, and each will cooperate fully with and furnish information to, the other Party to that end, and obtain all consents of, and give all notices to and make all filings with, all Governmental Authorities and other third parties that may be or become necessary for the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby; provided, that nothing contained herein shall preclude any Party from exercising its rights under this Agreement.
(b)   Immediately following the Effective Time (or such later time as SBC may direct), the Parties shall take all actions necessary to consummate the Bank Merger and cause the Bank Merger Agreement effecting the Bank Merger to be filed with the Office of the Comptroller of the Currency.
(c)   Each Party undertakes and agrees to use its reasonable efforts to cause the Merger and the Bank Merger to qualify, and to take no action that would cause the Merger and the Bank Merger to not qualify, for treatment as a “reorganization” within the meaning of Section 368(a) of the Code.
(d)   The Parties shall consult with respect to the character, amount and timing of restructuring charges to be taken by each of them in connection with the transactions contemplated hereby and shall take such charges in accordance with GAAP, as such Parties mutually agree.
4.8   Applications and Consents.
(a)   The Parties shall cooperate in seeking all Consents of Governmental Authorities and other Persons necessary to consummate the transactions contemplated hereby.
(b)   Without limiting the foregoing, the Parties shall cooperate in (i) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System under the BHC Act, and obtaining approval or waiver of such applications and notices, and with the Office of the Comptroller of the Currency under the Bank Merger Act; (ii) the filing of any required applications or notices with any foreign or state banking, insurance or other Regulatory Authorities and obtaining approval of such applications and notices, (iii) making any notices to or filings with the Small Business Administration, (iv) making any notices or filings under the HSR Act, and (v) making any filings with and obtaining any Consents in connection with compliance with the applicable provisions of the rules and regulations of any applicable industry self-regulatory organization, including approvals from FINRA and any relevant state regulator in connection with a change of control of any Subsidiaries that are broker-dealers, or that are required under consumer finance, mortgage banking and other similar Laws (collectively, the “Regulatory Consents”). Each Party shall file any application and notice required of it to any Regulatory Authority within sixty (60) days following the date of this Agreement.
(c)   Each Party will promptly furnish to the other Party copies of applications filed with all Governmental Authorities and copies of written communications received by such Party from any Governmental Authorities with respect to the transactions contemplated hereby. Each Party agrees that it will consult with the other Party with respect to the obtaining of all Regulatory Consents and other material Consents advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other Party apprised of the status of material matters relating to completion of the transactions contemplated hereby. All documents that the Parties or their respective Subsidiaries are responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby (including to obtain Regulatory Consents) will comply as to form in all material respects with the provisions of applicable Law.
4.9   Notification of Certain Matters.   Each Party will give prompt notice to the other (and subsequently keep such other Party informed on a current basis) upon its becoming aware of the occurrence or existence of any fact, event, development or circumstance that (a) is reasonably likely to result in any Material Adverse Effect on it, or (b) would cause or constitute a breach of any of its representations, warranties, covenants, or agreements contained herein; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute the failure of any condition set forth in Section 5.2(a) or 5.2(b), or Sections 5.3(a) or 5.3(b), as the case may be, to be satisfied, or otherwise constitute a breach of this Agreement by such Party due to its failure to give such notice unless the underlying breach would independently result in a failure of the conditions set forth in Sections 5.2(a) or 5.2(b), or Sections 5.3(a) or 5.3(b), as the case may be or give rise to a termination right under Section 6.1. Professional shall deliver to Seacoast a copy of each written opinion (or any withdrawal of such opinion) of Stephens Inc. or any other financial advisor, as soon as reasonably practicable after the Company’s receipt thereof.

4.10   Investigation and Confidentiality.
(a)   Upon reasonable notice and subject to applicable Laws, each Party shall permit the other to make or cause to be made such investigations of the business and Properties of it and its Subsidiaries and of its Subsidiaries’ financial and legal conditions as the other reasonably requests; provided, that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other or the right of a Party to rely thereon. Neither Party shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of Professional (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the Parties) or contravene any Law or binding agreement entered into prior to the date of this Agreement. The Parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.
(b)   Each Party shall, and shall cause its directors, officers, employees and Representatives to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries’ businesses, operations, and financial positions to the extent required by, and in accordance with, the Confidentiality Agreement, and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. No investigation by either Party shall affect the representations and warranties of the other Party or the right of such investigating Party to rely thereon.
4.11   Press Releases; Publicity.   Prior to the Effective Time, Seacoast shall provide Professional with a draft of any press release, other public statement or shareholder communication related to this Agreement and the transactions contemplated hereby prior to issuing such press release, public statement or shareholder communication or making any other public or shareholder disclosure related thereto, and Seacoast shall consider any comments and/or modifications to any such press release or public statement provided by Professional; provided, that nothing in this Section 4.11 shall be deemed to prohibit any Party from making any disclosure that its counsel deems necessary or advisable in order to satisfy such Party’s disclosure obligations imposed by Law, SEC or NASDAQ.
4.12   Acquisition Proposals.
(a)   Professional agrees that it will not, and will cause its directors, officers, employees and Representatives and Affiliates not to, (i) initiate, solicit, or knowingly encourage or facilitate inquiries or proposals with respect to, (ii) engage or participate in any negotiations concerning, or (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any Person relating to, any Acquisition Proposal; provided, that, in the event Professional receives an unsolicited bona fide Acquisition Proposal that does not violate (i) and (ii) above at any time prior to, but not after, the time this Agreement is adopted by the Professional Shareholder Approval, and Professional’s Board of Directors concludes in good faith that there is a reasonable likelihood that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal, Professional may, and may permit its officers and Representatives to, furnish or cause to be furnished nonpublic information or data and participate in such negotiations or discussions to the extent that the Board of Directors of Professional concludes in good faith (and based on the written advice of outside legal counsel) that failure to take such actions would reasonably be expected to result in a breach of its fiduciary obligations to the Professional Shareholders under applicable Law; provided further, that prior to providing any nonpublic information permitted to be provided pursuant to the foregoing proviso, Professional shall have entered into a confidentiality agreement with such third party on terms no less favorable to it than the Confidentiality Agreement. Professional will immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any Persons other than Seacoast with respect to any Acquisition Proposal. Professional shall promptly (and in any event within two Business Days) advise Seacoast following the receipt or notice of any Acquisition Proposal and the substance thereof (including the identity of the Person making such Acquisition Proposal), and will keep Seacoast apprised of any related developments, discussions and negotiations on a current basis. Professional agrees that any breach by its Representatives of this Section 4.12 shall be deemed a breach by Professional.

(b)   Notwithstanding the foregoing, if Professional’s Board of Directors concludes in good faith (and based upon the written advice of its outside counsel and after consultation with its financial advisor and outside legal counsel) that an Acquisition Proposal constitutes or would reasonably be expected to constitute a Superior Proposal and that failure to accept such Superior Proposal would reasonably be expected to result in a breach of its fiduciary obligations under applicable Laws, Professional’s Board of Directors may at any time prior to the Professional Shareholder Approval (i) withdraw or modify (a “Change in Recommendation”) the Professional Directors’ Recommendation or make or cause to be made any third party or public communication proposing or announcing an intention to withdraw or modify the Professional Directors’ Recommendation, and (ii) terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal; provided, however, that the Board of Directors of Professional may not make a Change in Recommendation, and terminate this Agreement, with respect to an Acquisition Proposal unless (i) Professional shall not have breached this Section 4.12 in any respect and (ii) (A) the Board of Directors of Professional determines in good faith (after consultation with outside legal counsel and its financial advisors) that such Superior Proposal has been made and has not been withdrawn and continues or is reasonably expected to continue to be a Superior Proposal after taking into account all adjustments to the terms of this Agreement that may be offered by SBC under this Section 4.12(b); (B) Professional has given SBC at least four (4) Business Days’ prior written notice of its intention to take such actions set forth above (which notice shall specify the material terms and conditions of any such Superior Proposal (including the identity of the Person making such Superior Proposal)) and has contemporaneously provided an unredacted copy of the relevant proposed transaction agreements with the Person making such Superior Proposal; and (C) before effecting such Change in Recommendation, Professional has negotiated, and has caused its representatives to negotiate in good faith with SBC during such notice period to the extent SBC wishes to negotiate, to enable SBC to revise the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal. In the event of any material change to the terms of such Superior Proposal, Professional shall, in each case, be required to deliver to SBC a new written notice, the notice period shall have recommenced and Professional shall be required to comply with its obligations under this Section 4.12 with respect to such new written notice. Professional will advise SBC in writing within twenty-four (24) hours following the receipt of any Acquisition Proposal and the substance thereof (including the identity of the Person making such Acquisition Proposal) and will keep SBC apprised of any related developments, discussions and negotiations (including the terms and conditions of the Acquisition Proposal) on a current basis.
4.13   Takeover Laws.   If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated hereby, Professional and the members of its Board of Directors will grant such approvals and take such actions as are necessary (other than any action requiring the approval of its shareholders (other than as contemplated by Section 4.5)) so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the transactions contemplated by this Agreement.
4.14   Employee Benefits and Contracts.
(a)   Following the Effective Time, SBC shall maintain or cause to be maintained employee benefit plans and compensation opportunities for the benefit of employees (as a group) who are full-time active employees of Professional and/or its subsidiaries on the Closing Date (“Covered Employees”) that provide employee benefits and compensation opportunities which, in the aggregate, are substantially comparable to the employee benefits and compensation opportunities that are made available on a uniform and non-discriminatory basis to similarly situated employees of SBC or its Subsidiaries, as applicable; provided, however, that in no event shall any Covered Employee be eligible to participate in any closed or frozen plan of SBC or its Subsidiaries; and provided further that in no event shall SBC be required to take into account any retention arrangements or equity compensation when determining whether employee benefits are substantially comparable. SBC shall give the Covered Employees full credit for their prior service with Professional and its Subsidiaries (i) for purposes of eligibility (including initial participation and eligibility for current benefits) and vesting under any qualified or non-qualified employee benefit plan maintained by SBC and in which Covered Employees may be eligible to participate and (ii) for all purposes under any welfare benefit plans, vacation plans and similar arrangements maintained by SBC.

(b)   With respect to any employee benefit plan of SBC that is a health, dental, vision or other welfare plan in which any Covered Employee is eligible to participate, for the plan year in which such Covered Employee is first eligible to participate, SBC or its applicable Subsidiary shall use its commercially reasonable best efforts to (i) cause any pre-existing condition limitations or eligibility waiting periods under such SBC or Subsidiary plan to be waived with respect to such Covered Employee to the extent such condition was or would have been covered under the Professional Benefit Plan in which such Covered Employee participated immediately prior to the Effective Time, and (ii) recognize any health, dental, vision or other welfare expenses incurred by such Covered Employee in the year that includes the Closing Date (or, if later, the year in which such Covered Employee is first eligible to participate) for purposes of any applicable deductible and annual out-of-pocket expense requirements under any such health, dental, vision or other welfare plan.
(c)   Prior to the Effective Time, Professional shall take all actions requested by SBC that may be necessary or appropriate to (i) cause Professional’s 401(k) Plan, and one or more of the Professional Benefits Plans to terminate as of the Effective Time, or as of the date immediately preceding the Effective Time, (ii) cause benefit accruals and entitlements under any Professional Benefit Plan to cease as of the Effective Time, or as of the date immediately preceding the Effective Time, (iii) cause the continuation on and after the Effective Time of any contract, arrangement or insurance policy relating to any Professional Benefit Plan for such period as may be requested by SBC, or (iv) facilitate the merger of any Professional Benefit Plan into any employee benefit plan maintained by SBC or an SBC Subsidiary. All resolutions, notices, or other documents issued, adopted or executed in connection with the implementation of this Section 4.14(c) shall be subject to SBC’s reasonable prior review and approval, which shall not be unreasonably withheld, conditioned, or delayed.
(d)   Nothing in this Section 4.14 shall be construed to limit the right of SBC or any of its Subsidiaries (including, following the Closing Date, Professional) to amend or terminate any Professional Benefit Plan or other employee benefit plan, to the extent such amendment or termination is permitted by the terms of the applicable plan, nor shall anything in this Section 4.14 be construed to require SBC or any of its Subsidiaries (including, following the Closing Date, Professional) to retain the employment of any particular Covered Employee for any fixed period of time following the Closing Date, and the continued retention (or termination) by SBC or any of its Subsidiaries of any Covered Employee subsequent to the Effective Time shall be subject in all events to SBC’s or its applicable Subsidiary’s normal and customary employment procedures and practices, including customary background screening and evaluation procedures, and satisfactory employment performance.
(e)   If, within six (6) months after the Effective Time, any Covered Employee (other than those Covered Employees who receive change in control benefits or retention benefits pursuant to employment or retention agreements with Professional), is terminated by SBC or its Subsidiaries other than (i) “for cause” or (ii) as a result of death, disability or unsatisfactory job performance, then SBC shall pay severance to such Covered Employee in an amount as set forth in the severance policies set forth in Section 4.14(e)(i) of the Seacoast Disclosure Letter (and based upon the non-exempt and exempt status and/or title for the Covered Employee with Professional at the Closing). Any severance to which a Covered Employee may be entitled in connection with a termination occurring more than six (6) months after the Effective Time will be as set forth in the severance policies set forth in Section 4.14(e)(ii) of the Seacoast Disclosure Letter.
(f)   At or before the Closing, Professional shall make the payments set forth on Section 4.14(f) of the Company Disclosure Letter.
4.15   Indemnification.
(a)   From and after the Effective Time, in the event of any threatened or actual claim, action, suit, proceeding, or investigation, whether civil, criminal, or administrative, in which any Person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of Professional or any of its Subsidiaries (each an “Indemnified Party”) is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that the Indemnified Party is or was a director, officer, or employee of Professional, its Subsidiaries or any of its predecessors, or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, Seacoast shall indemnify, defend and hold harmless to the same extent such Indemnified Parties have the right to be indemnified and/or have the right to advancement of expenses pursuant to (x) the Organizational Documents of Professional or such Subsidiary, as applicable and (y) the FBCA or other applicable Law, each such Indemnified Party against any Liability (including advancement of reasonable attorneys’ fees and expenses prior to the final disposition of any claim, suit, proceeding, or investigation to each Indemnified Party to the fullest extent permitted by Law upon receipt of any undertaking required by applicable Law), judgments, fines, and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding, or investigation. In the event of any such threatened or actual claim, action, suit, proceeding, or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them; provided, that (1) Seacoast shall have the right to assume the defense thereof and upon such assumption Seacoast shall not be required to advance to any Indemnified Party any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Seacoast elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are material issues that raise conflicts of interest between Seacoast and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and Seacoast shall advance the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Seacoast shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and (3) Seacoast shall have no further obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.
(b)   Seacoast agrees that all existing rights to indemnification and all existing limitations on Liability existing in favor of the directors, officers, and employees of Professional and the Bank as provided in their respective Organizational Documents as in effect as of the date of this Agreement shall survive the Merger and shall continue in full force and effect, and shall be honored by such entities or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto; provided, that nothing contained in this Section 4.15(b) shall be deemed to preclude the liquidation, consolidation, or merger of SBC or SNB, in which case all of such rights to indemnification and limitations on Liability shall be deemed to so survive and continue notwithstanding any such liquidation, consolidation or merger. Without limiting the foregoing, in any case in which approval by Seacoast is required to effectuate any indemnification for any director or officer of Professional or the Bank, Seacoast shall direct, at the election of the Indemnified Party that the determination of any such approval shall be made by independent counsel mutually agreed upon between Seacoast and the Indemnified Party.
(c)   Seacoast, from and after the Effective Time, will directly or indirectly cause the Persons who served as directors or officers of Professional or the Bank at or before the Effective Time to be covered by Professional’s existing directors’ and officers’ liability insurance policy; provided, that Seacoast may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous than such policy; provided further, that in no event shall the aggregate premiums applicable to such coverage exceed 150% of the current annual premium paid by Professional (such amount, as set forth on Section 4.15(c) of the Company Disclosure Letter) for such insurance. Such insurance coverage shall commence at the Effective Time and will be provided for a period of no less than six (6) years after the Effective Time.
(d)   If SBC or SNB or any of their respective successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of SBC or SNB, as applicable, as the surviving entities shall assume the obligations set forth in this Section 4.15.
(e)   The provisions of this Section 4.15 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.
4.16.   Resolution of Certain Matters.   Professional shall use its reasonable best efforts and take any and all actions (including completing any necessary filings with Regulatory Authorities) to resolve the items set forth on Section 4.16 of the Seacoast Disclosure Letter, all subject to SBC’s reasonable satisfaction.

4.17   Claims Letters.   Concurrently with the execution and delivery of this Agreement and effective upon the Closing, Professional has caused each director of Professional and the Bank or officer of the Company or the Bank set forth on Section 4.17 of the Seacoast Disclosure Letter to execute and deliver a Claims Letter in the form attached hereto as Exhibit C.
4.18   Restrictive Covenant Agreement.   Concurrently with the execution and delivery of this Agreement, Professional has caused each director or officer of Professional and the Bank set forth on Section 4.18 to the Seacoast Disclosure Letter to execute and deliver a Restrictive Covenant Agreement in the form attached hereto as Exhibit D.
4.19.   Systems Integration; Operating Functions.   From and after the date hereof, Professional shall and shall cause the Bank and its directors, officers and employees to, and shall make all commercially reasonable best efforts (without undue disruption to either business) to cause the Bank’s data processing consultants and software providers to, cooperate and assist Professional and Seacoast in connection with an electronic and systems conversion of all applicable data of Professional and the Bank to the Seacoast systems, including the training of employees of Professional and the Bank during normal banking hours. Following the date hereof, Professional shall provide Seacoast access to the Bank’s data files to facilitate the conversion process, including but not limited to, (i) sample data files with data dictionary no later than 30 days following the date of this Agreement; (ii) a full set of data files, including electronic banking and online bill payment data, for mapping and mock conversion no later than 180 days prior to the targeted conversion date as determined by Seacoast; (iii) a second full set of data files from which to establish CIS records, deposit shells, electronic banking accounts, bill payment payees and order debit cards no later than 45 days prior to the targeted conversion date; and (iv) a final set of data files no later than the date of the targeted conversion date. Professional shall coordinate and participate in regular meetings between data processing vendors and Seacoast representatives, to begin within 30 days following the date of this agreement, to facilitate system integration. Professional shall cooperate with Seacoast in connection with the planning for the efficient and orderly combination of the parties and the operation of SNB (including the former operations of Professional) after the Merger and the Bank Merger, and in preparing for the consolidation of appropriate operating functions to be effective at the Effective Time or such later date as Seacoast may decide. Prior to the Effective Time, Professional shall take any action that Seacoast may reasonably request to facilitate the combination of the operations of the Bank with SNB and Professional shall allocate and apply resources and personnel with appropriate expertise and authority to effectuate such requests. Without limiting the foregoing, Professional shall provide office space and support services (and other reasonably requested support and assistance) in connection with the foregoing, and senior officers of Professional and Seacoast shall meet from time to time as Professional or Seacoast may reasonably request, to review the financial and operational affairs of Professional and its Subsidiaries, and Professional shall give due consideration to Seacoast’s input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, (i) neither SBC nor SNB shall be permitted to exercise control of Professional or the Bank prior to the Effective Time, and (ii) neither Professional nor the Bank shall be under any obligation to act in a manner that could reasonably be deemed to constitute anti-competitive behavior under federal or state antitrust Laws. Professional shall be responsible for all conversion and deconversion fees and expenses, regardless of whether the Merger becomes effective.
4.20   Additional Contracts.   Effective at Closing Date, the parties shall have entered into the contracts and in the form set forth on Section 4.20 of the Seacoast Disclosure Letter.
4.21   Transfer Taxes.   All transfer, documentary, excise, sales, use, value added, registration, stamp, recording, property and other similar Taxes and fees (including any penalties and interest) applicable to, imposed upon, or arising out of the transactions contemplated by this Agreement or the Bank Merger Agreement (collectively, “Transfer Taxes”) shall be paid by Professional shareholders when due. The Professional shareholders will timely file or cause to be timely filed all necessary documentation and Tax Returns with respect to Transfer Taxes, and Seacoast will assist in such filing as may be required by applicable Law. Each Party will each use its commercially reasonable efforts to avail itself of any available exemptions from any such Transfer Taxes.
4.22   280G Payments.   To the extent any payments or benefits made with respect to, or which could arise as a result of, this Agreement or the transactions contemplated hereby, could be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Internal Revenue Code,

Professional shall, prior to the Closing Date, cooperate in good faith with Seacoast to effect reasonable measures to minimize any such payments or benefits from being characterized as “excess parachute payments” within the meaning of Section 280G(b)(1) of the Internal Revenue Code.
4.23   SBC Advisory Board.   SBC shall form an advisory board with respect to the Bank’s current market area and shall extend an invitation to each member of the Professional board of directors immediately prior to the Effective Time to serve on such advisory board, provided, however, that such directors have each entered into a Claims Letter and Restrictive Covenant Agreement pursuant to Section 4.17 and Section 4.18 hereto, respectively.
4.24   Assumption of Professional Subordinated Notes.
(a)   Professional shall, and shall cause its respective Subsidiaries and shall use commercially reasonable efforts to cause its and their Representatives to, take all actions necessary, appropriate or advisable to facilitate and cause SBC to assume all issued and outstanding 3.375% fixed-to-floating rate subordinated notes due January 30, 2032 of Professional (the “Subordinated Notes”), effective as of, and subject to and conditioned upon the occurrence of, the Closing, in accordance with the Subordinated Notes and such other governing instruments and applicable law.
(b)   In furtherance and not in limitation of the foregoing, prior to and at the Closing, Professional shall, and shall cause its Subsidiaries and shall use commercially reasonable efforts to cause its and their Representatives to, take such actions as may be necessary, appropriate or advisable in connection with the assignment and assumption of the Subordinated Notes by SBC and cooperate and take all such action as may be reasonably requested by Seacoast in connection therewith, including by (i) preparing and delivering notices of assignment, in form and substance reasonably satisfactory to Seacoast, in accordance with the Subordinated Notes and other governing documents, and (ii) executing and delivering all instruments, including any related certificates, opinions or other documentation, reasonably required in connection with SBC’s assumption of the Subordinated Notes at Closing.
ARTICLE 5
CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
5.1   Conditions to Obligations of Each Party.   The respective obligations of each Party to perform this Agreement and to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by each Party pursuant to Section 7.7:
(a)   Shareholder Approval.   (i) Professional shall have obtained the Professional Shareholder Approval and (ii) SBC shall have obtained (x) the SBC Shareholder Approval or (y) the NASDAQ Confirmation.
(b)   Regulatory Approvals.   All Regulatory Consents required by law to consummate the transactions contemplated by this Agreement and the Bank Merger Agreement (the “Required Consents”) shall (i) have been obtained or made and be in full force and effect and all waiting periods required by Law shall have expired, and (ii) not be subject to any condition or consequence that would, after the Effective Time, have a Material Adverse Effect on SBC or any of its Subsidiaries, including Professional and the Bank.
(c)   No Orders or Restraints; Illegality.   No Order issued by any Governmental Authority (whether temporary, preliminary, or permanent) preventing the consummation of the Merger shall be in effect and no Law or Order shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits, restrains or makes illegal the consummation of the Merger.
(d)   Registration Statement.   The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, and no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing.
(e)   Listing of SBC Common Stock.   The shares of SBC Common Stock to be issued to the holders of Professional Common Stock upon consummation of the Merger shall have been approved for listing on NASDAQ. The shares of SBC Common Stock to be issued upon the exercise of Substitute SBC Options shall have been reserved for issuance and approved for listing on NASDAQ.

5.2   Conditions to Obligations of Seacoast.   The obligations of Seacoast to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Seacoast pursuant to Section 7.7:
(a)   Representations and Warranties.   The representations and warranties of the Company set forth in this Agreement, after giving effect to Sections 3.1 and 3.2, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or some other date shall be true and correct as of such date), and Seacoast shall have received certificates, dated the Closing Date, signed on behalf of the Company by the chief executive officer and the chief financial officer of Professional, to such effect.
(b)   Performance of Agreements and Covenants.   Each and all of the agreements and covenants of the Company to be performed and complied with pursuant to this Agreement prior to the Effective Time shall have been duly performed and complied with in all material respects and Seacoast shall have received certificates, dated the Closing Date, signed on behalf of the Company by the chief executive officer and the chief financial officer of Professional, to such effect.
(c)   Corporate Authorization.   Seacoast shall have received from the Company (i) certified resolutions of its Board of Directors and shareholders authorizing the execution and delivery of this Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated hereby and thereby; (ii) a certificate as to the incumbency and signatures of officers authorized to execute this Agreement; and (iii) certificates of good standing, dated not more than three (3) Business Days before the Closing Date, from the Secretary of State of the State of Florida and the FDIC.
(d)   Consents.   The Company shall have obtained all Consents required as a result of the transactions contemplated by this Agreement pursuant to the Contracts set forth in Section 3.3(b) and Section 3.3(k) of the Company Disclosure Letter.
(e)   Limitation on Dissenter’s Rights.   As of the Closing Date, the holders of no more than five percent (5.0%) of Professional Common Stock that is issued and outstanding shall have taken the actions required by the FBCA to qualify their Professional Common Stock as Dissenting Shares.
(f)   Material Adverse Effect.   Since the date hereof, there shall not have occurred any fact, circumstance or event, individually or taken together with all other facts, circumstances or events that has had or is reasonably likely to have a Material Adverse Effect on Professional or the Bank.
(g)   Tax Opinion.   SBC shall have received the opinion of Alston & Bird LLP in a form reasonably satisfactory to it, dated the date of the Effective Time, substantially to the effect that the Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, Alston & Bird LLP may require and rely upon representations contained in certificates of officers of SBC and Professional, reasonably satisfactory in form and substance to such counsel.
(h)   Claims Letters.   Seacoast shall have received from the Persons listed in Section 4.17 of the Seacoast Disclosure Letter an executed written agreement in substantially the form of Exhibit C.
(i)   Restrictive Covenant Agreement.   Each of the Persons as set forth in Section 4.18 of the Seacoast Disclosure Letter shall have entered into the Restrictive Covenant Agreement in substantially the form of Exhibit D.
(j)   Professional Consolidated Tangible Shareholders’ Equity.   Professional’s Consolidated Tangible Shareholders’ Equity as of the Measuring Date shall be an amount not less than $224.50 million and the Bank’s general allowance for loan and lease losses shall be an amount not less than 0.75% of total loans and leases outstanding. The parties agree that all of the Bank’s loans made pursuant to the Paycheck Protection Program shall be excluded from “total loans” for purposes of the Bank’s allowance for loan and lease losses.
(k)   Completion of Section 4.16 Items.   Each of the items set forth in Section 4.16 of the Seacoast Disclosure Letter shall have been completed and finalized prior to the Effective Time, all to the reasonable satisfaction of Seacoast.

(l)   Non-Foreign Affidavit.   Delivery to Seacoast of an affidavit, in the form provided by Treasury Regulations Section 1.897-2(h), from Professional, along with the notice to be provided to the Internal Revenue Service, if applicable. that the ownership interests in Professional are not United States real property interests.
(m)   Termination of Professional Equity Awards.   No Professional Equity Awards, whether vested or unvested, or obligations to issue Professional Equity Awards, shall be outstanding as of the Effective Time, and Professional’s Board of Directors shall have taken all actions necessary to terminate any Professional Stock Plans effective as of the Effective Time.
5.3   Conditions to Obligations of the Company.   The obligations of the Company to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by the Company pursuant to Section 7.7:
(a)   Representations and Warranties.   The representations and warranties of Seacoast set forth in this Agreement, after giving effect to Sections 3.1 and 3.2, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or some other date shall be true and correct as of such date) and Professional shall have received a certificate, dated the Closing Date, signed on behalf of Seacoast by a duly authorized officer of Seacoast, to such effect.
(b)   Performance of Agreements and Covenants.   Each and all of the agreements and covenants of Seacoast to be performed and complied with pursuant to this Agreement prior to the Effective Time shall have been duly performed and complied with in all material respects and Professional shall have received a certificate, dated the Closing Date, signed on behalf of Seacoast by a duly authorized officer of Seacoast, to such effect.
(c)   Material Adverse Effect.   Since the date hereof, there shall not have occurred any fact, circumstance or event, individually or taken together with all other facts, circumstances or events that has had or is reasonably likely to have a Material Adverse Effect on Seacoast.
(d)   Corporate Authorization.   Professional shall have received from Seacoast: (i) certified resolutions of its Board of Directors authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby; (ii) a certificate as to the incumbency and signatures of officers authorized to execute this Agreement; and (iii) certificates of good standings, dated not more the three (3) Business Days before the Closing Date, from the Secretary of State of the State of Florida, the OCC and the FDIC.
ARTICLE 6
TERMINATION
6.1   Termination.   Notwithstanding any other provision of this Agreement, and notwithstanding Professional Shareholder Approval, this Agreement and the Bank Merger Agreement may be terminated and the Merger and the Bank Merger abandoned at any time prior to the Effective Time:
(a)   By mutual consent of the Board of Directors of Professional and the Board of Directors or Executive Committee of the Board of Directors of SBC; or
(b)   By the Board of Directors of either Party in the event of a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the other Party, which breach would result in, if occurring or continuing on the Closing Date, the failure of the conditions to the terminating Party’s obligations set forth in Sections 5.2 or 5.3, as the case dictates, and that cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party specifying the existence and nature of such breach, provided that the right to effect such cure shall not extend beyond the date set forth in subparagraph (d) below; or
(c)   By the Board of Directors of either Party in the event that (i) any Regulatory Consent required to be obtained from any Governmental Authority has been denied by final non-appealable action of such Governmental Authority, (ii) the Professional Shareholder Approval has not been obtained by reason of the failure to obtain the required vote at the Professional shareholders’ meeting where this Agreement was presented to such shareholders for approval and voted upon, or (iii) the SBC Shareholder Approval has not been obtained by reason of the failure to obtain the required vote at the SBC shareholders’ meeting where this Agreement was presented to such shareholders for approval and voted upon, provided that the right to terminate this Agreement pursuant to clause (iii) shall not be available to either Party in the event that the NASDAQ Confirmation shall have been obtained; or
(d)   By the Board of Directors of either Party in the event that the Merger has not been consummated by April 1, 2023, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 6.1(d); or
(e)   By the Board of Directors of SBC in the event that (i) Professional has withdrawn, qualified or modified the Professional Directors’ Recommendation in a manner adverse to Seacoast or shall have resolved to do any of the foregoing, (ii) Professional has failed to substantially comply with its obligations under Sections 4.5 or 4.12, or (iii) the Board of Directors of Professional has recommended, endorsed, accepted or agreed to an Acquisition Proposal; or
(f)   By the Board of Directors of Professional in the event that (i) the Board of Directors of Professional has determined in accordance with Section 4.12 that a Superior Proposal has been made with respect to it and has not been withdrawn, and (ii) neither Professional nor any of its Representatives has failed to comply in all material respects with Section 4.12; or
(g)   By the Board of Directors of SBC if holders of more than five percent (5.0%) in the aggregate of the outstanding Professional Common Stock shall have voted such shares against this Agreement or the Merger at any meeting called for the purpose of voting thereon and shall have given notice of their intention to exercise their dissenters’ rights in accordance with the FBCA; or
(h)   By the Board of Directors of Professional in the event the entire Board of Directors of Professional so determines, at any time during the five (5)-day period commencing with the Determination Date (as defined below), if both of the following conditions are satisfied:
(i)   the number obtained by dividing the Average Closing Price by the Starting Price (each as defined below) (the “Buyer Ratio”) shall be less than 0.85; and
(ii)   (x) the Buyer Ratio shall be less than (y) the number (the “Index Ratio”) obtained by (A) dividing the Final Index Price by the Initial Index Price (each as defined below), and (B) subtracting 0.20 from the quotient in clause (ii)(y)(A);
subject, however, to the following three (3) sentences. If Professional elects to exercise the termination right pursuant to this Section 6.1(h), Professional shall give written notice to Seacoast not later than the end of the five (5)-day period referred to above (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five (5)-day period). During the five (5)-day period commencing with its receipt of such notice, Seacoast shall have the option to increase the consideration to be received by the holders of Professional Common Stock hereunder, by adjusting the Merger Consideration (calculated to the nearest one ten-thousandth (1/10,000)) to equal the lesser of (x) the quotient (rounded to the nearest one ten-thousandth (1/10,000)) of (A) the product of (1) the Starting Price, multiplied by (2) 0.85, and further multiplied by (3) the Merger Consideration (as then in effect), divided by (B) the Average Closing Price, and (y) the quotient (rounded to the nearest one ten-thousandth (1/10,000)) of (A) the product of (1) the Index Ratio, multiplied by (2) the Merger Consideration (as then in effect), divided by (B) the Buyer Ratio. If Seacoast so elects within such five (5)-day period, it shall give prompt written notice to Professional of such election and the revised Merger Consideration, whereupon no termination shall have occurred pursuant to this Section 6.1(h), and this Agreement shall remain in effect in accordance with its terms (except as the Merger Consideration shall have been so modified).
For purposes of this Section 6.1(h), the following terms shall have the meanings indicated:
“Average Closing Price” means the average of the VWAP of SBC Common Stock during the ten (10) consecutive full Trading Days ending on the Trading Day prior to the Determination Date.

“Determination Date” means the later of (i) the date on which Professional is notified by Seacoast that the last Regulatory Approval has been obtained without regard to any requisite waiting period, (ii) the date on which the Professional Shareholder Approval is obtained, or (iii) if SBC Shareholder Approval is required under NASDAQ Listing Rule 5635, the date on which the SBC Shareholder Approval is obtained.
“Final Index Price” means the average of the Index Prices for the ten (10) consecutive Trading Days ending on the Trading Day prior to the Determination Date.
“Index Group” means the Nasdaq Bank Index or, if such index is not available, such substitute or similar index as substantially replicates the Nasdaq Bank Index.
“Index Price” means the closing price on any given Trading Day of the Index Group.
“Initial Index Price” means the average of the Index Prices for the ten (10) consecutive Trading Days ending on the last Trading Day immediately preceding the date of the first public announcement of entry into this Agreement.
“Starting Price” means $36.75.
If SBC or any company belonging in the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the prices for the SBC Common Stock or the common stock of such other company, as the case may be, shall be appropriately adjusted for the purposes of applying this Section 6.1(h).
6.2   Effect of Termination.   In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall become void and have no effect, and none of Seacoast, the Company, any of their respective Subsidiaries, or any of the officers or directors of any of them, shall have any Liability of any nature whatsoever hereunder or in conjunction with the transactions contemplated hereby, except that (i) the provisions of Section 4.10(b), Article 6 and Article 7 shall survive any such termination and abandonment, and (ii) a termination of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement of such Party contained in this Agreement.
ARTICLE 7
MISCELLANEOUS
7.1   Definitions.
(a)   Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:
“1933 Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“1934 Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Acquisition Proposal” shall mean, other than the transactions contemplated by this Agreement, any written offer, proposal or inquiry relating to, or any third party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 25% or more of the consolidated assets of Professional and its Subsidiaries or 25% or more of any class of equity or voting securities of Professional or the Bank, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in or would reasonably be expected to result in such third party beneficially owning 25% or more of any class of equity or voting securities of Professional or the Bank, (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Professional or any of its Subsidiaries, or (iv) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or that could reasonably be expected to dilute materially the benefits to Seacoast of the transactions contemplated hereby.

“Affiliate” of a Person shall mean (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person or (ii) any director, partner or officer of such Person or, for any Person that is a limited liability company, any manager or managing member thereof. For purposes of this definition, “control” (and its derivatives) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of equity, voting or other interests, as trustee or executor, by contract or otherwise.
“Benefit Plan” shall mean any “employee benefit plan” (as that term is defined in Section 3(3) of ERISA), and any Professional Stock Plan, and any other employee benefit plan, policy, or agreement, whether or not covered by ERISA, and any pension, retirement, profit-sharing, deferred compensation, equity compensation, employment, stock purchase, gross-up, retention, incentive compensation, employee stock ownership, severance, vacation, bonus, or deferred compensation plan, policy, or arrangement, any medical, vision, dental, or other written health plan, any life insurance plan, fringe benefit plan, and any other employee program or agreement, whether formal or informal, that is entered into, maintained by, sponsored in whole or in part by, or contributed to by Professional or any Subsidiaries thereof, or under which Professional or any Subsidiaries thereof could have any obligation or Liability, whether actual or contingent, with respect to any Professional employee.
“BHC Act” shall mean the federal Bank Holding Company Act of 1956, as amended, and rules and regulations thereunder.
“Business Day” shall mean any day that NASDAQ is normally open for trading for a full day and that is not a Saturday, a Sunday or a day on which banks in New York, New York are authorized or required to close for regular banking business.
“Code” shall mean the Internal Revenue Code of 1986, as amended, any successor statute thereto, and the rules and regulations thereunder.
“Confidentiality Agreement” shall mean that certain Confidentiality Agreement, dated April 15, 2022, by and between SBC and Professional.
“Consent” shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.
“Consolidated Tangible Shareholders’ Equity” shall mean as to Professional as of the close of business on the fifth (5th) Business Day prior to the Closing Date (the “Measuring Date”), the consolidated shareholders’ equity of Professional as set forth on its balance sheet on the Measuring Date calculated in accordance with GAAP and including the recognition of or accrual for all Permitted Expenses paid or incurred, or projected to be paid or incurred, in connection with this Agreement and the transactions contemplated by it, excluding (i) any change related to recapture of any of the allowance for loan and lease losses following the date of this Agreement and receipt of any related regulatory approval, (ii) all intangible assets, and minus any unrealized gains or plus any unrealized losses (as the case may be) in such Party’s Subsidiaries’ securities portfolio due to mark-to-market adjustments as of the Measuring Date, (iii) any amounts paid by Professional to cash out Professional Equity Awards in connection with the Merger; and (iv) any amounts regarding the impact of the resolution of the matter as described on Section 4.16(a) of the Seacoast Disclosure Letter. The calculation of estimated Consolidated Tangible Shareholders’ Equity shall be delivered by Professional to Seacoast, accompanied by appropriate supporting detail, no later than ten (10) days prior to the Closing Date, and such calculation shall be subject to verification and approval by Seacoast, which approval shall not be unreasonably withheld.
“Contract” shall mean any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease, understanding, note, bond, license, mortgage, deed of trust or undertaking of any kind or character to which any Person is a party or that is binding on any Person or its capital stock, assets, or business.
“Default” shall mean (i) any breach or violation of or default under any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Law, Order, or Permit.
“Dissenting Shares” shall mean shares of Professional Common Stock that are owned by shareholders that properly demand and exercise their dissenters’ rights and who comply in all respects with the Dissenter Provisions and have not withdrawn such demand.
“Environmental Laws” shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common Law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material, including all requirements for permits, licenses and other authorizations that may be required.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, any successor statute thereto, and the rules and regulations thereunder.
“ERISA Affiliate” of any Person means any entity that is, or at any relevant time was, a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code) or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code) with such Person.
“ERISA Plan” shall mean any Benefit Plan that is an “employee welfare benefit plan,” as that term is defined in Section 3(l) of ERISA, or an “employee pension benefit plan,” as that term is defined in Section 3(2) of ERISA.
“Exchange Ratio” shall mean 0.8909, which shall remain fixed, subject to any adjustment made pursuant to Section 1.5(a) hereof.
“Exhibits” A through D, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.
“Facilities” shall mean all buildings and improvements on the Property of any Person.
“FBCA” shall mean the Florida Business Corporation Act.
“FDIC” shall mean the Federal Deposit Insurance Corporation.
“FINRA” shall mean the Financial Industry Regulatory Authority.
“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.
“Financial Statements” shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of a Party and its Subsidiaries as of December 31, 2021, 2020 and 2019, and the related consolidated statements of operations, cash flows (as to annual financial statements only), and shareholders’ equity and comprehensive income (loss) (including related notes and schedules, if any) for each of the three months ended March 31, 2022 and March 31, 2021, and for each of the years ended December 31, 2021, 2020 and 2019, as delivered by such Party to the other Party or as filed or to be filed by such Party in its SEC Reports, and (ii) the consolidated balance sheets of such Party and its Subsidiaries (including related notes and schedules, if any), and related statements of operations, cash flows (as to annual financial statements only), and shareholders’ equity and comprehensive income (loss) (including related notes and schedules, if any) filed with respect to periods ended subsequent to December 31, 2021. Financial Statements will also include balance sheets and income statements delivered by Professional to SBC prior to the Effective Time for each subsequent quarter-end.
“GAAP” shall mean accounting principles generally accepted in the United States of America, consistently applied during the periods involved.
“Governmental Authority” shall mean each Regulatory Authority and any other domestic or foreign court, administrative agency, commission or other governmental authority or instrumentality (including the staff thereof), or any industry self-regulatory authority (including the staff thereof).
“Hazardous Material” shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws), and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products that are or become regulated under any applicable local, state, or federal Law (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, any successor statute thereto, and the rules and regulations promulgated thereunder.
“Intellectual Property” shall mean (i) any patents, copyrights, trademarks, service marks, mask works or similar rights throughout the world, and applications or registrations for any of the foregoing, (ii) any proprietary interest, whether registered or unregistered, in know-how, copyrights, trade secrets, database rights, data in databases, website content, inventions, invention disclosures or applications, software (including source and object code), operating and manufacturing procedures, designs, specifications and the like, (iii) any proprietary interest in any similar intangible asset of a technical, scientific or creative nature, including slogans, logos and the like and (iv) any proprietary interest in or to any documents or other tangible media containing any of the foregoing.
“Knowledge” of any Party or “known to” a Party and any other phrases of similar import means, with respect to any matter in question relating to a Party, if any of the Chairman of the Board, Board member, Chief Executive Officer, President, Chief Operating Officer, Chief Lending Officer or Senior Lending Officer, Chief Financial Officer or General Counsel of such Party have actual knowledge of such matter, after due inquiry of their direct subordinates who would be likely to have knowledge of such matter.
“Law(s)” shall mean any code, law (including any rule of common law), ordinance, regulation, rule, or statute applicable to a Person or its assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any Governmental Authority.
“Liability” shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, or guaranty of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.
“Lien” shall mean any mortgage, pledge, reservation, restriction (other than a restriction on transfers arising under the Securities Laws), security interest, lien, or encumbrance of any nature whatsoever of, on, or with respect to any property or property interest, other than Liens for property Taxes not yet due and payable.
“Litigation” shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability, but shall not include claims of entitlement under any Benefit Plans that are made or received in the ordinary course of business.
“NASDAQ” shall mean the National Market System of The NASDAQ Stock Market.
“OCC” shall mean the Office of the Comptroller of the Currency.
“Order” shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Governmental Authority.

“Organizational Documents” shall mean the articles of incorporation, certificate of incorporation, charter, bylaws or other similar governing instruments, in each case as amended as of the date specified, of any Person.
“Party” shall mean Seacoast, on the one hand, or the Company, on the other hand, and “Parties” shall mean Seacoast and the Company.
“Permit” shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, or permit from Governmental Authorities that are required for the operation of the businesses of a Person or its Subsidiaries.
“Permitted Expenses” shall mean (i) the reasonable expenses of Professional and the Bank incurred in connection with the Merger and the Bank Merger (including fees and expenses of attorneys, accountants or other consultants as set forth in Section 7.1(a) of the Seacoast Disclosure Letter), and (ii) the fee payable to Professional’s financial advisor in accordance with the engagement letter disclosed to Seacoast prior to the execution of this Agreement.
“Permitted Liens” shall mean (i) Liens for current Taxes and assessment not yet past due or the amount or validity of which is being contested in good faith by appropriate proceedings, (ii) mechanics’, workmen’s, repairman’s, warehousemen’s and carrier’s Liens arising in the ordinary course of business of Professional or any of its Subsidiaries consistent with past practice, or (iii) restrictions on transfers under applicable securities Laws.
“Person” shall mean any natural person or any legal, commercial, or governmental entity, including, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, or person acting in a representative capacity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the 1934 Act.
“Professional Common Stock” shall mean, collectively, the (i) $0.01 par value per share Class A Voting Common Stock of Professional and the (ii) $0.01 Class B Non-Voting Common Stock of Professional.
“Professional Equity Award” shall mean an award, grant, unit, option to purchase, or other right to receive a share or shares of Professional Common Stock and shall specifically include any restricted stock awards.
“Professional Option” shall mean each option to purchase or otherwise acquire shares of Professional Common Stock or which otherwise would require Professional to issue, sell, or otherwise cause to become outstanding any of its capital stock, issued pursuant to the Professional Stock Plan.
“Professional Restricted Stock Award” shall mean an award of shares of Professional Common Stock granted pursuant to the Professional Stock Plan that are subject to vesting of otherwise subject to a “substantial risk of forfeiture” with the meaning of Section 83 of the Code or subject to any restrictions on participation or entitlements to proceeds.
“Professional Shareholder Approval” shall mean the approval of this Agreement by the holders of at least a majority of the outstanding shares of the Professional Common Stock entitled to vote.
“Professional Stock Appreciation Right” shall mean each stock appreciation right tied to Professional Common Stock granted pursuant to the Professional Stock Plan.
“Professional Stock Plan” shall mean any equity compensation plan, stock purchase plan, incentive compensation plan, or any other Benefit Plan under which Professional Equity Awards have been or may be issued.
“Professional Target Consolidated Tangible Shareholders’ Equity” shall mean no less than $224.50 million, provided further, that the Bank’s general allowance for loan and lease losses shall not be less than 0.75% of total loans and leases outstanding.
“Property” shall mean all real property leased or owned by any Person and its Subsidiaries, either currently or in the past.

“Proxy Statement/Prospectus” shall mean the proxy statement and other proxy solicitation materials of Professional and, if applicable SBC, and the prospectus of SBC constituting a part of the Registration Statement.
“Registration Statement” shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by SBC under the 1933 Act with respect to the shares of SBC Common Stock to be issued to the shareholders of Professional in connection with the transactions contemplated by this Agreement.
“Regulatory Authorities” shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Federal Reserve Board, the OCC, the FDIC, the Consumer Financial Protection Bureau, the Internal Revenue Service, NASDAQ, all federal and state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, FINRA, and the SEC (including, in each case, the staff thereof).
“Representative” shall mean any investment banker, financial advisor, attorney, accountant, consultant, agent or other representative of a Person.
“Rights” shall mean, with respect to any Person, securities, or obligations convertible into or exercisable for, or giving any other Person any right to subscribe for or acquire, or any options, calls, restricted stock, deferred stock awards, stock units, phantom awards, dividend equivalents, or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person, whether vested or unvested or exercisable or unexercisable, and shall include the Professional Equity Awards.
“SBC Common Stock” shall mean the $0.10 par value per share common stock of SBC.
“SBC Incentive Plan” shall mean the Seacoast Banking Corporation of Florida 2021 Incentive Plan.
“SBC Shareholder Approval” shall mean the approval of the issuance of the Merger Consideration by the affirmative majority of the holders of SBC Common Stock entitled to vote at the SBC Shareholders Meeting.
“SEC” shall mean the United States Securities and Exchange Commission or any successor thereto.
“SEC Reports” shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with the SEC since December 31, 2018. To the extent the most recent disclosures by a Party in their SEC Reports updates, revises, amends or replaces such prior disclosures, then the most recent disclosures shall prevail.
“Securities Laws” shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, the Investment Advisers Act of 1940, and the Trust Indenture Act of 1939, each as amended, state securities and “Blue Sky” Laws, including in each case the rules and regulations thereunder.
“Subsidiary” or “Subsidiaries” shall have the meaning assigned in Rule 1-02(x) of Regulation S-X of the SEC.
“Superior Proposal” means any bona fide, unsolicited, written Acquisition Proposal for at least a majority of the outstanding shares of Professional Common Stock on terms that the Board of Directors of Professional concludes in good faith to be more favorable from a financial point of view to its shareholders than the Merger and the other transactions contemplated by this Agreement (including the terms, if any, proposed by Seacoast to amend or modify the terms of the transactions contemplated by this Agreement), (1) after receiving the written advice of its financial advisor (which shall be a nationally recognized investment banking firm, Seacoast acknowledging that Stephens Inc. is a nationally recognized investment banking firm), (2) after taking into account the likelihood of consummation of such transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein) and (3) after taking into account all legal (with the written advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable Law.
“Tax” or “Taxes” shall mean (i) any and all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other like assessments, including assessments for unclaimed property, as well as income, gross receipts, excise, employment, sales, use, transfer, intangible, recording, license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, social security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, or any amount in respect of unclaimed property or escheat, imposed by or required to be paid or withheld by the United States or any state, local, or foreign government or subdivision or agency thereof, whether disputed or not, including any related interest, penalties, and additions imposed thereon or with respect thereto; (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined, unitary or similar group (including any arrangement for group or consortium relief or similar arrangement) for any period; and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person or as a result of any obligation under any agreement or arrangement with any other person with respect to such amounts and including any liability for Taxes of a predecessor or transferor, by contract, or otherwise by operation of law.
“Tax Return” shall mean any report, return, declaration, claim for refund, or information return or statement relating to Taxes, including any associated schedules, forms, attachments or amendments and any related or supporting information, estimates, elections, or statements provided or required to be provided to a Taxing Authority in connection with Taxes, including any return of an Affiliated or combined or unitary group that includes a Party or its Subsidiaries and including without limitation any return or statement that is filed to pay an estimated Tax.
“Taxing Authority” shall mean any federal, state, local, municipal, foreign, or other Governmental Authority, instrumentality, commission, board or body having jurisdiction over the Parties to impose or collect any Tax.
“Technology Systems” shall mean the electronic data processing, information, record keeping, communications, telecommunications, hardware, third-party software, networks, peripherals, portfolio trading and computer systems, including any outsourced systems and processes, and Intellectual Property used by Professional and the Bank.
“Termination Fee” shall mean $21.79 million.
“Trading Day” means any day on which the NASDAQ Stock Market is open for trading; provided that a “Trading Day” only includes those days that have a scheduled closing time of 4:00 pm (Eastern Time).
“VWAP” shall mean the daily volume weighted average price of SBC Common Stock on the NASDAQ Stock Market or such other exchange or market on which the SBC Common Stock is then listed or quoted for trading on the day in question.
(b)   The terms set forth below shall have the meanings ascribed thereto in the referenced sections:
Affordable Care Act	Section 3.3(j)(iii)
Aggregate Merger Consideration	Section 1.5(a)
Agreement	Parties
Articles of Merger	Section 1.4
Bank	Parties
Bank Merger	Preamble
Bank Merger Agreement	Preamble
CARES Act	Section 3.3(h)(xi)
Change in Recommendation	Section 4.12(b)
Closing	Section 1.3
Closing Date	Section 1.3
Company	Parties

Company Regulatory Agreement	Section 3.3(v)
Covered Employees	Section 4.14(a)
COVID-19 Measures	Section 3.3(h)(xi)
CRA	Section 3.3(q)
Dissenter Provisions	Section 2.3
Dissenting Shareholder	Section 2.3
Effective Time	Section 1.4
Exchange Agent	Section 2.1(a)
Exchange Fund	Section 2.1(d)
Excluded Shares	Section 1.5(e)
IIPI	Section 3.3(r)(i)
Indemnification Notice	Section 7.2(b)
Indemnified Parties	Section 7.2(b)
Indemnified Party	Section 4.15(a)
Loans	Section 3.3(n)(i)
Material Adverse Effect	Section 3.2(b)
Measuring Date	Section 7.1(a)
Merger	Preamble
Merger Consideration	Section 1.5(a)
PPP	Section 3.3(h)(xii)
Professional Certificates	Section 1.5(b)
Professional Directors’ Recommendation	Section 3.3(b)(ii)
Professional Disclosure Letter	Section 3.1
Professional Latest Balance Sheet	Section 3.3(d)(ii)
Regulatory Consents	Section 4.8(b)
Required Consents	Section 5.1(b)
Sarbanes-Oxley Act	Section 3.3(d)(iv)
SBC	Parties
SBC Preferred Stock	Section 3.4(c)
SBC Regulatory Agreement	Section 3.4(f)(ii)
Seacoast	Parties
Shareholder Support Agreement	Preamble
SNB	Parties
Subordinated Notes	Section 4.24
Substitute SBC Option	Section 1.7(a)
Surviving Bank	Section 1.2
Surviving Corporation	Section 1.1
Takeover Laws	Section 3.3(v)
(c)   Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” The words “hereby,” “herein,” “hereof” or “hereunder,” and similar terms are to be deemed to refer to this Agreement as a whole and not to any specific section.

7.2   Non-Survival of Representations and Covenants.   Except for Articles 1 and 2, Section 4.10(b), Section 4.14, Section 4.15, and this Article 7, the respective representations, warranties, obligations, covenants, and agreements of the Parties shall be deemed only to be conditions of the Merger and shall not survive the Effective Time.
7.3   Expenses.
(a)   Except as otherwise provided in this Section 7.3 or in Section 7.4, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that Seacoast shall bear and pay the filing fees payable in connection with the Registration Statement and the Proxy Statement/Prospectus and one half of the printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement/Prospectus.
(b)   Nothing contained in this Section 7.3 or Section 7.4 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the non-breaching Party.
7.4   Termination Fee.
(a)   In the event that (A) (i) either Party terminates this Agreement pursuant to Section 6.1(c)(ii), or (ii) SBC terminates this Agreement pursuant to Section 6.1(b), as a result of a willful breach of a covenant or agreement by Professional or the Bank, or pursuant to Sections 6.1(e)(i) or 6.1(e)(ii), (B) at any time after the date of this Agreement and prior to such termination Professional shall have received or there shall have been publicly announced an Acquisition Proposal that has not been formally withdrawn or abandoned prior to such termination, and (C) within twelve (12) months following such termination, Professional consummates an Acquisition Proposal or enters into a definitive agreement or letter of intent is entered into by Professional with respect to an Acquisition Proposal, Professional shall pay Seacoast the Termination Fee within five (5) Business Days after the date it becomes payable pursuant hereto, by wire transfer of immediately available funds; provided that for purposes of this Section 7.4(a) all references in the definition of “Acquisition Proposal” to “25%” shall be to “50%”.
(b)   In the event that SBC terminates this Agreement pursuant to Section 6.1(e)(iii), Professional shall pay to Seacoast the Termination Fee within five (5) Business Days after the date this Agreement is terminated, by wire transfer of immediately available funds. In the event that Professional terminates this Agreement pursuant to Section 6.1(f), Professional shall pay to Seacoast the Termination Fee on the date this Agreement is terminated, by wire transfer of immediately available funds.
(c)   Professional and the Bank hereby acknowledges that the agreements contained in this Section 7.4 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Seacoast would not enter into this Agreement. In the event that Professional fails to pay when due any amount payable under this Section 7.4, then (i) Professional shall reimburse Seacoast for all costs and expenses (including disbursements and reasonable fees of legal counsel) incurred in connection with the collection of such overdue amount, and (ii) Professional shall pay to Seacoast interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid in full) at a rate per annum equal to five percent (5%) over the “prime rate” (as published in the “Money Rates” column in The Wall Street Journal or, if not published therein, in another national financial publication selected by Seacoast) in effect on the date such overdue amount was originally required to be paid.
(d)   Assuming Professional and the Bank are not in breach of their obligations under this Agreement, including Sections 4.5 and 4.12, then the payment of the Termination Fee shall fully discharge Professional and the Bank from and be the sole and exclusive remedy of Seacoast with respect to, any and all losses that may be suffered by Seacoast based upon, resulting from or rising out of the circumstances giving rise to such termination of this Agreement under Section 7.4(a) or 7.4(b). In no event shall Professional be required to pay the Termination Fee on more than one occasion.

7.5   Entire Agreement.   Except as otherwise expressly provided herein, this Agreement (including the Company Disclosure Letter, Seacoast Disclosure Letter and the Exhibits) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than the Confidentiality Agreement, which shall remain in effect. The representations and warranties in this Agreement are the product of negotiations among the Parties hereto and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties hereto in accordance herewith without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties hereto of risks associated with particular matters regardless of the knowledge of any of the Parties hereto. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding any other provision hereof to the contrary, no consent, approval, or agreement of any third-party beneficiary will be required to amend, modify or waive any provision of the Agreement. Except for (a) the Indemnified Party’s rights under Section 4.15 and (b) if the Effective Time occurs, (i) the right of holders of Professional Common Stock to receive the Merger Consideration payable pursuant to this Agreement (following such holder’s compliance with Section 2.1), (ii) the right of each holder of a Professional Option to receive a Substitute SBC Option in accordance with Section 1.7, and (iii) the right of each holder of a Professional Stock Appreciation Right to receive Merger Consideration in accordance with Section 1.7 in accordance with Section 1.7, nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.
7.6   Amendments.   Before the Effective Time, this Agreement (including the Company Disclosure and the Exhibits) may be amended by a subsequent writing signed by each of the Parties, whether before or after the Professional Shareholder Approval has been obtained, except to the extent that any such amendment would require the approval of the shareholders of Professional, unless such required approval is obtained.
7.7   Waivers.
(a)   Prior to or at the Effective Time, either Party shall have the right to waive any Default in the performance of any term of this Agreement by the other Party, to waive or extend the time for the compliance or fulfillment by the other Party of any and all of such other Party’s obligations under this Agreement, and to waive any or all of the conditions precedent to its obligations under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No waiver by a Party shall be effective unless in writing signed by a duly authorized officer of such Party.
(b)   The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.
7.8   Assignment.   Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of each other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

7.9   Notices.   All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile or electronic transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the Persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:
Seacoast:	Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida 34994
Telecopy Number: (772) 288-6086
Attention: Charles M. Shaffer
Copy to Counsel (which shall not constitute notice):	Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
Telecopy Number: (404) 881-7777
Attention: Randolph A. Moore III
Company:	Professional Holding Corp.
5100 PGA Boulevard, Suite 101
Palm Beach Gardens, FL 33418
Attention: Abel Iglesias
Michael C. Sontag
Copy to Counsel (which shall not constitute notice):	Gunster, Yoakley & Stewart, P.A.
777 S. Flagler Drive, Suite 500 East
West Palm Beach, Florida 33401
Attention: Michael V. Mitrione
7.10   Governing Law and Venue.   This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida, without regard to any applicable principles of conflicts of Laws that would result in the application of the law of another jurisdiction, except that the Laws of the United States shall govern the consummation of the Bank Merger. The parties agree that any action to enforce this Agreement, as well as any action relating to or arising out of this Agreement, shall be brought and determined exclusively in the state or federal courts located in Palm Beach County, Florida. With respect to any such court action, each Party hereby (i) irrevocably submits to the personal jurisdiction of such courts, (ii) consents to service of process, (iii) consents to venue, and (iv) waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction, service of process, or venue. Each Party further agrees that the state or federal courts located in Palm Beach County, Florida are convenient forums for any dispute that may arise from this Agreement and that no Party shall raise as a defense that the dispute in such court is brought in an inconvenient forum or that the venue of such dispute is improper.
7.11   Counterparts.   This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Signatures of the Parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.
7.12   Captions.   The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.
7.13   Interpretations.   Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of the Parties.

7.14   Severability.   If any term or provision of this Agreement is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
7.15   Attorneys’ Fees.
In any action at law or suit in equity to enforce this Agreement or the rights of any of the Parties hereunder, the prevailing Party in such action or suit shall be entitled to receive its reasonable attorneys’ fees and costs and expenses incurred in such action or suit.
7.16.   Waiver of Jury Trial.
THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT ANY PARTY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY PROCEEDING, LITIGATION OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. IF THE SUBJECT MATTER OF ANY LAWSUIT IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY TO THIS AGREEMENT SHALL PRESENT AS A NONCOMPULSORY COUNTERCLAIM IN ANY SUCH LAWSUIT ANY CLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. FURTHERMORE, NO PARTY TO THIS AGREEMENT SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED.
7.17   Confidential Supervisory Information.   Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined or identified in 12 C.F.R. § 261.2(b) and 12 C.F.R. § 309.5(g)(8)) of a Governmental Entity by any party to this Agreement to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply.
7.18   Delivery by Electronic Transmission.   This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by e-mail delivery of a “.pdf” format data file or other electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of e-mail delivery of a “.pdf” format data file or other electronic means to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of e-mail delivery of a “.pdf” format data file or other electronic means as a defense to the formation of a contract and each party hereto forever waives any such defense.
[Signatures on Next Page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.
SEACOAST BANKING CORPORATION OF FLORIDA
By:	/s/ Charles M. Shaffer Charles M. Shaffer Chairman and Chief Executive Officer
SEACOAST NATIONAL BANK
By:	/s/ Charles M. Shaffer Charles M. Shaffer Chairman and Chief Executive Officer
PROFESSIONAL HOLDING CORP.
By:	/s/ Michael C. Sontag Michael C. Sontag Executive Vice President and General Counsel
PROFESSIONAL BANK
By:	/s/ Michael C. Sontag Michael C. Sontag Executive Vice President and General Counsel
[Signature Page to Agreement and Plan of Merger]

EXHIBIT A
PLAN OF MERGER AND MERGER AGREEMENT
THIS PLAN OF MERGER AND MERGER AGREEMENT (this “Agreement”) is made this [•] day of [•], 2022, between Seacoast National Bank, a national banking association, with its main office located at 815 Colorado Avenue, Stuart, FL 34994 (hereinafter referred to as “SNB” and the “Resulting Bank”), and Professional Bank, a Florida state-chartered bank, with its main office located at 396 Alhambra Circle, Suite 255, Coral Gables, FL 33134 (hereinafter referred to as “Professional Bank” and, together with SNB, the “Banks”).
WHEREAS, at least a majority of the entire Board of Directors of SNB has approved this Agreement and authorized its execution pursuant to the authority given by and in accordance with the provisions of The National Bank Act (the “Act”);
WHEREAS, at least a majority of the entire Board of Directors of Professional Bank has approved this Agreement and authorized its execution in accordance with the Act;
WHEREAS, Seacoast Banking Corporation of Florida, a Florida corporation (“SBC”), which owns all of the outstanding shares of SNB, and Professional Holding Corp., a Florida corporation (“Professional”), which owns all of the outstanding shares of Professional Bank, have entered into an Agreement and Plan of Merger (the “BHC Merger Agreement”), which, among other things, contemplates the merger of Professional with and into SBC, all subject to the terms and conditions of the BHC Merger Agreement (the “BHC Merger”);
WHEREAS, SBC, as the sole shareholder of SNB, and Professional, as the sole shareholder of Professional Bank, have approved this Agreement; and
WHEREAS, each of the Banks is entering into this Agreement to provide for the merger of Professional Bank with and into SNB, with SNB being the surviving bank of such merger transaction subject to, and as soon as practicable following, the closing of the BHC Merger.
NOW, THEREFORE, for and in consideration of the premises and the mutual promises and agreements herein contained, the parties hereto agree as follows:
SECTION 1
Subject to the terms and conditions of this Agreement and the closing of the BHC Merger, at the Effective Time (as defined below) and pursuant to the Act, Professional Bank shall be merged with and into SNB (the “Merger”). Upon consummation of the Merger, SNB shall continue its existence as the surviving bank and the Resulting Bank under the charter of the Resulting Bank and the separate corporate existence of Professional Bank shall cease. The closing of the Merger shall become effective at the time specified in the certificate of merger issued by the Office of the Comptroller of the Currency (the “OCC”) in connection with the Merger (such time when the Merger becomes effective, the “Effective Time”).
SECTION 2
The name of the Resulting Bank shall be “Seacoast National Bank” or such other name as such bank may adopt prior to the Effective Time. The Resulting Bank will exercise trust powers.
SECTION 3
The business of the Resulting Bank shall be that of a national banking association. This business initially shall be conducted by the Resulting Bank at its main office, which shall be located at 815 Colorado Avenue, Stuart, FL 34994, as well as all of the banking offices of SNB and the banking offices of Professional Bank that are acquired in the Merger (which such banking offices are set forth on Exhibit A to this Agreement and shall continue to conduct operations after the closing of the Merger as branch offices of the Resulting Bank). The savings accounts of the Resulting Bank will be issued by the Resulting Bank in accordance with the Act.

SECTION 4
At the Effective Time, the amount of issued and outstanding capital stock of the Resulting Bank shall be the amount of capital stock of SNB issued and outstanding immediately prior to the Effective Time. Preferred stock shall not be issued by the Resulting Bank. The authorized capital stock of SNB consists of 10,000,000 shares of common stock, par value $10.00 per share, 5,679,285 of which are issued and outstanding.
SECTION 5
All assets of Professional Bank and SNB, as they exist at the Effective Time, shall pass to and vest in the Resulting Bank without any conveyance or other transfer, and the Resulting Bank shall be considered the same business and corporate entity as each constituent bank with all the rights, powers and duties of each constituent bank, and the Resulting Bank shall be responsible for all the liabilities of every kind and description of each of Professional Bank and SNB existing as of the Effective Time, all in accordance with the provisions of the Act.
SECTION 6
SNB and Professional Bank shall each contribute to the Resulting Bank acceptable assets having a book value over and above liability to its creditors, in such amounts as set forth on the books of SNB and Professional Bank at the Effective Time.
SECTION 7
At the Effective Time, each outstanding share of common stock of Professional Bank shall be cancelled with no consideration being paid therefor.
Outstanding certificates representing shares of the common stock of Professional Bank shall, at the Effective Time, be cancelled.
SECTION 8
Upon the Effective Time, the then outstanding shares of common stock of SNB (the “SNB Common Stock”) shall continue to remain outstanding shares of SNB Common Stock, all of which shall continue to be owned by SBC.
SECTION 9
The directors of the Resulting Bank following the Effective Time shall consist of those directors of SNB as of the Effective Time, who shall serve until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. The executive officers of the Resulting Bank following the Effective Time shall consist of those executive officers of SNB as of the Effective Time, who shall serve until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.
SECTION 10
This Agreement has been approved by SBC, which owns all of the outstanding shares of SNB Common Stock and by Professional, which owns all of the outstanding shares of common stock of Professional Bank.
SECTION 11
The effectiveness of this Agreement is subject to satisfaction of the following terms and conditions:
(a)
The BHC Merger shall have closed and become effective.

(b)
The OCC shall have approved this Agreement and the Merger and shall have issued all other necessary authorizations and approvals for the Merger, and any statutory waiting period shall have expired.

(c)
The Merger may be abandoned at the election of SNB at any time, whether before or after filings are made for regulatory approval of the Merger.

SECTION 12
Each of the Banks hereby invites and authorizes the OCC to examine each of such Bank’s records in connection with the Merger.
SECTION 13
Effective as of the Effective Time, the Amended and Restated Articles of Association and Bylaws of the Resulting Bank shall consist of the Amended and Restated Articles of Association and Bylaws of SNB as in effect immediately prior to the Effective Time.
SECTION 14
This Agreement shall terminate if and at the time of any termination of the Plan of Merger.
SECTION 15
This Agreement embodies the entire agreement and understanding of the Banks with respect to the transactions contemplated hereby and supersedes all other prior commitments, arrangements or understandings, both oral and written, among the Banks with respect to the subject matter hereof.
The provisions of this Agreement are intended to be interpreted and construed in a manner so as to make such provisions valid, binding and enforceable. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or, if such provision cannot be modified or restricted in a manner so as to make such provision valid, binding and enforceable, then such provision shall be deemed to be excised from this Agreement and the validity, binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner.
No waiver, amendment, modification or change of any provision of this Agreement shall be effective unless and until made in writing and signed by the Banks. No waiver, forbearance or failure by any Bank of its rights to enforce any provision of this Agreement shall constitute a waiver or estoppel of such Bank’s right to enforce any other provision of this Agreement or a continuing waiver by such Bank of compliance with any provision hereof.
Except to the extent federal law is applicable hereto, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida without regard to principles of conflicts of laws.
This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Banks’ respective successors and permitted assigns.
Unless otherwise expressly stated herein, this Agreement shall not benefit or create any right of action in or on behalf of any person or entity other than the Banks.
This Agreement may be executed in counterparts (including by facsimile or optically-scanned electronic mail attachment), each of which shall be deemed to be original, but all of which together shall constitute one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have signed this Plan of Merger and Merger Agreement effective as of the date and year first set forth above.
SEACOAST NATIONAL BANK
By:
 Charles M. Shaffer
 Chairman and Chief Executive Officer
PROFESSIONAL BANK
By:
 Michael C. Sontag
 Executive Vice President and General Counsel
[Signature Page to Bank Merger Agreement]

EXHIBIT A
BANKING OFFICES OF THE RESULTING BANK
Main Office:
815 Colorado Avenue
Stuart, FL 34994
Professional Bank Branch Offices Acquired:
[TBD prior to Closing]
Name	Address	County	City	State	Zip	Service Type

EXHIBIT B
SHAREHOLDER SUPPORT AGREEMENT
THIS SHAREHOLDER SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of [•], 2022, by and among Seacoast Banking Corporation of Florida, a Florida corporation (“Buyer”), Professional Holding Corp., a Florida corporation (“Seller”), and each of the undersigned (i) directors of Seller and directors of Professional Bank (“Professional Bank”), or both that are beneficial owners of any shares of Seller Stock (as defined below), and (ii) executive officers of Seller, Professional Bank, or both that are beneficial owners of any shares of Seller Stock (each of (i) or (ii), a “Shareholder,” and collectively, the “Shareholders”).
RECITALS
WHEREAS, the Shareholders desire that Buyer and Seller consummate the transactions (the “Transactions”) set forth in that certain Agreement and Plan of Merger, dated as of [•], 2022 (as the same may be amended or supplemented, the “Merger Agreement”), by and among Buyer, Seacoast National Bank, Seller and Professional Bank, that provides for, among other things, the merger of Seller with and into Buyer (the “Merger”); and
WHEREAS, the Shareholders, Seller and Buyer are executing this Agreement as an inducement and condition to Buyer entering into, executing and performing the Merger Agreement and consummating the Transactions.
NOW, THEREFORE, in consideration of, and as a material inducement to, entering into and the execution and delivery by Buyer of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, hereby agree as follows:
1.   Representations and Warranties.   Each Shareholder represents and warrants to Buyer severally, but not jointly, as follows:
(a)   The Shareholder has voting power over the number of shares (“Shareholder’s Shares”) of the Class A common stock of Seller, par value $0.01 per share (“Seller Stock”), set forth below such Shareholder’s name on the signature page hereto. Except for the Shareholder’s Shares, the Shareholder does not have voting power over any shares of Seller Stock.
(b)   This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder, enforceable in accordance with its terms.
(c)   Neither the execution and delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Shareholder is a party or bound or to which the Shareholder’s Shares are subject. Consummation by the Shareholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Shareholder or the Shareholder’s Shares.
(d)   The Shareholder’s Shares and any certificates representing the Shareholder’s Shares are now, and at all times during the term hereof will be, held by the Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all pledges, liens, security interests, claims, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever (any such encumbrance, a “Lien”), except for (i) any such Liens arising hereunder, and (ii) Liens, if any, which have been previously disclosed in writing to Buyer and will be satisfied and released at Closing.
(e)   The Shareholder understands and acknowledges that Buyer entered into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement. The Shareholder acknowledges that the irrevocable proxy set forth in Section 4 of this Agreement is granted in consideration of the execution and delivery of the Merger Agreement by Buyer.

(f)   No broker, investment banker, financial adviser or other Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Shareholder.
(g)   The Shareholder represents that there are no outstanding or valid proxies or voting rights given to any Person in connection with Shareholder’s Shares.
2.   Voting Agreements.   The Shareholder agrees with, and covenants to, Buyer as follows:
(a)   At any meeting of shareholders of Seller called to vote upon the Merger Agreement, the Merger and the Transactions, and at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement, the Merger and the Transactions is sought (collectively, the “Shareholders’ Meeting”), the Shareholder shall vote (or cause to be voted) all of the Shareholder’s Shares in favor of the approval of the terms of the Merger Agreement, the Merger and each of the Transactions, and shall not grant any proxies to any third party, except where such proxies are expressly directed to vote in favor of the Merger Agreement, the Merger and the Transactions. The Shareholder hereby waives all notice and publication of notice of any Shareholders’ Meeting to be called or held with respect to the Merger Agreement, the Merger and the Transactions.
(b)   At any Shareholders’ Meeting or in any other circumstances upon which a Seller shareholder vote, consent or other approval is sought, the Shareholder shall vote (or cause to be voted) such Shareholder’s Shares against (i) any acquisition proposal, including, without limitation, any merger or exchange agreement or merger or exchange (other than the Merger Agreement, the Merger and the Transactions), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Seller; (ii) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Seller contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iii) any amendment of Seller’s articles of incorporation or bylaws or other proposal or transaction involving Seller or any of its Subsidiaries, which amendment or other proposal or transaction would in any manner delay, impede, frustrate, prevent or nullify the Merger Agreement, or any of the Transactions, other than an amendment or other proposal or transaction required by a regulatory authority or other Governmental Authority (each of the foregoing in clauses (i), (ii) or (iii) above, a “Competing Transaction”).
Shareholder further agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of Seller, to approve or adopt the Merger Agreement unless this Agreement shall have been terminated in accordance with its terms.
3.   Covenants.   The Shareholder agrees with, and covenants to, Buyer as follows:
(a)   Without the prior written consent of Buyer, the Shareholder shall not (i) “Transfer” (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, transfer, hypothecation or other disposition), or consent to any Transfer of, any or all of the Shareholder’s Shares or any interest therein, (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer of any or all of Shareholder’s Shares or any interest therein, (iii) grant or solicit any proxy, power of attorney or other authorization in or with respect to Shareholder’s Shares, except for this Agreement, (iv) deposit Shareholder’s Shares into a voting trust or enter into any voting agreement, arrangement or understanding with respect to Shareholder’s Shares for any purpose (other than to satisfy its obligations under this Agreement), or (v) initiate a shareholders’ vote or action by consent of Seller’s shareholders with respect to a Competing Transaction; provided, however, that the foregoing shall not preclude a Transfer in connection with bona fide estate planning purposes to the Shareholder’s affiliates or immediate family members, provided that as a condition to such Transfer, such affiliate or immediate family member shall execute an agreement that is identical to this Agreement (except to reflect the change in the ownership of the Shareholder’s Shares) and provided further, that the assigning Shareholder shall remain jointly and severally liable for any breaches by any of his or her affiliates or immediate family members of the terms hereof. The restriction on the Transfer of the Shareholder’s Shares set forth in this Section 3(a) shall terminate upon the first to occur of (x) the Effective Time of the Merger and the Transactions or (y) the date upon which the Merger Agreement is terminated in accordance with its terms.
(b)   The Shareholder hereby waives any rights of appraisal, or rights to dissent from the Merger or the Transactions that such Shareholder may have.
(c)   The Shareholder shall not, nor shall it permit any investment banker, attorney or other adviser or representative of the Shareholder to, directly or indirectly, (i) solicit, initiate, knowingly induce or encourage, or knowingly take an action to facilitate the making of the submission of any Competing Transaction, or (ii) except as provided in the Merger Agreement, participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transactions, other than the Merger or the Transactions contemplated by the Merger Agreement.
4.   Irrevocable Proxy.   Subject to the last sentence of this Section 4, by execution of this Agreement, Shareholder does hereby appoint Buyer with the full power of substitution and resubstitution, as Shareholder’s true and lawful attorney and irrevocable proxy, to the full extent of Shareholder’s rights with respect to Shareholder’s Shares, to vote each of such Shareholder Shares that Shareholder shall be entitled to so vote with respect to the matters set forth in Section 2 hereof at any Shareholders’ Meeting, and at any adjournment or postponement thereof, and in connection with any action of the shareholders of Seller taken by written consent. Shareholder intends this proxy to be irrevocable and coupled with an interest hereafter until the termination of this Agreement pursuant to the terms of Section 9 hereof and hereby revokes any proxy previously granted by Shareholder with respect to the Shareholder Shares. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the termination of this Agreement.
5.   Certain Events.   The Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shareholder’s Shares and shall be binding upon any person or entity to which legal or beneficial ownership of Shareholder’s Shares shall pass, whether by operation of law or otherwise, including the Shareholder’s successors or assigns. In the event of any stock split, stock dividend, merger, exchange, reorganization, recapitalization or other change in the capital structure of the Seller affecting the Seller Common Stock, or the acquisition of additional shares of Seller Stock or other voting securities of Seller by Shareholder, the number of shares of Seller Stock subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Seller Stock or other voting securities of the Seller issued to or acquired by the Shareholder.
6.   Specific Performance; Remedies; Attorneys’ Fees.   Shareholder acknowledges that it is a condition to the willingness of Buyer to enter into the Merger Agreement that Shareholder execute and deliver this Agreement and that it will be impossible to measure in money the damage to Buyer if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, irreparable damage will occur and Buyer will not have any adequate remedy at law. It is accordingly agreed that Buyer shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach or to prevent any breach and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. Seller agrees that it shall not oppose the granting of such relief on the basis that Buyer has an adequate remedy at law. In addition, any third party participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement and of the rights of Buyer hereunder, and any such participation by such third party with Shareholder in activities in violation of the Shareholder’s agreement with Buyer set forth in this Agreement may give rise to claims by Buyer against such third party and Buyer acknowledges that Shareholder may be responsible for any associated liabilities caused by such third party. In any legal action or other proceeding relating to this Agreement and the transactions contemplated hereby or if the enforcement of any provision of this Agreement is brought against either Party, the prevailing Party in such action or proceeding shall be entitled to recover all reasonable expenses relating thereto (including reasonable attorneys’ fees and expenses, court costs and expenses incident to arbitration, appellate and post-judgment proceedings) from the other Party, in addition to any other relief to which such prevailing Party may be entitled.

7.   Further Assurances.   The Shareholder shall, upon the request of the Buyer, promptly execute and deliver any additional documents and take such further actions as may reasonably be deemed by the Buyer to be necessary or desirable to carry out the provisions hereof and to vest in the Buyer the power to vote such Shareholder’s Shares as contemplated by Section 2 and 4 of this Agreement and the other irrevocable proxies provided herein.
8.   Confidentiality.   The undersigned recognizes and acknowledges that he or she may have access to certain confidential information of the Buyer and its subsidiaries (including that obtained from the Seller and its shareholders in connection with the Transactions), the Seller and its Subsidiaries and their shareholders, including, without limitation, customer lists, information regarding customers, confidential methods of operation, lending, credit information, organization, product/service formulas, pricing, mark-ups, commissions, information concerning techniques for use and integration of websites and other products/services, current and future development and expansion or contraction plans, sale/acquisition plans and contacts, marketing plans and contacts, information concerning the legal affairs of and information concerning the pricing of products and services, strategy, tactics and financial affairs and other information and that all such information constitutes valuable, special and unique property of the Buyer, the Seller and the Buyer’s shareholders. All such information, which shall exclude any information that is publicly known or hereafter becomes publicly known other than as a result of any action or omission by the undersigned, is herein referred to as “Confidential Information.” The undersigned will not disclose or directly or indirectly utilize in any manner any such Confidential Information for Shareholder’s own benefit or the benefit of anyone other than the Buyer and/or its shareholders during the term of this Agreement and for a period of two (2) years after the termination of this Agreement pursuant to Section 9; provided that the undersigned may disclose such Confidential Information as required by law, court order or other valid and appropriate legal process.
9.   Term of Agreement; Termination.   The term of this Agreement shall commence on the date hereof. This Agreement may be terminated at any time prior to consummation of the transactions contemplated by the Merger Agreement by the written consent of the parties hereto, and this Agreement shall be automatically terminated upon either (i) the termination of the Merger Agreement in accordance with its terms, or (ii) the consummation of the Merger. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination; provided further that the provisions of Section 8 of this Agreement shall remain in full force and effect regardless of any such termination pursuant to this Section 9.
10.   Severability.   In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purpose and intents of this Agreement.
11.   Miscellaneous.
(a)   Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement. As used herein, the singular shall include the plural and any reference to gender shall include all other genders. The terms “include,” “including” and similar phrases shall mean including without limitation, whether by enumeration or otherwise.
(b)   All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by reliable overnight delivery or by facsimile or electronic transmission to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to the Buyer or Seller, to the addresses set forth in Section 7.9 of the Merger Agreement; and (ii) if to the Shareholder, to its address shown below its signature on the last page hereof.
(c)   The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(d)   This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.
(e)   This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
(f)   This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Florida without regard to the applicable conflicts of laws principles thereof.
(g)   If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.
(h)   Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except as expressly contemplated by Section 3(a) of this Agreement. Any assignment in violation of the foregoing shall be void.
(i)   No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by all parties to this Agreement.
(j)   The parties acknowledge that nothing in this Agreement shall be interpreted to give rise to joint obligations among the Shareholders. No Shareholder shall be deemed to be in breach of this Agreement as a result of the actions of any other Shareholder.
(k)   Notwithstanding any other provision of this Agreement, the obligations of the Shareholder under this Agreement shall not be applicable in connection with an Acquisition Proposal that is a Superior Proposal, provided that Seller and its Affiliates have complied with the terms and conditions of the Merger Agreement, including Section 4.5 and 4.12 of the Merger Agreement.
(l)   Notwithstanding anything to the contrary in this Agreement and subject to the terms and conditions of the Merger Agreement, nothing herein is intended or shall be construed or require the Shareholder, in his or her capacity as a director, officer, or employee of the Company, to act or fail to act in accordance with his or her fiduciary duties as a director or officer.
[Signature Pages Follow.]

IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the day and year first above written.
SELLER:
PROFESSIONAL HOLDING CORP.
By:
 Name: Michael C. Sontag
 Title:   Executive Vice President and General Counsel
BUYER:
SEACOAST BANKING CORPORATION OF FLORIDA
By:
 Name: Charles M. Shaffer
 Title:   Chairman and Chief Executive Officer
[Signatures Continue on Following Page]
[Signature Page to Shareholder Support Agreement]

SHAREHOLDER:

Name:
Address:

Number of Shares of Class A Common Stock Over Which Shareholder Has Voting Power and Capacity of Ownership (including any Shares that are converted as a result of the Merger):

[Signature Page to Shareholder Support Agreement]

EXHIBIT C
CLAIMS LETTER
[•], 2022
Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida 34994
Attention: Charles M. Shaffer
Ladies and Gentlemen:
This claims letter (this “Claims Letter”) is delivered pursuant to Section 4.17 of that certain Agreement and Plan of Merger, dated as of [•], 2022 (as the same may be amended or supplemented, the “Merger Agreement”), by and among Seacoast Banking Corporation of Florida, a Florida corporation (“Buyer”), Seacoast National Bank, a national banking association and wholly owned subsidiary of Buyer, Professional Holding Corp., a Florida corporation (“Seller”) and Professional Bank, a Florida state-chartered bank and wholly owned subsidiary of Seller. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Merger Agreement.
Concerning claims which the undersigned may have against Seller or Buyer or any of their respective Subsidiaries in all capacities, whether as an officer, director, employee, partner, controlling person or Affiliate or otherwise of Seller, Professional Bank or any Seller entity, and in consideration of the premises, and the mutual covenants contained herein and in the Merger Agreement and the mutual benefits to be derived hereunder and thereunder, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned, intending to be legally bound, hereby affirms and agrees to the following in each and every such capacity of the undersigned.
1.   Claims.   The undersigned does not have, and is not aware of, any claims he or she might have against Seller or Buyer or any of their respective Subsidiaries, except for: (i) compensation and related benefits for services rendered that have been accrued but not yet paid in the ordinary course of business consistent with past practice or other contract rights relating to employment or other benefits that are contemplated under existing contracts and agreements with Seller or Professional Bank or that are contemplated by Section 4.20 of the Merger Agreement; (ii) contract rights, underwritten loan commitments and agreements between the undersigned and Seller, specifically limited to possible future advances in accordance with the terms of such commitments or agreements; (iii) certificates of deposit and deposit accounts; (iv) fees owed on account of any services rendered by the undersigned that have been accrued but not yet paid in the ordinary course of business consistent with past practice; (v) checks issued by any other depositor of Professional Bank; (vi) any rights that the undersigned has or may have under the Merger Agreement including, without limitation, the indemnification rights set forth in Section 4.15 thereof; (vii) amounts payable to the undersigned pursuant to the Merger Agreement or any ancillary document referred to therein in his or her capacity as a shareholder of Seller or as an officer or director of Seller or a holder of a Professional Equity Award; and (viii) any exempt claims under Sections 1(i) through 1(vii) that arise or become known to the undersigned after the date of this Claims Letter but prior to Closing (collectively, the “Disclosed Claims”).
2.   Releases and Assignment.   Upon the Closing, the undersigned hereby fully, finally and irrevocably releases and forever discharges Seller, Professional Bank, Buyer, Seacoast National Bank and all other Seller entities and Buyer entities, and their respective directors, officers, employees, agents, attorneys, representatives, Subsidiaries, partners, Affiliates, controlling persons and insurers in their capacities as such, and their respective successors and assigns, and each of them (hereinafter, individually and collectively, the “Releasees”) of and from any and all liabilities, losses, claims, demands, debts, accounts, covenants, agreements, obligations, costs, expenses, actions or causes of action of every nature, character or description, now accrued or which may hereafter accrue, without limitation and whether or not in law, equity or otherwise, based in whole or in part on any known or unknown facts, conduct, activities, transactions, events or occurrences, matured or unmatured, contingent or otherwise, which have or allegedly have existed, occurred, happened, arisen or transpired from the beginning of time to the date of the closing of the transactions contemplated by the Merger Agreement, except for the Disclosed Claims (collectively, the “Claims”). The undersigned further irrevocably releases, discharges, transfers and assigns to Buyer, as successor to Seller, respectively, all claims, actions, rights, title and interests of the undersigned in and to any and all software, databases, records, files, data, information and hardware, and any and all intellectual property (including, but not limited to, any and all patent, copyright, trademark, trade secret, know-how, confidential information, and other proprietary rights, and all registrations and applications directed to any of the foregoing) of any nature whatsoever, conceived, reduced to practice, invented, created, authored, designed, developed, issued, registered, applied for, licensed or used by or for the undersigned or the Seller, Professional Bank or any Seller entity, in any case in connection with the Seller’s (or Seller entity’s) business (which shall also be considered to be Claims). The undersigned represents, warrants and covenants that no Claim released, discharged, transferred or assigned herein has been transferred, sold or assigned, expressly, impliedly, by operation of law or otherwise, and that all Claims released, discharged, transferred or assigned hereby are owned solely and exclusively by the undersigned, which has the sole authority to release, discharge, transfer and assign them to Buyer, as the successor to Seller. The undersigned agrees, without any further consideration, to execute any and all other documents requested by the Buyer or the Seller necessary in order to carry out or evidence the release, discharge, transfer or assignment, or other intent, of this Claims Letter.
3.   Forbearance.   The undersigned shall forever refrain and forebear from commencing, instituting, prosecuting or making any lawsuit, action, claim or proceeding before or in any court, Regulatory Authority, Governmental Authority, taxing authority arbitral or other authority to collect or enforce any Claims which are released and discharged hereby.
4.   Miscellaneous.
(a)   This Claims Letter shall be governed by, and construed in accordance with, the laws of the State of Florida without regard to conflict of laws principles (other than the choice of law provisions thereof).
(b)   This Claims Letter contains the entire agreement between the parties with respect to the Claims released hereby, and such Claims Letter supersedes all prior agreements, arrangements or understandings (written or otherwise) with respect to such Claims, and no representation or warranty, oral or written, express or implied, has been made by or relied upon by any party hereto, except as expressly contained herein, or in the Merger Agreement.
(c)   This Claims Letter shall be binding upon and inure to the benefit of the undersigned and the Releasees and their respective heirs, legal representatives, successors and assigns.
(d)   In any legal action or other proceeding relating to this Claims Letter and the transactions contemplated hereby or if the enforcement of any right or benefit provided by this Claims Letter is brought against a party, the prevailing party in any such litigation pursuant to which an arbitral panel, court or other Governmental Authority issues a final order, judgment, decree or award granting substantially the relief sought shall be entitled upon demand to be paid by the other party all reasonable costs incurred in connection with such litigation, including the reasonable legal fees and charges of counsel, court costs and expenses incident to arbitration, appellate and post-judgement proceedings, provided no party shall be entitled to any punitive or exemplary damages, which are hereby waived.
(e)   IN ANY CIVIL ACTION, COUNTERCLAIM, PROCEEDING, OR LITIGATION, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS, OR RELATES TO THIS CLAIMS LETTER, ANY AND ALL TRANSACTIONS CONTEMPLATED BY THIS CLAIMS LETTER, THE PERFORMANCE OF THIS CLAIMS LETTER, OR THE RELATIONSHIP CREATED BY THIS CLAIMS LETTER, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS CLAIMS LETTER WITH ANY COURT, AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THIS CLAIMS LETTER OF THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. NEITHER

PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS TO OR BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS PROVISION. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS JURY WAIVER PROVISION. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS OWN COUNSEL WITH RESPECT TO THE TRANSACTIONS GOVERNED BY THIS CLAIMS LETTER AND SPECIFICALLY WITH RESPECT TO THE TERMS OF THIS SECTION.
(f)   This Claims Letter may not be modified, amended or rescinded except by the written agreement of the undersigned and the Buyer, it being the express understanding of the undersigned and the Releasees that no term hereof may be waived by the action, inaction or course of dealing by or between the undersigned or the Releasees, except in strict accordance with this paragraph, and further that the waiver of any breach of this Claims Letter shall not constitute or be construed as the waiver of any other breach of the terms hereof.
(g)   The undersigned represents, warrants and covenants that he or she is fully aware of his or her rights to discuss any and all aspects of this matter with any attorney he or she chooses, and that the undersigned has carefully read and fully understands all the provisions of this Claims Letter, and that the undersigned is voluntarily entering into this Claims Letter.
(h)   This Claims Letter shall only become effective upon the consummation of the Merger, and once this Claims Letter becomes effective, its operation to extinguish all of the Claims released hereby shall not be dependent on or affected by the performance or non-performance of any subsequent act by the undersigned or the Releasees.
[Signature Page Follows.]

Sincerely,

Signature of Officer or Director

Printed Name of Officer or Director
On behalf of Releasees, the undersigned thereunto duly authorized, acknowledges receipt of this letter as of [•], 2022.
SEACOAST BANKING CORPORATION OF FLORIDA
By:
Name: Charles M. Shaffer
Title:   Chairman and Chief Executive Officer
[Signature Page to Claims Letter]

EXHIBIT D-1
RESTRICTIVE COVENANT AGREEMENT
(EXECUTIVE OFFICER)
THIS RESTRICTIVE COVENANT AGREEMENT (the “Agreement”) is made and entered into as of [•], 2022, by and between Seacoast Banking Corporation of Florida, a Florida corporation (“Buyer”), and the undersigned executive officer (“Employee”) of Professional Holding Corp., a Florida corporation (“Professional”) and/or Professional Bank, a Florida state-chartered bank and wholly owned subsidiary of Professional (the “Bank” and collectively with Professional, “Seller”) and shall become effective as of the Effective Time of the Merger as provided in the Merger Agreement (defined below).
WHEREAS, Buyer, Seacoast National Bank, a national banking association and wholly owned subsidiary of Buyer (“SNB”), Professional and the Bank are parties to that certain Agreement and Plan of Merger, dated as of [•], 2022, as the same may be amended or supplemented (the “Merger Agreement”), that provides for, among other things, the merger of Professional with and into Buyer (the “Merger”), and the subsequent merger of the Bank with and into SNB (the “Bank Merger”);
WHEREAS, Employee is a shareholder of Professional and/or officer of Professional and/or the Bank;
WHEREAS, as a result of the Merger and pursuant to the transactions contemplated by the Merger Agreement, Employee and/or an Affiliate of Employee is selling shares of Professional Common Stock held by Employee and/or the Employee’s Affiliate to Buyer and will receive Merger Consideration from Buyer in exchange for such shares;
WHEREAS, Employee is in possession of trade secrets and valuable confidential business information of Seller, and has substantial relationships with its banking customers;
WHEREAS, prior to the date hereof, Employee has served as a manager of Seller, and, therefore, Employee has knowledge of the Confidential Information (hereinafter defined) and/or relationships with the Seller’s executives, customers, and customer goodwill;
WHEREAS, the Employee acknowledges that the Buyer has legitimate business interests to justify the enforcement of this Agreement;
WHEREAS, as a result of the Merger and the Bank Merger, Buyer will acquire substantial customer relationships from Seller and succeed to all of the Confidential Information, for which Buyer, as of the Effective Time, will have paid valuable consideration and desires reasonable protection; and
WHEREAS, the Merger Agreement contemplates that, upon the execution and delivery of the Merger Agreement by Seller, as a condition and inducement to the willingness of Buyer and SNB to enter into the Merger Agreement, Employee will enter into and perform this Agreement.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, including, without limitation, the Merger Consideration to be received by Employee and/or the Employee’s Affiliate, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:
1.   Certain Definitions.
(a)   “Affiliated Company” means any company or entity controlled by, controlling or under common control with Buyer or Seller.
(b)   “Confidential Information” means all information regarding Seller, Buyer, SNB and their respective Affiliated Companies and any of their respective activities, businesses or customers that is not generally known to persons not employed by Seller, Buyer, SNB or their respective Affiliated Companies, and that is not generally disclosed publicly to persons not employed by Seller, Buyer, SNB or their respective Affiliated Companies (except to applicable regulatory authorities and/or pursuant to confidential or other relationships where there is no expectation of public disclosure or use by third Persons). “Confidential Information” shall include, without limitation, all customer information, customer identity and customer lists, confidential methods of operation, lending and credit information, banking and financial information about customers and employees, commissions, mark-ups, product/service formulas, information concerning techniques for use and integration of websites and other products/services, proprietary computer systems and databases (and their contents) such as the Bank’s RPS system, current and future development and expansion or contraction plans of Seller, Buyer, SNB, or their respective Affiliated Companies, sale/acquisition plans and contacts, marketing plans and contacts, information concerning the legal affairs of and information concerning the pricing of products and services, strategy, tactics and financial affairs of Seller, Buyer, SNB, or their respective Affiliated Companies. “Confidential Information” also includes any “confidential information,” “trade secrets,” or any equivalent term under any applicable federal, state, or local law. “Confidential Information” shall not include information that (i) has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of Seller, Buyer or SNB or their respective Affiliated Companies or any duty owed to any of them; or (ii) is independently developed by a person or entity without reference to or use of Confidential Information. Employee acknowledges and agrees that the trading in Buyer or Seller securities using Confidential Information or other non-public information may violate federal and state securities laws.
(c)   Capitalized terms used but not defined herein shall have the same meanings provided in the Merger Agreement.
2.   Restrictive Covenants.
(a)   Nondisclosure of Confidential Information.   From the Effective Time and thereafter for so long as such information remains Confidential Information, Employee shall not directly or indirectly transmit or disclose any Confidential Information to any Person, or use or permit others to use any such Confidential Information, directly or indirectly, for any purpose, without the prior express written consent of the Chief Executive Officer of Buyer, which consent may be withheld in the sole discretion of Buyer’s Chief Executive Officer. Anything herein to the contrary notwithstanding, Employee shall not be restricted from disclosing information that is required to be disclosed by law, court order or other valid and appropriate legal process; provided, however, that in the event such disclosure is required by law, Employee shall (i) if allowed by law or legal process, provide Buyer with prompt notice of such requirement so that Buyer may seek an appropriate protective order prior to any such required disclosure by Employee; and (ii) use commercially reasonable efforts to obtain assurances that any Confidential Information disclosed will be accorded confidential treatment; provided, further, that no such notice or efforts shall be required in connection with any routine audit or investigation by any Governmental Authority or taxing authority that does not expressly reference Seller, Buyer, SNB or any of their respective Affiliated Companies. If, in the absence of a required waiver or protective order, Employee is nonetheless, in the good faith written opinion of his legal counsel, required to disclose Confidential Information, disclosure may be made only as to that portion of the Confidential Information that counsel advises Employee is required to be disclosed.
(b)   Nonrecruitment of Employees.   Employee hereby agrees that, for two (2) years following the Effective Time or for two (2) years following Employee’s affiliation with Buyer or SNB as an officer, employee, or consultant (whichever period is longer), Employee shall not, without the prior written consent of the Buyer’s Chief Executive Officer, which consent may be withheld at the sole discretion of the Buyer’s Chief Executive Officer, directly or indirectly solicit or recruit or attempt to solicit or recruit for employment or encourage to leave employment with Buyer or any of its Affiliated Companies, on his or her own behalf or on behalf of any other Person, (i) any then-current employee of Buyer or any of its Affiliated Companies or (ii) any employee of Seller who worked at Seller or any of its Affiliated Companies during Employee’s services as a manager of Seller or any Seller Affiliated Company and who has not ceased employment for a minimum of a six month period with Buyer, Seller, or any Affiliated Companies, as applicable. It is acknowledged that general advertisements shall not be deemed to violate this provision.
(c)   Nonsolicitation of Customers.   Employee hereby agrees that, for two (2) years following the Effective Time or for two (2) years following Employee’s affiliation with Buyer or SNB as an officer, employee, or consultant (whichever period is longer), Employee shall not, without the prior written consent of the Buyer’s Chief Executive Officer, which consent may be withheld at the sole discretion of

Buyer’s Chief Executive Officer, directly or indirectly, on behalf of himself, herself or of anyone other than Seller, Buyer, SNB or any Affiliated Company, in the Restricted Area (as defined in Section 2(d) below), solicit or attempt to solicit any customer or client of Seller for the purpose of either (i) providing any Business Activities (as defined in Section 2(d)) or (ii) inducing such customer or client to cease, reduce, restrict or divert its business with Seller, Buyer, SNB or any Affiliated Company. It is acknowledged that general advertisements shall not be deemed to violate this provision.
(d)   Noncompetition.   Employee hereby agrees that, for two (2) years following the Effective Time or for two (2) years following Employee’s affiliation with Buyer or SNB as an officer, employee, or consultant (whichever period is longer), Employee shall not Compete (as defined herein) against Buyer, SNB, or any of their Affiliated Companies in the Restricted Area without the prior written consent of Buyer’s Chief Executive Officer, which consent may be withheld at the sole discretion of Buyer’s Chief Executive Officer. For purposes of this Agreement, “Compete” means to engage or participate in Business Activities (or to prepare to engage or participate in Business Activities) on Employee’s own behalf, or with, for, or on behalf of (i) any other financial institution as an officer, director, manager, owner, partner, joint venture, consultant, independent contractor, employee, or shareholder of, or (ii) any other Person, business, or enterprise. For purposes of this Agreement, “Business Activities” shall be any business activities conducted by Buyer, Seller, SNB, or any of their Affiliated Companies, which includes commercial or consumer loans and extensions of credit, letters of credit, commercial and consumer deposits and deposit accounts, securities repurchase agreements and sweep accounts, cash management services, money transfer and bill payment services, internet or electronic banking, automated teller machines, IRA and retirement accounts, commercial or consumer mortgage loans, and commercial or consumer home equity lines of credit. For purposes of this Agreement, the “Restricted Area” means each and any county where the Buyer, SNB, Bank or any of their Affiliated Companies (i) operates a banking office, or (ii) has operated a banking office within the preceding 12 months, or (iii) is actively engaged in providing Business Activities to customers. Nothing in this Section 2(d) shall prohibit Employee from acquiring or holding, for investment purposes only, less than five percent (5%) of the outstanding securities of any company or business organization which may compete directly or indirectly with Seller, Buyer, SNB or any of their Affiliated Companies. Nothing in this Agreement shall prohibit Employee or any of such Employee’s Affiliated Companies from continuing to hold outstanding securities of an entity that engages in Business Activities; provided that, such securities were held by the Employee or any of such Employee’s Affiliated Company as of the date of this Agreement.
(e)   Enforceability of Covenants.   Employee acknowledges and agrees that the covenants in this Agreement are direct consideration for a sale of a business and should be governed by standards applicable to restrictive covenants entered into in connection with a sale of a business. Employee acknowledges that each of Buyer, SNB and its Affiliated Companies have a current and future expectation of business within the Restricted Area and from the current and proposed customers of Seller that are derived from the acquisition of Seller by Buyer. Employee acknowledges that the term, geographic area, and scope of the covenants set forth in this Agreement are reasonable, and agrees that he will not, in any action, suit or other proceeding, deny the reasonableness of, or assert the unreasonableness of, the premises, consideration or scope of the covenants set forth herein. Employee agrees that his position as an Employee of Professional and/or the Bank involves duties and authority relating to all aspects of the Business Activities and all of the Restricted Area. Employee further acknowledges that complying with the provisions contained in this Agreement will not preclude him from engaging in a lawful profession, trade or business, or from becoming gainfully employed. Employee and Buyer agree that Employee’s obligations under the above covenants are separate and distinct under this Agreement, and the failure or alleged failure of the Buyer to perform its obligations under any other provision of this Agreement shall not constitute a defense to the enforceability of this covenant. Employee and Buyer agree that if any portion of the foregoing provisions is deemed to be unenforceable because the geography, time or scope of activities restricted is deemed to be too broad, the court shall be authorized to substitute for the overbroad term an enforceable term that will enable the enforcement of the covenants to the maximum extent possible under applicable law. Employee acknowledges and agrees that any breach or threatened breach of this covenant will result in irreparable damage and injury to the Buyer, SNB and their Affiliated Companies and that damages arising out of such breach would be difficult to ascertain. Employee hereby agrees that, in addition to all other remedies provided at law or in equity,

Buyer will be entitled to exercise all rights including, without limitation, obtaining one or more temporary restraining orders, injunctive relief and other equitable relief, including specific performance in the event of any breach or threatened breach of this Agreement, without the necessity of posting any bond or security (all of which are waived by the Employee), and to exercise all other rights or remedies, at law or in equity, including, without limitation, the rights to damages.
3.   Successors.
(a)   This Agreement is personal to Employee, is not assignable by Employee, and none of Employee’s duties hereunder may be delegated.
(b)   This Agreement may be assigned by, and shall be binding upon and inure to the benefit of the Buyer, SNB and any of their Affiliated Companies and their successors and assigns.
4.   Miscellaneous.
(a)   Waiver.   No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and Buyer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time.
(b)   Severability.   If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.
(c)   Attorneys’ Fees.   In any legal action or other proceeding relating to this Agreement and the transactions contemplated hereby or if the enforcement of any right or benefit provided by this Agreement is brought against a Party, the prevailing Party in any such legal action or other proceeding pursuant to which an arbitral panel, court or other Governmental Authority issues a final order, judgment, decree or award granting substantially the relief sought shall be entitled upon demand to be paid by the other Party, all reasonable costs incurred in connection with such legal action or other proceeding, including the reasonable legal fees and charges of counsel, court costs and expenses incident to arbitration, appellate and post-judgment proceedings, provided no party shall be entitled to any punitive or exemplary damages, which are hereby waived.
(d)   Governing Law and Forum Selection.   Buyer and Employee agree that this Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Florida without giving effect to its conflicts of law principles, and that any and all disputes arising out of or relating to this Agreement shall be brought and exclusively maintained in the 19th Circuit Court in and for Martin County, Florida, Stuart Division. With respect to any such court action, Employee hereby (i) irrevocably submits to personal jurisdiction of such courts; (ii) consents to service of process; (iii) consents to venue; and (iv) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction, service of process, or venue. Both parties hereto further agree that the court identified in this Agreement is a convenient forum for any dispute that may arise herefrom and that neither party shall raise as a defense that such courts are not convenient forums.
(e)   Notices.   All notice, consent, demand, request or other communication given to a party hereto in connection with this Agreement shall be in writing and shall be deemed to have been given such party (i) when delivered personally to such party or (ii) provided that a written acknowledgement of receipt is obtained, five (5) days after being sent by prepaid certified or registered mail or two (2) days after being sent by a nationally recognized overnight courier, to the address (if any) specified below for such party (or to such other address that such party shall have specified by ten (10) days’ advance notice given in accordance with this Section 4(e)).

To Buyer:
Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida 34994
Attention: Charles M. Shaffer

To Employee:
To the address set forth under such Employee’s name on the signature page of this Agreement

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.
(f)   Amendments and Modifications.   This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.
(g)   Entire Agreement.   Except as provided herein, this Agreement contains the entire agreement between Buyer and Employee with respect to the subject matter hereof and, from and after the date hereof, this Agreement shall supersede any prior agreement, understanding and arrangement, oral or written, between the parties with respect to the subject matter hereof.
(h)   Counterparts.   This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.
(i)   Termination.   If the Merger Agreement is terminated in accordance with Article 6 thereof, this Agreement shall become null and void.
[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.
BUYER:
SEACOAST BANKING CORPORATION OF FLORIDA
By: Name: Charles M. Shaffer Title: Chairman and Chief Executive Officer
EMPLOYEE:

Name:
Address:

[Signature Page to Restrictive Covenant Agreement (Executive Officer)]

EXHIBIT D-2
RESTRICTIVE COVENANT AGREEMENT
(DIRECTOR)
THIS RESTRICTIVE COVENANT AGREEMENT (the “Agreement”) is made and entered into as of [•], 2022, by and between Seacoast Banking Corporation of Florida, a Florida corporation (“Buyer”), and the undersigned director (“Director”) of Professional Holding Corp., a Florida corporation (“Professional”) and/or Professional Bank, a Florida state-chartered bank and wholly owned subsidiary of Professional (the “Bank” and collectively with Professional, “Seller”) and shall become effective as of the Effective Time of the Merger as provided in the Merger Agreement (defined below).
WHEREAS, Buyer, Seacoast National Bank, a national banking association and wholly owned subsidiary of Buyer (“SNB”), Professional and the Bank are parties to that certain Agreement and Plan of Merger, dated as of [•], 2022, as the same may be amended or supplemented (the “Merger Agreement”), that provides for, among other things, the merger of Professional with and into Buyer (the “Merger”), and the subsequent merger of the Bank with and into SNB (the “Bank Merger”);
WHEREAS, as a result of the Merger and pursuant to the transactions contemplated by the Merger Agreement, Director acknowledges and agrees that he or she will derive significant financial and/or other benefits from the consummation of the transactions contemplated by the Merger Agreement;
WHEREAS, prior to the date hereof, Director has served as a member of the Board of Directors of Seller, and, therefore, Director has knowledge of the Confidential Information (hereinafter defined), has substantial relationships with the Seller’s executives, customers, and customer goodwill, and/or is in possession of trade secrets and valuable confidential business information of Seller;
WHEREAS, the Director acknowledges that the Buyer has legitimate business interests to justify the enforcement of this Agreement;
WHEREAS, as a result of the Merger and the Bank Merger, Buyer will acquire substantial customer relationships from Seller and succeed to all of the Confidential Information, for which Buyer, as of the Effective Time, will have paid valuable consideration and desires reasonable protection; and
WHEREAS, the Merger Agreement contemplates that, upon the execution and delivery of the Merger Agreement by Seller, as a condition and inducement to the willingness of Buyer and SNB to enter into the Merger Agreement, Director will enter into and perform this Agreement.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, including, without limitation, the Merger Consideration to be received by Director and/or the Director’s Affiliate, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:
1.   Certain Definitions.
(a)   “Affiliated Company” means any company or entity controlled by, controlling or under common control with Buyer or Seller.
(b)   “Confidential Information” means all information regarding Seller, Buyer, SNB and their respective Affiliated Companies and any of their respective activities, businesses or customers that is not generally known to persons not employed by Seller, Buyer, SNB or their respective Affiliated Companies, and that is not generally disclosed publicly to persons not employed by Seller, Buyer, SNB, or their respective Affiliated Companies (except to applicable regulatory authorities and/or pursuant to confidential or other relationships where there is no expectation of public disclosure or use by third Persons). “Confidential Information” shall include, without limitation, all customer information, customer identity and customer lists, confidential methods of operation, lending and credit information, banking and financial information about customers and employees, commissions, mark-ups, product/service formulas, information concerning techniques for use and integration of websites and other products/services, proprietary computer systems and databases (and their contents) such as the Bank’s RPS system, current and future development and expansion or contraction plans of Seller, Buyer, SNB, or their respective Affiliated Companies, sale/acquisition plans and contacts, marketing plans and contacts, information concerning the legal affairs of and information concerning the pricing of products and services, strategy, tactics and financial affairs of Seller, Buyer, SNB, or their respective Affiliated Companies. “Confidential Information” also includes any “confidential information,” “trade secrets,” or any equivalent term under any applicable federal, state, or local law. “Confidential Information” shall not include information that (i) has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of Seller, Buyer or SNB or their respective Affiliated Companies or any duty owed to any of them; or (ii) is independently developed by a person or entity without reference to or use of Confidential Information. Director acknowledges and agrees that the trading in Buyer or Seller securities using Confidential Information or other non-public information may violate federal and state securities laws.
(c)   Capitalized terms used but not defined herein shall have the same meanings provided in the Merger Agreement.
2.   Restrictive Covenants.
(a)   Nondisclosure of Confidential Information.   For three (3) years after the Effective Time, Director shall not directly or indirectly transmit or disclose any Confidential Information to any Person, or use or permit others to use any such Confidential Information, directly or indirectly, for any purpose, without the prior express written consent of the Chief Executive Officer of Buyer, which consent may be withheld in the sole discretion of Buyer’s Chief Executive Officer. Anything herein to the contrary notwithstanding, Director shall not be restricted from disclosing information that is required to be disclosed by law, court order or other valid and appropriate legal process; provided, however, that in the event such disclosure is required by law, Director shall (i) if allowed by law or legal process, provide Buyer with prompt notice of such requirement so that Buyer may seek an appropriate protective order prior to any such required disclosure by Director; and (ii) use commercially reasonable efforts to obtain assurances that any Confidential Information disclosed will be accorded confidential treatment; provided, further, that no such notice or efforts shall be required in connection with any routine audit or investigation by any Governmental Authority or taxing authority that does not expressly reference Seller, Buyer, SNB or any of their respective Affiliated Companies. If, in the absence of a required waiver or protective order, Director is nonetheless, in the good faith written opinion of Director’s legal counsel, required to disclose Confidential Information, disclosure may be made only as to that portion of the Confidential Information that counsel advises Director is required to be disclosed.
(b)   Nonrecruitment of Employees.   Director hereby agrees that, for three (3) years following the Effective Time or for three (3) years following Director’s affiliation with Buyer or SNB as a director, employee, or consultant (whichever period is longer), Director shall not, without the prior written consent of the Buyer’s Chief Executive Officer, which consent may be withheld in the sole discretion of Buyer’s Chief Executive Officer, directly or indirectly solicit or recruit or attempt to solicit or recruit for employment or encourage to leave employment with Buyer or any of its Affiliated Companies, on his or her own behalf or on behalf of any other Person, (i) any then-current employee of Buyer or any of its Affiliated Companies or (ii) any employee of Seller who worked at Seller or any of its Affiliated Companies during Director’s services as a director of Seller or any Seller Affiliated Company and who has not ceased employment for a minimum of a six month period with Buyer, Seller, or any Affiliated Companies, as applicable. It is acknowledged that general advertisements shall not be deemed to violate this provision.
(c)   Nonsolicitation of Customers.   Director hereby agrees that, for three (3) years following the Effective Time or for three (3) years following Director’s affiliation with Buyer or SNB as a director, employee, or consultant (whichever period is longer), Director shall not, without the prior written consent of the Buyer’s Chief Executive Officer, which consent may be withheld in the sole discretion of Buyer’s Chief Executive Officer, directly or indirectly, on behalf of himself, herself, or of anyone other than Seller, Buyer, SNB, or any Affiliated Company, in the Restricted Area (as defined in Section 2(d) below), solicit or attempt to solicit any customer or client of Seller for the purpose of either (i) providing any Business Activities (as defined in Section 2(d)) or (ii) inducing such customer or client to cease, reduce, restrict, or divert its business with Seller, Buyer, SNB, or any Affiliated Company. It is acknowledged that general advertisements shall not be deemed to violate this provision.

(d)   Noncompetition.   Director hereby agrees that, for three (3) years following the Effective Time or for three (3) years following Director’s affiliation with Buyer or SNB as a director, employee, or consultant (whichever period is longer), Director shall not Compete (as defined herein) against Buyer, SNB, or any of their Affiliated Companies in the Restricted Area without the prior written consent of Buyer’s Chief Executive Officer, which consent shall not be unreasonably withheld; provided, however, Buyer’s Chief Executive Officer shall be deemed to have provided prior written consent to the activities of Director described in Schedule I attached hereto and such activities shall not (as the date hereof or during the term of this Agreement) be deemed to be a breach of this Agreement. For purposes of this Agreement, “Compete” means to engage or participate in Business Activities (or to prepare to engage or participate in Business Activities) on Director’s own behalf, or with, for or on behalf of (i) any other financial institution as an officer, director, manager, owner, partner, joint venture, consultant, independent contractor, employee, or shareholder of, or (ii) any other Person, business, or enterprise. For purposes of this Agreement, “Business Activities” shall be any business activities conducted by Buyer, Seller, SNB, or any of their Affiliated Companies, which includes commercial or consumer loans and extensions of credit, letters of credit, commercial and consumer deposits and deposit accounts, securities repurchase agreements and sweep accounts, cash management services, money transfer and bill payment services, internet or electronic banking, automated teller machines, IRA and retirement accounts, commercial or consumer mortgage loans, and commercial or consumer home equity lines of credit. For purposes of this Agreement, the “Restricted Area” means each and any county where the Buyer, SNB, Bank, or any of their Affiliated Companies (i) operates a banking office, or (ii) has operated a banking office within the preceding 12 months, or (iii) is actively engaged in providing Business Activities to customers. Nothing in this Section 2(d) shall prohibit Director from acquiring or holding, for investment purposes only, less than five percent (5%) of the outstanding securities of any company or business organization which may compete directly or indirectly with Seller, Buyer, SNB, or any of their Affiliated Companies. Nothing in this Agreement shall prohibit a Director or any of such Director’s Affiliated Companies from continuing to hold outstanding securities of an entity that engages in Business Activities; provided that such securities were held by the Director or any of such Director’s Affiliated Company as of the date of this Agreement.
(e)   Enforceability of Covenants.   Director acknowledges and agrees that the covenants in this Agreement are direct consideration for a sale of a business and should be governed by standards applicable to restrictive covenants entered into in connection with a sale of a business. Director acknowledges that each of Buyer, SNB, and its Affiliated Companies have a current and future expectation of business within the Restricted Area and from the current and proposed customers of Seller that are derived from the acquisition of Seller by Buyer. Director acknowledges that the term, geographic area, and scope of the covenants set forth in this Agreement are reasonable, and agrees that he or she will not, in any action, suit or other proceeding, deny the reasonableness of, or assert the unreasonableness of, the premises, consideration, or scope of the covenants set forth herein. Director agrees that his or her position as a director of Seller involves duties and authority relating to all aspects of the Business Activities and all of the Restricted Area. Director further acknowledges that complying with the provisions contained in this Agreement will not preclude him or her from engaging in a lawful profession, trade, or business, or from becoming gainfully employed. Director and Buyer agree that Director’s obligations under the above covenants are separate and distinct under this Agreement, and the failure or alleged failure of the Buyer to perform its obligations under any other provisions of this Agreement shall not constitute a defense to the enforceability of this covenant. Director and Buyer agree that if any portion of the foregoing provisions is deemed to be unenforceable because the geography, time, or scope of activities restricted is deemed to be too broad, the court shall be authorized to substitute for the overbroad term an enforceable term that will enable the enforcement of the covenants to the maximum extent possible under applicable law. Director acknowledges and agrees that any breach or threatened breach of this covenant will result in irreparable damage and injury to the Buyer, SNB, and their Affiliated Companies and that damages arising out of such breach would be difficult to ascertain. Director hereby agrees that, in addition to all other remedies provided at law or in equity, Buyer will be entitled to exercise all rights including, without limitation, obtaining one or more temporary restraining orders, injunctive relief, and other equitable relief, including specific performance in the event of any breach or threatened breach of this Agreement, without the necessity of posting any bond or security (all of which are waived by the Director), and to exercise all other rights or remedies, at law or in equity, including, without limitation, the rights to damages.

3.   Successors.
(a)   This Agreement is personal to Director, is not assignable by Director, and none of Director’s duties hereunder may be delegated.
(b)   This Agreement may be assigned by, and shall be binding upon and inure to the benefit of, the Buyer, SNB, and any of their Affiliated Companies and their successors and assigns.
4.   Miscellaneous.
(a)   Waiver.   No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharge is agreed to in writing signed by Director and Buyer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time.
(b)   Severability.   If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.
(c)   Attorneys’ Fees.   In any legal action or other proceeding relating to this Agreement and the transactions contemplated hereby or if the enforcement of any right or benefit provided by this Agreement is brought against a Party, the prevailing Party in any such legal action or other proceeding pursuant to which an arbitral panel, court or other Governmental Authority issues a final order, judgment, decree or award granting substantially the relief sought shall be entitled upon demand to be paid by the other Party, all reasonable costs incurred in connection with such legal action or other proceeding, including the reasonable legal fees and charges of counsel, court costs and expenses incident to arbitration, appellate and post-judgment proceedings, provided no party shall be entitled to any punitive or exemplary damages, which are hereby waived.
(d)   Governing Law and Forum Selection.   Buyer and Director agree that this Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Florida without giving effect to its conflicts of law principles, and that any and all disputes arising out of or relating to this Agreement shall be brought and exclusively maintained in the state or federal courts located in Palm Beach County, Florida. With respect to any such court action, Director hereby (i) irrevocably submits to personal jurisdiction of such courts; (ii) consents to service of process; (iii) consents to venue; and (iv) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction, service of process, or venue. Both parties hereto further agree that the court identified in this Agreement is a convenient forum for any dispute that may arise herefrom and that neither party shall raise as a defense that such courts are not convenient forums.
(e)   Notices.   All notice, consent, demand, request or other communication given to a party hereto in connection with this Agreement shall be in writing and shall be deemed to have been given such party (i) when delivered personally to such party or (ii) provided that a written acknowledgement of receipt is obtained, five (5) days after being sent by prepaid certified or registered mail or two (2) days after being sent by a nationally recognized overnight courier, to the address (if any) specified below for such party (or to such other address that such party shall have specified by ten (10) days’ advance notice given in accordance with this Section 4(e)).

To Buyer:
Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, Florida 34994
Attention: Charles M. Shaffer

To Director:
To the address set forth under such Director’s name on the signature page of this Agreement

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.
(f)   Amendments and Modifications.   This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.
(g)   Entire Agreement.   Except as provided herein, this Agreement contains the entire agreement between Buyer and Director with respect to the subject matter hereof and, from and after the date hereof, this Agreement shall supersede any prior agreement, understanding, and arrangement, oral or written, between the parties with respect to the subject matter hereof.
(h)   Counterparts.   This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.
(i)   Termination.   If the Merger Agreement is terminated in accordance with Article 6 thereof, this Agreement shall become null and void.
[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.
BUYER:
SEACOAST BANKING CORPORATION OF FLORIDA
By: Name: Charles M. Shaffer Title: Chairman and Chief Executive Officer
DIRECTOR:

Name:
Address:

[Signature Page to Restrictive Covenant Agreement (Director)]

Schedule I

Appendix B
August 5, 2022
Board of Directors
Seacoast Banking Corporation of Florida
815 Colorado Avenue
Stuart, FL 34994
Ladies and Gentlemen:
Seacoast Banking Corporation of Florida (“SBC”), Seacoast National Bank, a wholly-owned subsidiary of SBC (“SNB” and together with SBC, “Seacoast”), Professional Holding Corp. (“Professional”) and Professional Bank, a wholly-owned subsidiary of Professional (“Bank”), are proposing to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which Professional shall merge with and into SBC with SBC being the surviving corporation (the “Merger”). As set forth in the Agreement, at the Effective Time, each share of Professional Common Stock issued and outstanding immediately prior to the Effective Time, except for certain shares of Professional Common Stock as specified in the Agreement, shall be converted into the right to receive 0.8909 of a share of SBC Common Stock (the “Merger Consideration”), subject to the Merger Consideration Adjustment, as set forth in the Agreement. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to Seacoast.
Piper Sandler & Co. (“Piper Sandler”, “we” or “our”), as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed and considered, among other things: (i) a draft of the Agreement, dated August 5, 2022; (ii) certain publicly available financial statements and other historical financial information of SBC and SNB that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of Professional and Bank that we deemed relevant; (iv) publicly available mean analyst balance sheet and earnings per share estimates for SBC for the years ending December 31, 2022 and December 31, 2023 with a long-term annual net income and balance sheet growth rate for the years ending December 31, 2024 through December 31, 2026, as provided by the senior management of Seacoast; (v) certain financial projection assumptions for Professional for the years ending December 31, 2022 through December 31, 2026, as provided by the senior management of Seacoast; (vi) the pro forma financial impact of the Merger on Seacoast based on certain assumptions relating to transaction expenses, purchase accounting adjustments and cost savings, as well as certain adjustments for current expected credit losses (CECL) accounting standards, as well as certain assumptions relating to the sale and reinvestment of Professional’s securities portfolio and the investment of Professional cash and equivalents at closing of the Merger, as provided by the senior management of Seacoast; (vii) the publicly reported historical price and trading activity for SBC Common Stock and Professional Common Stock, including a comparison of certain stock trading information for SBC Common Stock and Professional Common Stock and certain stock indices, as well as similar publicly available information for certain other companies, the securities of which are publicly traded; (viii) a comparison of certain financial and market information for SBC and Professional with similar financial institutions for which information is publicly available; (ix) the financial terms of certain recent business combinations in the bank and thrift industry (on a regional basis), to the extent publicly available; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of the senior management of Seacoast and its representatives the business, financial condition, results of operations and prospects of Seacoast and held similar discussions with certain members of the senior management of Professional and its representatives regarding the business, financial condition, results of operations and prospects of Professional.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by Seacoast or its representatives, or that was otherwise reviewed by us and we have assumed such accuracy and completeness for purposes of rendering this opinion without any independent verification or investigation. We have further relied on the assurances of the senior management of Seacoast that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any respect material to our analyses. We have not been asked to undertake, and have not undertaken, an independent verification of any such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Seacoast or Professional, nor have we been furnished with any such evaluations or appraisals. We render no opinion on or evaluation of the collectability of any assets or the future performance of any loans of Seacoast or Professional. We did not make an independent evaluation of the adequacy of the allowance for loan losses of Seacoast or Professional, or the combined entity after the Merger, and we have not reviewed any individual credit files relating to Seacoast or Professional. We have assumed, with your consent, that the respective allowances for loan losses for both Seacoast and Professional are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.
In preparing its analyses, Piper Sandler used publicly available mean analyst balance sheet and earnings per share estimates for SBC for the years ending December 31, 2022 and December 31, 2023 with a long-term annual net income and balance sheet growth rate for the years ending December 31, 2024 through December 31, 2026, as provided by the senior management of Seacoast. In addition, Piper Sandler used certain financial projection assumptions for Professional for the years ending December 31, 2022 through December 31, 2026, as provided by the senior management of Seacoast. Piper Sandler also received and used in its pro forma analyses certain assumptions relating to transaction expenses, purchase accounting adjustments and cost savings, as well as certain adjustments for CECL accounting standards, as well as certain assumptions relating to the sale and reinvestment of Professional’s securities portfolio and the investment of Professional cash and equivalents at closing of the Merger, as provided by the senior management of Seacoast. With respect to the foregoing information, the senior management of Seacoast confirmed to us that such information reflected (or, in the case of the publicly available analyst estimates referred to above, were consistent with) the best currently available estimates and judgements of senior management as to the future financial performance of Seacoast and Professional, respectively, and we assumed that the financial results reflected in such information would be achieved. We express no opinion as to such estimates or judgements, or the assumptions on which they are based. We have also assumed that there has been no material change in Seacoast’s or Professional’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analyses that Seacoast and Professional will remain as going concerns for all periods relevant to our analyses.
For purposes of our analyses we have assumed, at your direction and with your consent, that there will be no Merger Consideration Adjustment. We have also assumed, with your consent and to the extent material to our analyses, that (i) each of the parties to the Agreement will comply in all material respects with all material terms and conditions of the Agreement and all related agreements required to effect the Merger, that all of the representations and warranties contained in such agreements are true and correct in all material respects, that each of the parties to such agreements will perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements are not and will not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect that would be material to our analyses of Seacoast, Professional or the Merger, or any related transactions, and (iii) the Merger and any related transactions will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. We express no opinion as to any legal, accounting or tax matters relating to the Merger and the other transactions contemplated by the Agreement.

Our opinion is necessarily based on financial, regulatory, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We express no opinion as to the trading value of SBC Common Stock or Professional Common Stock at any time or what the value of SBC Common Stock will be once it is actually received by the holders of Professional Common Stock.
We have acted as Seacoast’s financial advisor in connection with the Merger and will receive a fee for our services, which fee is contingent upon consummation of the Merger. We will also receive a fee for rendering this opinion, which opinion fee will be credited in full towards the advisory fee which will become payable to Piper Sandler upon consummation of the Merger. Seacoast has also agreed to indemnify us against certain claims and liabilities arising out of our engagement and to reimburse us for certain of our out-of-pocket expenses incurred in connection with our engagement. In the two years preceding the date hereof Piper Sandler has provided certain other investment banking services to Seacoast. In summary, Piper Sandler (i) acted as financial advisor to Seacoast in connection with Seacoast’s acquisition of Legacy Bank of Florida, which transaction closed in August 2021 and for which Piper Sandler received an advisory fee of approximately $925,000, (ii) acted as financial advisor to Seacoast in connection with Seacoast’s acquisition of Sabal Palm Bancorp, Inc. and Business Bank of Florida, Corp., which transactions closed in January 2022 and for which Piper Sandler received an aggregate advisory fee of approximately $1 million, (iii) acted as financial advisor to Seacoast in connection with Seacoast’s acquisition of Apollo Bancshares, Inc., which transaction was announced in March 2022 and for which Piper Sandler anticipates receiving an aggregate advisory fee of approximately $1.85 million, which fee is contingent upon the closing of the transaction, and (iv) acted as financial advisor to Seacoast in connection with Seacoast’s acquisition of Drummond Banking Company, which transaction was announced in May 2022 and for which Piper Sandler anticipates receiving an aggregate advisory fee of approximately $2 million, which fee is contingent upon the closing of the transaction. In addition, affiliates of Piper Sandler, Piper Sandler Hedging Services, LLC (“Piper Sandler Hedging”) and Piper Sandler Loan Strategies, LLC (“PSLS”), provided certain balance sheet management and risk mitigation advisory services as well as loan valuation services to Seacoast in 2022 for which Piper Sandler Hedging and PSLS received approximately $20,000 and $35,000 in compensation, respectively. In the two years preceding the date hereof Piper Sandler did not provide any investment banking services to Professional; provided, however, Piper Sandler Hedging provided certain balance sheet and risk mitigation advisory services to Professional in 2021 and 2022 for which PSLS received an aggregate fee of approximately $80,000. In addition, in the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to Seacoast, Professional and their respective affiliates. We may also actively trade the equity and debt securities of Seacoast and Professional for our own account and for the accounts of our customers.
Our opinion is directed to the Board of Directors of Seacoast in connection with its consideration of the Agreement and the Merger and does not constitute a recommendation to any shareholder of Seacoast as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the adoption of the Agreement and approval of the Merger. Our opinion is directed only as to the fairness, from a financial point of view, of the Merger Consideration to Seacoast and does not address the underlying business decision of Seacoast to engage in the Merger, the form or structure of the Merger or any other transactions contemplated in the Agreement, the relative merits of the Merger as compared to any other alternative transactions or business strategies that might exist for Seacoast or the effect of any other transaction in which Seacoast might engage. We also do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by any Seacoast or Professional officer, director or employee, or class of such persons, if any, relative to the amount of compensation to be received by any other shareholder. This opinion has been approved by Piper Sandler’s fairness opinion committee. This opinion may not be reproduced without Piper Sandler’s prior written consent; provided, however, Piper Sandler will provide its consent for the opinion to be included in any regulatory filings, including the Proxy Statement/Prospectus, to be filed with the SEC and mailed to shareholders in connection with the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to Seacoast from a financial point of view.
Very truly yours,

APPENDIX C
August 5, 2022
Board of Directors
Professional Holding Corp.
396 Alhambra Circle, Suite 255
Coral Gables, FL 33134
Dear Members of the Board:
We have acted as your financial advisor in connection with the proposed merger (the “Transaction”) of Professional Holding Corp. (the “Company”) with and into Seacoast Banking Corporation of Florida (the “Buyer”). You have requested that we provide our opinion (the “Opinion”) as investment bankers as to whether the consideration to be received by the common stockholders of the Company (solely in their capacity as such, the “Shareholders”) in the Transaction is fair to them from a financial point of view.
Pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and between the Company and the Buyer, and subject to the terms, conditions and limitations set forth therein, we understand that, subject to potential adjustments as described in the Agreement, each outstanding share of the Company’s common stock will be converted into the right to receive 0.8909 shares of the Buyer’s common stock, which, based on the Buyer’s closing stock price of $36.45 on August 3, 2022, results in the expected consideration to be exchanged by the Buyer for all of the outstanding common stock, restricted stock, stock appreciation rights and options of the Company having an aggregate value of approximately $484.4 million. The terms and conditions of the Transaction are more fully set forth in the Agreement.
In connection with developing our Opinion we have:
(i)
reviewed certain publicly available financial statements and reports regarding the Company and the Buyer;

(ii)
reviewed certain audited financial statements regarding the Company and the Buyer;

(iii)
reviewed certain internal financial statements, management reports and other financial and operating data concerning the Company and the Buyer prepared by management of the Company and management of the Buyer, respectively;

(iv)
reviewed, on a pro forma basis, in reliance upon consensus research estimates and upon financial projections and other information and assumptions concerning the Company and the Buyer provided by management of the Company and management of the Buyer, respectively, the effect of the Transaction on the balance sheet, capitalization ratios, earnings and tangible book value both in the aggregate and, where applicable, on a per share basis of the Buyer;

(v)
reviewed the reported prices and trading activity for the common stock of the Company and the Buyer;

(vi)
compared the financial performance of the Company and the Buyer with that of certain other publicly-traded companies and their securities that we deemed relevant to our analysis of the Transaction;

(vii)
reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that we deemed relevant to our analysis of the Transaction;

(viii)
reviewed the most recent draft of the Agreement and related documents provided to us by the Company;

(ix)
discussed with management of the Company and management of the Buyer the operations of and future business prospects for the Company and the Buyer, respectively and the anticipated financial consequences of the Transaction to the Company and the Buyer, respectively;

(x)
assisted in your deliberations regarding the material terms of the Transaction and your negotiations with the Buyer; and

(xi)
performed such other analyses and provided such other services as we have deemed appropriate.

We have relied on the accuracy and completeness of the information, financial data and financial forecasts provided to us by the Company and the Buyer and of the other information reviewed by us in connection with the preparation of our Opinion, and our Opinion is based upon such information. We have not independently verified or undertaken any responsibility to independently verify the accuracy or completeness of any of such information, data or forecasts. Management of the Company and management of the Buyer have assured us that they are not aware of any relevant information that has been omitted or remains undisclosed to us. We have not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of the Company or of the Buyer, and we have not been furnished with any such evaluations or appraisals; nor have we evaluated the solvency or fair value of the Company or of the Buyer under any laws relating to bankruptcy, insolvency or similar matters. We have not assumed any obligation to conduct any physical inspection of the properties, facilities, assets or liabilities (contingent or otherwise) of the Company or Buyer. We have not received or reviewed any individual loan or credit files nor have we made an independent evaluation of the adequacy of the allowance for loan and lease losses of the Company or the Buyer. We have not made an independent analysis of the effects of the COVID-19 pandemic, the invasion of Ukraine, potential future changes in the inflation rate or other related market developments or disruptions, or of any other disaster or adversity, on the business or prospects of the Company or the Buyer. With respect to the financial forecasts prepared by management of the Company and management of the Buyer, including the forecasts of potential cost savings and potential synergies, we have also assumed that such financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of management of the Company and management of the Buyer, respectively, as to the future financial performance of the Company and the Buyer, respectively, and provide a reasonable basis for our analysis. We recognize that such financial forecasts are based on numerous variables, assumptions and judgments that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions) and that actual results could vary significantly from such forecasts, and we express no opinion as to the reliability of such financial projections and estimates or the assumptions upon which they are based.
As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company and the Buyer. Affiliates and employees of Stephens Inc. (including, among others, employees involved in preparing this Opinion) own, in the aggregate, approximately two percent of the outstanding common stock of the Company. We issued periodic research reports regarding the business and prospects of the Company prior to the recent departure of our research analyst who was covering the Company. We make a market in the stock of the Company and the Buyer. While we have not received fees for providing investment banking or other services to the Buyer or the Company within the past two years, we served as the lead left bookrunner in connection with the initial public offering of the Company’s common stock, which priced on February 6, 2020, and as financial advisor for the Company in connection with the Company’s acquisition of Marquis Bancorp, Inc., which closed on March 26, 2020, and we received customary fees in connection with such assignments. We serve as financial adviser to the Company in connection with the Transaction, and we are entitled to receive from the Company reimbursement of our expenses and a fee for our services as financial adviser to the Company, a significant portion of which is contingent upon the consummation of the Transaction. We are also entitled to receive a fee from the Company for providing our Opinion to the Board of Directors of the Company. The Company has also agreed to indemnify us for certain liabilities arising out of our engagement, including certain liabilities that could arise out of our providing this Opinion letter. We expect to pursue future investment banking services assignments with the participants in this Transaction. In the ordinary course of business, Stephens Inc. and its affiliates and employees at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt, equity or derivative securities of any participants in the Transaction.
We are not legal, accounting, regulatory, or tax experts, and we have relied solely, and without independent verification, on the assessments of the Company and its other advisors with respect to such matters. We have assumed, with your consent, that the Transaction will not result in any materially adverse legal, regulatory, accounting or tax consequences for the Company or its shareholders and that any reviews of legal, accounting, regulatory or tax issues conducted as a result of the Transaction will be resolved favorably to the Company and its shareholders. We do not express any opinion as to any tax or other consequences that might result from the Transaction.
The Opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on the date hereof and on the information made available to us as of the date hereof. Market price data used in connection with this Opinion is based on reported market closing prices as of August 3, 2022. It should be understood that subsequent developments may affect this Opinion and that we do not have any obligation to update, revise or reaffirm this Opinion or otherwise comment on events occurring after the date hereof. We further note that the current volatility and disruption in the credit and financial markets relating to, among other things, the COVID-19 pandemic, the invasion of Ukraine or potential future changes in inflation rates may or may not have an effect on the Company or the Buyer, and we are not expressing an opinion as to the effects of such volatility or such disruption on the Transaction or any party to the Transaction. We further express no opinion as to the prices at which shares of the Buyer’s or Company’s common stock may trade at any time subsequent to the announcement of the Transaction.
In connection with developing this Opinion, we have assumed that, in all respects material to our analyses:
(i)
the Transaction and any related transactions will be consummated on the terms of the latest draft of the Agreement provided to us, without material waiver or modification;

(ii)
the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct;

(iii)
each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

(iv)
all conditions to the completion of the Transaction will be satisfied within the time frames contemplated by the Agreement without any waivers;

(v)
that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the Transaction and any related transactions, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Transaction to the Shareholders;

(vi)
there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company or the Buyer since the date of the most recent financial statements made available to us, and that no legal, political, economic, regulatory or other development has occurred that will adversely impact the Company or the Buyer; and

(vii)
the Transaction will be consummated in a manner that complies with applicable law and regulations.

This Opinion is directed to, and is for the use and benefit of, the Board of Directors of the Company (in its capacity as such) solely for purposes of assisting with its evaluation of the Transaction. Our Opinion does not address the merits of the underlying decision by the Company to engage in the Transaction, the merits of the Transaction as compared to other alternatives potentially available to the Company or the relative effects of any alternative transaction in which the Company might engage, nor is it intended to be a recommendation to any person or entity as to any specific action that should be taken in connection with the Transaction, including with respect to how to vote or act with respect to the Transaction. This Opinion is not intended to confer any rights or remedies upon any other person or entity. In addition, except as explicitly set forth in this letter, you have not asked us to address, and this Opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company. We have not been asked to express any opinion, and do not express any opinion, as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or to any group of such officers, directors or employees, whether relative to the compensation to other shareholders of the Company or otherwise.
Our Fairness Opinion Committee has approved the Opinion set forth in this letter. Neither this Opinion nor its substance may be disclosed by you to anyone other than your advisors without our written permission. Notwithstanding the foregoing, this Opinion and a summary discussion of our underlying analyses and role as financial adviser to the Company may be included in communications to shareholders of the Company, provided that this Opinion letter is reproduced in its entirety, and we approve of the content of such disclosures prior to any filing, distribution or publication of such shareholder communications and prior to distribution of any amendments thereto.
Based on the foregoing and our general experience as investment bankers, and subject to the limitations, assumptions and qualifications stated herein, we are of the opinion, on the date hereof, that the consideration to be received by the Shareholders in the Transaction is fair to them from a financial point of view.
Very truly yours,
STEPHENS INC.

APPENDIX D
Item 8.   Financial Statements and Supplementary Data
2021 Report of Independent Registered Public Accounting Firm (PCAOB ID 42)
Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Directors of Professional Holding Corp.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheet of Professional Holding Corp. (the Company) as of December 31, 2021, the related consolidated statements of income and comprehensive income, stockholders’ equity and cash flows for the year ended December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021, and the results of its operations and its cash flows for the year ended December 31, 2021, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2021.
Birmingham, Alabama
March 31, 2022

2020 Report of Independent Registered Public Accounting Firm (PCAOB ID 173)
Report of Independent Registered Public Accounting Firm
Shareholders and the Board of Directors of Professional Holding Corp.
Coral Gables, Florida
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheet of Professional Holding Corp. (the “Company”) as of December 31, 2020, the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for the year ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.
/s/ Crowe LLP
We served as the Company's auditor from 2016 to 2021.
Atlanta, Georgia
March 26, 2021

PROFESSIONAL HOLDING CORP.
CONSOLIDATED BALANCE SHEETS
December 31, 2021, and 2020
(Dollar amounts in thousands, except share data)
	December 31, 2021	December 31, 2020
ASSETS
Cash and due from banks	$38,469	$62,305
Interest earning deposits	545,521	129,291
Federal funds sold	13,477	25,376
Cash and cash equivalents	597,467	216,972
Securities available for sale, at fair value – taxable	175,536	65,110
Securities available for sale, at fair value – tax exempt	18,765	22,398
Securities held to maturity (fair value December 31, 2021, – $242, December 31, 2020, – $1,561)	236	1,547
Equity securities	6,638	6,005
Loans, net of allowance of $12,704 and $16,259 as of December 31, 2021, and December 31, 2020, respectively	1,764,460	1,641,422
Loans held for sale	165	1,270
Federal Home Loan Bank stock, at cost	2,341	3,229
Federal Reserve Bank stock, at cost	5,426	4,762
Accrued interest receivable	5,272	6,666
Premises and equipment, net	3,871	4,370
Bank owned life insurance	38,485	37,360
Deferred tax asset	9,510	10,525
Goodwill	24,621	24,621
Core deposit intangibles	1,145	1,422
Other assets	10,173	9,591
Total assets	$2,664,111	$2,057,270
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand – non-interest bearing	$674,003	$475,598
Demand – interest bearing	310,362	232,367
Money market and savings	1,121,330	715,003
Time deposits	265,693	236,575
Total deposits	2,371,388	1,659,543
Federal Home Loan Bank advances	35,000	40,000
Official Checks	4,125	4,447
Other borrowings	10,000	114,573
Subordinated debt	—	10,153
Accrued interest and other liabilities	12,074	12,989
Total liabilities	2,432,587	1,841,705
Stockholders’ equity
Preferred stock, 10,000,000 shares authorized, none issued	—	—
Class A Voting Common stock, $0.01 par value; authorized 50,000,000 shares, issued 14,393,750 and outstanding 13,446,400 shares as of December 31, 2021, and authorized 50,000,000 shares, issued 14,100,760 and outstanding 13,534,829 shares on December 31, 2020.	144	141
Class B Non-Voting Common stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding on December 31, 2021, and December 31, 2020.	—	—
Treasury stock, at cost	(16,003)	(9,209)
Additional paid-in capital	212,012	208,995
Retained earnings	36,120	14,756
Accumulated other comprehensive income (loss)	(749)	882
Total stockholders’ equity	231,524	215,565
Total liabilities and stockholders’ equity	$2,664,111	$2,057,270
See accompanying notes.

PROFESSIONAL HOLDING CORP.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
For the years ended December 31, 2021, and 2020.
(Dollar amounts in thousands, except share data)
	Year Ended December 31,
	2021	2020
Interest income
Loans, including fees	$76,912	$66,296
Investment securities – taxable	816	835
Investment securities – tax exempt	735	642
Dividend income on restricted stock	397	414
Other	761	912
Total interest income	79,621	69,099
Interest expense
Deposits	5,857	6,777
Federal Home Loan Bank advances	751	964
Subordinated debt	378	—
Other borrowings	327	1,305
Total interest expense	7,313	9,046
Net interest income	72,308	60,053
Provision for loan losses	4,740	10,017
Net interest income after provision for loan losses	67,568	50,036
Non-interest income
Service charges on deposit accounts	2,741	1,196
Income from bank owned life insurance	1,125	502
SBA origination fees	260	114
Swap fee income	909	1,026
Loans held for sale income	551	808
Gain on sale and call of securities	39	37
Other	562	623
Total non-interest income	6,187	4,306
Non-interest expense
Salaries and employee benefits	29,277	25,579
Occupancy and equipment	3,929	4,292
Data processing	1,182	1,276
Marketing	635	545
Professional fees	2,830	2,373
Acquisition expenses	684	3,328
Regulatory assessments	1,681	1,112
Other	7,048	5,115
Total non-interest expense	47,266	43,620
Income before income taxes	26,489	10,722
Income tax provision	5,125	2,417
Net income	21,364	8,305
Earnings per share:
Basic	$1.61	$0.69
Diluted	$1.54	$0.67
Other comprehensive income:
Unrealized holding gain (loss) on securities available for sale	(2,161)	1,265
Tax effect	530	(310)
Other comprehensive gain (loss), net of tax	(1,631)	955
Comprehensive income	$19,733	$9,260
See accompanying notes.

PROFESSIONAL HOLDING CORP.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the years ended December 31, 2021, and 2020.
(Dollar amounts in thousands, except share data)
	Common Stock		Treasury Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount
Balance on January 1, 2020	5,867,446	$60	$(4,155)	$77,019	$6,451	$(73)	$79,302
Issuance of common stock, net of issuance cost	3,717,328	39	—	60,928	—	—	60,967
Marquis Bancorp (MBI) acquisition	4,227,816	42	—	69,993	—	—	70,035
Employee stock purchase plan	7,194	—	—	106	—	—	106
Stock based compensation	35,976	—	—	959	—	—	959
Treasury stock	(320,931)	—	(5,054)	(10)	—	—	(5,064)
Net income	—	—	—	—	8,305	—	8,305
Other comprehensive income	—	—	—	—	—	955	955
Balance on December 31, 2020.	13,534,829	$141	$(9,209)	$208,995	$14,756	$882	$215,565
Balance on January 1, 2021	13,534,829	$141	$(9,209)	$208,995	$14,756	$882	$215,565
Issuance of common stock, net of issuance cost	152,598	2	—	1,543	—	—	1,545
Employee stock purchase plan	1,851	—	—	34	—	—	34
Stock based compensation	138,541	1	—	1,451	—	—	1,452
Treasury stock	(381,419)	—	(6,794)	(11)	—	—	(6,805)
Net income	—	—	—	—	21,364	—	21,364
Other comprehensive income (loss)	—	—	—	—	—	(1,631)	(1,631)
Balance on December 31, 2021.	13,446,400	$144	$(16,003)	$212,012	$36,120	$(749)	$231,524
See accompanying notes.

PROFESSIONAL HOLDING CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2021, and 2020.
(Dollar amounts in thousands, except share data)
	Year Ended December 31,
	2021	2020
Cash flows from operating activities
Net income	$21,364	$8,305
Adjustments to reconcile net income to net cash from operating activities
Provision for loan losses	4,740	10,017
Amortization of purchase accounting adjustments	(6,082)	(7,466)
Deferred income tax provision (benefit)	1,258	(1,898)
Depreciation and amortization	1,358	1,352
Loss (gain) on sale of securities	78	(4)
Gain on call of securities	(39)	(33)
Equity unrealized change in market value	167	(34)
Net amortization of securities	1,439	3,331
Net amortization of deferred loan fees	(8,086)	(4,358)
Proceeds from sales of loans held for sale	1,105	—
Income from Bank-owned life insurance	(1,125)	(502)
Loss on disposal of premises and equipment	140	—
Employee stock purchase plan	34	106
Stock compensation	1,452	959
Changes in operating assets and liabilities:
Accrued interest receivable	1,394	(2,643)
Other assets	(582)	3,454
Official checks, accrued interest, interest payable and other liabilities	(627)	(3,416)
Net cash provided by operating activities	17,988	7,170
Cash flows from investing activities
Proceeds from maturities and paydowns of securities available for sale	24,020	17,651
Proceeds from calls of securities available for sale	7,357	9,132
Proceeds from paydowns of securities held to maturity	1,303	122
Purchase of securities available for sale	(141,800)	(62,795)
Proceeds from sale of securities available for sale	—	1,735
Purchase of equity securities	(800)	(5,000)
Loans originations, net of principal repayments	(127,998)	(341,850)
Proceeds from sale of loans	194	10,985
Redemption of Federal Reserve Bank stock	(664)	(2,688)
Purchase of Federal Home Loan Bank Stock	—	(235)
Proceeds from maturities of Federal Home Loan Bank Stock	888	—
Purchase of Bank-owned life insurance	—	(20,000)
Purchases of premises and equipment	(989)	(554)
Proceeds from acquisition	—	26,860
Net cash used in investing activities	(238,489)	(366,637)
Cash flows from financing activities
Net increase in deposits	712,614	270,227
Proceeds from issuance of stock, net of issuance costs	1,545	60,967
Purchase of treasury stock	(6,805)	(5,064)
Proceeds from Federal Home Loan Bank advances	—	10,000
Repayments of Federal Home Loan advances	(5,000)	(50,000)
Repayment of subordinated notes payable	(10,000)	—
Proceeds from line of credit	10,000	—
Repayment of line of credit	—	(9,999)
Proceeds from PPPLF advances	—	225,004
Repayments of PPPLF advances	(101,358)	(123,646)
Net cash provided by financing activities	600,996	377,489
Increase in cash and cash equivalents	380,495	18,022
Cash and cash equivalents at beginning of period	216,972	198,950
Cash and cash equivalents at end of period	$597,467	$216,972
Supplemental cash flow information:
Cash paid during the period for interest	$8,473	$10,556
Cash paid during the period for taxes	$5,608	3,018
Supplemental noncash disclosures:
Recognition of participation loans as secured borrowings	$—	$13,215
Lease liabilities arising from obtaining right of use assets	$179	$2,027
Total assets acquired	$—	$583,797
Total liabilities assumed	$—	$538,383
See accompanying notes.

PROFESSIONAL HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the years ended December 31, 2021, and 2020.
(Tables in thousands, except share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of organization and corporate reorganization:   Professional Holding Corp. (the Corporation and/or the Company) is a financial holding company headquartered in Coral Gables, Florida, with one wholly owned subsidiary, Professional Bank, a Florida-chartered commercial bank (the Bank). Professional Holding Corp. was formed on January 14, 2014 and became the sole shareholder of the Bank on July 1, 2014 through the consummation of a statutory share exchange with the Bank’s then current shareholders whereby holders of the Bank’s common stock were exchanged for an equal number of shares of the Company’s Class A Voting Common Stock, par value $0.01 per share. On March 26, 2020, the Company closed its acquisition of Marquis Bancorp. (MBI) and its wholly owned subsidiary, Marquis Bank, headquartered in Coral Gables, Florida. Each share of MBI common stock issued and outstanding immediately prior to closing was converted into 1.2048 shares of the Company’s Class A common stock, with cash paid in lieu of fractional shares. The Company’s assets consist of cash and business activity as of December 31, 2021, and 2020, pertaining to the investment in the Bank.
Professional Bank commenced banking operations on September 8, 2008. The Bank is focused on meeting the financial service needs of individuals and businesses in South Florida. The Bank offers a full complement of commercial banking products and services. Deposit products include traditional checking, savings and money market accounts, as well as IRAs and certificates of deposit. The Bank’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation (the FDIC). Lending products include commercial loans, residential mortgage loans, home equity lines of credit, installment loans and consumer lines of credit. The Bank is subject to regulation, examination and supervision by the Federal Reserve Bank (its primary regulator), the FDIC and the Office of Financial Regulation for the State of Florida (the OFR).
The consolidated financial statements include Professional Holding Corp. and its wholly-owned subsidiary, Professional Bank. Intercompany transactions and balances are eliminated in consolidation. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Certain prior period amounts have been reclassified to conform to the current period presentation.
Concentration risks:   Most of the Company’s business activity is with customers located in South Florida. Therefore, the Company’s exposure to credit risk is significantly affected by changes in the economy of Miami-Dade, Broward and Palm Beach counties.
A summary of the Company’s significant accounting policies is as follows:
Use of estimates:   Preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.
Cash flows:   For purposes of the statement of cash flows, cash and cash equivalents include cash, due from bank, interest-earning deposits, and federal funds sold, all of which had origination maturities of less than 90 days. Net cash flows are reported for customer loan and deposit transactions, federal funds purchased and repurchase agreements.
In certain situations, banks are required to maintain cash reserves in the form of vault cash or in an account with the Federal Reserve Bank or in noninterest-earning accounts with other qualified banks. This requirement is based on the Bank’s amount of transaction deposit accounts. The Bank’s cash reserve requirements was $0 on December 31, 2021, and 2020.

Business combinations:   The Company accounts for business combinations using the acquisition method of accounting. Under this method of accounting, the acquired company’s net assets are recorded at fair value as of the date of acquisition, and the results of operations of the acquired company are combined with our results from that date forward. Acquisition costs are expensed when incurred. The difference between the purchase price and the fair value of the net assets acquired (including identified intangibles) is recorded as goodwill in the consolidated statements of financial condition. A change in the initial estimate of any contingent earn out amount is recorded to non-interest expense in the consolidated statements of income.
Acquired loans are initially recorded at their acquisition-date fair values using Level 3 inputs with no carryover of related allowance for loan losses. Any allowance for loan loss on these loans reflect losses incurred after the acquisition. The Company determines the fair value of the acquired loans based on a discounted cash flow methodology that involves assumptions and judgments as to credit risk, expected lifetime losses, environmental factors, discount rates, expected payments and expected prepayments.
For additional detail regarding business combinations, specifically the acquisition of Marquis Bancorp, Inc. see Note 23.
Securities:   Securities may be classified as either trading, held to maturity or available for sale. Trading securities (if any) are held principally for resale and recorded at their fair value with changes in fair value included in income. Held to maturity securities are those which the Company has the positive intent and ability to hold to maturity and are reported at amortized cost. Equity securities are carried at fair value, with changes in fair value reported in net income. Equity securities without readily determinable fair values are carried at cost, minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment. Available for sale securities consist of securities not classified as trading securities nor as held to maturity securities. Unrealized holding gains and losses on available for sale securities are excluded from income and reported in comprehensive income or loss. Gains and losses on the sale of available for sale securities are recorded on the trade date and are determined using the specific-identification method. Premiums and discounts on securities available for sale are recognized in interest income using the interest method over the period to maturity or call date. There were no investment securities classified as trading as of December 31, 2021, and 2020.
Management evaluates securities for other-than-temporary impairment (OTTI) on at least a quarterly basis, and more frequently when economic or market conditions warrant such an evaluation. For securities in an unrealized loss position, management considers the extent and duration of the unrealized loss, and the financial condition and near-term prospects of the issuer. Management also assesses whether it intends to sell, or it is more likely than not that it will be required to sell, a security in an unrealized loss position before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the entire difference between amortized cost and fair value is recognized as impairment through earnings. For debt securities that do not meet the aforementioned criteria, the amount of impairment is split into two components as follows: (1) OTTI related to credit loss, which must be recognized in the income statement and (2) OTTI related to other factors, which is recognized in other comprehensive income. The credit loss is defined as the difference between the present value of the cash flows expected to be collected and the amortized cost basis. For equity securities, the entire amount of impairment is recognized through income (if any).
Loans:   Loans that management has the intent and the Bank has the ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balance, adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs.
The recognition of interest income on a loan is discontinued when, in management’s opinion, it is probable the borrower is unable to meet payments as they become due or when the loan becomes 90 days past due, whichever occurs first, at which time the loan is placed on non-accrual. All interest accrued but not collected for loans that are placed on nonaccrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.
Loans held for sale:   are recorded at the lower of cost or fair value on an individual basis. Gains and losses on loan sales are included in noninterest income.

Troubled debt restructurings:   Troubled debt restructurings are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan’s effective rate at inception. If a troubled debt restructuring is considered to be a collateral dependent loan, the loan is reported, net, at the fair value of the collateral. For troubled debt restructurings that subsequently default, the Company determines the amount of reserve in accordance with the accounting policy for the allowance for loan losses.
Allowance for loan losses:   The allowance for loan losses, a valuation allowance for probable incurred credit losses, is established as losses are estimated to have occurred through a provision for loan losses charged to income. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is probable. Subsequent recoveries, if any, are credited to the allowance.
The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. The allowance for loan losses is also reviewed by the Board of Directors on a quarterly basis. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.
The allowance consists of specific and general components. The specific component relates to loans that are considered impaired. For such loans, an allowance is established when the discounted expected future cash flows or collateral value or observable market price of the impaired loan is lower than the carrying value of that loan. The general component covers all other loans and is based on historical loss experience (if any) adjusted for qualitative factors.
The historical loss component of the allowance is determined by a combination of losses recognized by portfolio segment over the preceding five years, if any, and if no losses were recognized, the Bank uses historical loss data from peer banks. This is supplemented by the risks for each portfolio segment. Risk factors impacting loans in each of the portfolio segments include changes in property values and changes in credit availability. The historical experience and/or peer bank risk factors are adjusted for qualitative factors such as economic conditions including trends in real estate sales, housing statistics, local unemployment rates, commercial and retail vacancy rates and the past due loans and default rates as well as other trends or uncertainties that could affect management’s estimate of probable incurred losses.
A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the original contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for each class of loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral-dependent.
The Company also maintains a reserve for losses on unfunded commitments. This reserve is reflected as a component of other liabilities and, in management’s opinion, is sufficient to cover probable losses inherent in the commitments. Management tracks the amount and trends in unused commitments and takes into consideration the same factors as those considered for purposes of the allowance for loan losses on outstanding loans.
The Company has divided the loan portfolio into five portfolio segments and classes, each with different risk characteristics and methodologies for assessing risk. All loans are underwritten in accordance with polices set forth and approved by the Company’s Board of Directors. The portfolio segments and class are the same and are identified by the Company as follows:

Commercial real estate:   Commercial real estate loans consist of loans to finance real estate purchases, refinancing’s, expansions and improvements to commercial properties. These loans are secured by first liens on office buildings, apartments, farms, retail and mixed-use properties, churches, warehouses and restaurants located within the market area. Additionally, in response to the COVID-19 pandemic, the Company has granted loans to qualified businesses under the Paycheck Protection Program. The Company’s underwriting analysis includes credit verification, independent appraisals, a review of the borrower’s financial condition, and a detailed analysis of the borrower’s underlying cash flows. Commercial real estate loans are usually larger than residential loans and involve greater credit risk. The repayment of these loans largely depends on the results of operations and management of these properties. Adverse economic conditions also affect the repayment ability to a greater extent than that of residential real estate loans.
Residential real estate:   The Company originates mostly adjustable-rate mortgage loans for the purchase or refinance of residential properties. These loans are collateralized by first or second mortgages on owner-occupied, second homes or investment residential properties located in the Company’s market area. The Company’s underwriting analysis includes repayment capacity and source, value of the underlying property and credit history stability.
Commercial:   Commercial business loans and lines of credit consist of loans to small and medium-sized companies in the Company’s market area. Commercial loans are generally used for working capital purposes or for acquiring equipment, inventory or furniture. Primarily all of the Company’s commercial loans are secured loans, along with a small amount of unsecured loans. The Company’s underwriting analysis consists of a review of the financial statements of the borrower, the lending history of the borrower, the debt service capabilities of the borrower, the projected cash flows of the business, the value of the collateral, if any, and whether the loan is guaranteed by the principals of the borrower. These loans are generally secured by accounts receivable, inventory and equipment. Commercial loans are typically made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s business, which makes them of higher risk than residential loans and the collateral securing commercial loans may be difficult to appraise and may fluctuate in value based on the success of the business. The Company seeks to minimize these risks through our underwriting standards.
Construction and land development:   Construction loans consist of loans to individuals for the construction of their primary residences and, to a limited extent, loans to builders and commercial borrowers. To the extent construction loans are not made to owner-occupants of single-family homes, they are more vulnerable to changes in economic conditions. Further, the nature of these loans is such that they are more difficult to evaluate and monitor. The risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property’s value upon completion of the project and the estimated cost (including interest) of the project.
Consumer and other:   Consumer loans mainly consist of variable-rate and fixed-rate personal loans and lines of credit and installment loans. Most of the Company’s consumer loans share approximately the same level of risk as residential mortgages.
Federal Reserve Bank stock (FRB):   The Company is a member of its regional Federal Reserve Bank. FRB stock is carried at cost, classified as a restricted security and periodically evaluated for impairment based on the ultimate recovery of par value.
Federal Home Loan Bank stock (FHLB):   The Bank is a member of the FHLB system. Members are required to own a certain amount of stock based on the level of borrowings and other factors. FHLB stock is carried at cost, classified as a restricted security and periodically evaluated for impairment based on the ultimate recovery of par value.
Foreclosed assets:   Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating costs after acquisition are expensed. As of December 31, 2021, and 2020, there were no foreclosed assets.
Premises and equipment:   Leasehold improvements, computer hardware and software, furniture, fixtures and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the shorter of the estimated useful life of each type of asset or the length of time the Company expects to lease the property.
Bank-owned life insurance:   Bank-owned life insurance is recorded at the estimated amount that can be realized under the insurance contract at the consolidated balance sheet date, which is the cash surrender value adjusted for other changes or amounts that are probable at settlement.
Goodwill and other intangible assets:   Goodwill represents the excess of the cost of an acquisition over the fair value of the net assets acquired. Goodwill is not amortized and is subject to at least annual assessments for impairment by applying a fair value-based test. The Company’s goodwill is tested for impairment on an annual basis. Quarterly, the Company evaluates whether a triggering event has occurred that would necessitate further review of goodwill for potential impairment. Per accounting guidance, the Company will first assess qualitative factors. If an assessment of qualitative factors determines it is more likely than not that the fair value of a reporting unit exceeds its carrying amount, then a goodwill impairment test is not required. The Company typically performs its annual impairment testing during the fourth quarter.
Intangible assets with definite useful lives, such as core deposit intangible assets arising from bank acquisitions, are amortized over their estimated useful lives.
Revenue recognition:   Revenue from Contracts with Customers (“ASC 606”), establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.
The majority of the Company’s revenue-generating transactions are not subject to ASC 606, including revenue generated from financial instruments, such as our loans, letters of credit, and investment securities, and revenue related to the sale of loans in the secondary market, as these activities are subject to other GAAP requirements discussed elsewhere within our disclosures. The Company recognizes revenue from these activities as it is earned based on contractual terms, as transactions occur, or as services are provided and collectability is reasonably assured. Descriptions of the major revenue-generating activities that are within the scope of ASC 606, which are presented in the accompanying statements of income as components of non-interest income are as follows:
Service charges on deposit accounts — these represent general service fees for monthly account maintenance and activity- or transaction-based fees and consist of transaction-based revenue, time-based revenue (service period), item-based revenue or some other individual attribute-based revenue. Revenue is recognized when the Company’s performance obligation is completed which is generally monthly for account maintenance services or when a transaction has been completed. Payment for such performance obligations are generally received at the time the performance obligations are satisfied.
Fair value measurement:   Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:
Level 1 — Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.
Level 2 — Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.
Level 3 — Significant unobservable inputs that reflect a Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.
Fair value must be recorded for certain assets and liabilities every reporting period on a recurring basis or, under certain circumstances, on a non-recurring basis.

For additional detail regarding fair value measurement, see Note 14.
Transfer of financial assets:   Transfers of financial assets or a participating interest in an entire financial asset are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when: (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.
Off-balance sheet financial instruments:   In the ordinary course of business, the Company has entered into off-balance sheet financial instruments consisting of unused lines of credit, commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded.
Share-based compensation:   Compensation cost is recognized for stock options and restricted stock awards issued to employees, based on the fair value of these awards at the date of grant. A Black Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock awards.
Compensation cost is recognized over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award if conditions are met for recognition. The Company recognizes forfeitures as they occur and reverses the previously recorded compensation cost associated with the forfeiture.
Income taxes:   Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.
A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.
The Company recognizes interest and/or penalties related to income tax matters in income tax expense.
Earnings per common share:   Basic earnings per common share is net income divided by the weighted average number of common shares outstanding during the period. Diluted earnings per common share includes the dilutive effect of additional potential common shares issuable under stock options.
Comprehensive income:   GAAP requires that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheets, such items, along with net income, are components of comprehensive income.
Loss contingencies:   Loss contingencies, including claims and legal actions arising in the ordinary course of business (if any), are recorded as liabilities when the likelihood of loss is probable, and an amount or range of loss can be reasonably estimated. Management does not currently believe there are such matters that will have a material effect on the consolidated financial statements.
Dividend restriction:   Banking regulations require maintaining certain capital levels and may limit the dividends paid by the bank to the holding company or by the holding company to shareholders.
Operating segments:   While the chief decision-makers monitor the revenue streams of the various products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Discrete financial information is not available other than on a Company-wide basis. Accordingly, all of the financial services operations are considered by management to be aggregated in one reportable operating segment.

Adoption of new accounting pronouncements:
ASU 2019-12, Income Taxes (Topic 740)
Description	In December 2019, FASB issued guidance which simplifies the accounting for income taxes by removing multiple exceptions to the general principals in Topic 740.
Date of Adoption	The standard is effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020.
Effect on the Consolidated Financial Statements	The new guidance did not materially impact the Company’s Consolidated Financial Statements or disclosures.
ASU 2020-04, Financial Instruments — Reference Rate Reform (Topic 848)
Description	In March 2020, FASB released ASU 2020-4 — Reference Rate Reform (Topic 848), which provides optional guidance to ease the accounting burden in accounting for, or recognizing the effects from, reference rate reform on financial reporting. The new standard is a result of the London Interbank Offered Rate (“LIBOR”) likely being discontinued as an available benchmark rate. The standard is elective and provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships, or other transactions that reference LIBOR, or another reference rate expected to be discontinued.
Date of Adoption	The amendments in the update are effective for all entities between March 12, 2020, and December 31, 2022. The Company adopted this standard on January 1, 2021.
Effect on the Consolidated Financial Statements	The Company has identified its products that utilize LIBOR and has implemented enhanced fallback language to facilitate the transition to alternative reference rates. The new guidance did not materially impact the Company’s Consolidated Financial Statements or disclosures.
NOTE 2 — EARNINGS PER SHARE
Basic earnings per common share is computed by dividing net income available to common shareholders by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share is computed by dividing net income available to common shareholders by the weighted average number of shares of common stock outstanding plus the effect of employee stock options during the year.
	Year Ended December 31,
(Dollar amounts in thousands, except per share data)	2021	2020
Basic earnings per share:
Net income	$21,364	$8,305
Total weighted average common stock outstanding	13,308,682	12,042,477
Net income per share	$1.61	$0.69
Diluted earnings per share:
Net income	$21,364	$8,305
Total weighted average common stock outstanding	13,308,682	12,042,477
Add: dilutive effect of employee restricted stock and options	592,168	390,040
Total weighted average diluted stock outstanding	13,900,850	12,432,517
Net income per share	$1.54	$0.67
For the year ended December 31, 2021, there were 285,487 restricted stock and stock options that were anti-dilutive. For the year ended December 31, 2020, there were 442,838 restricted stock and stock options that were anti-dilutive.

NOTE 3 — SECURITIES
The following table summarizes the amortized cost and fair value of securities available for sale and securities held to maturity on December 31, 2021, and 2020, and the corresponding amounts of gross unrealized gains and losses recognized in accumulated other comprehensive loss and gross unrecognized gains and losses:
December 31, 2021 (Dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for sale – taxable
Small Business Administration loan pools	$40,368	$38	$(472)	$39,934
Mortgage-backed securities	131,273	70	(1,240)	130,103
United States agency obligations	3,939	54	(7)	3,986
Corporate bonds	1,500	13	—	1,513
Total available for sale – taxable	$177,080	$175	$(1,719)	$175,536
Available for sale – tax exempt
Community Development District bonds	17,163	512	(1)	17,674
Municipals	1,051	40	—	1,091
Total available for sale – tax exempt	$18,214	$552	$(1)	$18,765
	Amortized Cost	Gross Unrecognized Gains	Gross Unrecognized Losses	Fair Value
Held to Maturity
Mortgage-backed securities	$236	$6	$—	$242
Total Held to Maturity	$236	$6	$—	$242
	Amortized Cost	Gross Unrecognized Gains	Gross Unrecognized Losses	Fair Value
Equity
Mutual Funds	$5,838	$—	$—	$5,838
Other equity securities	800	$—	—	800
Total Equity	$6,638	$—	$—	$6,638
December 31, 2020 (Dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for sale – taxable
Small Business Administration loan pools	$30,678	$77	$(199)	$30,556
Mortgage-backed securities	28,514	438	(30)	28,922
United States agency obligations	3,000	122	—	3,122
Corporate bonds	2,501	9	—	2,510
Total available for sale – taxable	$64,693	$646	$(229)	$65,110
Available for sale – tax exempt
Community Development District bonds	$20,582	$717	$—	$21,299
Municipals	1,064	35	—	1,099
Total available for sale – tax exempt	$21,646	$752	$—	$22,398

	Amortized Cost	Gross Unrecognized Gains	Gross Unrecognized Losses	Fair Value
Held to Maturity
Mortgage-backed securities	$345	$14	$—	$359
United States Treasury	202	—	—	202
Foreign Bonds	1,000	—	—	1,000
Total Held to Maturity	$1,547	$14	$—	$1,561
	Amortized Cost	Gross Unrecognized Gains	Gross Unrecognized Losses	Fair Value
Equity
Mutual Funds	$6,005	$—	$—	$6,005
Total Equity	$6,005	$—	$—	$6,005
As of December 31, 2021, and 2020, Corporate bonds are comprised primarily of investments in the financial services industry. During the year ended December 31, 2021, the net investment portfolio increased by $106.1 million as a result of increases from purchases of $142.6 million in high quality MBS/CMO, SBA, and CDD bonds in the available for sale portfolio combined with decreases of $24.1 million from paydowns, $8.6 million from maturities and calls, as well as the unrealized holding loss on securities available for sale of $2.2 million with a related tax effect of $0.5 million. Proceeds from the maturity and redemption of securities during the year ended December 31, 2021, were $8.6 million, with gross realized gains of $39 thousand. Proceeds from the sales of securities during the year ended December 31, 2020, were $1.7 million, with gross realized gains of $4 thousand. Proceeds from the redemption of securities for the year ended December 31, 2020, were $9.1 million, with gross realized gains of $33 thousand. Securities pledged as of December 31, 2021, and December 31, 2020, were $2.4 million and $12.5 million, respectively. Securities and cash pledged for derivative swap transactions as of December 31, 2021, were $3.2 million, which were included in the total securities pledged, such securities were generally pledged for public funds. There were no securities pledged for derivative swap transactions on December 31, 2020.
The amortized cost and fair value of debt securities are shown by contractual maturity. Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date are shown separately. The scheduled maturities of securities as of December 31, 2021, are as follows:
	December 31, 2021
(Dollars in thousands)	Amortized Cost	Fair Value
Available for sale
Due in one year or less	$1,634	$1,648
Due after one year through five years	19,766	20,358
Due after five years through ten years	2,253	2,258
Due after ten years	—	—
Subtotal	$23,653	$24,264
Small Business Administration loan pools	$40,368	$39,934
Mortgage-backed securities	131,273	130,103
Total available for sale	$195,294	$194,301
Held to maturity
Mortgage-backed securities	$236	$242
Total held to maturity	$236	$242

On December 31, 2021, and 2020, there were no holdings of securities of any one issuer, other than the United States Government and its agencies, in an amount greater than 10% of shareholders’ equity.
On December 31, 2021, and 2020, the number of investment positions that are in an unrealized loss position were 92 and 36, respectively. The tables below indicate the fair value of debt securities with unrealized losses and for the period of time of which these losses were outstanding on December 31, 2021, and 2020, respectively, aggregated by major security type and length of time in a continuous unrealized loss position:
	Less Than 12 Months		12 Months or Longer		Total
(Dollars in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
December 31, 2021
Available for sale – taxable
Small Business Administration loan pools	$17,428	$(336)	$14,872	$(136)	$32,300	$(472)
Mortgage-backed securities	109,621	(1,167)	1,710	(73)	111,331	(1,240)
United States agency obligations	1,930	(7)	—	—	1,930	(7)
Total available for sale – taxable	$128,979	$(1,510)	$16,582	$(209)	$145,561	$(1,719)
Available for sale – tax exempt
Community Development District bonds	809	(1)	—	—	$809	$(1)
Total available for sale – tax exempt	$809	$(1)	$—	$—	$809	$(1)
December 31, 2020
Available for sale – taxable
Small Business Administration loan pools	$18,849	$(133)	$8,945	$(66)	$27,794	$(199)
Mortgage-backed securities	5,839	—	2,510	(30)	8,349	(30)
United States agency obligations	227	—	—	—	227	—
Total available for sale – taxable	$24,915	$(133)	$11,455	$(96)	$36,370	$(229)
The unrealized holding losses within the investment portfolio are considered to be temporary and are mainly due to changes in the interest rate cycle. The unrealized loss positions may fluctuate positively or negatively with changes in interest rates or spreads. Since SBA loan pools and mortgage-backed securities are government sponsored entities that are highly rated, the decline in fair value is attributable to changes in interest rates and not credit quality. The Company does not have any securities in an OTTI position. The Company does not have the intent to sell these securities and it is likely that it will not be required to sell the securities before their anticipated recovery. The Company does not consider these securities to be other-than-temporarily impaired on December 31, 2021. No credit losses were recognized in operations during the years ended December 31, 2021, and 2020.

NOTE 4 — LOANS
Loans on December 31, 2021, and 2020, were as follows:
(Dollars in thousands)	2021	2020
Loans held for investment:
Commercial real estate	$902,654	$777,025
Residential real estate	377,511	379,534
Commercial (Non-PPP)	325,415	206,095
Commercial (PPP)	58,615	185,748
Construction and land development	91,520	99,590
Consumer and other	21,449	9,689
Total loans held for investment, gross	1,777,164	1,657,681
Allowance for loan losses	(12,704)	(16,259)
Loans held for investment, net	$1,764,460	$1,641,422
Loans held for sale:
Loans held for sale	$165	$1,270
Total loans held for sale	$165	$1,270
The recorded investment in loans excludes accrued interest receivable due to immateriality.
On December 31, 2021, there were $235.3 million in total loans pledged to the Federal Home Loan Bank (“FHLB”) for liquidity.
Loan premiums for loans purchased are amortized over the life of the loan with acceleration upon the increase in principal paydowns or payoffs. On December 31, 2021, and 2020, loan premiums for purchased loans were $0.4 million and $0.6 million, respectively.
There are no loans over 90 days past due and accruing as of December 31, 2021, and 2020.
The following table presents the aging of the recorded investment in past due loans as of December 31, 2021, and 2020, by class of loans:
(Dollars in thousands)	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater than 90 Days Past Due	Nonaccrual	Total Past Due	Loans Not Past Due	Total
December 31, 2021
Commercial real estate	$292	$—	$—	$—	$292	$902,362	$902,654
Residential real estate	—	—	—	—	—	377,511	377,511
Commercial (Non-PPP)	449	—	—	1,468	1,917	323,498	325,415
Commercial (PPP)	7	—	—	—	7	58,608	58,615
Construction and land development	—	—	—	—	—	91,520	91,520
Consumer and other	—	—	—	654	654	20,795	21,449
Total	$748	$—	$—	$2,122	$2,870	$1,774,294	$1,777,164

(Dollars in thousands)	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater than 90 Days Past Due	Nonaccrual	Total Past Due	Loans Not Past Due	Total
December 31, 2020
Commercial real estate	$—	$—	$—	$—	$—	$777,025	$777,025
Residential real estate	1,317	—	—	—	1,317	378,217	379,534
Commercial (Non-PPP)	278	—	—	9,127	9,405	196,690	206,095
Commercial (PPP)	—	—	—	—	—	185,748	185,748
Construction and land development	—	—	—	—	—	99,590	99,590
Consumer and other	—	—	—	1,307	1,307	8,382	9,689
Total	$1,595	$—	$—	$10,434	$12,029	$1,645,652	$1,657,681
On December 31, 2021, there were four impaired loans (consisting of nonaccrual loans, troubled debt restructured loans, loans past due 90 days or more and still accruing interest and other loans based on management’s judgement) with both unpaid principal balance and recorded investments totaling $2.2 million. Three of these loans were impaired loans with a recorded investment of $2.1 million with an allowance of $1.3 million. Also, there was one substandard accruing loan with a recorded investment of $2.3 million with no allowance. The average net investment on the impaired residential real estate and commercial loans during 2021 was $0.5 million. Residential real estate loans had $3.4 thousand of interest income recognized during the year ended December 31, 2021, which was equal to the cash basis interest income.
On December 31, 2020, there were six impaired loans (consisting of nonaccrual loans, troubled debt restructured loans, loans past due 90 days or more and still accruing interest and other loans based on management’s judgment) with recorded investments totaling $13.1 million, of which there were three impaired loans with a recorded investment of $10.4 million on nonaccrual with an allowance of with $8.3 million and one substandard accruing loan with a recorded investment of $2.4 million with no allowance. The average net investment on the impaired residential real estate and commercial loans during 2020 was $2.2 million. The residential real estate loans had $13 thousand of interest income recognized during the year ended December 31, 2020, which was equal to cash basis interest income.
Troubled Debt Restructurings:
The principal carrying balances of loans that met the criteria for consideration as a troubled debt restructuring were $0.1 million and $0.3 million as of December 31, 2021, and December 31, 2020, respectively. The Company has allocated no specific reserves to customers whose loan terms have been modified in troubled debt restructurings as of December 31, 2021, and December 31, 2020. The Company has not committed any additional amounts to customers whose loans are classified as a troubled debt restructuring.
There were no loans modified as troubled debt restructurings during the period ending December 31, 2021, or December 31, 2020.
Credit Quality Indicators:
The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt including: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. Generally, all credits greater than $1.0 million are reviewed no less than annually to monitor and adjust, if necessary, the credit risk profile. Loans classified as substandard or special mention are reviewed quarterly by the Company for further evaluation to determine if they are appropriately classified and whether there is any impairment. Beyond the annual review, all loans are graded upon initial issuance. In addition, during the renewal process of any loan, as well as if a loan becomes past due, the Company will determine the appropriate loan grade.
Loans excluded from the review process above are generally classified as pass credits until: (a) they become past due; (b) management becomes aware of deterioration in the credit worthiness of the borrower;

or (c) the customer contacts the Company for a modification. In these circumstances, the loan is specifically evaluated for potential classification as to special mention, substandard, doubtful, or even charged-off. The Company uses the following definitions for risk ratings:
Pass:   A Pass loan’s primary source of loan repayment is satisfactory, with secondary sources very likely to be realized if necessary. The pass category includes the following:
Riskless:   Loans that are fully secured by liquid, properly margined collateral (listed stock, bonds, or other securities; savings accounts; certificates of deposit; loans or that portion thereof which are guaranteed by the United States Government or agencies backed by the “full faith and credit” thereof; loans secured by properly executed letters of credit from prime financial institutions).
High Quality Risk:   Loans to recognized national companies and well-seasoned companies that enjoy ready access to major capital markets or to a range of financing alternatives. Borrower’s public debt offerings are accorded highest ratings by recognized rating agencies, e.g., Moody’s or Standard & Poor’s. Companies display sound financial conditions and consistent superior income performance. The borrower’s trends and those of the industry to which it belongs are positive.
Satisfactory Risk:   Loans to borrowers, reasonably well established, that display satisfactory financial conditions, operating results and excellent future potential. Capacity to service debt is amply demonstrated. Current financial strength, while financially adequate, may be deficient in a number of respects. Normal comfort levels are achieved through a closely monitored collateral position and/or the strength of outside guarantors.
Moderate Risk:   Loans to borrowers who are in non-compliance with periodic reporting requirements of the loan agreement, and any other credit file documentation deficiencies, which do not otherwise affect the borrower’s credit risk profile. This may include borrowers who fail to supply updated financial information that supports the adequacy of the primary source of repayment to service the Bank’s debt and prevents bank management to evaluate the borrower’s current debt service capacity. Existing loans will include those with consistent track record of timely loan payments, no material adverse changes to underlying collateral, and no material adverse change to guarantor(s) financial capacity, evidenced by public record searches.
Special mention:   A Special Mention loan has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or the Company’s credit position at some future date. Special Mention loans are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.
Substandard:   A Substandard loan is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.
Doubtful:   A loan classified Doubtful has all the weaknesses inherent in one classified Substandard with the added characteristics that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.
Loss:   A loan classified Loss is considered uncollectible and of such little value that continuance as a bankable asset is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future.

Based on the most recent analysis performed, the risk category of loans by class of loans is as follows:
(Dollars in thousands)	Pass	Special Mention	Substandard	Doubtful	Total
December 31, 2021
Commercial real estate	$900,364	$—	$2,290	$—	$902,654
Residential real estate	377,511	—	—	—	377,511
Commercial (Non-PPP)	323,657	290	1,468	—	325,415
Commercial (PPP)	58,615	—	—	—	58,615
Construction and land development	91,520	—	—	—	91,520
Consumer	20,712	83	—	654	21,449
Total	$1,772,379	$373	$3,758	$654	$1,777,164
December 31, 2020
Commercial real estate	$774,674	$—	$2,351	$—	$777,025
Residential real estate	379,104	430	—	—	379,534
Commercial (Non-PPP)	196,856	112	9,127	—	206,095
Commercial (PPP)	185,748	—	—	—	185,748
Construction and land development	99,590	—	—	—	99,590
Consumer	8,382	—	1,307	—	9,689
Total	$1,644,354	$542	$12,785	$—	$1,657,681
Purchased Credit Impaired Loans:
The Company has purchased loans, for which there was, at acquisition, evidence of deterioration of credit quality since origination and it was probable, at acquisition, that all contractually required payments would not be collected. The carrying amount of those loans is as follows:
(Dollars in thousands)	December 31, 2021	December 31, 2020
Commercial real estate	$5,845	$—
Residential real estate	89	405
Commercial	410	746
Construction and development	—	3,732
Consumer and other loans	—	—
Carrying amount	$6,344	$4,883
Accretable yield, or income expected to be collected, is as follows:
(Dollars in thousands)	2021	2020
Balance at January 1	$(630)	$—
New loans purchased	—	(545)
Adjustment of income	—	(85)
Accretion	356
Reclassifications from nonaccretable difference	(339)	—
Disposals	41	—
Balance on December 31	$(572)	$(630)
For those purchased credit impaired loans disclosed above, no allowances for loan losses were recorded through the year ended December 31, 2021, and 2020.
The credit fair value adjustment on purchased credit impairment (“PCI”) loans represents the portion of the loan balances that have been deemed uncollectible based on the Company’s expectations of future cash flows for each respective loan. PCI loans purchased on March 26, 2020, for which it was probable at acquisition that all contractually required payments would not be collected are as follows:
(Dollars in thousands)	March 26, 2020
Contractually required principal and interest by loan type
Commercial real estate	$427
Residential real estate	604
Commercial	2,176
Construction and development	5,614
Consumer and other loans	—
Total	$8,821
Contractual cash flows not expected to be collected (nonaccretable discount)
Commercial real estate	$80
Residential real estate	138
Commercial	1,123
Construction and development	2,297
Consumer and other loans	—
Total	$3,638
Expected cash flows	$5,183
Interest component of expected cash flows (accretable discount)	(545)
Fair value of PCI loans accounted for under ASC 310-30	$4,638
Nonperforming Assets
As of December 31, 2021, the Company had nonperforming assets of $2.1 million, or 0.08% of total assets, compared to nonperforming assets of $10.4 million, or 0.51% of total assets, on December 31, 2020. The Bank’s charge-off policy for impaired loans is similar to its charge-off policy for all loans in that loans are charged-off in the month when a determination of a confirmed loss is made on a loan. The decrease in nonperforming assets was driven by charge-offs of $8.3 million of impaired loans during the year ended December 31, 2021. The Company had charge-offs of $0.3 million during the year ended December 31, 2020.
Paycheck Protection Program (PPP)
The Company has participated in the PPP offered through the United States Small Business Administration (SBA) by way of the Coronavirus Aid Relief and Economic Security (CARES) Act that was passed at the end of the first quarter 2020. As a qualified SBA lender, the Company was automatically authorized to originate PPP loans. To help clients, the Company added an online PPP application form and automated the PPP loan closing documentation process. The Company processed, closed and funded 2,287 small business loans representing $340.5 million in relief proceeds, of which 1,931 loans totaling $280.6 million were forgiven by the SBA and the balance was $58.6 million on December 31, 2021. The majority of these loans were initially pledged to the Federal Reserve as part of the Paycheck Protection Program Liquidity Facility (PPPLF). The PPPLF pledged loans are non-recourse to the Company. However, the Company paid off all of the PPPLF advances during the first and second quarter of 2021.
Debt Service Relief Requests Related to COVID-19
The Company has reviewed and processed numerous debt service relief requests in accordance with Section 4013 of the CARES Act and interagency guidelines published by federal banking regulators on March 13, 2020. As currently interpreted by the agencies, the guidelines assert that short-term modifications made on good faith for reasons related to the COVID-19 pandemic to borrowers who were current prior to such relief are not considered TDRs. These modifications included deferrals of principal and interest, modification to interest only, and deferrals to escrow requirements. The modifications had varying terms up to six months. As of December 31, 2021, all these loans had returned to normal payment schedules.

NOTE 5 — ALLOWANCE FOR LOAN LOSSES
The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on the impairment method for the years ended December 31, 2021, and 2020:
(Dollars in thousands)	Commercial Real Estate	Residential Real Estate	Commercial	Construction and land Development	Consumer and Other	Total
December 31, 2021
Allowance for loan losses:
Beginning balance	$3,159	$2,177	$10,462	$388	$73	$16,259
Provision for loan losses	1,312	162	1,816	83	1,367	4,740
Loans charged-off	—	—	(7,641)	—	(654)	(8,295)
Recoveries	—	—	—	—	—	—
Total ending allowance balance	$4,471	$2,339	$4,637	$471	$786	$12,704
(Dollars in thousands)	Commercial Real Estate	Residential Real Estate	Commercial	Construction and land Development	Consumer and Other	Total
December 31, 2020
Allowance for loan losses:
Beginning balance	$1,845	$3,115	$1,235	$272	$81	$6,548
Provision for loan losses	1,314	(731)	9,326	116	(8)	10,017
Loans charged-off	—	(207)	(99)	—	—	(306)
Recoveries	—	—	—	—	—	—
Total ending allowance balance	$3,159	$2,177	$10,462	$388	$73	$16,259
(Dollars in thousands)	Commercial Real Estate	Residential Real Estate	Commercial	Construction and land Development	Consumer and Other	Total
December 31, 2021
Allowance for loan losses:
Ending allowance balance attributable to loans
Individually evaluated for impairment	$—	$—	$671	$—	$654	$1,325
Collectively evaluated for impairment	4,471	2,339	3,966	471	132	11,379
Total ending allowance balance	$4,471	$2,339	$4,637	$471	$786	$12,704
Loans:
Loans individually evaluated for impairment	$2,290	$—	$1,468	$—	$654	$4,412
Loans collectively evaluated for impairment	900,364	377,511	382,562	91,520	20,795	1,772,752
Total ending loans balance	$902,654	$377,511	$384,030	$91,520	$21,449	$1,777,164

(Dollars in thousands)	Commercial Real Estate	Residential Real Estate	Commercial	Construction and land Development	Consumer and Other	Total
December 31, 2020
Allowance for loan losses:
Ending allowance balance attributable to loans
Individually evaluated for impairment	$—	$—	$8,309	$—	$—	$8,309
Collectively evaluated for impairment	3,159	2,177	2,153	388	73	7,950
Total ending allowance balance	$3,159	$2,177	$10,462	$388	$73	$16,259
Loans:
Loans individually evaluated for impairment	$2,351	$299	$9,127	$—	$1,307	$13,084
Loans collectively evaluated for impairment	774,674	379,235	382,716	99,590	8,382	1,644,597
Total ending loans balance	$777,025	$379,534	$391,843	$99,590	$9,689	$1,657,681

NOTE 6 — PREMISES AND EQUIPMENT
Company premises and equipment, net on December 31, 2021, and 2020, are comprised of the following:
(Dollars in thousands)	2021	2020
Furniture, fixture and equipment	$2,182	$1,694
Computer, hardware and software	2,590	2,260
Leasehold improvements	3,867	3,537
Corporate branding	118	118
	8,757	7,609
Accumulated depreciation and amortization	(4,886)	(3,239)
	$3,871	$4,370
Depreciation and amortization expense was $1.4 million and $1.4 million in 2021 and 2020, respectively.
NOTE 7 — GOODWLL AND OTHER INTANGIBLE ASSETS
Goodwill represents the excess of the purchase price over the fair value of net assets acquired.
The following table presents the change in goodwill for the years ended December 31, 2021, and 2020:
(Dollars in thousands)	December 31, 2021	December 31, 2020
Beginning goodwill	$24,621	$—
Measurement period adjustments	—	—
Additions arising from business combinations	—	24,621
Ending goodwill	$24,621	$24,621
Core deposit intangible	$1,422	$1,646
Less: Accumulated amortization	(277)	(224)
Core deposit intangible, net	$1,145	$1,422

Amortization expense for core deposit intangibles for the years ended December 31, 2021, and 2020, totaled $0.3 million and $0.2 million, respectively.
The estimated amount of amortization expense for core deposit intangible assets to be recognized over the next five years is as follows:
(Dollars in thousands)	Core deposit intangible
2022	$247
2023	$217
2024	$187
2025	$157
2026	$127
NOTE 8 — DEPOSITS
The following table presents the maturities of our time deposits including time deposits that meet or exceed the $250,000 FDIC insurance limit as of December 31, 2021.
(Dollars in thousands)	Three Months or Less	Over Three Through Six Months	Over Six Months Through 12 Months	Over 12 Months	Total
Time deposits of $250,000 or less	$17,431	$26,721	$44,373	$4,631	$93,156
Time deposits of more than $250,000	32,058	54,429	83,290	2,760	172,537
Total	$49,489	$81,150	$127,663	$7,391	$265,693
The following tables present the maturities of our time deposits including time deposits that meet or exceed the $250,000 FDIC insurance limit as of December 31, 2020.
(Dollars in thousands)	Three Months or Less	Over Three Through Six Months	Over Six Months Through 12 Months	Over 12 Months	Total
Time deposits of $250,000 or less	$20,767	$13,258	$24,805	$19,240	$78,070
Time deposits of more than $250,000	40,189	35,314	42,845	40,157	158,505
Total	$60,956	$48,572	$67,650	$59,397	$236,575
As of December 31, 2021, and December 31, 2020, the Company had time deposits that exceed the $250,000 FDIC insurance limit of $172.5 million and $158.5 million, respectively. Securities, mortgage loans or other financial instruments pledged as collateral for certain deposits were $28.7 million on December 31, 2021. The aggregate amount of demand deposits that have been re-classified as loan balances on December 31, 2021, and 2020, were $0.4 million and $0.1 million, respectively. Deposits from principal officers, directors and their affiliates on December 31, 2021, and 2020, were $18.9 million and $12.1 million, respectively.

For time deposits having a remaining term of more than one year, the aggregate amount of maturities for each of the five years at the dates indicated.
(Dollars in thousands)	December 31, 2021	December 31, 2020
1 year or less	$258,302	$177,178
Over 1 through 2 years	6,669	57,034
Over 2 through 3 years	722	1,658
Over 3 through 4 years	—	705
Over 4 through 5 years	—	—
Over 5 years	—	—
Total	$265,693	$236,575
Banks may be required to maintain cash reserves in the form of vault cash or in an account with the Federal Reserve Bank or in noninterest-earning accounts with other qualified banks. This requirement is based on the Bank’s amount of transaction deposit accounts. Due to the amount of transaction deposit accounts, the Bank was not required to have cash reserve requirements on December 31, 2021, and 2020. Additionally, the Company had $84.4 million in Qualified Public Deposits (“QPD”) that require a portion of the deposit to be pledged as collateral as of December 31, 2021.
NOTE 9 — DEBT
Subordinated Debt.
On March 26, 2020, pursuant to terms of the acquisition, the Company assumed the subordinated notes payable of MBI at its fair value of $10.3 million. According to the terms of the subordinated note, the principal amount due was $10.0 million with a 7% fixed rate until October 30, 2021, and a variable rate thereafter at LIBOR plus 576 basis points. The note matures on October 30, 2026 and could be redeemed by the Company anytime on or after October 30, 2021. Pursuant to its contractual terms, the Company redeemed in full, the amount of its subordinated notes payable of $10.0 million on October 30, 2021.
Valley National Line of Credit
The Company maintains a $10.0 million secured revolving line of credit with Valley National Bank, N.A. Amounts drawn under this line of credit bears interest at the Prime Rate, as announced by The Wall Street Journal from time to time as its prime rate, and its obligations under this line of credit are secured by shares of the capital stock of the Bank, which we have pledged as security. On December 31, 2021, there were $10.0 million outstanding borrowings under this line of credit. On December 31, 2020, there were no outstanding borrowings under this line of credit.
NOTE 10 — BORROWINGS
The Company uses short-term and long-term borrowings to supplement deposits to fund lending and investment activities.
Federal Home Loan Bank Advances
FHLB Advances.   The FHLB allows the Company to borrow up to 25% of its assets on a blanket floating lien status collateralized by certain securities and loans. As of December 31, 2021, approximately $235.3 million in total loans were pledged as collateral for our FHLB borrowings. We utilize these borrowings to meet liquidity needs and to fund certain fixed rate loans in our portfolio. As of December 31, 2021, we had $35.0 million in outstanding advances, $28.7 million in outstanding letters of credit, and $113.0 million in additional available borrowing capacity from the FHLB based on the collateral that we have currently pledged.

On December 31, 2021, and 2020, advances from the Federal Home Loan Bank were as follows:
(Dollars in thousands)	2021	2020
Maturities through 2030, fixed rate at 0.81%, averaging 0.81%	$5,000	$10,000
Maturities through 2024, floating rate at rates from 1.86% to 2.46%, averaging 2.24%	30,000	30,000
	$35,000	$40,000
Each advance is payable at its maturity date, with a prepayment penalty for fixed rate advances. The advances were collateralized by $235.3 million and $189.9 million of first mortgage loans under a blanket lien arrangement on December 31, 2021, and 2020, respectively. Based on this collateral and the Company’s holdings of FHLB stock, the Company is eligible to borrow up to a total of $176.7 million as of December 31, 2021. However, given the collateral that was currently pledged, the Company had $113.0 million in available borrowing capacity from the FHLB.
Payments over the next five years are as follows:
(Dollars in thousands)	Advance Payments
2022	$—
2023	—
2024	30,000
2025	—
2026	—
Federal Reserve Bank of Atlanta.
The Federal Reserve Bank of Atlanta has an available borrower in custody arrangement which allows us to borrow on a collateralized basis. There were no advances outstanding under this facility on December 31, 2021, and December 31, 2020, respectively.
PPPLF Advances
The Company initially funded PPP loans with the PPPLF. Most of the PPP loans were initially pledged to the Federal Reserve as part of the PPPLF. The PPPLF pledged loans are non-recourse to the Company. On December 31, 2021, the balance of PPPLF advances was $0.
NOTE 11 — COMMON STOCK AND PREFERRED STOCK
Class A Voting Common Stock
The Company has Class A voting common stock with a par value of $0.01 per share. As of December 31, 2021, there are 50,000,000 shares authorized as Class A of which 13,446,400 are outstanding. During the year ended December 31, 2021, the Company issued 300,395 Class A shares, inclusive of 142,736 shares of restricted stock grants, 155,808 shares of options exercised, and 1,851 shares of employee stock purchases. During the year ended December 31, 2021, the Company cancelled 4,195 restricted shares of Class A common stock and repurchased 381,419 shares of Class A common stock.
As of December 31, 2020, the Company had 13,534,829 Class A voting common stock outstanding. During the year ended December 31, 2020, the Company issued 7,989,865 Class A shares, inclusive of 3,565,000 shares in completion of its initial public offering, 4,227,816 shares in the business combination with MBI and 7,194 shares of employee stock purchases. The Company also exchanged 752,184 shares of Class B non-voting stock for an equal number of Class A voting stock pursuant to the Investor Rights Agreement, dated February 17, 2017. As a result of the exchanges, 752,184 shares of the Company’s Class B common stock were cancelled. Furthermore, during the year ended December 31, 2020, the Company cancelled 1,551 restricted shares of Class A common stock and repurchased 320,931 shares of Class A common stock.

Class B Non-voting Common Stock
The Company has authorized Class B Non-voting common stock with a par value of $0.01 per share. As of December 31, 2021, there are 10,000,000 shares authorized as Class B, none of which are outstanding. During the year ended December 31, 2020, the Company exchanged 752,184 shares of Class B non-voting stock for an equal number of Class A voting stock pursuant to the Investor Rights Agreement, dated as of February 17, 2017, by and between the Company, Mendon Capital QP LP, Iron Road Multi-Strategy Fund LP, Mendon Capital Master Fund Ltd., Mendon Global Long/Short Financial QP Fund Ltd., and RMB Mendon Financial Services Fund. As a result of the exchanges, 752,184 shares of the Company’s Class B common stock were cancelled, and 752,184 shares of the Company’s Class A common stock were issued. Following these exchanges, the Company no longer has any shares of Class B common stock outstanding.
Preferred Stock
The Company has 10,000,000 shares of undesignated and unissued preferred stock.
NOTE 12 — INCOME TAXES
Components of the provision for income taxes for the years ended December 31, 2021, and 2020 are as follows:
(Dollars in thousands)	2021	2020
Current provision
Federal	$3,420	$3,849
State	426	466
Deferred provision
Federal	1,353	(1,556)
State	(74)	(342)
Income tax provision	$5,125	$2,417
The difference between the financial statement tax provision and amounts computed by applying the statutory federal income tax rate is due primarily to state taxes and permanent items.
(Dollars in thousands)	2021		2020
Federal statutory rate times financial statement income	21.0%	$5,563	21.0%	$2,251
Effect of:
State taxes, net of federal benefit	1.1%	291	0.9%	90
Tax-exempt interest	(1.2)%	(311)	(1.0)%	(91)
Earnings from Bank-owned life insurance	(0.9)%	(236)	(1.0)%	(105)
Excess benefit on equity compensation	(0.6)%	(165)	0.4%	42
Acquisition costs	—%	0	1.3%	138
Other, net	(0.1)%	(17)	0.9%	92
	19.3%	$5,125	22.5%	$2,417

The composition of the deferred tax assets:
(Dollars in thousands)	2021	2020
Deferred tax assets:
Allowance for loan losses	$3,575	$4,205
Preopening expenses	40	66
Fair value adjustments	2,874	4,469
Stock-based compensation	972	821
Deferred loan fees	1,322	1,368
Deferred rent	104	111
Lease liability	1,305	1,594
Intangible assets	463	—
Unrealized loss on securities available for sale	243	—
Other	46	3
Gross deferred tax assets	10,944	12,637
Deferred tax liabilities:
Property and equipment	(129)	(518)
Right of use asset	(1,305)	(1,594)
Unrealized gain on securities available for sale	—	(286)
Gross deferred tax liabilities	(1,434)	(2,398)
Net deferred tax assets	$9,510	$10,239
In assessing the realizability of deferred tax assets, management considered whether it is more likely than not that some portion or all of the deferred tax assets will be realized using all available evidence, both positive and negative.
The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.
On December 31, 2021, the Company had no amounts recorded for uncertain tax positions. The Company does not expect the total amount of unrecognized tax benefits to significantly increase in the next twelve months. The Company recognizes interest and penalties related to income tax matters in income tax expense. The Company is subject to United States federal income tax as well as income tax in various state jurisdictions. The Company is not subject to examination by taxing authorities for years prior to 2018.
NOTE 13 — RELATED PARTY TRANSACTIONS
In the ordinary course of business, the Bank grants loans to and accepts deposits from executive officers, directors, and their affiliates. The amount of related party loans on December 31, 2021, and 2020, were $11.7 million and $9.1 million, respectively.
Loans to principal officers, directors and their affiliates on December 31, 2021, and 2020 were as follows:
(Dollars in thousands)	2021	2020
Balance on January 1,	$9,137	$4,388
New loans	4,864	2,500
MBI acquisition	—	757
PPP	339	1,682
Effect of changes in composition of related parties	—	—
Repayments	(2,626)	(190)
Balance on December 31	$11,714	$9,137
Deposits from principal officers, directors and their affiliates on December 31, 2021, and 2020 were $18.9 million and $12.1 million, respectively.

NOTE 14 — OTHER EMPLOYEE BENEFITS
The Company, through the Bank, has adopted a 401(k) benefit plan (the Plan) covering substantially all eligible employees and contains a safe harbor provision whereby all employees who initially enroll are 100% vested. The Company, at its discretion, matches the employees’ annual contribution up to 4% of their annual salary. The Company contributed approximately $0.6 million to the Plan in 2021, and 2020.
NOTE 15 — FAIR VALUE
Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:
Level 1 — Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.
Level 2 — Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.
Level 3 — Significant unobservable inputs that reflect a Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.
The Company used the following methods and significant assumptions to estimate fair value:
Cash and cash equivalents:   The carrying amounts of cash and cash equivalents approximate their fair value.
Securities available for sale:   Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include highly liquid government bonds, certain mortgage products and exchange-traded equities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows. Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, include certain collateralized mortgage and debt obligations, corporate bonds, municipal bonds and United States agency notes. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy. Securities classified within Level 3 might include certain residual interests in securitizations and other less liquid securities. As of December 31, 2021, and 2020, all securities available for sale were Level 2.
Securities held to maturity:   Reported at fair value utilizing Level 2 inputs. The estimated fair value is determined based on market quotes when available. If not available, quoted market prices of similar securities, discounted cash flow analysis, pricing models and observable market data are used in determining fair market value.
Equity securities:   The Company values equity securities at readily determinable market values based on the closing price at the end of each period. Changes in fair value are recognized through net income.
Loans:   Fair values are estimated for portfolios of loans with similar characteristics. Loans are segregated by type, such as commercial or residential mortgage. Each loan category is further segmented into fixed and adjustable rate interest terms as well as performing and nonperforming categories. The fair value of loans is calculated by discounting scheduled cash flows through the estimated life including prepayment considerations and estimated market discount rates that reflect the risks inherent to the loan. The calculation of the fair value considers market driven variables including credit related factors and reflects an exit price as defined in ASC Topic 820.
Loans held for sale:   The carrying amounts of loans held for sale approximate their fair values.

Federal Home Loan Bank stock:   It is not practical to determine fair value due to restrictions placed on transferability.
Federal Reserve Bank stock:   It is not practical to determine fair value due to restrictions placed on transferability.
Accrued interest receivable:   The carrying amounts of accrued interest approximate their fair values.
Deposits:   The fair values disclosed for demand, NOW, money-market and savings deposits are, by definition, equal to the amount payable on demand at the reporting date (carrying amount). Fair values for fixed-rate time deposits are estimated using current market rates offered for remaining or similar maturities.
Federal Home Loan Bank advances:   Fair values are estimated using discounted cash flow analysis based on the Bank’s current incremental borrowing rates for similar types of borrowing arrangements.
Subordinated debt:   The fair value was determined by using a discounted cash flow method using a market participant discount rate for similar instruments.
Line of Credit:   The carrying amounts of the line of credit approximate their fair values.
Off-balance-sheet instruments:   Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.
Interest rate swaps:   The fair value of interest rate swaps is estimated using inputs that are observable or that can be corroborated by corroborated by observable market data and therefore are classified as Level 2. The fair value estimations include primarily market observable inputs.
Assets and liabilities measured at fair value on a recurring basis, are summarized below:
	Fair Value Measurements on December 31, 2021 Using:
(Dollars in thousands)	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
ASSETS:
Securities available for sale – taxable
Small Business Administration loan pools	$39,934	$—	$39,934	$—
Mortgage-backed securities	130,103	—	130,103	—
United States agency obligations	3,986	—	3,986	—
Corporate bonds	1,513	—	1,513	—
Securities available for sale – tax exempt
Community Development District bonds	17,674	—	17,674	$—
Municipals	1,091	—	1,091	—
Equity
Mutual funds	5,838	5,838	—	$—
Other equity securities	800	800	—	—
Loans held for sale	165	165	—	$—
Customer derivatives – interest rate swaps	1,144	—	1,144	$—
LIABILITIES:
Customer derivatives – interest rate swaps	$1,144	—	$1,144	$—

	Fair Value Measurements on December 31, 2020 Using:
(Dollars in thousands)	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
ASSETS:
Securities available for sale – taxable
Small Business Administration loan pools	$30,556	$—	$30,556	$—
Mortgage-backed securities	28,922	—	28,922	—
United States agency obligations	3,122	—	3,122	—
Corporate bonds	2,510	—	2,510	—
Securities available for sale – tax exempt
Community Development District bonds	21,299	—	21,299	$—
Municipals	1,099	—	1,099	—
Equity
Mutual funds	6,005	6,005	—	$—
Loans held for sale	1,270	1,270	—	$—
As of December 31, 2020, the Company did not hold any interest rate swaps.
There were no securities reclassified into or out of Level 3 during the year ended December 31, 2021, and 2020.
Impaired loans:   The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available for similar loans and collateral underlying such loans. Such adjustments result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification. Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted in accordance with the allowance policy.
Assets measured at fair value on a non-recurring basis are summarized below:
		Fair Value Measurements on December 31, 2021 Using:
(Dollars in thousands)	Total on December 31, 2021	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Gains (Losses)
Impaired Loans:
Commercial real estate	$—	$—	$—	$—	$—
Residential real estate	—	—	—	—	—
Commercial	797	—	—	797	(671)
Construction and land development	—	—	—	—	—
Consumer and other	—	—	—	—	(654)
Total	$797	$—	$—	$797	$(1,325)

Fair Value Measurements on December 31, 2020 Using:
(Dollars in thousands)	Total on December 31, 2020	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Gains (Losses)
Impaired Loans:
Commercial real estate	$—	$—	$—	$—	$—
Residential real estate	—	—	—	—	—
Commercial	818	—	—	818	(8,309)
Construction and land development	—	—	—	—	—
Consumer and other	—	—	—	—	—
Total	$818	$—	$—	$818	$(8,309)
As shown above our impaired loans consist solely of commercial loans considered to be Level 3. These Level 3 loans have significant unobservable inputs such as appraisal adjustments for local market conditions and economic factors that may result in changes in value of an assets over time.
The table below presents the approximate carrying amount and estimated fair value of the Company’s financial instruments (in thousands):
	December 31, 2021
(Dollars in thousands)	Carrying Amount	Fair Value	Fair Value Hierarchy
Financial Assets:
Cash & due from banks, including interest bearing deposits	$583,990	$583,990	Level 1
Federal funds sold	13,477	13,477	Level 1
Securities, available for sale – taxable	175,536	175,536	Level 2
Securities, available for sale – tax exempt	18,765	18,765	Level 2
Securities, held to maturity	236	242	Level 2
Securities, equity	5,838	5,838	Level 1
Securities, other equity	800	800	Level 1
Loans, net	1,764,460	1,779,968	Level 3
Loans held for sale	165	165	Level 1
Bank owned life insurance	38,485	38,485	Level 2
Customer derivatives – interest rate swaps	1,144	1,144	Level 2
Accrued interest receivable	5,272	5,272	Level 1, 2 & 3
Financial Liabilities:
Deposits	2,371,388	2,372,372	Level 2
Federal Home Loan Bank advances	35,000	34,274	Level 2
Line of credit	10,000	10,000	Level 2
Customer derivatives – interest rate swaps	1,144	1,144	Level 2
Accrued interest payable	263	263	Level 2

	December 31, 2020
(Dollars in thousands)	Carrying Amount	Fair Value	Fair Value Hierarchy
Financial Assets:
Cash & due from banks, including interest bearing deposits	$191,596	$191,596	Level 1
Federal funds sold	25,376	25,376	Level 1
Securities, available for sale – taxable	65,110	65,110	Level 2
Securities, available for sale – tax exempt	22,398	22,398	Level 2
Securities, held to maturity	1,547	1,561	Level 2
Securities, equity	6,005	6,005	Level 1
Loans, net	1,641,422	1,653,401	Level 3
Loans held for sale	1,270	1,270	Level 1
Bank owned life insurance	37,360	37,360	Level 2
Accrued interest receivable	6,666	6,666	Level 1, 2 & 3
Financial Liabilities:
Deposits	1,659,543	1,693,331	Level 2
Federal Home Loan Bank advances	40,000	37,927	Level 2
Subordinated debt	10,153	10,153	Level 2
PPPLF advances	101,358	101,519	Level 2
Loan participations	13,215	13,215	Level 2
Accrued interest payable	546	546	Level 2
NOTE 16 — CUSTOMER DERIVATIVES — INTEREST RATE SWAPS
During the first quarter of 2021, the Company established a program whereby it originates a variable rate loan and enters into a variable-to-fixed interest rate swap with the customer. The Company also enters into an offsetting swap with a swap dealer. These back-to-back swap agreements are intended to offset each other and allow the Company to originate a variable rate loan, while providing a contract for fixed interest payments for the customer. The net cash flow for the Company is equal to the interest income received from a variable rate loan originated with the customer. The swaps with both the customers and third parties are not designated as hedges under FASB ASC Topic 815, Derivatives and Hedging, and are marked to market through earnings. As the swaps are structured to offset each other, changes to the underlying benchmark interest rates considered in the valuation of these instruments do not result in an impact to earnings; however, there may be fair value adjustments related to credit quality variations between counterparties, which may impact earnings as required by FASB ASC Topic 820, Fair Value Measurement and Disclosure (“ASC 820”). During the year ended December 31, 2021, the Company recorded eleven swap transactions with clients having a total notional amount of $46.8 million, offset by eleven swap transactions with dealers having a total notional amount of $46.8 million. Additionally, we recorded $0.6 million in back-to-back swap fee income. The fair value of these derivatives is based on a market standard discounted cash flow approach. The Company incorporates credit value adjustments on derivatives to properly reflect the respective counterparty’s nonperformance risk in the fair value measurements of its derivatives. As of December 31, 2021, the Bank’s asset fair value position in other assets was $1.1 million and liability fair value position in other liabilities was $1.1 million, which were fully collateralized with pledged securities held with counterparty in excess of the exposure amount at quarter end.
NOTE 17 — LOAN COMMITMENTS AND OTHER RELATED ACTIVITIES
Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.
The contractual amounts of financial instruments with off-balance-sheet risk on December 31, 2021, and 2020 were as follows:
(Dollars in thousands)	2021	2020
Available lines of credit	$415,402	$355,927
Unfunded loan commitments – fixed	62,126	28,414
Unfunded loan commitments – variable	46,698	12,215
Standby letters of credit	12,095	13,036
Commercial letters of credit	2,765	1,028
Total credit extension commitments	$539,086	$410,620
NOTE 18 — DIVIDENDS
The Company is limited in the amount of cash dividends that it may pay. The amount of cash dividends that may be paid is based on the Company’s net income of the current year combined with the Bank’s retained income of the preceding two years, as defined by state banking regulations. However, for any dividend declaration, the Company must consider additional factors such as the amount of current period net income, liquidity, asset quality, capital adequacy and economic conditions at the Bank. It is likely that these factors would further limit the amount of dividends which the Company could declare. In addition, bank regulators have the authority to prohibit banks from paying dividends if they deem such payment to be an unsafe or unsound practice.
NOTE 19 — REGULATORY CAPITAL MATTERS
Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action.
Under the Basel Committee on Banking Supervision’s capital guidelines for United States banks (Basel III rules), the Bank must hold a capital conservation buffer above the adequately capitalized risk-based capital ratios. The capital conservation buffer for 2021 and 2020 was 2.50%. The net unrealized gain or loss on available for sale securities is not included in computing regulatory capital. Management believes as of December 31, 2021, the Bank met all capital adequacy requirements to which it was subject.
Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. On December 31, 2021, and 2020, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution’s category. Based on changes to the Federal Reserve’s definition of a “Small Bank Holding Company” that increased the threshold to $3 billion in assets in August 2018, the Company is not currently subject to separate minimum capital measurements. At such time as the Company reaches the $3 billion asset level, it will again be subject to capital measurements independent of the Bank. For comparison purposes, the Company’s ratios are included in following discussion as well, all of which would have exceeded the “well-capitalized” level had the Company been subject to separate capital minimums.
Actual and required capital amounts and ratios are presented below on December 31, 2021, and 2020. The required amounts for capital adequacy shown below do not include the capital conservation buffer previously discussed.

	Actual		Required for Capital Adequacy Purposes		Well Capitalized Prompt Corrective Action Regulations
(Dollars in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2021
Total Capital ratio
Bank	$222,696	12.9%	$138,435	8.0%	$173,043	10.0%
Company	220,206	12.7%	$138,435	8.0%	N/A	N/A
Tier 1 Capital ratio
Bank	208,997	12.1%	$103,826	6.0%	138,435	8.0%
Company	206,507	11.9%	103,826	6.0%	N/A	N/A
Tier 1 Leverage ratio
Bank	208,997	7.7%	107,877	4.0%	134,846	5.0%
Company	206,507	7.7%	107,877	4.0%	N/A	N/A
Common Equity Tier 1
Bank	208,997	12.1%	77,869	4.5%	112,478	6.5%
Company	206,507	11.9%	77,869	4.5%	N/A	N/A
December 31, 2020
Total Capital ratio
Bank	$176,633	12.0%	$117,298	8.0%	$146,623	10.0%
Company	215,977	14.7%	117,298	8.0%	N/A	N/A
Tier 1 Capital ratio
Bank	159,448	10.9%	87,974	6.0%	117,298	8.0%
Company	188,639	12.9%	87,974	6.0%	N/A	N/A
Tier 1 Leverage ratio
Bank	159,448	8.4%	75,723	4.0%	94,654	5.0%
Company	188,639	10.0%	75,723	4.0%	N/A	N/A
Common Equity Tier 1
Bank	159,448	10.9%	65,980	4.5%	95,305	6.5%
Company	188,639	12.9%	65,980	4.5%	N/A	N/A
NOTE 20 — LEGAL CONTINGENCIES
The Company is subject to legal proceedings and claims, which arise in the ordinary course of business. In the opinion of management, the amount of ultimate liability with respect to these actions will not materially affect the financial position or results of operations of the Company.
NOTE 21 — STOCK BASED COMPENSATION
Restricted Stock
An award of restricted stock involves the immediate transfer by the Company to the participant of a specific number of shares of our Class A Common Stock, which are subject to a risk of forfeiture and a restriction on transferability. This restriction will lapse following a stated period of time. The participant does not pay for the restricted stock and has all of the rights of a holder of a share of our Class A Common Stock (except for the restriction on transferability), including the right to vote and receive dividends unless otherwise determined by the Compensation Committee and set forth in the award agreement.
The Company initially limited the aggregate number of shares of our Class A voting common stock to be awarded under the 2019 Equity Incentive Plan (the “2019 Plan”) as restricted stock to 676,741 shares. However, the 2019 Plan provides for the automatic increase (but not decrease) on the first day of each fiscal year. Thus, on December 31, 2021, the total share reserve was 676,741. The Company has 198,587 shares of restricted stock outstanding, at a weighted average exercise price of $16.23 to employees under the 2019 Equity Incentive Plan as of December 31, 2021, for which the Company did not receive, nor will it receive, any monetary consideration. Therefore, there were 478,154 restricted shares available to be issued on December 31, 2021. As of December 31, 2021, there was approximately $2.4 million in unrecognized compensation expense in regards to restricted stock that will be recognized over a three-year period.
A summary of the status of the Company’s non-vested restricted shares were as follows:
	Number of Shares	Weighted- Average Grant-Date Fair Value
Balance on January 1, 2020	99,216	$18.98
Granted	37,527	16.56
Vested	(37,794)	18.67
Forfeited	(1,551)	19.00
Expired	—	—
Balance on December 31, 2020	97,398	$18.17
Balance on January 1, 2021	97,398	$18.17
Granted	142,736	15.60
Vested	(37,352)	18.66
Forfeited	(4,195)	17.99
Expired	—	—
Balance on December 31, 2021	198,587	$16.23
Stock Option Plan
The Company’s 2009 Employee Share Option Plan (the Plan, as amended in April 2012), permits the grant of share options to certain key employees and directors for up to 265,000 shares of common stock. Option awards are generally granted with an exercise price equal to the market price of the Company common stock at the date of grant; those option awards have vesting periods up to three years and have a ten-year contractual term. Currently, the Company has a sufficient number of shares to satisfy expected share option exercises.
Marquis Bancorp Inc. 2017 Stock Option Plan
Pursuant to the terms of the MBI acquisition, the stock options under the Marquis Bancorp Inc. 2017 Stock Option Plan, vested or unvested, were converted into a substantially equivalent number of options to purchase PFHD Class A Common Stock, subject to substantially the same terms and conditions as immediately prior to the MBI acquisition. At December 31, 2021, there were 743,585 options associated with the Marquis Bancorp Inc. 2017 Stock Option Plan conversion and the Company has a sufficient number of shares outstanding to satisfy the expected share exercises.
The fair value of each option award is estimated on the date of grant using a closed form option valuation (Black-Scholes) model that uses the assumptions noted in the table below. The expected volatility is the five years volatility of the Company stocks in the NASDAQ OMX ABA Community Bank Index. The computation of expected life is calculated based on the simplified method. The risk free interest rate for all periods is based upon a zero coupon United States Treasury bond with a similar life as the option at the time of grant.
There were no stock options granted during the year ended December 31, 2021, and 2020.

A summary of stock options were as follows:
	Stock Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Balance on January 1, 2020	152,100	$13.03
Granted	—	—
MBI Acquisition	998,769	10.17
Exercised	(152,328)	8.77
Expired	(1,045)	8.31
Forfeited	(9,153)	7.05
Balance on December 31, 2020	988,343	10.84	5.02	$4,587
Exercisable on December 31, 2020	965,561	$10.79	4.98	$4,525
Balance on January 1, 2021	988,343	$10.84
Granted	—	—
Exercised	(155,808)	9.92
Expired	(3,000)	13.00
Forfeited	—	—
Balance on December 31, 2021	829,535	11.01	4.44	$6,765
Exercisable on December 31, 2021	829,535	$11.01	4.44	$6,765
On December 31, 2021, and 2020, there was $0 and $49 thousand of total unrecognized compensation expense related to nonvested share-based compensation arrangements granted under the Plan, respectively. The cost is expected to be recognized over a weighted-average period of approximately four years. The total fair value of shares vesting and recognized as compensation expense was approximately $49 thousand and $243 thousand for the years ended December 31, 2021, and 2020, respectively. Additionally, during the year ended December 31, 2021, there were 94,171 shares of Class A common stock issued for cashless option exercises at a weighted-average exercise price of $9.57 and during the year ended December 31, 2020, there were 7,819 shares of Class A common stock issued for cashless option exercises at a weighted-average exercise price of $6.64.
During 2014, the Plan was modified with the Corporate reorganization described in Note 1 whereby the Company assumed the same provisions of the Plan established at the Bank in previous years. The options exchanged were equal in fair value and in terms to the original options received. No additional compensation expense was recognized as a result of the modification.
Employee Stock Purchase Plan
The Company’s 2014 Associate Stock Purchase Plan allows employees to purchase stock at a discounted price of fair market-value. The maximum amount of shares available under the plan is 2,000,000. The discount is 5% of fair market value with the difference recorded as compensation expense. The maximum an employee can participate is $25 thousand per calendar year. The December 31, 2021, fair value of the stock was determined based on the market price of the common stock ($19.16 per share). The Company ended the Employee Stock Purchase Plan on June 30, 2021.
Stock Appreciation Rights
The Company’s 2012 Stock Appreciation Rights Plan (SARs, as amended in 2014) is a grant awarded to selected employees and directors in recognition of their current and future contributions to the Company. A SAR unit provides the employee or director a “right” to the future appreciation of value in a share of common stock of the Company. The SAR unit is awarded at the then fair market value of the stock share as of the date of the grant (base price). As the stock appreciates in value, the difference between the base price and the fair market value is the potential benefit to the employee after it vests. Unlike a stock option, the employee is not required to pay any amount to exercise the SAR as the net amount of the increase in the stock value is paid (either in cash or stock) at the payment date after vesting occurs.
The SAR unit becomes vested at the earlier of: (i) five years of continuous service with the Company from the date of the grant; (ii) upon a liquidity event of the Company; and (iii) death or disability. Units granted under the SAR agreements have a base price ranging from $15.43 to $19.16 per common stock as of December 31, 2021. Total available units under the SAR program amount to 1.2 million as of December 31, 2021.
There were no SARs granted, exercised, or forfeited for the years ending December 31, 2021, and 2020. As of December 31, 2021, the company determined that a payout to employees under the SAR plan is unlikely and therefore no accrual has been made. Total SARs outstanding as of December 31, 2021, were 932,000.
NOTE 22 — LEASES
Operating leases in which the Company is the lessee are recorded as right-of-use (“ROU”) assets and operating lease liabilities, including premises and equipment and other liabilities, respectively on the Consolidated Balance Sheets. Currently the Company does not have any lessor leases (formerly known as capital leases) to report on its financials.
The Company’s ROU assets are classified under other assets on the Balance Sheet. The ROU liabilities are classified under other liabilities. The Company recorded $0.2 million new ROU assets during the year ended December 31, 2021, and recorded $2.0 million during the year ended December 31, 2020. The total amount of ROU liabilities were $5.1 million and $6.5 million on December 31, 2021, and 2020, respectively.
The majority of the Company’s lessee leases are operating leases and consist of leased real estate for branches and operations centers. The Company elected the short term lease recognition exemption for all leases that qualify, meaning those with terms under twelve months. The ROU assets represent the Company’s right to use the underlying assets during the lease term and operating liabilities represent the obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at lease commencement. Options to extend and renew leases are generally exercised under normal circumstances. Advance notification is required prior to termination, and any noticing period is often limited to the months prior to renewal. Variable payments generally consist of common area maintenance and taxes. Rent escalations are generally specified by a payment schedule or are subject to a defined formula. The Company also does not separate lease and non-lease components for all leases, the majority of which consist of real estate common area maintenance expenses. Generally, leases do not include guaranteed residual values, but instead typically specify that the leased premises are to be returned in satisfactory condition with the Company liable for damages.
Lease cost for the year ended December 31, 2021, and 2020 consists of:
(Dollars in thousands)	Year Ended December 31, 2021	Year Ended December 31, 2020
Operating lease and interest cost	$1,464	$1,816
Variable lease cost	409	490
Total lease cost	$1,873	$2,306
The following table provides supplemental information related to leases for the year ended December 31, 2021, and 2020:
(Dollars in thousands)	Year Ended December 31, 2021	Year Ended December 31, 2020
Operating lease – operating cash flows (fixed payments)	$1,464	$1,816
Operating lease – operating cash flows (liability reduction)	$1,352	$1,900
New ROU assets – operating leases	$179	$2,027
Weighted average lease term (years) – operating leases	4.80	5.60
Weighted average discount rate – operating leases	3.15%	3.11%

A maturity analysis of operating lease liabilities and reconciliation of the undiscounted cash flows to the total operating lease liabilities as of December 31, 2021, is as follows:
(Dollars in thousands)	December 31, 2021
Operating lease payments due:
Within one year	$1,437
After one but within two years	1,420
After two but within three years	1,136
After three but within four years	1,075
After four years but within five years	604
After five years	533
Total undiscounted cash flows	6,205
Discount on cash flows	(1,056)
Total operating lease liabilities	$5,149
On June 19, 2020, the Company exercised an option to early terminate a lease for a former operational office of Marquis Bank and a branch located in Coral Gables (the “Closed Offices”). The Closed Offices were located less than one mile from the Bank’s already established Coral Gables location. The cost to exercise the option on the Closed Offices was $322.8 thousand and decreased the life of the lease by approximately 15 months. As a result of exercising the option, the lease terminated in March 2021 as opposed to June 2022. This option resulted in savings of over $400 thousand in lease payments plus expenses. The cost of the option was amortized through the end of the lease in March 2021.
NOTE 23 — PROFESSIONAL HOLDING CORP. (PARENT COMPANY ONLY) CONDENSED FINANCIAL INFORMATION
Balance Sheets
(Dollars in thousands)	2021	2020
Assets
Cash	$5,819	$38,547
Investment in subsidiaries	234,814	186,373
Other assets	930	50
	$241,563	$224,970
Liabilities and Shareholders’ Equity
Line of credit	10,000	—
Subordinated debt	—	10,153
Other liabilities	39	(748)
Shareholders’ equity	231,524	215,565
	$241,563	$224,970

Statements of Income
(Dollars in thousands)	2021	2020
Income	$—	$—
Interest expenses	393	458
Non-interest expenses	1,556	3,347
Income (loss) before income taxes and equity in undistributed income of subsidiaries	$(1,949)	$(3,805)
Income tax provision (benefit)	(494)	(787)
Income (loss) before equity in undistributed income of subsidiaries	(1,455)	(3,018)
Equity in undistributed income of subsidiaries	22,819	11,323
Net Income	$21,364	$8,305
Statement of Cash Flows
(Dollars in thousands)	2021	2020
Cash flows from operating activities
Adjustments to reconcile net income to net cash from operating activities:
Net income	$21,364	$8,305
Equity in undistributed income of subsidiaries	(22,819)	(11,323)
Depreciation and amortization	(150)	133
Net decrease (increase) in other assets	(883)	626
Net increase (decrease) in other liabilities	787	9,294
Net cash provided by (used in) operating activities	(1,701)	7,035
Cash flows from investing activities
Investment in subsidiaries	(27,253)	(112,657)
Proceeds from acquisition	—	26,860
Net cash used in investing activities	(27,253)	(85,797)
Cash flows from financing activities
Issuance of common stock, net of related expense	1,545	60,967
Stock based employment benefit plans	1,486	1,065
MBI acquisition	—	70,035
Repayment of subordinated notes payable	(10,000)	—
Proceeds from line of credit	10,000	—
Repayment of line of credit	—	(9,999)
Purchase of treasury stock	(6,805)	(5,064)
Net cash provided by financing activities	(3,774)	117,004
Increase (decrease) in cash and cash equivalents	(32,728)	38,242
Cash and cash equivalents at beginning of year	38,547	305
Cash and cash equivalents at end of year	$5,819	$38,547
Supplemental cash flow information:
Cash paid during the year for taxes	$5,608	$3,018
NOTE 24 — BUSINESS COMBINATION
Acquisition of Marquis Bancorp, Inc.
On March 26, 2020, the Company closed its acquisition of Marquis Bancorp. (MBI) and its wholly owned subsidiary, Marquis Bank, headquartered in Coral Gables, Florida. Each share of MBI common stock issued and outstanding immediately prior to closing was converted into 1.2048 shares of the Company’s Class A common stock, with cash paid in lieu of fractional shares. The Company issued 4,227,816 shares of its Class A Common Stock as consideration in the acquisition. No MBI shareholders exercised appraisal rights. In addition, all stock options of MBI granted and outstanding on the closing date of the acquisition were converted into an option to purchase shares of the Company’s Class A Common Stock based on the exchange ratio.
MBI results of operations were included in the Company’s results beginning March 27, 2020. Acquisition-related costs of $0.7 million and $3.3 million are included in non-interest expense in the Company’s income statement for the year ended December 31, 2021, and 2020, respectively. The fair value of the Class A common shares issued as part of the consideration paid for MBI was determined on the basis of the closing price of the Company’s common shares on the acquisition date. The fair value of options included a measurement period adjustment to incorporate the fair value of options using the Black Scholes method.
The acquisition of MBI was accounted for under the acquisition method in accordance with ASC Topic 805, Business Combinations. Goodwill of $24.6 million arising from the acquisition consisted of operational efficiencies and potential cost savings through consolidating and integrating MBI’s operations into the Company’s existing operations. The fair values of the assets acquired and liabilities assumed were finalized during the fourth quarter of 2020. Determining the fair values of assets acquired and liabilities assumed, especially the loan portfolio, core deposit intangibles, goodwill and time deposits involved significant judgement regarding methods of assumptions used to calculate the estimated fair values.
The following tables summarize the consideration paid for MBI and the estimated and final fair values of the assets acquired, and liabilities assumed at the date of the MBI acquisition, net of total consideration paid:
(In thousands, except per share data)	Adjusted Estimated Fair Value
Number of MBI common shares outstanding	3,509,143
Per share exchange ratio	1.2048
Number of shares of common stock issued	4,227,816
Multiplied by common stock price per share on March 26, 2020	$15.21
Value of common stock issued	64,305
Cash paid in lieu of fractional shares	1
Fair value of MBI stock options converted to PFHD options	5,729
Fair value of total consideration transferred	$70,035
Recognized amounts of identifiable assets acquired and liabilities assumed
Cash and cash equivalents	$26,860
Securities, available for sale	27,029
Securities, held to maturity	1,466
Loans	515,304
Premises and equipment	824
Accrued interest receivable	1,525
Core deposit intangibles	1,646
Other assets	9,143
Total assets acquired	583,797
Deposits	498,110
Federal Home Loan Bank advances	25,103
Subordinated notes payable	10,285
Accrued interest payable	610
Other liabilities	4,275
Total liabilities assumed	538,383
Total identifiable net assets	45,414
Goodwill	$24,621
Acquired loans are initially recorded at their acquisition-date fair values using Level 3 inputs. Refer to Note 13, Fair Value, for a discussion of the fair value hierarchy. Fair values are based on a discounted cash flow methodology that involves assumptions and judgments as to credit risk, expected lifetime losses, environmental factors, discount rates, expected payments and expected prepayments. Specifically, the Company prepared three separate loan fair value adjustments that it believes a market participant might employ in estimating the entire fair value adjustment necessary under ASC 820-10 for the acquired loan portfolio. The three separate fair valuation methodologies employed are: (i) an interest rate loan fair value adjustment, (ii) a general credit fair value adjustment, and (iii) a specific credit fair value adjustment for purchased credit impaired (“PCI”) loans subject to ASC 310-30 provisions. The acquired loans were recorded at fair value at the acquisition date without carryover of MBI’s previously established allowance for loan losses. The fair value of the financial assets acquired included loans receivable with a book balance, prior to fair value adjustments, of $539.9 million.
The credit fair value adjustment on PCI loans represents the portion of the loan balances that have been deemed uncollectible based on the Company’s expectations of future cash flows for each respective loan. The fair value of purchased financial assets with credit deterioration was $4.6 million on the date of acquisition. The gross contractual amounts receivable relating to the purchased financial assets with credit deterioration was $8.8 million. The Company estimates, on the date of acquisition, that $3.6 million of the contractual cash flows specific to the purchased financial assets with credit deterioration will not be collected.
For loans acquired without evidence of credit deterioration, the Company prepared interest rate loan fair value and credit fair value adjustments. Loans were grouped into homogeneous pools by characteristics such as loan type, term, collateral and rate. Market rates for similar loans were obtained from various internal and external data sources and reviewed for reasonableness. Fair value adjustments related to loans acquired without evidence of credit deterioration will be recognized as interest income over the expected life of the loans.
For PCI loans, acquired with evidence of credit deterioration, the Company prepared a specific credit risk fair value adjustment in accordance with ASC 310-30. The fair value adjustment of $3.5 million represents the present value of expected cash flows at market participant discount rates in accordance with ASC 310-30. The accretable discount will be recognized on a level yield basis.
The fair value of the core deposit intangible was determined based on a discounted cash flow method using a discount rate commensurate with market participants. To calculate cash flows, the sum of deposit account servicing costs (net of deposit fee income) and interest expense on deposits was compared to the cost of alternative funding sources available to the Company. The expected cash flows of the deposit base included estimated attrition rates. The core deposit intangible asset was valued at $1.6 million and will be amortized over ten years using the sum-of-the years digit method.
The fair value adjustment for time deposits represents a premium from the value of the contractual repayments of fixed-maturity deposits using prevailing market interest rates for similar-term time deposits. The time deposit was valued at $2.8 million and is being amortized into income on a level yield amortization method over the contractual life of the deposits.
The fair value adjustment of FHLB advances was determined based upon an estimated fair value received from the FHLB Atlanta. The FHLB advances was valued at $0.1 million and will be amortized into the remaining life of the advances.
The fair value of subordinated debt was determined by using a discounted cash flow method using a market participant discount rate for similar instruments. The subordinated debt was fair valued at a premium of $0.5 million and will be amortized over the expected life of the debt.
In connection with the acquisition of MBI, the Company recorded a net deferred income tax asset of $5.4 million related to MBI’s effects of fair value adjustments resulting from applying the purchase method of accounting.
NOTE 25 — SUBSEQUENT EVENTS
On January 13, 2022, the Company completed a private placement of $25.0 million in fixed-to-floating rate subordinated notes payable due 2032. The Notes will bear interest at a fixed annual rate of 3.375% for the first five years and will reset quarterly thereafter to the then current three-month Secured Overnight Financing Rate (SOFR) plus 203 basis points. The Notes are redeemable by the Company at its option, in whole or in part, on or after the fifth anniversary of the issue date. The Company intends to use the net proceeds from the sale of the subordinate notes for general corporate purposes.
On January 24, 2022, the Company increased the availability under its revolving line of credit at Valley National Bank, N.A. from $10.0 million to $25.0 million and extended the maturity date to March 1, 2023.

PART I — FINANCIAL INFORMATION
Item 1.   Consolidated Financial Statements (unaudited).
PROFESSIONAL HOLDING CORP.
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollar amounts in thousands, except share data)
	September 30, 2022	December 31, 2021
ASSETS
Cash and due from banks	$43,863	$38,469
Interest earning deposits	113,641	545,521
Federal funds sold	15,762	13,477
Cash and cash equivalents	173,266	597,467
Securities available for sale, at fair value – taxable	150,517	175,536
Securities available for sale, at fair value – tax-exempt	26,863	18,765
Securities held to maturity (fair value September 30, 2022 – $178, December 31, 2021 – $242)	194	236
Equity securities	6,182	6,638
Loans, net of allowance of $16,485 and $12,704 as of September 30, 2022 and December 31, 2021, respectively	1,988,410	1,764,460
Loans held for sale	—	165
Premises and equipment, net	7,867	9,020
Bank owned life insurance	54,534	38,485
Goodwill and intangibles	25,579	25,766
Other assets	41,465	27,573
Total assets	$2,474,877	$2,664,111
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand – noninterest bearing	$758,042	$674,003
Demand – interest bearing	308,167	310,362
Money market and savings	976,766	1,121,330
Time deposits	145,316	265,693
Total deposits	2,188,291	2,371,388
Federal Home Loan Bank advances	—	35,000
Official checks	5,350	4,125
Other borrowings	—	10,000
Subordinated debt	24,467	—
Accrued interest and other liabilities	18,905	12,074
Total liabilities	2,237,013	2,432,587
Stockholders’ equity
Preferred stock, 10,000,000 shares authorized, none issued	—	—
Class A Voting Common stock, $0.01 par value; authorized 50,000,000 shares, issued 14,769,354 and outstanding 13,811,084 shares as of September 30, 2022, and authorized 50,000,000 shares, issued 14,393,750 and outstanding 13,446,400 shares at December 31, 2021	148	144
Class B Non-Voting Common stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding on September 30, 2022 and December 31, 2021	—	—
Treasury stock, at cost	(16,214)	(16,003)
Additional paid-in capital	216,703	212,012
Retained earnings	54,006	36,120
Accumulated other comprehensive loss	(16,779)	(749)
Total stockholders’ equity	237,864	231,524
Total liabilities and stockholders’ equity	$2,474,877	$2,664,111
See accompanying notes to consolidated financial statements.

PROFESSIONAL HOLDING CORP.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS) (Unaudited)
(Dollar amounts in thousands, except share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Interest income
Loans, including fees	$25,222	$20,209	$66,602	$57,753
Investment securities – taxable	736	186	2,078	526
Investment securities – tax-exempt	228	177	673	569
Dividend income on restricted stock	108	96	310	290
Other	871	222	2,194	486
Total interest income	27,165	20,890	71,857	59,624
Interest expense
Deposits	2,170	1,476	5,247	4,223
Federal Home Loan Bank advances	—	182	137	568
Subordinated debt	198	128	696	335
Other borrowings	—	—	24	313
Total interest expense	2,368	1,786	6,104	5,439
Net interest income	24,797	19,104	65,753	54,185
Provision for loan losses	1,343	1,060	4,434	2,860
Net interest income after provision for loan losses	23,454	18,044	61,319	51,325
Noninterest income
Service charges on deposit accounts	542	643	1,636	2,237
Income from bank owned life insurance	400	281	1,049	844
SBA origination fees	90	21	138	166
Swap fee income	—	208	112	781
Loans held for sale income	6	161	122	462
Gain on sale and call of securities	—	1	13	23
Other	185	161	1,207	384
Total noninterest income	1,223	1,476	4,277	4,897
Noninterest expense
Salaries and employee benefits	8,003	7,350	26,696	21,233
Occupancy and equipment	1,001	935	3,013	2,942
Data processing	257	303	875	869
Marketing	565	420	886	738
Professional fees	830	689	2,635	2,087
Acquisition expenses	957	—	957	684
Regulatory assessments	254	481	1,276	1,248
Other	1,986	1,446	6,614	4,565
Total noninterest expense	13,853	11,624	42,952	34,366
Income before income taxes	10,824	7,896	22,644	21,856
Income tax provision	2,351	1,608	4,758	4,452
Net income	$8,473	$6,288	$17,886	$17,404
Earnings per share:
Basic	$0.63	$0.48	$1.33	$1.30
Diluted	$0.60	$0.45	$1.27	$1.25
Other comprehensive income:
Unrealized holding loss on securities available for sale	(7,176)	(288)	(21,484)	(1,081)
Tax effect	1,819	71	5,454	265
Other comprehensive loss, net of tax	(5,357)	(217)	(16,030)	(816)
Comprehensive income	$3,116	$6,071	$1,856	$16,588
See accompanying notes to consolidated financial statements.

PROFESSIONAL HOLDING CORP.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (Unaudited)
(Dollar amounts in thousands, except share data)
	Common Stock		Treasury Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount
Balance on December 31, 2020	13,534,829	$141	$(9,209)	$208,995	$14,756	$882	$215,565
Employee stock purchase plan	1,851	—	—	34	—	—	34
Stock based compensation	—	—	—	1,068	—	—	1,068
Exercise of stock options	92,710	1	—	811	—	—	812
Restricted stock issued	128,644	1	—	—	—	—	1
Treasury stock	(341,367)	—	(6,037)	(10)	—	—	(6,047)
Net income	—	—	—	—	17,404	—	17,404
Other comprehensive loss	—	—	—	—	—	(816)	(816)
Balance on September 30, 2021	13,416,667	$143	$(15,246)	$210,898	$32,160	$66	$228,021
Balance on December 31, 2021	13,446,400	$144	$(16,003)	$212,012	$36,120	$(749)	$231,524
Stock based compensation	—	—	—	2,776	—	—	2,776
Exercise of stock options	169,058	2	—	1,917	—	—	1,919
Restricted stock issued	206,546	2	—	(2)	—	—	—
Treasury stock	(10,920)	—	(211)	—	—	—	(211)
Net income	—	—	—	—	17,886	—	17,886
Other comprehensive loss	—	—	—	—	—	(16,030)	(16,030)
September 30, 2022	13,811,084	$148	$(16,214)	$216,703	$54,006	$(16,779)	$237,864
Balance on June 30, 2021	13,475,781	$143	$(13,544)	$210,274	$25,872	$283	$223,028
Stock based compensation expense	—	—	—	359	—	—	359
Exercise of stock options	28,296	—	—	268	—	—	268
Restricted stock issued	6,189	—	—	—	—	—	—
Treasury stock	(93,599)	—	(1,702)	(3)	—	—	(1,705)
Net income	—	—	—	—	6,288	—	6,288
Other comprehensive loss	—	—	—	—	—	(217)	(217)
Balance on September 30, 2021	13,416,667	$143	$(15,246)	$210,898	$32,160	$66	$228,021
Balance on June 30, 2022	13,742,381	$147	$(16,201)	$215,541	$45,533	$(11,422)	$233,598
Stock based compensation expense	—	—	—	547	—	—	547
Exercise of stock options	53,586	1	—	615	—	—	616
Restricted stock issued	15,793	—	—	—	—	—	—
Treasury stock	(676)	—	(13)	—	—	—	(13)
Net income	—	—	—	—	8,473	—	8,473
Other comprehensive loss	—	—	—	—	—	(5,357)	(5,357)
Balance on September 30, 2022	13,811,084	$148	$(16,214)	$216,703	$54,006	$(16,779)	$237,864
See accompanying notes to consolidated financial statements.

PROFESSIONAL HOLDING CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands, except share data)
	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net income	$17,886	$17,404
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	4,434	2,860
Amortization of purchase accounting adjustments	(4,752)	(4,651)
Depreciation and amortization	465	1,023
Gain on call of securities	(13)	(23)
Gain on loans held for sale	(122)	(462)
Equity unrealized change in market value	513	102
Net amortization of securities	1,111	2,137
Net amortization of deferred loan fees	(3,577)	(6,589)
Originations of loans held for sale	(7,973)	(22,367)
Proceeds from sales of loans held for sale	8,260	23,815
Income from bank-owned life insurance	(1,049)	(844)
Loss on disposal of premises and equipment	4	140
Employee stock purchase plan	—	34
Stock compensation	2,776	1,069
Changes in operating assets and liabilities:
Decrease (increase) in accrued interest receivable	(637)	1,330
Other assets	(8,178)	(5,269)
Official checks, accrued interest, and other liabilities	8,188	1,586
Net cash provided by operating activities	17,336	11,295
Cash flows from investing activities
Proceeds from maturities and paydowns of securities available for sale	20,942	16,749
Proceeds from calls of securities available for sale	4,135	4,812
Proceeds from paydowns of securities held to maturity	40	1,282
Purchase of securities available for sale	(30,736)	(50,922)
Purchase of equity securities	(57)	(800)
Loans originations, net of principal repayments	(220,284)	(38,098)
Purchase of Federal Reserve Bank stock	(604)	(654)
Redemption of Federal Home Loan Bank Stock	981	888
Purchase of bank-owned life insurance	(15,000)	—
Disposals (purchases) of premises and equipment, net	145	(1,632)
Net cash used in investing activities	(240,438)	(68,375)
Cash flows from financing activities
Net increase (decrease) in deposits	(182,807)	695,844
Proceeds from issuance of stock, net of issuance costs	1,919	812
Purchase of treasury stock	(211)	(6,047)
Repayments of Federal Home Loan advances	(35,000)	(5,000)
Net proceeds from issuance of subordinated notes payable	25,000	—
Repayment of line of credit	(10,000)	—
Repayments of PPPLF advances	—	(101,358)
Net cash provided by (used in) financing activities	(201,099)	584,251
Increase (decrease) in cash and cash equivalents	(424,201)	527,171
Cash and cash equivalents at beginning of period	597,467	216,972
Cash and cash equivalents at end of period	$173,266	$744,143
Supplemental cash flow information:
Cash paid during the period for interest	$6,114	$6,192
Cash paid during the period for taxes, net of refunds	6,359	4,200
See accompanying notes to consolidated financial statements.

PROFESSIONAL HOLDING CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
(Tables in thousands, except share data)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation:
The accompanying unaudited consolidated financial statements of Professional Holding Corp. and its subsidiary, Professional Bank (the “Bank” and collectively with Professional Holding Corp., the “Company”), have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Certain prior period amounts have been reclassified to conform to the current period presentation.
Operating results for the nine months ended September 30, 2022, are not necessarily indicative of the results that may be expected for the year ending December 31, 2022, or any other period. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
Use of Estimates:
The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.
New accounting standards that have not yet been adopted:
The following provides a brief description of accounting standards that have been issued but are not yet adopted that could have a material effect on the Company’s financial statements:
ASU 2022-02, Financial Instruments — Credit Losses (Topic 326)
Description	In March 2022, FASB issued ASU 2022-02 which eliminates the guidance on troubled debt restructurings and requires entities to evaluate all loan modifications to determine if they result in a new loan or a continuation of the existing loan. ASU 2022-02 also requires that entities disclose current-period gross charge-offs by year of origination for loans and leases.
Date of Adoption	ASU 2022-02 is effective January 1, 2023.
Effect on the Consolidated Financial Statements	This ASU will have an impact on our financial statement disclosures but not a material impact on our financial statements.
ASU 2022-03, Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions
Description	In June 2022, FASB issued ASU 2022-03 which clarifies that a contractual sale restriction should not be considered in measuring fair value. ASU 2022-03 also requires that entities disclose certain qualitative and quantitative information about securities with contractual sale restrictions.
Date of Adoption	ASU 2022-03 is effective January 1, 2023.
Effect on the Consolidated Financial Statements	We are evaluating the impact of this ASU, but it is not believed to be material.

NOTE 2 — EARNINGS PER SHARE
Basic earnings per common share is computed by dividing net income available to common stockholders by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share is computed by dividing net income available to common stockholders by the weighted average number of shares of common stock outstanding plus the effect of employee stock awards during the year.
	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollar amounts in thousands, except per share data)	2022	2021	2022	2021
Basic earnings per share:
Net income	$8,473	$6,288	$17,886	$17,404
Total weighted average common stock outstanding	13,498,007	13,196,025	13,430,536	13,344,470
Basic earnings per common share	$0.63	$0.48	$1.33	$1.30
Diluted earnings per share:
Net income	$8,473	$6,288	$17,886	$17,404
Total weighted average common stock outstanding	13,498,007	13,196,025	13,430,536	13,344,470
Add: dilutive effect of employee restricted stock and options	742,008	659,402	661,214	568,613
Total weighted average diluted stock outstanding	14,240,015	13,855,427	14,091,750	13,913,083
Dilutive earnings per common share	$0.60	$0.45	$1.27	$1.25
Anti-dilutive restricted stock and options	$16,874	$7,357	$49,167	$278,007
NOTE 3 — SECURITIES
The following table summarizes the amortized cost and fair value of securities available for sale and securities held to maturity on September 30, 2022, and December 31, 2021, and the corresponding amounts of gross unrealized gains and losses recognized in accumulated other comprehensive loss and gross unrecognized gains and losses:
(Dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
September 30, 2022
Available for sale – taxable
Small Business Administration loan pools	$31,902	$32	$(420)	$31,514
Mortgage-backed securities(1)	135,017	—	(20,183)	114,834
United States agency obligations	2,947	—	(280)	2,667
Corporate bonds	1,500	2	—	1,502
Total available for sale – taxable	$171,366	$34	$(20,883)	$150,517
Available for sale – tax-exempt
Community Development District bonds	$25,343	$1	$(1,330)	$24,014
Municipals	3,148	—	(299)	2,849
Total available for sale – tax-exempt	$28,491	$1	$(1,629)	$26,863

	Amortized Cost	Gross Unrecognized Gains	Gross Unrecognized Losses	Fair Value
Held to Maturity
Residential mortgage-backed securities	$194	$—	$(16)	$178
Total Held to Maturity	$194	$—	$(16)	$178

(1)
$91.1 million is residential mortgage-backed and $23.7 million is commercial mortgage-backed.

	Amortized Cost	Gross Unrecognized Gains	Gross Unrecognized Losses	Fair Value
Equity
Mutual Funds	$5,325	$—	$—	$5,325
Other equity securities	857	—	—	857
Total Equity	$6,182	$—	$—	$6,182
(Dollars in thousands)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2021
Available for sale – taxable
Small Business Administration loan pools	$40,368	$38	$(472)	$39,934
Mortgage-backed securities(1)	131,273	70	(1,240)	130,103
United States agency obligations	3,939	54	(7)	3,986
Corporate bonds	1,500	13	—	1,513
Total available for sale – taxable	$177,080	$175	$(1,719)	$175,536
Available for sale – tax-exempt
Community development district bonds	$17,163	$512	$(1)	$17,674
Municipals	1,051	40	—	1,091
Total available for sale – tax-exempt	$18,214	$552	$(1)	$18,765
	Amortized Cost	Gross Unrecognized Gains	Gross Unrecognized Losses	Fair Value
Held to Maturity
Residential mortgage-backed securities	$236	$6	$—	$242
Total held to maturity	$236	$6	$—	$242

(1)
$104.0 million is residential mortgage-backed and $26.1 million is commercial mortgage-backed.

	Amortized Cost	Gross Unrecognized Gains	Gross Unrecognized Losses	Fair Value
Equity
Mutual funds	$5,838	$—	$—	$5,838
Other equity securities	800	—	—	800
Total equity	$6,638	$—	$—	$6,638
As of September 30, 2022, and December 31, 2021, corporate bonds were comprised of investments in the financial services industry. During the nine months ended September 30, 2022, the net investment portfolio decreased by $17.4 million primarily due to $25.1 million in investment calls, redemptions and paydowns, coupled with unrealized losses of $21.5 million during the year, partially offset by purchases of approximately $30.7 million in mortgage-backed securities (“MBS”), community development district bonds (“CDD”), and municipal bonds.
Total securities pledged as of September 30, 2022, and December 31, 2021, were $27.0 million and $2.4 million, respectively, which included securities pledged for derivative swap transactions and pledged for public funds.
The amortized cost and fair value of debt securities are shown by contractual maturity. Expected maturities may differ from contractual maturities if borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Securities not due at a single maturity date are shown separately. The scheduled maturities of securities as of September 30, 2022, are as follows:
	September 30, 2022
(Dollars in thousands)	Amortized Cost	Fair Value
Available for sale
Due in one year or less	$5,289	$5,269
Due after one year through five years	22,956	21,666
Due after five years through ten years	4,693	4,097
Due after ten years	—	—
Subtotal	32,938	31,032
Small Business Administration loan pools	31,902	31,514
Mortgage-backed securities	135,017	114,834
Total available for sale	$199,857	$177,380
Held to maturity
Due in one year or less	$—	$—
Due after one year through five years	—	—
Subtotal	$—	$—
Mortgage-backed securities	$194	$178
Total held to maturity	$194	$178
On September 30, 2022, and December 31, 2021, there were no holdings of securities of any one issuer, other than the U.S. Government and its agencies, in an amount greater than 10% of stockholders’ equity. On September 30, 2022, and December 31, 2021, the number of investment positions that are in an unrealized loss position were 210 and 92, respectively.
The tables below indicate the fair value of debt securities with unrealized losses and for the period of time of which these losses were outstanding on September 30, 2022, and December 31, 2021, respectively, aggregated by major security type and length of time in a continuous unrealized loss position:
	Less Than 12 Months		12 Months or Longer		Total
(Dollars in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
September 30, 2022
Available for sale – taxable
Small Business Administration loan pools	$1,613	$(90)	$20,468	$(330)	$22,081	$(420)
Mortgage-backed securities	90,835	(15,684)	24,178	(4,499)	115,013	(20,183)
United States agency obligations	2,667	(280)	—	—	2,667	(280)

	Less Than 12 Months		12 Months or Longer		Total
(Dollars in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Total available for sale – taxable	$95,115	$(16,054)	$44,646	$(4,829)	$139,761	$(20,883)
Available for sale – tax-exempt
Community Development District bonds	$23,020	$(1,330)	$—	$—	$23,020	$(1,330)
Municipals	2,849	(299)	—	—	2,849	(299)
Total available for sale – tax-exempt	$25,869	$(1,629)	$—	$—	$25,869	$(1,629)
December 31, 2021
Available for sale – taxable
Small Business Administration loan pools	$17,428	$(335)	$14,872	$(136)	$32,300	$(471)
Mortgage-backed securities	109,621	(1,168)	1,710	(73)	111,331	(1,241)
United States agency obligations	1,930	(7)	—	—	1,930	(7)
Total available for sale – taxable	$128,979	$(1,510)	$16,582	$(209)	$145,561	$(1,719)
Available for sale – tax-exempt
Community Development District bonds	$809	$(1)	$—	$—	$809	$(1)
Total available for sale – tax-exempt	$809	$(1)	$—	$—	$809	$(1)

The unrealized holding losses within the investment portfolio are considered to be temporary and mainly reflect changes in the interest rate cycle. The unrealized loss positions may fluctuate positively or negatively with changes in interest rates or spreads. Since Small Business Association (“SBA”) loan pools and mortgage-backed securities are government sponsored entities that are highly rated, the decline in fair value is attributable to changes in interest rates and not credit quality. The Company does not have any securities in an Other Than Temporary Impairment (“OTTI”) position. The Company does not intend to sell these securities and it is likely that it will not be required to sell the securities before their anticipated recovery. No credit losses were recognized during the nine months ended September 30, 2022, or during the year ended December 31, 2021.
NOTE 4 — LOANS
Loans on September 30, 2022, and December 31, 2021, were as follows:
(Dollars in thousands)	September 30, 2022	December 31, 2021
Loans held for investment:
Commercial real estate	$997,478	$902,654
Residential real estate	452,521	377,511
Commercial (non-PPP)	397,725	325,415
Commercial (PPP)	2,618	58,615
Construction and land development	128,570	91,520
Consumer and other	25,983	21,449
Total loans held for investment, gross	2,004,895	1,777,164
Allowance for loan losses	(16,485)	(12,704)
Loans held for investment, net	$1,988,410	$1,764,460
Loans held for sale:
Loans held for sale	$—	$165
Total loans held for sale	$—	$165

The recorded investment in loans excludes accrued interest receivable due to immateriality.
On September 30, 2022, and December 31, 2021, there were $265.3 million and $235.3 million, respectively in total loans pledged to the Federal Home Loan Bank (“FHLB”).
Loan premiums for loans purchased are amortized over the life of the loan with acceleration upon the increase in principal paydowns or payoffs. On September 30, 2022, and December 31, 2021, loan premiums for purchased loans were $0.3 million and $0.4 million, respectively. Net discounts for loans acquired through business acquisitions totaled $8.5 million and $13.0 million, as of September 30, 2022, and December 31, 2021, respectively.
There are no loans over 90 days past due and accruing as of September 30, 2022, or December 31, 2021.
The following table presents the aging of the recorded investment in past due loans as of September 30, 2022, and December 31, 2021, by class of loans:
(Dollars in thousands)	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater than 90 Days Past Due	Nonaccrual	Total Past Due	Loans Not Past Due	Total
September 30, 2022
Commercial real estate	$—	$—	$—	$297	$297	$997,181	$997,478
Residential real estate	—	—	—	—	—	452,521	452,521
Commercial (non-PPP)	—	400	—	1,468	1,868	395,857	397,725
Commercial (PPP)	221	—	—	—	221	2,397	2,618
Construction and land development	—	—	—	—	—	128,570	128,570
Consumer and other	—	—	—	—	—	25,983	25,983
Total	$221	$400	$—	$1,765	$2,386	$2,002,509	$2,004,895
(Dollars in thousands)	30 – 59 Days Past Due	60 – 89 Days Past Due	Greater than 90 Days Past Due	Nonaccrual	Total Past Due	Loans Not Past Due	Total
December 31, 2021
Commercial real estate	$292	$—	$—	$—	$292	$902,362	$902,654
Residential real estate	—	—	—	—	—	377,511	377,511
Commercial (non-PPP)	449	—	—	1,468	1,917	323,498	325,415
Commercial (PPP)	7	—	—	—	7	58,608	58,615
Construction and land development	—	—	—	—	—	91,520	91,520
Consumer and other	—	—	—	654	654	20,795	21,449
Total	$748	$—	$—	$2,122	$2,870	$1,774,294	$1,777,164
Troubled Debt Restructurings:
The principal carrying balances of loans that met the criteria for consideration as troubled debt restructurings (“TDR”) were $2 thousand and $55 thousand as of September 30, 2022, and December 31, 2021, respectively. The Company has allocated no specific reserves to customers whose loan terms have been modified in troubled debt restructurings as of September 30, 2022, and December 31, 2021. The Company has not committed any additional amounts to customers whose loans are classified as a troubled debt restructuring.
Credit Quality Indicators:
The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt including: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. Generally, all credits greater than $1.0 million are reviewed at least annually to monitor and adjust, if necessary, the credit risk profile. Loans classified as substandard or special mention are reviewed quarterly by the Company for further evaluation to determine if they are appropriately classified and whether there is any impairment. All loans are graded upon initial issuance. In addition, during the renewal process of any loan, as well as if a loan becomes past due, the Company will determine the appropriate loan grade.
Loans excluded from the review process above are generally classified as pass credits until: (a) they become past due; (b) management becomes aware of deterioration in the creditworthiness of the borrower; or (c) the customer contacts the Company for a modification. In these circumstances, the loan is specifically evaluated for potential classification as to special mention, substandard, doubtful, or even charged-off. The Company uses the following definitions for risk ratings:
Pass:   A Pass loan’s primary source of loan repayment is satisfactory, with secondary sources very likely to be realized if necessary. The pass category includes the following:
•
Riskless:   Loans that are fully secured by liquid, properly margined collateral (listed stock, bonds, or other securities; savings accounts; certificates of deposit; loans or portions thereof that are guaranteed by the U.S. Government or agencies backed by the “full faith and credit” thereof; loans secured by properly executed letters of credit from prime financial institutions).

•
High Quality Risk:   Loans to recognized national companies and well-seasoned companies that enjoy ready access to major capital markets or to a range of financing alternatives. Borrower’s public debt offerings are accorded highest ratings by recognized rating agencies, e.g., Moody’s or Standard & Poor’s. Companies display sound financial conditions and consistent superior income performance. The borrower’s trends and those of the industry to which it belongs are positive.

•
Satisfactory Risk:   Loans to borrowers, reasonably well established, that display satisfactory financial conditions, operating results, and excellent future potential. Capacity to service debt is amply demonstrated. Current financial strength, while financially adequate, may be deficient in a number of respects. Normal comfort levels are achieved through a closely monitored collateral position and/or the strength of outside guarantors.

•
Moderate Risk:   Loans to borrowers that are in non-compliance with periodic reporting requirements of the loan agreement, and any other credit file documentation deficiencies, that do not otherwise affect the borrower’s credit risk profile. This may include borrowers who fail to supply updated financial information that supports the adequacy of the primary source of repayment to service the Bank’s debt and prevents bank management from evaluating the borrower’s current debt service capacity. Existing loans will include those with consistent track record of timely loan payments, no material adverse changes to underlying collateral, and no material adverse change to guarantor’s(s’) financial capacity, evidenced by public record searches.

Special mention:   A Special Mention loan has potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or the Company’s credit position at some future date. Special Mention loans are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.
Substandard:   A Substandard loan is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.
Doubtful:   A loan classified Doubtful has all the weaknesses inherent in one classified Substandard, with the added characteristics that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.
Loss:   A loan classified Loss is considered uncollectible and of such little value that continuance as a bankable asset is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be effected in the future.

Based on the most recent analysis performed, the risk category of loans by class of loans is as follows:
(Dollars in thousands)	Pass	Special Mention	Substandard	Doubtful	Total
September 30, 2022
Commercial real estate	$994,933	$—	$2,545	$—	$997,478
Residential real estate	452,521	—	—	—	452,521
Commercial (non-PPP)	395,857	84	1,784	—	397,725
Commercial (PPP)	2,618	—	—	—	2,618
Construction and land development	128,570	—	—	—	128,570
Consumer	25,914	69	—	—	25,983
Total	$2,000,413	$153	$4,329	$—	$2,004,895
December 31, 2021
Commercial real estate	$900,364	$—	$2,290	$—	$902,654
Residential real estate	377,511	—	—	—	377,511
Commercial (non-PPP)	323,657	290	1,468	—	325,415
Commercial (PPP)	58,615	—	—	—	58,615
Construction and land development	91,520	—	—	—	91,520
Consumer	20,712	83	—	654	21,449
Total	$1,772,379	$373	$3,758	$654	$1,777,164
Purchased Credit Impaired Loans:
The Company has purchased loans, for which there was, at acquisition, evidence of deterioration of credit quality since origination and it was probable, at acquisition, that all contractually required payments would not be collected. The carrying amount of those loans is as follows:
(Dollars in thousands)	September 30, 2022	December 31, 2021
Commercial real estate	$5,795	$5,845
Residential real estate	—	89
Commercial	200	410
Construction and development	—	—
Consumer and other loans	—	—
Carrying amount	$5,995	$6,344
Accretable yield for all purchased credit impaired loans were as follows for the nine months ended September 30, 2022 and 2021:
(Dollars in thousands)	2022	2021
Balance at January 1	(573)	(630)
New loans purchased	—	—
Adjustment of income	—	—
Accretion	202	296
Reclassifications from nonaccretable difference	(407)	(136)
Disposals	374	16
Balance on September 30	$(404)	$(454)
For those purchased credit impaired loans disclosed above, no allowances for loan losses were recorded or reversed during the nine months ended September 30, 2022.

Non-Performing Assets
As of September 30, 2022, the Company had nonperforming assets of $1.8 million, or 0.07% of total assets, compared to nonperforming assets of $2.1 million, or 0.08% of total assets, on December 31, 2021. The Bank’s charge-off policy for impaired loans is similar to its charge-off policy for all loans in that loans are charged-off in the month when a determination of a confirmed loss is made on a loan. There was one charge-off of an impaired loan of $0.7 million in the consumer loan category for the nine months ended September 30, 2022, compared to a partial charge-off of $7.6 million for the nine months ended September 30, 2021 on a commercial loan.
NOTE 5 — ALLOWANCE FOR LOAN LOSSES
The following table presents the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on the impairment method for the three and nine months ended September 30, 2022, and 2021.
	Three Months Ended September 30, 2022
(Dollars in thousands)	Commercial Real Estate	Residential Real Estate	Commercial	Construction and land Development	Consumer and Other	Total
September 30, 2022
Allowance for loan losses:
Beginning balance	$5,929	$2,966	$5,425	$677	$145	$15,142
Provision for loan losses	(40)	614	545	199	25	1,343
Loans charged-off	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—
Total ending allowance balance	$5,889	$3,580	$5,970	$876	$170	$16,485
	Three Months Ended September 30, 2021
(Dollars in thousands)	Commercial Real Estate	Residential Real Estate	Commercial	Construction and land Development	Consumer and Other	Total
September 30, 2021
Allowance for loan losses:
Beginning balance	$4,285	$2,269	$3,423	$361	$80	$10,418
Provision for loan losses	(206)	(47)	674	(28)	667	1,060
Loans charged-off	—	—	—	—	—	—
Recoveries	—	—	—	—	—	—
Total ending allowance balance	$4,079	$2,222	$4,097	$333	$747	$11,478
	Nine Months Ended September 30, 2022
(Dollars in thousands)	Commercial Real Estate	Residential Real Estate	Commercial	Construction and Land Development	Consumer and Other	Total
September 30, 2022
Allowance for loan losses:
Beginning balance	$4,471	$2,339	$4,637	$471	$786	$12,704
Provision for loan losses	1,418	1,241	1,333	405	37	4,434
Loans charged-off	—	—	—	—	(653)	(653)
Recoveries	—	—	—	—	—	—
Total ending allowance balance	$5,889	$3,580	$5,970	$876	$170	$16,485

	Nine Months Ended September 30, 2021
(Dollars in thousands)	Commercial Real Estate	Residential Real Estate	Commercial	Construction and Land Development	Consumer and Other	Total
September 30, 2021
Allowance for loan losses:
Beginning balance	$3,159	$2,177	$10,462	$388	$73	$16,259
Provision for loan losses	920	45	1,276	(55)	674	2,860
Loans charged-off	—	—	(7,641)	—	—	(7,641)
Recoveries	—	—	—	—	—	—
Total ending allowance balance	$4,079	$2,222	$4,097	$333	$747	$11,478
(Dollars in thousands)	Commercial Real Estate	Residential Real Estate	Commercial	Construction and Land Development	Consumer and Other	Total
September 30, 2022
Allowance for loan losses:
Ending allowance balance attributable to loans
Individually evaluated for impairment	$99	$—	$1,018	$—	$—	$1,117
Purchased Credit Impaired (PCI) loans	—	—	—	—	—	—
Collectively evaluated for impairment	5,790	3,580	4,952	876	170	15,368
Total ending allowance balance	$5,889	$3,580	$5,970	$876	$170	$16,485
Loans:
Loans individually evaluated for impairment	$2,545	$—	$1,784	$—	$—	$4,329
Loans collectively evaluated for impairment	994,933	452,521	398,559	128,570	25,983	2,000,566
Total ending loans balance	$997,478	$452,521	$400,343	$128,570	$25,983	$2,004,895
December 31, 2021
Allowance for loan losses:
Ending allowance balance attributable to loans
Individually evaluated for impairment	$—	$—	$671	$—	$654	$1,325
Purchased Credit Impaired (PCI) loans	—	—	—	—	—	—
Collectively evaluated for impairment	4,471	2,339	3,966	471	132	11,379
Total ending allowance balance	$4,471	$2,339	$4,637	$471	$786	$12,704
Loans:
Loans individually evaluated for impairment	$2,290	$—	$1,468	$—	$654	$4,412
Loans collectively evaluated for impairment	900,364	377,511	382,562	91,520	20,795	1,772,752
Total ending loans balance	$902,654	$377,511	$384,030	$91,520	$21,449	$1,777,164

NOTE 6 — DEPOSITS
The Company’s total deposits are comprised of the following at the dates indicated:
	September 30, 2022		December 31, 2021
(Dollars in thousands)	Ending Balance	% of Total	Ending Balance	% of Total
NOW accounts	$308,167	14.1%	$310,362	13.1%
Money market accounts	944,728	43.2%	1,055,033	44.5%
Brokered deposits(1)	18,407	0.8%	58,365	2.5%
Savings accounts	16,966	0.8%	12,558	0.5%
Certificates of deposit	141,981	6.5%	261,067	11.0%
Total interest-bearing deposits	1,430,249	65.4%	1,697,385	71.6%
Noninterest-bearing deposits	758,042	34.6%	674,003	28.4%
Total deposits	$2,188,291	100.0%	$2,371,388	100.0%

(1)
Balance Sheet does not illustrate brokered deposits as presented above.

The following table presents the maturities of our time deposits including time deposits that meet or exceed the $250,000 FDIC insurance limit as of September 30, 2022.
(Dollars in thousands)	Three Months or Less	Over Three Through Six Months	Over Six Months Through 12 Months	Over 12 Months	Total
Time deposits of $250,000 or less	$15,108	$10,501	$21,453	$4,276	$51,338
Time deposits of more than $250,000	30,676	15,605	41,366	6,331	93,978
Total	$45,784	$26,106	$62,819	$10,607	$145,316
The following tables present the maturities of our time deposits including time deposits that meet or exceed the $250,000 FDIC insurance limit as of December 31, 2021.
(Dollars in thousands)	Three Months or Less	Over Three Through Six Months	Over Six Months Through 12 Months	Over 12 Months	Total
Time deposits of $250,000 or less	$17,431	$26,721	$44,373	$4,631	$93,156
Time deposits of more than $250,000	32,058	54,429	83,290	2,760	172,537
Total	$49,489	$81,150	$127,663	$7,391	$265,693
As of September 30, 2022, and December 31, 2021, the Company had time deposits that exceed the $250,000 FDIC insurance limit of $94.0 million and $172.5 million, respectively. Securities, mortgage loans or other financial instruments pledged as collateral for certain deposits were $53.9 million, and $28.7 million on September 30, 2022, and December 31, 2021, respectively. The aggregate amount of demand deposits that have been re-classified as loan balances on September 30, 2022, and December 31, 2021, were $1.2 million, and $0.4 million, respectively. Deposits from principal officers, directors and their affiliates at September 30, 2022, and December 31, 2021, were $2.3 million and $18.9 million, respectively.
For time deposits having a remaining term of more than one year, the aggregate amount of maturities for each of the five years at the dates indicated.

(Dollars in thousands)	September 30, 2022	December 31, 2021
1 year or less	$134,709	$258,302
Over 1 through 2 years	10,457	6,669
Over 2 through 3 years	150	722
Over 3 through 4 years	—	—
Over 4 through 5 years	—	—
Over 5 years	—	—
Total	$145,316	$265,693
Banks may be required to maintain cash reserves in the form of vault cash or in an account with the Federal Reserve Bank or in noninterest-earning accounts with other qualified banks. This requirement is based on the Bank’s amount of transaction deposit accounts. Due to the amount of transaction deposit accounts, the Bank was not required to have cash reserve requirements on September 30, 2022, and December 31, 2021. Additionally, the Company had $90.5 million and $84.4 million, in Qualified Public Deposits that require a portion of the deposit to be pledged as collateral as of September 30, 2022, and December 31, 2021.
NOTE 7 — DEBT AND BORROWINGS
Subordinated Debt.
On January 13, 2022, the Company completed a private placement of $25.0 million in fixed-to-floating rate subordinated notes payable due 2032. The Notes will bear interest at a fixed annual rate of 3.38% for the first five years and will reset quarterly thereafter to the then current three-month Secured Overnight Financing Rate plus 203 basis points. The Notes are redeemable by the Company at its option, in whole or in part, on and after the fifth anniversary of the issue date. The Company used the net proceeds from the sale of the subordinate notes for general corporate purposes.
Valley National Line of Credit.
The Company maintains a $25.0 million secured revolving line of credit with Valley National Bank, N.A. with a maturity date of March 1, 2023. Amounts drawn under this line of credit bear interest at the Prime Rate, as announced by The Wall Street Journal from time to time as its prime rate, and its obligations under this line of credit are secured by shares of the capital stock of the Bank, which we have pledged as security. On September 30, 2022, there were no outstanding borrowings under this line of credit compared to $10.0 million on December 31, 2021.
The Company uses short-term and long-term borrowings to supplement deposits to fund lending and investment activities.
Federal Home Loan Bank Advances
The FHLB allows the Company to borrow up to 25% of its assets on a blanket floating lien status collateralized by certain securities and loans. As of September 30, 2022, approximately $265.3 million in total loans were pledged as collateral for potential FHLB borrowings and FHLB letters of credit. We utilize these borrowings to meet liquidity needs and to fund certain fixed rate loans in our portfolio. As of September 30, 2022, we had no outstanding advances, $28.7 million in outstanding letters of credit, and $163.9 million in additional available borrowing capacity from the FHLB based on the collateral that we have currently pledged.
(Dollars in thousands)	September 30, 2022	December 31, 2021
Amount outstanding at period-end	$—	$35,000
Weighted average interest rate at period-end	—%	2.04%
Maximum month-end balance during period	$35,000	$35,000
Average balance outstanding during period	$9,121	$36,918
Weighted average interest rate during period	1.98%	2.01%

Federal Reserve Bank of Atlanta
The Federal Reserve Bank of Atlanta has an available borrower in custody arrangement which allows us to borrow on a collateralized basis. There were no advances outstanding under this facility as of September 30, 2022 and December 31, 2021.
NOTE 8 — COMMON STOCK AND PREFERRED STOCK
Class A Voting Common Stock
The Company has Class A voting common stock with a par value of $0.01 per share. As of September 30, 2022, there are 50,000,000 shares of Class A voting common stock authorized of which 13,811,084 are outstanding. During the nine months ended September 30, 2022, the Company issued 387,082 shares of Class A voting common stock, inclusive of 218,024 shares of restricted stock grants and 169,058 shares of options exercised.
During the nine months ended September 30, 2022, treasury shares increased by 10,920 in connection with the net settlement of equity awards exercised or vested for tax purposes. In addition, there were 11,478 shares in restricted stock cancellations. During the nine months ended September 30, 2021, the Company repurchased 341,367 shares of Class A voting common stock, inclusive of 3,210 shares in connection with the net settlement of equity awards exercised or vested for tax purposes and had 3,002 shares in restricted stock cancellations. The Company did not repurchase any shares for the nine months ended September 30, 2022.
Class B Non-voting Common Stock
The Company has authorized 10,000,000 shares of Class B non-voting common stock with a par value of $0.01 per share. As of September 30, 2022, and December 31, 2021, no shares of Class B non-voting common stock were outstanding.
Preferred Stock
The Company has 10,000,000 shares of undesignated and unissued preferred stock As of September 30, 2022, and December 31, 2021, no shares of preferred stock were outstanding.
NOTE 9 — FAIR VALUE
Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:
Level 1 — Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.
Level 2 — Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.
Level 3 — Significant unobservable inputs that reflect a Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.
The Company used the following methods and significant assumptions to estimate fair value:
Cash and cash equivalents:   The carrying amounts of cash and cash equivalents approximate their fair value.
Securities available for sale:   Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include highly liquid government bonds, certain mortgage products and exchange-traded equities. If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows. Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, include certain collateralized mortgage and debt obligations, corporate bonds, municipal bonds and U.S. agency notes. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy. Securities classified within Level 3 might include certain residual interests in securitizations and other less liquid securities. As of September 30, 2022 and December 31, 2021, all securities available for sale were Level 2.
Securities held to maturity:   Measured at fair value utilizing Level 2 inputs. The estimated fair value is determined based on market quotes when available. If not available, quoted market prices of similar securities, discounted cash flow analysis, pricing models and observable market data are used in determining fair market value.
Equity securities:   The Company values equity securities at readily determinable market values based on the closing price at the end of each period. Changes in fair value are recognized through net income.
Loans:   Fair values are estimated for portfolios of loans with similar characteristics. Loans are segregated by type, such as commercial or residential mortgage. Each loan category is further segmented into fixed and adjustable rate interest terms as well as performing and non-performing categories. The fair value of loans is calculated by discounting scheduled cash flows through the estimated life including prepayment considerations and estimated market discount rates that reflect the risks inherent to the loan. The calculation of the fair value considers market driven variables including credit related factors and reflects an exit price as defined in ASC Topic 820.
Loans held for sale:   The carrying amounts of loans held for sale approximate their fair values.
Federal Home Loan Bank stock:   It is not practical to determine fair value due to restrictions placed on transferability.
Federal Reserve Bank stock:   It is not practical to determine fair value due to restrictions placed on transferability.
Accrued interest receivable:   The carrying amounts of accrued interest approximate their fair values.
Deposits:   The fair values disclosed for demand, NOW, money-market and savings deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). Fair values for fixed-rate time deposits are estimated using a current market rates offered for remaining or similar maturities.
Federal Home Loan Bank advances:   Fair values are estimated using discounted cash flow analysis based on the Bank’s current incremental borrowing rates for similar types of borrowing arrangements.
Subordinated debt:   The fair value was determined by using a discounted cash flow method using a market participant discount rate for similar instruments.
Line of credit:   The carrying amounts of the line of credit approximate their fair values.
Off-balance-sheet instruments:   Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.
Interest rate swaps:   The fair value of interest rate swaps is estimated using inputs that are observable or that can be corroborated by observable market data and therefore are classified as Level 2. The fair value estimations include primarily market observable inputs.
There were no securities reclassified into or out of Level 3 during the nine months ended September 30, 2022, or for the year ended December 31, 2021.

Assets and Liabilities Measured at Fair Value on a Recurring Basis:
Assets and liabilities measured at fair value on a recurring basis, are summarized below:
		Fair Value Measurements on September 30, 2022 Using:
(Dollars in thousands)	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
ASSETS:
Securities available for sale – taxable
Small Business Administration loan pools	$31,514	$—	$31,514	$—
Mortgage-backed securities	114,834	—	114,834	—
United States agency obligations	2,667	—	2,667	—
Corporate bonds	1,502	—	1,502	—
Securities available for sale – tax-exempt
Community Development District bonds	24,014	—	24,014	—
Municipals	2,849	—	2,849	—
Equity securities – mutual funds	5,325	5,325	—	—
Equity Securities – other	857	857	—	—
Customer derivatives – interest rate swaps	6,610	—	6,610	—
LIABILITIES:
Customer derivatives – interest rate swaps	$6,610	$—	$6,610	$—
		Fair Value Measurements on December 31, 2021 Using:
(Dollars in thousands)	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
ASSETS:
Securities available for sale – taxable
Small Business Administration loan pools	$39,934	$—	$39,934	$—
Mortgage-backed securities	130,103	—	130,103	—
United States agency obligations	3,986	—	3,986	—
Corporate bonds	1,513	—	1,513	—
Securities available for sale – tax-exempt
Community Development District bonds	17,674	—	17,674	—
Municipals	1,091	—	1,091	—
Equity securities – mutual funds	5,838	5,838	—	—
Loans held for sale	165	165	—	—
Customer derivatives – interest rate swaps	1,144	—	1,144	—
LIABILITIES:
Customer derivatives – interest rate swaps	$1,144	$—	$1,144	$—
Assets and Liabilities Measured at Fair Value on a Non-Recurring Basis:
Impaired loans:   The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches, including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available for similar loans and collateral underlying such loans. Such adjustments result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, resulting in a Level 3 fair value classification. Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted in accordance with the allowance policy.
Assets measured at fair value on a non-recurring basis are summarized below:
		Fair Value Measurements on September 30, 2022 Using:
(Dollars in thousands)	Total at September 30, 2022	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Gains (Losses)
Impaired Loans:
Commercial real estate	$2,449	$—	$—	$2,449	$(99)
Residential real estate	—	—	—	—	—
Commercial	766	—	—	766	(1,018)
Construction and land development	—	—	—	—	—
Consumer and other	—	—	—	—	—
Total	$3,215	$—	$—	$3,215	$(1,117)
		Fair Value Measurements on December 31, 2021 Using:
(Dollars in thousands)	Total at December 31, 2021	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Gains (Losses)
Impaired Loans:
Commercial real estate	$—	$—	$—	$—	$—
Residential real estate	—	—	—	—	—
Commercial	797	—	—	797	(671)
Construction and land development	—	—	—	—	—
Consumer and other	—	—	—	—	(654)
Total	$797	$—	$—	$797	$(1,325)
As shown above, our impaired loans consist solely of commercial loans considered to be Level 3. These Level 3 loans have significant unobservable inputs such as appraisal adjustments for local market conditions and economic factors that may result in changes in value of assets over time.

The table below presents the approximate carrying amount and estimated fair value of the Company’s financial instruments (in thousands):
	September 30, 2022
(Dollars in thousands)	Carrying Amount	Fair Value	Fair Value Hierarchy
Financial Assets:
Cash & due from banks, including interest bearing deposits	$157,504	$157,504	Level 1
Federal funds sold	15,762	15,762	Level 1
Securities, available for sale – taxable	171,366	150,517	Level 2
Securities, available for sale – tax-exempt	28,491	26,863	Level 2
Securities, held to maturity	194	178	Level 2
Securities, equity	5,325	5,325	Level 1
Securities, other equity	857	857	Level 1
Loans, net	1,988,410	1,975,085	Level 3
Bank owned life insurance	54,534	54,534	Level 2
Customer derivatives – interest rate swaps	6,610	6,610	Level 2
Accrued interest receivable	5,909	5,909	Level 1, 2 & 3
Financial Liabilities:
Deposits	$2,188,291	$2,006,303	Level 2
Subordinated debt	24,467	24,467	Level 2
Customer derivatives – interest rate swaps	6,610	6,610	Level 2
Accrued interest payable	252	252	Level 2
	December 31, 2021
(Dollars in thousands)	Carrying Amount	Fair Value	Fair Value Hierarchy
Financial Assets:
Cash & due from banks, including interest bearing deposits	$583,990	$583,990	Level 1
Federal funds sold	13,477	13,477	Level 1
Securities, available for sale – taxable	177,080	175,536	Level 2
Securities, available for sale – tax-exempt	18,214	18,765	Level 2
Securities, held to maturity	236	242	Level 2
Securities, equity	5,838	5,838	Level 1
Securities, other equity	800	800	Level 1
Loans, net	1,764,460	1,779,968	Level 3
Loans held for sale	165	165	Level 1
Bank owned life insurance	38,485	38,485	Level 2
Customer derivatives – interest rate swaps	1,144	1,144	Level 2
Accrued interest receivable	5,272	5,272	Level 1, 2 & 3
Financial Liabilities:
Deposits	$2,371,388	$2,372,372	Level 2
Federal Home Loan Bank advances	35,000	34,274	Level 2
Line of credit	10,000	10,000	Level 2
Customer derivatives – interest rate swaps	1,144	1,144	Level 2
Accrued interest payable	263	263	Level 2

NOTE 10 — CUSTOMER DERIVATIVES — INTEREST RATE SWAPS
During the first quarter of 2021, the Company established a program whereby it originates a variable rate loan and enters into a variable-to-fixed interest rate swap with the customer. The Company also enters into an offsetting swap with a swap dealer. These back-to-back swap agreements are intended to offset each other and allow the Company to originate a variable rate loan, while providing a contract for fixed interest payments for the customer. The net cash flow for the Company is equal to the interest income received from a variable rate loan originated with the customer. The swaps are not designated as hedges under FASB ASC Topic 815, Derivatives and Hedging, and are marked to market through earnings. As the swaps are structured to offset each other, changes to the underlying benchmark interest rates considered in the valuation of these instruments do not result in an impact to earnings; however, there may be fair value adjustments related to credit quality variations between counterparties, which may impact earnings as required by FASB ASC Topic 820, Fair Value Measurement and Disclosure (“ASC 820”). As of September 30, 2022, the Company recorded 13 swap transactions with clients having a total notional amount of $54.6 million, offset by 13 swap transactions with dealers having a total notional amount of $54.6 million. Additionally, we recorded $0.1 million in back-to-back swap fee income for the nine months ended September 30, 2022. The fair value of these derivatives is based on a market standard discounted cash flow approach. The Company incorporates credit value adjustments on derivatives to properly reflect the respective counterparty’s nonperformance risk in the fair value measurements of its derivatives. As of September 30, 2022, the Bank’s asset fair value position in other assets was $6.6 million and liability fair value position in other liabilities was $6.6 million, and were fully collateralized with pledged securities held with the counterparty in excess of the exposure amount at quarter end.
NOTE 11 — LOAN COMMITMENTS AND OTHER RELATED ACTIVITIES
Some financial instruments, such as loan commitments, credit lines, letters of credit, and overdraft protection, are issued to meet customer financing needs. These are agreements to provide credit or to support the credit of others, as long as conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk to credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of the commitment.
On April 8, 2021, the Company formed a separately capitalized subsidiary, Pro Opp Fund LLC. As of September 30, 2022, Pro Opp Fund LLC has committed to investments of approximately $0.9 million in businesses directly, and indirectly related to the Company’s core business as permitted under the U.S. Bank Holding Company Act. Pro Opp Fund LLC has an additional $0.8 million of unfunded investments outstanding.
The contractual amounts of financial instruments with off-balance-sheet risk on September 30, 2022, and December 31, 2021, were as follows:
(Dollars in thousands)	September 30, 2022	December 31, 2021
Available lines of credit	$529,519	$415,402
Unfunded loan commitments – fixed	70,375	62,126
Unfunded loan commitments – variable	22,903	46,698
Standby letters of credit	10,972	12,095
Commercial letters of credit	394	2,765
Total credit extension commitments	$634,163	$539,086
NOTE 12 — REGULATORY CAPITAL MATTERS
Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. Under the Basel Committee on Banking Supervision’s capital guidelines for United States banks (Basel III rules), the Bank must hold a capital conservation buffer above the adequately capitalized risk-based capital ratios. The capital conservation buffer for 2022 and 2021 was 2.50%. The Company opted not to include net unrealized gains or losses on available for sale securities in computing regulatory capital. As of September 30, 2022, the Bank met all capital adequacy requirements to which it was subject.
Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. On September 30, 2022, and December 31, 2021, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There have been no conditions or events since that notification that management believes have changed the institution’s category. Based on changes to the Federal Reserve’s definition of a “Small Bank Holding Company” that increased the threshold to $3 billion in assets in August 2018, the Company is not currently subject to separate minimum capital measurements. At such time as the Company reaches the $3 billion asset level, it will again be subject to capital measurements independent of the Bank. For comparison purposes, the Company’s ratios are included in following discussion as well, all of which would have exceeded the “well-capitalized” level had the Company been subject to separate capital minimums.
Actual and required capital amounts and ratios are presented below on September 30, 2022 and December 31, 2021. The required amounts for capital adequacy shown below do not include the capital conservation buffer previously discussed.
	Actual		Required for Capital Adequacy Purposes		Well Capitalized Prompt Corrective Action Regulations
(Dollars in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
September 30, 2022
Total Capital ratio
Bank	$257,261	12.5%	$164,087	8.0%	$205,109	10.0%
Company	271,324	13.2%	164,087	8.0%	N/A	N/A
Tier 1 Capital ratio
Bank	239,468	11.7%	123,066	6.0%	164,087	8.0%
Company	229,064	11.1%	123,066	6.0%	N/A	N/A
Tier 1 Leverage ratio
Bank	239,468	9.6%	99,364	4.0%	124,205	5.0%
Company	229,064	9.2%	99,364	4.0%	N/A	N/A
Common Equity Tier 1
Bank	239,468	11.7%	92,299	4.5%	133,321	6.5%
Company	229,064	11.1%	92,299	4.5%	N/A	N/A
December 31, 2021
Total Capital ratio
Bank	$222,696	12.9%	$138,435	8.0%	$173,043	10.0%
Company	220,206	12.7%	138,435	8.0%	N/A	N/A
Tier 1 Capital ratio
Bank	208,997	12.1%	103,826	6.0%	138,435	8.0%
Company	206,507	11.9%	103,826	6.0%	N/A	N/A

	Actual		Required for Capital Adequacy Purposes		Well Capitalized Prompt Corrective Action Regulations
(Dollars in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 Leverage ratio
Bank	208,997	7.7%	107,877	4.0%	134,846	5.0%
Company	206,507	7.7%	107,877	4.0%	N/A	N/A
Common Equity Tier 1
Bank	208,997	12.1%	77,869	4.5%	112,478	6.5%
Company	206,507	11.9%	77,869	4.5%	N/A	N/A
NOTE 13 — SUBSEQUENT EVENTS
Proposed Merger with Seacoast Banking Corporation of Florida
As previously reported, on August 8, 2022, the Company and the Bank entered into an Agreement and Plan of Merger (the “Agreement”) providing for the merger (the “Merger”) of the Company with and into Seacoast Banking Corporation of Florida (“SBCF”), the parent company of Seacoast National Bank (“Seacoast Bank”), and the merger of Professional Bank with and into Seacoast Bank. In accordance with and subject to the terms of the Agreement, upon completion of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time (excluding Dissenting Shares and subject to certain adjustments set forth in the Agreement) will be converted into the right to receive 0.8909 shares of SBCF common stock. Completion of the Merger remains subject to the approval of our shareholders, the registration under the Securities Act of 1933, as amended, of the SBCF shares to be issued in the Merger and the approval for listing of the SBC common stock to be issued in the Merger on NASDAQ, and other customary closing conditions and is expected to occur in the first quarter of 2023. Capitalized terms used above have the meanings ascribed to such terms in the Agreement.

1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03PR1D + + Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 2022 Special Meeting Proxy Card A Proposals — The Board of Directors recommend a vote FOR Proposals 1 and 2. 1. Approval of the merger agreement 2. Adjournment of the Professional Special Meeting For Against Abstain For Against Abstain 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE                  SACKPACK                  1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 5 5 7 1 0 3 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # &Delta; &asymp; You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/PFHD or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/PFHD Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by December 14, 2022 at 11:59 P.M., Eastern Time. Your vote matters — here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PFHD Notice of 2022 Special Meeting of Shareholders Proxy Solicited by Board of Directors for Special Meeting — December 15, 2022. Abel Iglesias and Mary Usategui, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Professional Holding Corp. to be held on December 15, 2022. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR items 1 and 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Professional Holding Corp. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + + 2022 Special Meeting 2022 Special Meeting of Professional Holding Corp. Shareholders 1:00 P.M. Eastern Time, December 15, 2022 The 2022 Special Meeting of Shareholders will be a “virtual meeting” of shareholders. If you were a shareholder of record on November 4, 2022, or you hold a valid proxy for the Special Meeting, you may attend live at meetnow.global/MFUNXZU and vote online at the Special Meeting.

1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03PR2D + + Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 2022 Special Meeting Proxy Card A Proposals — The Board of Directors recommend a vote FOR Proposals 1 and 2. 1. Approval of the merger agreement 2. Adjournment of the Professional Special Meeting For Against Abstain For Against Abstain MMMMMMMMM 5 5 7 1 0 3 MMMMMMMMMMMM

Notice of 2022 Special Meeting of Shareholders Proxy Solicited by Board of Directors for Special Meeting — December 15, 2022. Abel Iglesias and Mary Usategui, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Professional Holding Corp. to be held on December 15, 2022. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR items 1 and 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Professional Holding Corp. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 2022 Special Meeting 2022 Special Meeting of Professional Holding Corp. Shareholders 1:00 P.M. Eastern Time, December 15, 2022 The 2022 Special Meeting of Shareholders will be a “virtual meeting” of shareholders. If you were a shareholder of record on November 4, 2022, or you hold a valid proxy for the Special Meeting, you may attend live at meetnow.global/MFUNXZU and vote online at the Special Meeting.